   As filed with the Securities and Exchange Commission on May 24, 1999

                                                Registration No. 333-75863
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             Amendment No. 1

                                    to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933
                                --------------
                          CENTERPOINT ADVISORS, INC.
            (Exact name of registrant as specified in its charter)
                                --------------
         Delaware                    8700                    36-4272852
     (State or other          (Primary Standard           (I.R.S. Employer
       jurisdiction               Industrial            Identification No.)
   of incorporation or     Classification Code No.)
      organization)
  225 West Washington Street, 16th Floor, Chicago, Illinois 60606; (312) 578-
                                     9600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                               ROBERT C. BASTEN
                     President and Chief Executive Officer
                    225 West Washington Street, 16th Floor
                            Chicago, Illinois 60606
                                (312) 578-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
        HOWARD S. LANZNAR, ESQ.               MICHAEL A. CAMPBELL, ESQ.
       MARGUERITE M. ELIAS, ESQ.                 Mayer Brown & Platt
         Katten Muchin & Zavis                190 South LaSalle Street
  525 West Monroe Street, Suite 1600           Chicago, Illinois 60603
        Chicago, Illinois 60661                    (312) 782-0600
            (312) 902-5200
                                --------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box: [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                             Proposed
                                                           Proposed           maximum          Amount of
       Title of each class of          Amount to be    maximum offering      aggregate       registration
    securities to be registered         registered      price per share   offering price          fee
----------------------------------------------------------------------------------------------------------
                                        12,075,000
Common Stock, $.01 par value........     shares(1)         $15.00(2)      $181,125,000(2)    $50,353.00(3)
----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1) Includes 1,575,000 shares to be offered upon exercise of the underwriters' over-allotment option.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of Regulation C under the Securities Act of 1933, as amended.

(3) $41,700.00 of such amount was previously paid.
                                --------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed.        +
+CenterPoint may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

                 Preliminary Prospectus dated May 24, 1999

PROSPECTUS

                             10,500,000 Shares

                           CenterPoint Advisors, Inc.

                                     [LOGO]

                                  Common Stock

                                  -----------

    This is CenterPoint's initial public offering of common stock. The underwriters will offer 10,500,000 shares in the United States and Canada. This is a firm commitment underwriting.

    CenterPoint expects the public offering price to be between $        and
$        per share. Currently, no public market exists for the shares. After pricing of the offering, CenterPoint expects that the common stock will trade on The New York Stock Exchange under the symbol " ".

    Investing in the common stock involves risks which are described in the "Risk Factors" section beginning on page 9 of this prospectus.

                                  -----------

                                                              Per Share Total
                                                              --------- ------
     Public offering price...................................   $       $
     Underwriting discount...................................   $       $
     Proceeds, before expenses, to CenterPoint...............   $       $

    The underwriters may also purchase up to an additional 1,575,000 shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    CenterPoint expects that the shares of common stock will be ready for
delivery in New York, New York on or about            , 1999.

                                  -----------

Merrill Lynch & Co.
           Lehman Brothers
                       Thomas Weisel Partners LLC
                                  CIBC World Markets

                                  -----------

                 The date of this prospectus is         , 1999

           [U.S. map with the locations of the CenterPoint Companies]

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   4
Risk Factors.............................................................   9
Forward Looking Statements...............................................  17
The Company..............................................................  18
Use of Proceeds..........................................................  22
Dividend Policy..........................................................  22
Capitalization...........................................................  23
Dilution.................................................................  24
Selected Financial Data..................................................  25
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  27
Industry Overview........................................................  53
Business.................................................................  56
Management...............................................................  67
Certain Transactions.....................................................  75
Principal Stockholders...................................................  80
Description of Capital Stock.............................................  81
Shares Eligible for Future Sale..........................................  82
Underwriting.............................................................  84
Certain Legal Matters....................................................  87
Experts..................................................................  87
Where You May Find Additional Information................................  88
Financial Statements..................................................... F-1

                               ----------------

      CenterPoint's principal executive offices are located at 225 West Washington Street, 16th Floor, Chicago, Illinois 60606, and its phone number is
(312) 578-9600.

      You should rely only on the information contained in this prospectus. CenterPoint has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. CenterPoint is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. CenterPoint's business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

      At the same time as, and as a condition to, the closing of the offering, CenterPoint will acquire, in separate mergers, eleven companies that collectively provide professional, business and financial services and products. We refer to these eleven companies as the "CenterPoint Companies." For more information about the CenterPoint Companies and the mergers, see "The Company" and "Certain Transactions."

      This summary highlights selected information from this prospectus and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the financial data and related notes, before you decide whether to invest in CenterPoint. Unless stated otherwise, all financial information and share and per share data in this prospectus

     .  have been adjusted to give effect to the mergers;

     . give effect to the approximate 210.3605-for-1 stock split that will occur prior to the offering; and

     . assume that the underwriters' over-allotment option is not exercised.

                                  The Company

      CenterPoint is a leading provider of professional, business and financial services and products to middle-market clients. CenterPoint offers a full range of consulting, accounting, tax and related professional services, as well as complementary business and financial services and products such as insurance brokerage and employee benefits design and administration. More than 2100 employees provide these services and products to clients located throughout the United States. CenterPoint principally focuses on middle-market clients that are privately held companies in a variety of industries, governmental and not-for-profit entities and affluent individuals and families.

      CenterPoint has assembled a group of founding companies with expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. The CenterPoint Companies have been in business an average of 27 years. On a combined historical basis, revenues of the CenterPoint Companies increased from $169.8 million in fiscal 1997 to $201.0 million in fiscal 1998, representing an annual growth rate of 18.4%.

Industry Overview

      The professional and business and financial services market is growing and changing as clients increasingly look to outside service providers to meet their complex needs. CenterPoint believes that client demands and other market forces are redefining the lines that once separated the delivery of traditional accounting services from other professional, business and financial services. According to the U.S. Department of Commerce, the accounting profession is facing greater demand for value-added consulting services. This expansion of services has fueled significant growth in CenterPoint's industry.

      CenterPoint believes that the Big Five accounting firms have focused primarily on developing diversified business, financial and consulting services in response to the needs of their largest corporate clients. However, CenterPoint believes that the needs of middle-market clients are also increasingly complex, creating opportunities for large regional accounting firms to expand their service and product offerings. According to Accounting Today, revenues of the top 100 accounting firms other than the Big Five totaled $4.9 billion in 1998. When comparing 1998 and 1997, consulting revenues for such firms were the most significant contributor to the growth that this segment of the industry experienced, outpacing growth in revenues for tax services and for accounting and auditing services. CenterPoint believes that clients are increasingly demanding diverse professional services, including consulting, as well as other business and financial services and products, and that these demands are creating a new and rapidly emerging diversified industry where trusted advisors provide clients with a variety of services and products.

CenterPoint's Strategy

      CenterPoint's goal is to provide middle-market clients with personalized, local service backed by the resources and capabilities of a national firm. To implement its client-focused business strategy, CenterPoint will:

     .  Develop and deliver high quality services and products.

     . Create national practices that extend its existing industry, service and product expertise.

     .  Expand its strong local presence in key geographic markets.

     .  Integrate its management and its information systems.

     . Use a unique compensation structure designed to provide it with a baseline level of earnings before corporate expenses.

      In addition, CenterPoint will implement a growth strategy that focuses on expanding its services and products in order to better service existing clients and attract new clients. To execute its growth strategy, CenterPoint will:

     . Build upon existing "trusted advisor" relationships by using its professional services firms as the focal points for delivering its services and products.

     . Encourage cooperation among the CenterPoint Companies by instituting incentives for client and knowledge sharing.

     . Pursue targeted acquisitions and alliances to build and enhance CenterPoint's national practices, increase its presence and capacity in key markets and add new professional, business and financial services and products.

                                  The Offering

 Common stock offered by
  CenterPoint.....................  10,500,000 shares

 Common stock to be outstanding
  after the offering..............  26,750,676 shares

 Use of proceeds..................  CenterPoint expects that the net proceeds from the offering (after deducting the
                                    underwriting discount and estimated
                                    offering expenses) will be approximately
                                    $130.7 million (assuming an initial public
                                    offering price of $14.00 per share).
                                    CenterPoint intends to use these net
                                    proceeds to pay the cash portion of the
                                    purchase price for the CenterPoint
                                    Companies (other than contingent payments),
                                    to repay indebtedness and fund other
                                    obligations of the CenterPoint Companies
                                    and for general corporate purposes,
                                    including future acquisitions.

 Proposed New York Stock Exchange
  symbol..........................


      In addition to the 26,750,676 shares of common stock to be outstanding after the offering, CenterPoint may issue the following:

     . 2,006,301 shares of common stock issuable upon the exercise of options to be granted to CenterPoint's management and other employees upon closing of the offering;

     . 100,000 shares of common stock issuable upon the exercise of warrants to be issued upon closing of the offering; and

     . 5,771,396 shares reserved for issuance under CenterPoint's incentive compensation and stock purchase plans.

      See "Management--Employee Incentive Compensation Plan" and "--Employee Stock Purchase Plan" and "Certain Transactions--Organization of CenterPoint."

            Summary Unaudited Pro Forma Combined Financial Data

              (in thousands, except share and per share data)

      CenterPoint will acquire the CenterPoint Companies simultaneously with the closing of the offering. For financial statement presentation purposes, CenterPoint has been identified as the "accounting acquiror." The following presents summary unaudited pro forma combined financial data for CenterPoint, as adjusted for:

  . the completion of the mergers;

  . pro forma adjustments to the historical financial statements; and

  . the completion of, and the application of the estimated net proceeds from, the offering, at an assumed initial public offering price of $14.00 per share.

      The pro forma combined statement of operations data assume that the mergers and the offering were completed on January 1, 1998. The pro forma combined balance sheet data assume that the mergers were completed on March 31, 1999. The statement of operations and balance sheet data are not necessarily indicative of the results of operations or financial position that would have been achieved had these events actually occurred on the assumed dates and should not be viewed as representative of CenterPoint's future results of operations or financial position. You should read this data together with the unaudited pro forma combined financial statements and the related notes included elsewhere in this prospectus.

                                                     Pro Forma Combined
                                             ----------------------------------
                                                           Three Months Ended
                                              Year Ended        March 31,
                                             December 31, ---------------------
                                                 1998        1998       1999
                                             ------------ ---------- ----------
Statement of Operations Data:
  Revenues:
    Professional services...................  $  150,096  $   47,985 $   56,032
    Business and financial services.........      53,128      11,435     13,410
                                              ----------  ---------- ----------
      Total revenues........................     203,224      59,420     69,442
  Expenses:
    Professional services compensation and
     related costs (1)......................      95,367      27,622     35,250
    Business and financial services
     compensation and related costs (1).....      35,358       7,060      8,854
    Other operating expenses (2)............      37,611       9,275     10,160
    Depreciation and amortization (3).......      10,870       2,431      2,723
                                              ----------  ---------- ----------
  Income from operations....................      24,018      13,032     12,455
  Other income, net (4).....................       1,407         210        436
                                              ----------  ---------- ----------
  Income before income taxes................      25,425      13,242     12,891
  Provision for income taxes (5)............      12,547       5,891      5,751
                                              ----------  ---------- ----------
  Net income................................  $   12,878  $    7,351 $    7,140
                                              ==========  ========== ==========
  Net income per share, basic and diluted...  $     0.50  $     0.29 $     0.28
                                              ==========  ========== ==========
  Shares used in computing net income per
   share (6)................................  25,662,791  25,662,791 25,662,791
                                              ==========  ========== ==========

                                                                      Pro Forma
                                                                      Combined
                                                                     As Adjusted
                                                                      March 31,
                                                                        1999
                                                                     -----------
Balance Sheet Data:
  Working capital...................................................  $ 13,499
  Total assets......................................................   306,267
  Total long-term debt, net of current portion......................     4,000
  Stockholders' equity..............................................   258,614

--------

(1) Reflects pro forma reductions in compensation and benefits to owners and employees of the CenterPoint Companies. Such amounts include an aggregate of approximately $21,980, $9,438 and $6,972 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively. These individuals have agreed to these reductions in employment and incentive compensation agreements which will take effect upon completion of the offering.

(2) Reflects the reduction in other operating expenses related to non-recurring stock compensation charges for management of CenterPoint, net of prospective compensation to management of CenterPoint as agreed to in employment agreements. Such amounts totaled $58, $(210) and $2,395 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

(3) Includes amortization related to $237,714 of goodwill to be recorded as a result of the mergers over a 40-year period and computed on the basis described in the notes to the unaudited pro forma combined financial statements.

(4) Reflects a reduction of net interest expense associated with long-term debt to be repaid from the proceeds of the offering or retained by the owners of the CenterPoint Companies of $2,220, $392 and $734 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

(5) Assumes all income is subject to a corporate income tax rate of 40% and assumes all goodwill is non-deductible.

(6) Includes (a) 12,569,367 shares to be issued to the owners and employees of the CenterPoint Companies in the mergers; (b) 3,681,309 shares held by initial investors and management of CenterPoint; and (c) 9,412,115 of the 10,500,000 shares of common stock sold in the offering, net of underwriting discounts, necessary to pay the cash portion of the merger consideration, to repay indebtedness and fund other obligations of the CenterPoint Companies and to pay estimated expenses of the offering.

                                  RISK FACTORS

      You should carefully consider the following factors and other information in this prospectus before deciding whether to purchase CenterPoint common stock.

CenterPoint has no operating history and cannot assure you that its future operating results will match the historical combined results of the CenterPoint Companies

      CenterPoint was recently formed and has conducted no operations and generated no revenues. CenterPoint cannot guarantee that its operating results as a combined company will equal or exceed the combined historical operating results of the CenterPoint Companies prior to the offering. Unless the financial benefits resulting from the combination of the CenterPoint Companies exceed the incremental corporate overhead, CenterPoint's results will fall short of the combined historical operating results of the CenterPoint Companies. The pro forma financial results presented in this prospectus do not necessarily indicate actual results which might have occurred if the operations and management teams of the CenterPoint Companies had been combined during the periods presented. In addition, these pro forma results are not representative of future results that will be reported on a consolidated basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a description of historical operating results and currently identified matters that could cause future results to differ.

Failure to integrate the CenterPoint Companies quickly and effectively, or client concerns about the impact of the mergers, could materially increase expenses or decrease revenues

      CenterPoint's success will depend, in part, on its ability to integrate successfully the operations of the CenterPoint Companies. Failure to accomplish the integration quickly and effectively, or client concerns regarding the impact of the mergers, could cause a material increase in CenterPoint's expenses or a material decrease in its revenues, or both. Each CenterPoint Company has operated, and until the mergers will operate, independently. In addition, a number of the CenterPoint Companies offer different services, use different internal accounting policies and procedures, employ different technologies and computer operating systems and target different geographic markets and client segments. At the time of the offering, CenterPoint will not have a fully integrated financial reporting system. Integration of the CenterPoint Companies will require significant management resources, and may distract certain members of management of the CenterPoint Companies from normal operations. CenterPoint cannot guarantee that its recently assembled corporate management team will effectively oversee the combined entity and implement its business, acquisition or growth strategies.

Absent proper controls, CenterPoint's integrated management strategy could adversely affect CenterPoint's financial condition or operating results

      CenterPoint intends to operate its business units through an integrated management structure, with local management retaining responsibility for the profitability and growth of their respective businesses. If proper controls are not implemented, this strategy could result in inconsistent operating and financial practices at the various business units and CenterPoint's financial condition or results of operations could be materially and adversely affected.

Regulation of the accounting profession will constrain CenterPoint's operations and impact its structure and could impair its ability to provide services to some clients, including the Attest Firms


      Background. Each state has adopted accountancy laws, regulations and codes of ethics that provide for the licensure of CPAs, grant licensed CPAs and accounting firms that are wholly-owned by CPAs the exclusive right to practice accountancy and place restrictions upon the activities of licensed CPAs. CenterPoint will not render any services that may not be performed by persons and firms not licensed to practice accountancy. Such services are defined by most states to include reports on historical and prospective financial statements, including audits, compilations and reviews; certain other reports intended to be relied upon by third parties; advice and opinions regarding accounting principles and auditing standards; and other attest services, e.g., reports on compliance with laws and contractual obligations and the adequacy of internal accounting controls. Some states define regulated services more broadly. For purposes of this prospectus, the term "attest services" will be used to describe the services that can be provided only by a licensed CPA or firm under laws and regulations of the applicable states. Following the mergers, attest services will continue to be performed by the CPAs who currently own the CenterPoint Companies. Such CPAs will provide the attest services through separate firms (the "Attest Firms") which will be licensed to practice accountancy and in which CenterPoint will have no ownership interest. Pursuant to services agreements, CenterPoint will provide, for a fee, professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. For more detailed information concerning CenterPoint's regulatory environment and the services agreements, see "Business--Regulation--Accounting Profession" and "Certain Transactions--The Mergers--Ancillary Agreements with Professional Services Firms and their Affiliates--Services Agreements."

      Current laws, regulations and codes of ethics related to the practice of accountancy pose the following principal risks to CenterPoint:

      .Revenues under the services agreements cannot be assured. In order to comply with regulatory restrictions, the services agreements are non-exclusive, and one or more Attest Firms could choose to contract with entities other than CenterPoint for some or all of these services. Failure by one or more Attest Firms to use CenterPoint's services could have a material adverse effect on CenterPoint's revenue production capabilities.

      .CenterPoint's operations may be challenged as constituting the illegal practice of accountancy in one or more states in which it operates. If CenterPoint's operations are challenged, provisions in the services agreements could limit CenterPoint's flexibility to modify its operations in response to regulatory issues. A successful challenge to CenterPoint's separate practice structure could result in, among other things, a reduction in the operations of or services provided by CenterPoint or the divestiture by CenterPoint of certain assets, and a corresponding reduction in its revenues, or termination of or modifications to one or more of the services agreements in a manner adverse to CenterPoint's economic interests.

      CenterPoint believes that its separate practice structure makes a successful challenge to its operations unlikely under existing regulatory regimes in the states in which it currently has material operations and that this structure would comply with the proposed provisions of the Uniform Accountancy Act, which is currently being considered by some states. However, only five states have published interpretations that specifically address alternative practice structures. Connecticut has issued a ruling recognizing CenterPoint's proposed structure as being in compliance with its laws, and New York, Texas, Ohio and Kansas have issued rulings recognizing separate practice formats similar to CenterPoint's as being in compliance with their laws. Each of these rulings contains conditions to the findings that such format complies with the applicable state's laws, including conditions related to the maintenance of the separate attest entity's economic independence, management autonomy and separate public identity. Some of these conditions vary among the states.

      .Disciplinary action may be instituted by one or more states against CPAs in CenterPoint's employ. CPAs who will be employed by CenterPoint are subject to regulation not only with respect to attest services, but also with respect to other activities which they may undertake as employees of CenterPoint. Although CenterPoint believes that its separate practice structure is not likely to result in a successful challenge to the activities of its CPA employees in the states in which CenterPoint currently has material operations, should state regulators deem such activities to be in violation of the laws, regulations or codes of ethics under which the CPAs practice, they could lose their right to practice accountancy and their ability to provide attest services to the clients which the Attest Firms share with CenterPoint. This result could adversely affect both the revenues that CenterPoint would otherwise receive under the services agreements and CenterPoint's ability to render non-attest services to these clients.

      .Under numerous states' regulatory regimes, the CPAs employed by CenterPoint will not be able, while performing non-attest services on behalf of CenterPoint, to proclaim expertise in accounting principles or auditing standards or use their "CPA" designation on letters, business cards or promotional literature. These limitations could adversely affect CenterPoint's marketing efforts and revenues.

      .Restrictions imposed by independence requirements and conflict of interest rules could limit the clients to whom CenterPoint and the Attest Firms may provide services. The accounting profession and accounting regulators have adopted independence standards which prohibit CPAs, employees of accounting firms and members of their immediate families from having specified ownership, financial and other relationships with attest clients. Under recent interpretations, as applied to CenterPoint's proposed operations, these standards extend to CenterPoint's executives, board members and controlling stockholders as well as CPA employees of CenterPoint who own the Attest Firms. In addition to the independence standards, CPAs who provide litigation consulting services on behalf of CenterPoint or an Attest Firm will be subject to rules designed to avoid conflicts of interest, e.g., simultaneous representation of, or other relationships with, adverse parties. Although CenterPoint does not believe that the restrictions imposed by independence standards or the conflict of interest rules will have a material adverse effect upon its business, there can be no assurance that CenterPoint or the Attest Firms will not be forced to discontinue their services on behalf of some existing clients of the CenterPoint Companies or to forego providing services to potential future clients as a result of these restrictions.

      .State laws will limit CenterPoint's flexibility in using incentive fees. State accountancy laws currently prohibit CPAs from paying or receiving referral fees with respect to some or all of their clients or using fee arrangements that are contingent upon the outcome of their engagements or the results imparted to some or all of their clients. These laws could adversely affect CenterPoint's marketing efforts and revenues by placing significant restrictions upon the use of incentive fee arrangements that CenterPoint could otherwise employ in its operations.

      .State regulators could preclude CenterPoint's employees from performing certain services. Many state accountancy laws and regulations contain prohibitions against CPAs engaging in "incompatible" occupations. Few states have provided guidance as to what activities are encompassed by these prohibitions. There can be no assurance that one or more states may not invoke these prohibitions to preclude CenterPoint's employees from engaging in one or more types of services which CenterPoint will be offering to its clients, which preclusion could adversely affect CenterPoint's business and operating results.

      .Applicable laws, regulations and codes of ethics could change in a manner adverse to CenterPoint. Existing state laws, regulations and codes of ethics are subject to evolving interpretations and enforcement policies and practices. CenterPoint cannot ensure that the laws, regulations or codes of ethics of any state, or other elements of the regulatory environment, will not change so as to materially restrict CenterPoint's operations. Accordingly, CenterPoint's ability to continue to operate in, or expand its operations in or to, certain states may depend on its flexibility to modify its operational structure in response to changes in laws, regulations, codes of ethics or their interpretation or enforcement. This flexibility may be constrained by provisions of the services agreements between CenterPoint and the Attest Firms. Limitations on CenterPoint's ability to use the separate practice structure in order to comply with applicable laws could have a material adverse effect on its relationship with the Attest Firms, their clients and/or CenterPoint's business, financial condition or results of operations.

CenterPoint's failure to successfully complete acquisitions would limit its growth prospects

      As part of its growth strategy, CenterPoint intends to pursue acquisitions that will add to or complement its existing businesses, and its failure to identify and consummate suitable acquisitions would limit its growth prospects. CenterPoint will be competing to acquire attractive companies with other firms, many of which have greater financial and other resources. CenterPoint believes this competition will increase, making it more difficult to acquire suitable companies on acceptable terms.

Completed acquisitions pose numerous risks to CenterPoint

      Completed acquisitions involve numerous risks that could materially and adversely impact CenterPoint's growth prospects. For example:

     . CenterPoint may incur additional debt and amortization expense related to goodwill and other intangible assets purchased in future acquisitions.

     . CenterPoint may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, particularly if it acquires a business in a market in which it has limited or no expertise, or with a corporate culture different from its own. If CenterPoint is unable to integrate acquired businesses successfully, it may incur substantial costs and delays or other operational, technical or financial problems.

     . The integration of acquisitions may disrupt CenterPoint's ongoing business, distract management and other resources, and make it difficult to maintain CenterPoint's standards, controls and procedures.

     . CenterPoint cannot ensure that the acquired businesses will achieve anticipated revenues, earnings or cash flow.

Completion of future acquisitions may cause further dilution to stockholders


      CenterPoint currently intends to finance future acquisitions by using common stock for some or all of the purchase price. This could further dilute the ownership interests of CenterPoint's stockholders. See "Dilution."

CenterPoint may not be able to obtain adequate financing to implement its strategies

      Successful implementation of CenterPoint's strategies will require continued access to capital. If CenterPoint does not have sufficient cash resources, its ability to implement its business and growth strategies could be limited unless it is able to obtain capital through additional financings. CenterPoint currently intends to finance future acquisitions by using common stock for some or all of the purchase price. If the common stock does not maintain sufficient value, or potential acquisition candidates do not accept common stock as consideration for the sale of their businesses, CenterPoint may be required to use more of its cash resources or obtain other financing. CenterPoint cannot ensure that equity or debt financings will be available as required for acquisitions or other needs. Even if financing is available, it may not be on terms that are favorable to CenterPoint or sufficient for its needs.

CenterPoint's insurance services revenues depend on premiums set by other companies; premiums have been cyclical and depend on market conditions

      A portion of CenterPoint's business consists of insurance agency and brokerage activities which derive revenues from commissions paid by insurance companies. These commissions are a percentage of premiums charged, which premiums are determined by insurers, not CenterPoint. CenterPoint cannot predict the timing or extent of future changes in commission rates or premiums and, therefore, cannot predict the effect, if any, that such changes would have on its operations. Historically, property and casualty premiums have been cyclical in nature and have varied widely based on market conditions. Since the mid-1980s, general premium levels have been depressed as a result of the expanded underwriting capacity of insurance companies and increased competition. In addition, as traditional insurance companies continue to outsource the production of premium revenue to non-affiliated agents such as CenterPoint, these insurance companies may seek to further reduce their expenses by reducing the commission rates payable to such insurance agents.

CenterPoint may expand its insurance business to include activities that involve bearing the risk of loss

      CenterPoint may in the future expand its insurance business to include activities where it bears the risk of loss by the insured. While it is likely that CenterPoint would focus on products in which it has particular expertise through its brokerage business, as a risk-bearing entity CenterPoint would be subject to significant additional risks that it does not currently encounter in its brokerage business. CenterPoint cannot guarantee that it will be able to manage any risk of loss its assumes. Failure by CenterPoint to successfully manage such risk could have a material adverse effect on its business, financial condition or results of operations.

Claims for errors and malpractice could subject CenterPoint to liability or increased insurance premiums and harm its reputation and client relationships

      Some of the services that CenterPoint offers, including accounting, valuation and financial planning, involve a risk of professional malpractice and other similar claims. Tax services and administrative services for employee benefits insurance plans are subject to various risks relating to errors and omissions in processing and filing plan forms and tax returns in accordance with the plans and government regulations. CenterPoint processes data received from employees and employers and may be subject to liability for any late or misfiled plan forms or tax returns. In addition, failure to properly file plan forms or tax returns could have a material adverse effect on CenterPoint's reputation or materially and adversely affect its relationships with existing clients and its ability to gain new clients.

      CenterPoint maintains professional liability and errors and omissions insurance coverage that it believes is adequate both as to risks and amounts. However, CenterPoint cannot ensure that actual future claims will not exceed the coverage amounts. If CenterPoint experiences a large claim or claims, the rates for such insurance may increase. CenterPoint's ability to incorporate such increases into fees paid by clients could be constrained by contractual arrangements with clients or competitive factors. As a result, such increases could have a material adverse effect on its business, financial condition or results of operations. In addition, a determination adverse to CenterPoint in connection with one or more significant claims, whether or not insured, could adversely affect CenterPoint's reputation and client relationships.

CenterPoint's client contracts do not ensure revenues

      CenterPoint enters into agreements with most of its clients. While these contracts typically define fee arrangements, the scope of services and termination provisions, they generally do not obligate the client to use CenterPoint's services and do not, therefore, ensure revenues. While CenterPoint believes that its relationships with its current clients are good, it cannot guarantee that such clients will renew their existing agreements or engage CenterPoint.

The loss of key management personnel could harm CenterPoint's business and prospects

      The loss of the services of one or more of CenterPoint's key management personnel could materially and adversely affect CenterPoint's business or prospects, and there can be no assurance that such individuals will continue in their present capacities for any particular period of time. CenterPoint's success depends largely on the efforts of its senior management team including Robert C. Basten, president and chief executive officer,

Thomas W. Corbett, president and chief operating officer of the business and financial services group, DeAnn L. Brunts, chief financial officer, Rondol E. Eagle, chief integration officer and Dennis W. Bikun, chief accounting officer. In addition, CenterPoint's success will depend significantly on the senior management of the CenterPoint Companies as a result of their experience in managing these companies and their strong relationships with their clients. See "Management."

Competition for qualified accounting professionals could impair CenterPoint's ability to execute its business strategies

      CenterPoint competes for qualified accounting professionals, both experienced professionals and recent college graduates, and believes that state laws increasing the number of college credits required for licensing may further reduce an already limited supply of accounting professionals and lead to increased compensation levels. In the future, CenterPoint may have difficulty recruiting and retaining sufficient numbers of qualified accounting personnel, which could impair its ability to execute its business strategies. In addition, increased compensation levels could cause a material increase in CenterPoint's expenses.

CenterPoint's quarterly operating results will fluctuate due to seasonality and other factors, and unexpected variations in quarterly results could cause the price of CenterPoint's stock to decline

      CenterPoint expects its revenues, expenses and operating results to vary materially from quarter to quarter. Unexpected variations in quarterly results could cause the price of CenterPoint common stock to decline, which in turn could limit CenterPoint's ability to pursue acquisitions. CenterPoint anticipates higher revenues and operating income in the first quarter of its fiscal year because of the seasonal demand for accounting and tax services. In addition to this seasonality, quarterly results may vary as a result of many factors, including

     .  client engagements commenced and completed during a quarter;

     .  the timing and structure of acquisitions and their related costs;

     .  the addition or loss of material clients; and

     .  the timing of material projects.

Failure to be year 2000 compliant could materially and adversely affect CenterPoint

      CenterPoint believes that it has satisfactorily assessed its internal risks with respect to its information technology systems, but it has not fully completed tests to assure that its information technology systems will function properly in the year 2000. Based on CenterPoint's ongoing survey of the assessment made by each CenterPoint Company, CenterPoint estimates that the total cost of year 2000 compliance activities will be approximately $400,000 to $500,000, of which approximately $380,000 had been incurred as of March 31, 1999. However, CenterPoint cannot guarantee that (1) actual compliance costs will fall within the range of this estimate, (2) any business acquired in the future will not require substantial year 2000 compliance expenditures or (3) precautions that the CenterPoint Companies have taken to protect their businesses from or minimize the impact of the year 2000 issue will be adequate. Any damage to CenterPoint's information processing system, failure of telecommunications lines or breach of the security of its computer systems could result in an interruption of its operations or other loss which may not be covered by insurance.

      CenterPoint is in the process of surveying the year 2000 readiness of significant customers, business partners and vendors. If CenterPoint's efforts to address year 2000 risks are not successful, or if significant third parties with whom CenterPoint conducts business do not successfully address such risks, it could have a material adverse effect on CenterPoint's business. None of the CenterPoint Companies have engaged in any independent verification or validation processes in assessing their year 2000 risks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance" for detailed information on CenterPoint's state of readiness, potential risks and contingency plans regarding the year 2000 issue.

      Several of the CenterPoint Companies periodically provide year 2000 consulting services. Although CenterPoint believes, based on the services it has provided to date, that it has limited exposure to claims that may be asserted by clients whose systems might be compromised as a result of a year 2000 related malfunction, there can be no assurance that material claims will not be made.

Amortization of a material amount of intangible assets will reduce net income

      Approximately $237.7 million, or 77.6%, of CenterPoint's pro forma as adjusted total assets as of December 31, 1998 represents goodwill recorded in connection with the mergers. Goodwill is an intangible asset that represents the difference between the aggregate purchase price for the assets acquired and the amount of such purchase price allocated to such assets for purposes of CenterPoint's pro forma balance sheet. CenterPoint will amortize the goodwill from the mergers over 40 years with the amount amortized in a particular period constituting an expense that reduces net income for that period. The amount amortized, however, will not give rise to a deduction for tax purposes. In addition, CenterPoint will be required to amortize the goodwill, if any, from any future acquisitions. Under accounting rules, CenterPoint is required to periodically evaluate if goodwill has been impaired by reviewing the cash flows for acquired companies and comparing such amounts with the carrying value of the associated goodwill. If goodwill is impaired, CenterPoint would be required to write down goodwill and incur a related charge to income. A reduction in net income resulting from the write down could cause a decline in the market price of the common stock.

Industry billing and collection experience may affect CenterPoint's liquidity

      In general, professional services firms experience higher average accounts receivable days outstanding than businesses in many other industries. This may affect CenterPoint's liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction--Pro Forma Combined Liquidity and Capital Resources."

Purchasers of shares in the offering will experience immediate and substantial dilution

      Purchasers of shares of common stock in the offering will experience immediate dilution in the net tangible book value of their shares of approximately $13.22 per share. See "Dilution."

CenterPoint's current stockholders will be able to exercise substantial control and may make decisions that you do not consider to be in your best interest

      After the offering, CenterPoint's management, its initial investors and the owners and employees of the CenterPoint Companies will own approximately 60.7% of the outstanding shares of common stock, or 57.4% if the underwriters' over-allotment option is exercised in full. As a result, if these persons act together, they will have the ability to exercise substantial control over CenterPoint's affairs and to elect a sufficient number of directors to control the board of directors. The ownership position of these stockholders and the terms of the stockholders' agreement to which they are parties may have the effect of delaying, deterring or preventing a change in control of CenterPoint or a change in the composition of the board of directors. See "Principal Stockholders" and "Description of Capital Stock" for information concerning the beneficial ownership of CenterPoint's stockholders and the terms of the stockholders' agreement.

The number of shares eligible for public sale after the offering may cause a decline in CenterPoint's stock price

      Sales, or the availability for sale, of substantial amounts of the common stock in the public market after the offering could cause a decline in the market price of the common stock and impair CenterPoint's ability to raise equity capital, or finance acquisitions using equity capital, in the future. See "Shares Eligible for Future Sale" for information regarding the number of shares of common stock eligible for public sale after the offering.

CenterPoint's common stock has never been publicly traded and its liquidity is uncertain

      There has been no public market for CenterPoint's common stock. CenterPoint has applied to list the common stock for trading on The New York Stock Exchange. CenterPoint does not know whether investor interest will lead to the development of a trading market or, if a trading market develops, how liquid that market will be. CenterPoint will determine the initial offering price for the shares through negotiations with the underwriters. You may not be able to sell your shares at or above the initial offering price. See "Underwriting" for more information regarding how the initial public offering price will be determined.

CenterPoint's stock price may be volatile

      The price at which CenterPoint's shares will trade following the offering may be volatile and will depend upon a number of factors, including

    .  CenterPoint's historical and anticipated operating results;

    .  announcements by CenterPoint or its competitors;

    . changes in financial estimates by securities analysts regarding CenterPoint, its industry, its competitors or its clients;

    . conditions and trends in the industries in which CenterPoint or its competitors compete; and

    .  general market and economic conditions.

In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of the shares.

Anti-takeover provisions in CenterPoint's charter documents and Delaware law could make an acquisition of CenterPoint difficult

      CenterPoint's certificate of incorporation and Delaware law contain provisions that may delay, deter or inhibit a future acquisition of CenterPoint if the board of directors does not approve of such acquisition. This could occur even if CenterPoint's stockholders are offered a premium over the market price for their shares or if a substantial number or even a majority of the stockholders believe the takeover is in their best interest. See "Description of Capital Stock" for a description of these provisions.

                           FORWARD LOOKING STATEMENTS

      This prospectus includes forward-looking statements. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "intend," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

    .  discuss CenterPoint's future expectations;

    . contain projections of CenterPoint's future results of operations or financial condition; or

    .  state other "forward-looking" information.

      These forward-looking statements are subject to risks, uncertainties and assumptions. The "Risk Factors" set forth above, as well as other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause CenterPoint's actual results to differ materially from the expectations described in these forward-looking statements. CenterPoint is not obligated to publicly update or revise any forward-looking statements to reflect new information, future events or other circumstances.

                                  THE COMPANY

      CenterPoint is a leading provider of professional, business and financial services and products to middle-market clients. CenterPoint's goal is to provide clients with personalized, local service backed by the resources and capabilities of a national firm. CenterPoint has assembled a group of founding companies with expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. The CenterPoint Companies have been in business an average of 27 years. Five of the eight CenterPoint Companies that are professional services firms were named in Accounting Today's 1999 Top 100 Accounting Firms (the "Accounting Top 100") which ranks the largest accounting firms in the United States in terms of total revenues for their respective 1998 fiscal years. Based on the pro forma combined revenues of these eight firms for the fiscal year ended December 31, 1998, CenterPoint would have been ranked No. 13 in the Top 100 had the CenterPoint Companies been combined throughout such period.

      Each of the CenterPoint Companies represents an integral component of CenterPoint's business and growth strategies and was selected to fill a specific role in the development of CenterPoint's professional, business and financial services platforms. The CenterPoint Companies, each of which is prominent in its market, have collectively achieved substantial growth in recent years. On a combined historical basis, revenues increased from $169.8 million in fiscal 1997 to $201.0 million in fiscal 1998, representing an annual growth rate of 18.4%.

      A brief description of each CenterPoint Company, its principal areas of expertise and its anticipated contribution to the execution of CenterPoint's strategy is set forth below. Except as noted, the following table represents revenues for the fiscal years ended December 31, 1997 and 1998.

                                                                  Revenues
                                                              -----------------
               CenterPoint Company             Headquarters     1997     1998
               -------------------            --------------- -------- --------
                                                               (In thousands)
     Professional Services
       Reznick Fedder & Silverman(a)......... Bethesda, MD    $ 35,103 $ 47,877
       Mann Frankfort Stein & Lipp........... Houston, TX       17,475   21,631
       Follmer, Rudzewicz & Company(b)....... Detroit, MI       17,954   19,417
       Berry, Dunn, McNeil & Parker(c)....... Portland, ME      16,812   17,916
       Urbach Kahn & Werlin(d)............... Albany, NY        16,012   17,085
       Grace & Company....................... St. Louis, MO      8,524    9,691
       Holthouse Carlin & Van Trigt.......... Los Angeles, CA    7,720    9,446
       Simione, Scillia, Larrow & Dowling.... New Haven, CT      5,244    6,217
     Business and Financial Services
       Robert F. Driver Co.(e)............... San Diego, CA     28,170   32,886
       Insurance Design Administrators....... Oakland, NJ        9,756   10,933
       Reppond............................... Bellevue, WA       6,990    7,892
                                                              -------- --------
       Total revenues........................                 $169,760 $200,991
                                                              ======== ========

--------

(a) For the fiscal years ended September 30, 1997 and 1998.

(b) For the fiscal years ended May 31, 1997 and 1998.

(c) For the fiscal years ended June 30, 1997 and 1998.

(d) For the fiscal years ended October 31, 1997 and 1998.

(e) For the fiscal years ended July 31, 1997 and 1998.

Professional Services

Reznick Fedder & Silverman

      Reznick Fedder & Silverman, P.C., founded in 1977, provides business, accounting and tax advisory services that include tax consulting, real estate consulting, business consulting and due diligence. Reznick is ranked No. 22 in the Accounting Top 100 and is the largest non-Big Five firm headquartered in the Mid-Atlantic region. Reznick is known nationally for its expertise in the real estate industry and also has substantial experience serving closely held commercial businesses and clients in the health care and construction industries. Reznick maintains offices in Bethesda, Maryland; Baltimore, Maryland; Boston, Massachusetts; Charlotte, North Carolina; and Atlanta, Georgia. In addition to providing CenterPoint with multiple distribution points in the Mid-Atlantic region, Reznick will provide the foundation for CenterPoint's anticipated national practice in real estate consulting services and participate significantly in CenterPoint's anticipated national practice in health care consulting services.

Mann Frankfort Stein & Lipp

      Mann Frankfort Stein & Lipp, P.C., founded in 1971, provides accounting, tax, financial reporting, consulting and litigation consulting services primarily to closely held clients in a wide range of industries. Mann Frankfort, located in Houston, Texas, is Houston's largest accounting firm other than the Big Five based on the number of professionals, and was ranked No. 44 in the Accounting Top 100. Mann Frankfort provides a regional distribution point in Texas and will be the lead member of CenterPoint's anticipated national practice in litigation consulting services.

Follmer, Rudzewicz & Company

      Follmer, Rudzewicz & Company, P.C., the predecessor of which was founded in 1968, provides a broad range of accounting, tax and business consulting services to closely held companies with an emphasis on manufacturing companies. Follmer is headquartered in Southfield, Michigan and also maintains an office in Sterling Heights, Michigan. After the Big Five, Follmer is the second largest firm in the Detroit metropolitan area based on the number of professionals, and was ranked No. 46 in the Accounting Top 100. Follmer will provide CenterPoint with a regional distribution point in the upper Midwest and a platform for CenterPoint's anticipated national practice focused on the manufacturing industry.

Berry, Dunn, McNeil & Parker

      Berry, Dunn, McNeil & Parker, Chartered, founded in 1974, provides a wide range of accounting, tax and business consulting services to a variety of business clients in both the private and public sectors. Berry Dunn is one of the largest accounting firms in the Northeast in terms of number of professionals, and was ranked No. 53 in the Accounting Top 100. Berry Dunn has significant expertise serving clients in the health care, financial institutions, telecommunications, real estate and construction industries. The firm also provides information technology consulting services to clients in a variety of industries. Berry Dunn maintains offices in Portland, Maine; Bangor, Maine; Manchester, New Hampshire; and Lebanon, New Hampshire. In addition to providing CenterPoint with a regional distribution point in New England, Berry Dunn will participate significantly in developing CenterPoint's anticipated national practice in health care consulting services.

Urbach Kahn & Werlin

      Urbach Kahn & Werlin PC, the predecessor of which was founded in 1963, provides a broad range of accounting and business consulting services to a variety of clients in both the private and public sectors. Urbach has significant practices in the not-for-profit and state and federal government arenas. Urbach maintains offices in Albany, New York; New York, New York; Washington, D.C.; Los Angeles, California; Glens Falls,

New York; and Poughkeepsie, New York. Urbach, ranked No. 48 in the Accounting Top 100, will provide regional distribution points in the Northeast and Mid-Atlantic regions and play a significant role in CenterPoint's anticipated national practice in litigation consulting services. In addition, through Urbach's international affiliate, Urbach Hacker Young International Limited, CenterPoint will be able to help clients achieve their business and financial objectives in the international marketplace.

Grace & Company

      Grace & Company, P.C., founded in 1983, provides a full range of accounting, tax and consulting services to clients in a spectrum of industries including manufacturing, construction and real estate. Grace is headquartered in St. Louis, Missouri and, after the Big Five, is the second largest accounting firm in St. Louis in terms of number of professionals. Grace will provide CenterPoint with a lower-Midwest regional distribution point.

Holthouse Carlin & Van Trigt

      Holthouse Carlin & Van Trigt LLP, founded in 1991, provides accounting services, tax services and litigation consulting services. Holthouse is headquartered in Los Angeles, California and maintains offices in Long Beach and Westlake Village, California. Holthouse will provide CenterPoint with a regional distribution point on the West Coast and participate significantly in CenterPoint's anticipated national practice in litigation consulting services.

Simione, Scillia, Larrow & Dowling

      Simione, Scillia, Larrow & Dowling LLC, the predecessor of which was founded in 1974, provides accounting and tax services and management consulting services. Simione has significant expertise in providing services to construction companies and serves as an advisor to many of New England's major road builders and contractors. Simione maintains offices in New Haven and Hartford, Connecticut and will serve as a regional distribution point in its markets.

Business and Financial Services

Robert F. Driver Co.

      Robert F. Driver Co., Inc., founded in 1925, is a multi-line insurance brokerage company that provides property and casualty insurance services, workers compensation coverage, employee benefits products, surety coverage and various financial services to a broad range of domestic and international clients. Driver maintains offices in San Diego, Newport Beach, Escondido, Sacramento, Fresno, San Francisco, San Rafael and Ontario, California. Driver manages in excess of $500 million in premiums and was ranked by the San Diego Business Journal as San Diego's largest independent insurance brokerage firm in 1998 based on premium volume. In terms of brokerage revenues, Driver was ranked No. 33 nationally in 1998 by Business Insurance. Driver will provide CenterPoint with a platform for its anticipated national practice in insurance and benefits brokerage and consulting services.

Insurance Design Administrators

      Self Funded Benefits, Inc., which does business under the trade name Insurance Design Administrators, was founded in 1979. IDA is an independent healthcare management company that designs healthcare programs and provides claims administration services in both the private and public sectors. IDA has made significant investments in technology to develop a scalable infrastructure capable of handling a large volume of business. IDA is headquartered in Oakland, New Jersey. In addition to designing healthcare programs, IDA also manages healthcare claims of its clients. Based on the annual volume of claims handled,

IDA was ranked by Employee Benefit News in July 1998 as the 11th largest third party administrator in the United States. IDA will provide the platform for CenterPoint's anticipated national practice in third party administration and self insurance services.

Reppond

      The Reppond Company, Inc., Reppond Administrators, LLC, and VeraSource Excess Risk Ltd. (collectively, "Reppond"), founded in 1981, provide group benefits insurance and consulting services to privately-held companies. Reppond is headquartered in Bellevue, Washington and maintains offices in Yakima, Washington and Brooklyn Park, Minnesota. Reppond enhances CenterPoint's anticipated national practice in insurance and benefits brokerage and consulting services.

                                USE OF PROCEEDS

      CenterPoint estimates that the net proceeds from the sale of the 10,500,000 shares of common stock offered by this prospectus, assuming an initial public offering price of $14.00 per share and after deducting the underwriting discount and estimated offering expenses, will be approximately $130.7 million (approximately $151.2 million if the underwriters' over-allotment option is exercised in full). Estimated offering expenses include amounts advanced by BGL Capital Partners L.L.C. (an initial investor in CenterPoint) on behalf of CenterPoint in payment of legal, accounting and other fees.

      Of the net proceeds, CenterPoint intends to use

     . approximately $83.9 million to pay the cash portion of the purchase price for the CenterPoint Companies (other than contingent payments as described in "Certain Transactions--The Mergers");

     . approximately $28.4 million to repay indebtedness assumed by CenterPoint in the mergers;

     . $4.0 million to fund the redemption by Driver of its outstanding preferred stock; and

     .  $250,000 to settle a consulting agreement entered into by Driver.

      CenterPoint intends to use the remaining $14.2 million of net proceeds ($34.7 million if the underwriters' over-allotment option is exercised in full) for working capital and general corporate purposes, including future acquisitions. Pending such uses, CenterPoint will invest the net proceeds in short term, interest bearing, U.S. government securities.

      The indebtedness CenterPoint intends to repay bears interest at effective
rates up to    % with a weighted average interest rate of    %, and would
otherwise mature on various dates through         . Such indebtedness was
incurred in connection with a recapitalization at one of the CenterPoint Companies and for purchases of equipment, working capital requirements and general corporate purposes.

      CenterPoint is required to obtain a credit facility of at least $75 million as a condition to the closing of the mergers and is seeking to obtain a bank credit facility in an amount up to $100 million. CenterPoint has not obtained any commitments and cannot assure you that it will be able to obtain this facility, or other financing it may need, on acceptable terms. The Company anticipates borrowing approximately $10.0 million under the facility during the six months following the closing of the offering to fund a portion of its working capital needs. These working capital needs arise primarily because most of the existing working capital of the CenterPoint Companies is being distributed in connection with the mergers. The working capital borrowings will be repaid as CenterPoint begins to generate cash flow from operations, which is anticipated to occur between 90 and 120 days following the closing of the offering.

                                DIVIDEND POLICY

      CenterPoint intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes, and does not anticipate paying any cash dividends on its common stock in the foreseeable future. Any payment of future dividends will be at the discretion of the board of directors and will depend upon, among other things, CenterPoint's earnings, financial condition, capital requirements, level of indebtedness, any contractual restrictions on the payment of dividends and other factors the board of directors believes to be relevant. In addition, in the event CenterPoint obtains one or more lines of credit, such facility may include restrictions on CenterPoint's ability to pay dividends without the consent of the lender.

                                 CAPITALIZATION

      The following table shows the current maturities of the short-term and long-term debt and capitalization of CenterPoint at March 31, 1999 on a pro forma combined basis to give effect to the mergers, and as further adjusted to give effect to the offering (assuming an initial public offering price of $14.00 per share and after deducting the underwriting discount and estimated offering expenses) and the application of the estimated net proceeds. You should read this information together with CenterPoint's unaudited pro forma combined financial statements and the accompanying notes included elsewhere in this prospectus.

                                                              March 31, 1999
                                                           ---------------------
                                                             Pro
                                                            Forma     Pro Forma
                                                           Combined  As Adjusted
                                                           --------  -----------
                                                              (In thousands)
     Short-term debt, including current maturities of
      long-term debt.....................................  $ 10,613   $  2,410
                                                           ========   ========
     Long-term debt, less current maturities.............  $ 24,175   $  4,000
     Redeemable preferred stock..........................     4,000        --
     Stockholders' equity:
       Preferred Stock, par value $.01 per share,
        10,000,000 shares authorized; none issued and
        outstanding......................................       --         --
       Common stock, par value $.01 per share, 50,000,000
        shares authorized; 16,250,676 shares issued and
        outstanding, pro forma combined; 26,750,676
        shares issued and outstanding, pro forma as
        adjusted.........................................       163        268
     Additional paid-in-capital..........................   132,333    260,307
     Retained earnings...................................    (1,961)    (1,961)
                                                           --------   --------
         Total stockholders' equity......................   130,535    258,614
                                                           --------   --------
         Total capitalization............................  $158,710   $262,614
                                                           ========   ========

      The share information in the table is based on the number of shares of common stock outstanding on March 31, 1999, and does not include the following shares that CenterPoint may issue:

    . 2,006,301 shares of common stock issuable upon the exercise of options to be granted to CenterPoint's management and other employees upon closing of the offering;

    . 100,000 shares of common stock issuable upon the exercise of warrants to be issued upon closing of the offering; and

    . 5,771,396 shares reserved for issuance under CenterPoint's incentive compensation and stock purchase plans.

      See "Management--Employee Incentive Compensation Plan" and "--Employee Stock Purchase Plan" and "Certain Transactions--Organization of CenterPoint."

                                    DILUTION

      The deficit in CenterPoint's pro forma net tangible book value as of March 31, 1999 was approximately $107.2 million, or $6.60 per share of common stock, after giving effect to the mergers. The pro forma net tangible book value per share represents CenterPoint's pro forma net tangible assets less total liabilities divided by the number of shares of common stock to be outstanding after giving effect to the mergers. After giving effect to the sale of the 10,500,000 shares of common stock offered by this prospectus, assuming an initial public offering price of $14.00 per share and after deducting the estimated underwriting discount and offering expenses, and the application of such estimated net proceeds from the offering, CenterPoint's pro forma net tangible book value at March 31, 1999 would have been approximately $20.9 million, or $0.78 per share. This represents an immediate increase in pro forma net tangible book value of $7.22 per share to existing stockholders and an immediate dilution of $13.22 per share to new investors purchasing the shares in the offering. The following table illustrates this pro forma dilution:

     Assumed offering price per share..........................         $14.00
       Pro forma net tangible book value per share before the
        offering............................................... $(6.60)
       Increase in pro forma net tangible book value per share
        attributable to new investors..........................   7.38
                                                                ------
     Pro forma net tangible book value per share after the
      offering.................................................           0.78
                                                                        ------
     Dilution per share to new investors.......................         $13.22
                                                                        ======

      The following table illustrates, on a pro forma basis to give effect to the mergers as of March 31, 1999, the number of shares of common stock purchased from CenterPoint, the total consideration paid and the average price per share paid by existing stockholders, after giving effect to the mergers, and the new investors purchasing shares of common stock in the offering at an assumed initial public offering price of $14.00 per share:

                                                              Total      Average
                                        Shares Purchased  Consideration   Price
                                       ------------------ -------------    Per
                                         Number   Percent    Amount       Share
                                       ---------- ------- -------------  -------
     Existing stockholders............ 16,250,676  60.7%  $(56,829,000)  $(3.50)
     New investors.................... 10,500,000  39.3%   147,000,000    14.00
                                       ---------- ------  ------------
         Total........................ 26,750,676 100.0%  $ 90,191,000
                                       ========== ======  ============

      As shown in the table, total consideration paid by existing stockholders represents the combined stockholders' equity of CenterPoint and the CenterPoint Companies before the offering, adjusted to reflect the cash consideration payable to the owners of the CenterPoint Companies in the mergers (other than contingent payments as described in "Certain Transactions--The Mergers").

                            SELECTED FINANCIAL DATA
                (in thousands, except share and per share data)

      CenterPoint will acquire the CenterPoint Companies simultaneously with the completion of the offering. For financial statement presentation purposes, CenterPoint has been identified as the "accounting acquiror." The table below presents unaudited pro forma combined financial data for CenterPoint giving effect to the completion of the mergers and pro forma adjustments to the historical financial statements. The statement of operations data and the "as adjusted" balance sheet data also reflect the closing of, and the application of the estimated net proceeds from, the offering, at an assumed initial public offering price of $14.00 per share.

      The pro forma combined statement of operations data assume that the mergers and the offering were completed on January 1, 1998. The pro forma combined balance sheet data assume that the mergers were completed on March 31, 1999. These data do not necessarily indicate the operating results or financial position that would have been achieved had the events described been completed on the dates assumed. You should not view the results as representative of the future operating results or financial position of CenterPoint. See the unaudited pro forma combined financial statements and related notes and the historical financial statements of the CenterPoint Companies and related notes included elsewhere in this prospectus. Selected financial data related to the historical balance sheet and statement of operations for CenterPoint have been omitted as they are immaterial and do not provide meaningful information.

                                                     Pro Forma Combined
                                             ----------------------------------
                                                           Three Months Ended
                                              Year Ended        March 31,
                                             December 31, ---------------------
                                                 1998        1998       1999
                                             ------------ ---------- ----------
Statement of Operations Data:
Revenues:
  Professional services.....................  $  150,096  $   47,985 $   56,032
  Business and financial services...........      53,128      11,435     13,410
                                              ----------  ---------- ----------
    Total revenues..........................     203,224      59,420     69,442
Expenses:
  Professional services compensation and
   related costs (1)........................      95,367      27,622     35,250
  Business and financial services
   compensation and related costs (1).......      35,358       7,060      8,854
  Other operating expenses (2)..............      37,611       9,275     10,160
  Depreciation and amortization (3).........      10,870       2,431      2,723
                                              ----------  ---------- ----------
Income from operations......................      24,018      13,032     12,455
Other income, net (4).......................       1,407         210        436
                                              ----------  ---------- ----------
Income before income taxes..................      25,425      13,242     12,891
Provision for income taxes (5)..............      12,547       5,891      5,751
                                              ----------  ---------- ----------
Net income..................................  $   12,878  $    7,351 $    7,140
                                              ==========  ========== ==========
Net income per share........................  $     0.50  $     0.29 $     0.28
                                              ==========  ========== ==========
Shares used in computing net income per
 share (6)..................................  25,662,791  25,662,791 25,662,791
                                              ==========  ========== ==========

                                                              March 31, 1999
                                                            -------------------
                                                            Pro Forma     As
                                                            Combined   Adjusted
                                                            ---------  --------
Balance Sheet Data:
  Working (deficit) capital................................ $(90,405)  $ 13,499
  Total assets.............................................  300,493    306,267
  Total long-term debt, net of current portion.............   24,175      4,000
  Stockholders' equity.....................................  130,535    258,614

--------

(1) Reflects pro forma reductions in compensation and benefits to certain owners and employees of the CenterPoint Companies. Such amounts include an aggregate of approximately $21,980, $9,438 and $6,972 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively. These individuals have agreed to these reductions in employment and incentive compensation agreements which will take effect upon completion of the offering.

(2) Reflects the reduction in other operating expenses related non-recurring stock compensation charges for management of CenterPoint, net of prospective compensation to management of CenterPoint as agreed to in the employment agreements. Such amounts totaled $58, $(210) and $2,395 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

(3) Includes amortization related to $237,714 million of goodwill to be recorded as a result of the mergers over a 40-year period and computed on the basis described in the notes to the unaudited pro forma combined financial statements.

(4) Reflects a reduction of net interest expense associated with long-term debt to be repaid from the proceeds of the offering or retained by the owners of the CenterPoint Companies of $2,220, $392 and $734 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

(5) Assumes all income is subject to a corporate income tax rate of 40% and assumes all goodwill is non-deductible.

(6) Includes (a) 12,569,367 shares to be issued to the owners and employees of the CenterPoint Companies in the mergers; (b) 3,681,309 shares held by initial investors and management of CenterPoint; and (c) 9,412,115 of the 10,500,000 shares of common stock sold in the offering, net of underwriting discounts, necessary to pay the cash portion of the merger consideration, to repay indebtedness and fund other obligations of the CenterPoint Companies and to pay estimated expenses of the offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following should be read in conjunction with "Selected Financial Data," the pro forma combined financial statements and related notes and the historical financial statements of the CenterPoint Companies and related notes appearing elsewhere in this prospectus.

Introduction

General

      CenterPoint was created to become a leading provider of professional, business and financial services and products to middle-market clients. CenterPoint has conducted no operations and generated no revenues to date and has entered into agreements to acquire the eleven CenterPoint Companies simultaneously with the closing of the offering. CenterPoint's revenues are derived primarily from professional services and business and financial services and products. CenterPoint's pro forma combined revenues for the year ended December 31, 1998 totaled $205.5 million, of which approximately 74% was derived from professional services and approximately 26% from business and financial services and products.

Overview--Professional Services--Historical Results of Operations

      CenterPoint's professional services firms provide a full range of consulting, accounting, tax and related professional services to middle-market clients. The following table presents the combined historical revenues of CenterPoint's professional services firms for the periods shown:

                   Fiscal 1997                                     Fiscal 1998
                   -----------                                     -----------
                                    (Dollars in thousands)
                   $124,844                                         $149,280

      Professional services revenues are primarily affected by the number of billable hours and the realized rates per hour. Professional services expenses consist of member compensation and related costs, employee compensation and related costs and other operating expenses. Member compensation and related costs include all compensation and compensation-related expenses for senior professionals who share in each firm's profits. Employee compensation and related costs include all compensation and compensation-related expenses for non-member professionals and administrative staff. Other operating expenses consist of occupancy, information technology systems maintenance, practice development, training, recruiting, office supplies and other such costs.

      Member compensation is primarily affected by the overall profitability of the firm which is affected by billable hours, realized rates per hour, employee compensation and related costs and other operating expenses. Employee compensation and related costs are primarily affected by the demand for qualified professionals within the professional services industry, a firm's leverage ratio and engagement efficiencies. Other operating expenses are primarily affected by the number and experience level of professional and administrative staff, prevailing rates of compensation, the amount and cost of leased office space, the firm's investments in information technology, the frequency of training and the extent to which a firm promotes its practice or develops new product lines.

Overview--Business and Financial Services--Historical Results of Operations

      CenterPoint's business and financial services firms provide insurance brokerage, employee benefits design and administration and related business and financial services and products to middle-market clients.

The following table presents the combined historical revenues of CenterPoint's business and financial services firms for the periods shown:

                   Fiscal 1997                                     Fiscal 1998
                   -----------                                     -----------
                                    (Dollars in thousands)
                   $44,916                                           $51,711

      Insurance brokerage commissions and related revenues are primarily affected by prevailing insurance premium levels, brokerage commission rates, the number of policies sold or renewed and the number of clients served. Revenues from employee benefits design and administration are primarily affected by the number of insured lives administered, the management fee per life and the prevailing rates for other services provided. Business and financial services expenses consist of producer compensation, employee compensation and related costs and other operating expenses. Producer compensation represents compensation paid to insurance brokerage producers. Employee compensation and related costs include all compensation and compensation-related expenses for management personnel and administrative staff. Other operating expenses consist of occupancy, information technology systems maintenance, promotional, training, office supplies and other such costs.

      Insurance brokerage producer compensation depends primarily upon the number of policies sold or renewed as such compensation is typically calculated as a percentage of commission revenues. Employee compensation and related costs are primarily affected by the size of the firm's staff, demand for qualified personnel in the industry and the firm's administrative efficiency. Other operating expenses are primarily affected by the size of the firm, the amount and cost of leased office space, the frequency of training and the extent to which a firm advertises or develops new lines of business.

Overview--CenterPoint--Unaudited Pro Forma Combined Results of Operations

      The following table sets forth the unaudited pro forma combined operating results of CenterPoint for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999. For a discussion of the pro forma adjustments, see the unaudited pro forma combined financial statements and the notes thereto included elsewhere in this prospectus.

                                                     Three Months Ended
                                   Year ended             March 31,
                                  December 31,   ----------------------------
                                      1998           1998           1999
                                 --------------  -------------  -------------
                                           (Dollars in thousands)
     Revenues:
       Professional services.... $150,096  73.9% $47,985  80.8% $56,032  80.7%
       Business and financial
        services................   53,128  26.1   11,435  19.2   13,410  19.3
                                 -------- -----  ------- -----  ------- -----
                                  203,224 100.0   59,420 100.0   69,442 100.0
     Expenses:
       Compensation and related
        costs...................  130,725  64.3   34,682  58.4   44,104  63.5
       Other operating
        expenses................   37,611  18.5    9,275  15.6   10,160  14.6
       Depreciation and
        amortization............   10,870   5.4    2,431   4.1    2,723   3.9
                                 -------- -----  ------- -----  ------- -----
     Income from operations..... $ 24,018  11.8% $13,032  21.9% $12,455  18.0%
                                 ======== =====  ======= =====  ======= =====

      CenterPoint's expenses consist of payroll and related costs of professional and administrative personnel, occupancy costs, practice development expenses, other operating expenses and depreciation and amortization expenses. Payroll and related costs include base and incentive compensation, related payroll taxes, group insurance and other employee benefit costs. Occupancy costs include rent related to office space, parking and repair and maintenance expenses. Practice development expenses include promotional expenses such as marketing and advertising and the cost of developing new clients. Other operating expenses include all other operating costs such as bad debt expense, travel, computer-operating expenses and other such costs.

Depreciation and amortization expense relates primarily to the depreciation of computer hardware and software and office furnishings and equipment as well as the amortization of goodwill associated with the Mergers.

      CenterPoint has created a unique compensation structure for its professional services firms. Senior professionals' compensation is subject to contractual agreements regarding the amount and timing of payments made thereunder. These incentive compensation agreements provide for the retention by CenterPoint of a specified fixed dollar amount ("CenterPoint Base Earnings") of each firm's annual operating earnings before any compensation is paid to the firm's senior professionals. Such compensation structure is designed to provide CenterPoint with a baseline level of earnings before corporate expenses. Operating earnings in excess of a threshold amount will be subject to a split, with 40% of any such earnings retained by CenterPoint and 60% allocated to the senior professionals. For more information concerning the compensation agreements, including the definitions of certain terms, see "Business--Employee Incentives--Professional Services." See also the unaudited pro forma combined financial statements and related notes included in this prospectus.

      On a pro forma combined basis, Operating Earnings (as defined below), CenterPoint Base Earnings and senior professionals' compensation would have been as follows:

                                                   Year Ended   Three Months
                                                  December 31, Ended March 31,
                                                      1998          1999
                                                  ------------ ---------------
                    (Dollars in thousands)
Operating Earnings...............................   $56,794        $28,443
CenterPoint Base Earnings........................   $29,871        $14,178
                                                    -------        -------
Senior professionals' compensation...............   $26,923        $14,265
Senior professionals' compensation as a
 percentage of Operating Earnings................      47.4%          50.2%

      As shown in this table, "Operating Earnings" means the combined operating income of the professional services firms plus related depreciation, amortization and senior professionals' compensation.

      CenterPoint expects to realize certain savings following the mergers as a result of the integration of services, products and offices; operating efficiencies and purchasing economies of scale in areas such as systems components and development, telecommunications and other operating expenses; and the consolidation of insurance, employee benefits and other administrative expenses. CenterPoint has not and cannot quantify these savings until completion of the mergers and the integration of the CenterPoint Companies. CenterPoint also expects to incur additional costs associated with public ownership, corporate management and administration and the initial creation of its technology infrastructure. However, these costs, except for prospective compensation payable pursuant to employment agreements with management, cannot be quantified accurately at this time. Accordingly, except for such prospective compensation, neither the expected savings nor the expected costs have been included in the unaudited pro forma combined financial statements of CenterPoint. These various future costs and possible future cost savings may make useful comparisons of future operating results with historical operating results difficult.

      Centerpoint's professional services firms recognize revenues as the related services are provided and bill clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known taking into account any fixed price agreements that may be in process. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

      CenterPoint's insurance brokerage businesses principally recognize commission income on the later of the effective date of the policy or the billing date. Commissions on premiums billed and collected directly by the insurance company are principally recognized as income when received by CenterPoint. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is ordinarily over the period in which the services are provided. CenterPoint's third party administration business recognizes revenues as the related services are provided. CenterPoint bills administration fees for administering its customers' self-insured health plans. Administration fees are based on a fixed amount per eligible life per month and CenterPoint receives reinsurance commissions from the various reinsurance carriers utilized. The reinsurance commissions are determined by the terms of the reinsurance carrier agreements. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Seasonality

      Certain of CenterPoint's professional services firms regularly experience higher revenues in the first and second calendar quarters due to a number of factors, including the seasonality of accounting, tax processing, tax planning and related professional services. On a pro forma combined basis for the year ended December 31, 1998, CenterPoint generated approximately 31% of its revenues in the first quarter, 24% in the second quarter, 23% in the third quarter and 22% in the fourth quarter. CenterPoint believes that quarter-to-quarter comparisons of results of operations are not necessarily meaningful or indicative of the results that CenterPoint may achieve for any subsequent quarter or fiscal year.

      On a prospective basis, CenterPoint's baseline earnings from its professional services firms will be recognized as earned on a basis consistent with the seasonality of the underlying Subsidiary Operating Earnings. CenterPoint's earnings from professional services firms in excess of baseline earnings will also be recognized as earned on a seasonal basis.

Pro forma combined results for the three months ended March 31, 1999 compared to the three months ended March 31, 1998

      Revenues. Professional services revenues increased $8.0 million, or 16.8%, from $48.0 million in the three months ended March 31, 1998 to $56.0 million in the three months ended March 31, 1999, primarily due to the expansion of the professional services firms' practices, increases in billing rates and billable hours, the addition of clients and an increase in revenues derived from special projects. Business and financial services revenues increased $2.0 million, or 17.3%, from $11.4 million in the three months ended March 31, 1998 to $13.4 million in the three months ended March 31, 1999 primarily due to the acquisition of insurance brokerage firms, an increase in the insurance premiums upon which the revenues are based and the addition of new clients.

      Compensation and Related Costs. Compensation and related costs increased $9.4 million, or 27.2%, from $34.7 million in the three months ended March 31, 1998 to $44.1 million in the three months ended March 31, 1999, primarily due to salary increases, signing bonuses and staff additions. As a percentage of revenues, these expenses increased from 58.4% in the three months ended March 31, 1998 to 63.5% in the three months ended March 31, 1999.

      Other Operating Expenses. Other operating expenses increased $885,000, or 9.5%, from $9.3 million in the three months ended March 31, 1998 to $10.2 million in the three months ended March 31, 1999 primarily due to an increase in occupancy costs, selling, general and administrative expenses and legal fees related to the mergers. As a percentage of revenues, these expenses decreased from 15.6% in the three months ended March 31, 1998 to 14.6% in the three months ended March 31, 1999.

      Depreciation and amortization. Depreciation and amortization expense increased $292,000 or 12.0% from $2.4 million in the three months ended March 31, 1998 to $2.7 million in the three months ended March 31, 1999, primarily due to an increase in depreciation expense resulting from additional equipment and leasehold improvement purchases. As a percentage of revenues, these expenses increased from 4.1% in the three months ended March 31, 1998 to 3.9% in the three months ended March 31, 1999.

Pro Forma Combined Liquidity and Capital Resources

      The CenterPoint Companies' principal sources of liquidity have historically been cash flows from operating activities. After the completion of the mergers and the offering, CenterPoint will have approximately $12.2 million of working capital. CenterPoint expects that certain short-term and long-term debt of the CenterPoint Companies, totaling approximately $28.4 million as of March 31, 1999, will be repaid from the net proceeds of the offering. Driver borrowed approximately $16.8 million of such debt in connection with a recapitalization and the CenterPoint Companies incurred the balance primarily for purchases of equipment and general corporate purposes.

      CenterPoint is seeking to obtain a revolving credit facility of up to $100 million. Although such revolving credit facility is expected to be available upon the completion of the offering, CenterPoint has not obtained any commitment nor can there be any assurance that CenterPoint will be able to obtain such revolving credit facility or other financing it may need on terms it deems acceptable. It is expected that such facility, if obtained, will require CenterPoint to comply with various loan covenants, including maintenance of certain financial ratios, including minimum tangible net worth, restrictions on additional indebtedness and restrictions on liens, guarantees, advances and dividends. Such facility is intended to be used for acquisitions, capital expenditures, working capital and other general corporate purposes. In order to demonstrate to the CenterPoint Companies its ability to obtain financing for working capital and possible future acquisitions, CenterPoint agreed that obtaining a credit facility in an amount not less than $75 million would be a condition to the closing of the mergers.

      The CenterPoint Companies' capital expenditures were $5.2 million for the year ended December 31, 1998, primarily for purchases of equipment. CenterPoint believes that cash flow from operations, borrowings under the proposed revolving credit facility and the unallocated net proceeds of the offering, if any, will be sufficient to fund CenterPoint's expected working capital needs, debt service requirements and planned capital expenditures for at least the next 12 months. The Company anticipates borrowing approximately $10.0 million under the facility during the six months following the closing of the offering to fund a portion of its working capital needs. These working capital needs arise primarily because most of the existing working capital of the CenterPoint Companies is being distributed in connection with the mergers. The working capital borrowings will be repaid as the Company begins to generate cash flow from operations, which is anticipated to occur between 90 and 120 days following the closing of the offering.

      CenterPoint will incur contingent payment obligations in connection with the mergers. See "Certain Transactions--The Mergers." CenterPoint intends to fund any required payments from operating cash flow, borrowings under the proposed revolving credit facility, unallocated offering proceeds or a combination of these sources.

      CenterPoint intends to pursue selected acquisition opportunities. The timing or success of any acquisition efforts is unpredictable. Accordingly, CenterPoint is unable to estimate its expected capital commitments. Funding for future acquisitions will likely come from a combination of the unallocated net proceeds of the offering, internally generated cash flow from operations, borrowings under the anticipated revolving credit facility or other debt financings and the issuance of additional equity. See "Risk Factors-- CenterPoint may not be able to obtain adequate financing to implement its strategies."

SAB 97

      SEC Staff Accounting Bulletin No. 97 ("SAB 97") requires the application of purchase accounting when three or more substantive operating entities combine in a single business combination effected by the issuance of stock just prior to or simultaneously with an initial public offering and the combination does not meet the pooling-of-interest criteria of Accounting Principles Board Opinion No. 16. CenterPoint has been identified as the accounting acquiror in accordance with the provisions of SAB 97, which states that the recipient of the largest portion of voting rights in the combined corporation is presumed to be the accounting acquiror for financial statement presentation purposes. Accordingly, the excess purchase price over the fair value of the net assets acquired from the CenterPoint Companies of approximately $234.2 million will be amortized over a period of 40 years as a non-cash charge to CenterPoint's income statement. This amortization will be approximately $5.9 million per year.

Amortization of Intangible Assets

      The $237.7 million of goodwill resulting from the mergers represents approximately 77.6% of CenterPoint's pro forma total assets as of December 31, 1998. CenterPoint plans to evaluate continually whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision. Additionally, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," CenterPoint will evaluate any potential goodwill impairments by reviewing the future cash flows of respective acquired entities' operations and comparing these amounts with the carrying value of the associated goodwill.

Recently Issued Accounting Standards

      Segment Reporting. In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of An Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In general, such information must be reported externally in the same manner used for internal management purposes. SFAS No. 131 is effective for financial statements issued for periods beginning after December 15, 1997. In the initial year of adoption, comparative information for earlier years must be restated. Since SFAS No. 131 only requires disclosure of certain information, its adoption will not affect CenterPoint's financial position or results of operations.

      Accounting for Derivative Instruments and Hedging Activities. In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities, supersedes and amends a number of existing standards. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999, but earlier adoption is permitted. Upon initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. Recognition of changes in fair value depends on whether the derivative is designated and qualifies as a hedge, and the type of hedging relationship that exists. CenterPoint does not currently hold any derivative instruments or participate in any hedging activities.

Professional Services

      Each CenterPoint professional services firm has operated as an independent, privately-owned entity throughout the periods presented. The results of operations of these firms reflect varying historical levels of owners compensation which were determined at the discretion of the owners. The owners of each of these firms have agreed to reductions in their compensation and related benefits that will take effect upon the closing of the mergers. See the unaudited pro forma combined financial statements and notes thereto for additional information.

      For a description of CenterPoint's professional services firms, see "The Company."

Results of Operations--Reznick

      The following table sets forth selected financial data for Reznick on a historical basis and as a percentage of revenues for the periods indicated:

                                  Year Ended September 30,                 Six Months Ended March 31,
                          -----------------------------------------------  -------------------------------
                              1996             1997             1998           1998             1999
                          --------------   --------------   -------------  --------------   --------------
                                                 (Dollars in thousands)
Revenues................  $31,483  100.0%  $35,103  100.0%  $47,877 100.0% $27,887  100.0%  $31,552  100.0%
Expenses:
 Member compensation and
  related costs.........    7,784   24.7     8,170   23.3    13,516  28.2   10,782   38.7    11,528   36.5
 Employee compensation
  and related costs.....   17,477   55.5    19,617   55.9    25,792  53.9   12,766   45.8    15,413   48.8
 Other operating
  expenses..............    6,231   19.8     7,530   21.4     8,502  17.8    4,356   15.6     4,687   14.9
                          -------  -----   -------  -----   ------- -----  -------  -----   -------  -----
Operating (loss)
 income.................  $    (9)  (0.0)% $  (214)  (0.6)% $    67   0.1% $   (17)  (0.1)% $   (76)  (0.2)%
                          =======  =====   =======  =====   ======= =====  =======  =====   =======  =====

Results for the Six Months Ended March 31, 1999 Compared to the Six Months Ended March 31, 1998--Reznick

      Revenues. Revenues increased $3.7 million, or 13.1%, from $27.9 million in the six months ended March 31, 1998 to $31.6 million in the six months ended March 31, 1999, primarily due to an expansion of the firm's core real estate and health care practices.

      Member Compensation and Related Costs. Member compensation and related costs increased $746,000, or 6.9%, from $10.8 million in the six months ended March 31, 1998 to $11.5 million in the six months ended March 31, 1999, primarily due to an increase in operating income available for member compensation. As a percentage of revenues, these expenses decreased from 38.7% in the six months ended March 31, 1998 to 36.5% in the six months ended March 31, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $2.6 million, or 20.7%, from $12.8 million in the six months ended March 31, 1998 to $15.4 million in the six months ended March 31, 1999, primarily due to an increase in the number of professional employees and annual performance-based compensation increases. As a percentage of revenues, these expenses increased from 45.8% in the six months ended March 31, 1998 to 48.8% in the six months ended March 31, 1999.

      Other Operating Expenses. Other operating expenses increased $331,000, or 7.6%, from $4.4 million in the six months ended March 31, 1998 to $4.7 million in the six months ended March 31, 1999. The increase was primarily due to higher occupancy, selling, general and administrative expenses. As a percentage of revenues, these expenses decreased from 15.6% in the six months ended March 31, 1998 to 14.9% in the six months ended March 31, 1999.

Results for the Year Ended September 30, 1998 Compared to the Year Ended September 30, 1997--Reznick

      Revenues. Revenues increased $12.8 million, or 36.4%, from $35.1 million in the year ended September 30, 1997 to $47.9 million in the year ended September 30, 1998, primarily due to an expansion of the firm's practice as a result of a merger with a Baltimore-based accounting firm (the "Reznick Merger") and an expansion of the firm's core real estate practice and growth in other practice areas such as due diligence, bankruptcy and litigation consulting services.

      Member Compensation and Related Costs. Member compensation and related costs increased $5.3 million, or 65.4%, from $8.2 million in the year ended September 30, 1997 to $13.5 million in the year ended September 30, 1998, primarily due to an increase in operating income available for member compensation and the admission of three members during 1998. As a percentage of revenues, these expenses increased from 23.3% in the year ended September 30, 1997 to 28.2% in the year ended September 30, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $6.2 million, or 31.5%, from $19.6 million in the year ended September 30, 1997 to $25.8 million in the year ended September 30, 1998, primarily due to the addition of approximately 50 professional employees and approximately 25 administrative support personnel as a result of the Reznick Merger. As a percentage of revenues, these expenses decreased from 55.9% in the year ended September 30, 1997 to 53.9% in the year ended September 30, 1998.

      Other Operating Expenses. Other operating expenses increased $972,000, or 12.9%, from $7.5 million in the year ended September 30, 1997 to $8.5 million in the year ended September 30, 1998, primarily due to an increase in rent expense resulting from the leasing of additional office space, an increase in recruiting fees and an increase in office operating expenses. As a percentage of revenues, these expenses decreased from 21.4% in the year ended September 30, 1997 to 17.8% in the year ended September 30, 1998.

Results for the Year Ended September 30, 1997 Compared to the Year Ended September 30, 1996--Reznick

      Revenues. Revenues increased $3.6 million, or 11.5%, from $31.5 million in the year ended September 30, 1996 to $35.1 million in the year ended September 30, 1997, primarily due to expansion of the firm's real estate, construction, not-for-profit and closely held business support services.

      Member Compensation and Related Costs. Member compensation and related costs increased $386,000, or 5.0%, from $7.8 million in the year ended September 30, 1996 to $8.2 million in the year ended September 30, 1997, primarily due to an increase in operating income available for member compensation. As a percentage of revenues, these expenses decreased from 24.7% in the year ended September 30, 1996 to 23.3% in the year ended September 30, 1997.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $2.1 million, or 12.2%, from $17.5 million in the year ended September 30, 1996 to $19.6 million in the year ended September 30, 1997, primarily due to an increase in the number of employees required as a result of the expansion in the firm's practice. As a percentage of revenues, these expenses increased from 55.5% in the year ended September 30, 1996 to 55.9% in the year ended September 30, 1997.

      Other Operating Expenses. Other operating expenses increased $1.3 million, or 20.8%, from $6.2 million in the year ended September 30, 1996 to $7.5 million in the year ended September 30, 1997, primarily due to an increase in occupancy, practice development and office operating expenses. As a percentage of revenues, these expenses increased from 19.8% in the year ended September 30, 1996 to 21.4% in the year ended September 30, 1997.

Liquidity and Capital Resources--Reznick

      Reznick used net cash from operating activities of approximately $6.8 million and $3.0 million in the six months ended March 31, 1999 and 1998, respectively. Net cash generated from operating activities was approximately $3.7 million, $1.7 million and $1.4 million in the years ended September 30, 1998, 1997 and 1996, respectively. For the six months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $207,000 and $1.0 million, principally for property and equipment purchases. Net cash used in investing activities was approximately $1.5 million, $1.3 million and $684,000 in the years ended September 30, 1998, 1997 and 1996, respectively, primarily for the purchases of property and equipment. In the six months ended March 31, 1999 and 1998, net cash provided by financing activities was approximately $3.0 million and $1.9 million, respectively, principally from proceeds of short-term borrowings and long-term debt. Reznick used net cash of approximately $402,000 in financing activities in the year ended September 30, 1998, primarily representing payments of debt. Net cash provided by financing activities in the year ended September 30, 1997 totaled $509,000, generated by net proceeds from the issuance of long-term debt. In the year ended September 30, 1996, cash used in financing activities totaled $162,000 and was used primarily for net payments of long-term debt. At March 31, 1999, Reznick had working capital of $3.6 million.

Results of Operations--Mann Frankfort

      The following table sets forth selected financial data for Mann Frankfort on a historical basis and as a percentage of revenues for the periods indicated:

                                  Year Ended December 31,             Three Months Ended March 31,
                          ------------------------------------------  -------------------------------
                              1996          1997           1998            1998            1999
                          ------------  -------------  -------------  --------------- ---------------
                                                  (Dollars in thousands)
Revenues................  $9,921 100.0% $17,475 100.0% $21,631 100.0% $ 5,889  100.0% $ 8,324  100.0%
Expenses:
  Member compensation
   and related costs....   4,412  44.4    6,636  38.0    8,921  41.2    1,317   22.4    1,572   18.9
  Employee compensation
   and related costs....   3,608  36.4    6,405  36.7    8,829  40.8    2,269   38.5    2,966   35.6
  Other operating
   expenses.............   1,763  17.8    2,996  17.1    3,347  15.5    1,011   17.2    1,254   15.1
                          ------ -----  ------- -----  ------- -----  ------- ------  ------- ------
Income from operations..  $  138   1.4% $ 1,438   8.2% $   534   2.5% $ 1,292   21.9% $ 2,532   30.4%
                          ====== =====  ======= =====  ======= =====  ======= ======  ======= ======

Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Mann Frankfort

      Revenues. Revenues increased $2.4 million, or 41.3%, from $5.9 million for the three months ended March 31, 1998 to $8.3 million for the three months ended March 31, 1999, primarily due to increases in billing rates and billable hours and the addition of new clients.

      Member compensation and related costs. Member compensation and related costs increased $255,000, or 19.4%, from $1.3 million for the three months ended March 31, 1998 to $1.6 million for the three months ended March 31, 1999, primarily due to an increase in the operating income of the firm over the comparable periods and a slight increase in the number of shareholders. As a percentage of revenues, these expenses decreased from 22.4% in the three months ended March 31, 1998 to 18.9% in the three months ended March 31, 1999.

      Employee compensation and related costs. Employee compensation and related costs increased $697,000, or 30.7%, from $2.3 million in the three months ended March 31, 1998 to $3.0 million in the three months ended March 31, 1999, primarily due to an increase in professional and administrative staff and performance-based compensation increases. As a percentage of revenues, these expenses decreased from 38.5% in the three months ended March 31, 1998 to 35.6% in the three months ended March 31, 1999.

      Other operating expenses. Other operating expenses increased $243,000, or 24.0%, from $1.0 million in the three months ended March 31, 1998 to $1.3 million in the three months ended March 31, 1999. The increase was primarily due to an increase in occupancy costs and legal fees related to the merger. As a percentage of revenues, these expenses decreased from 17.2% in the three months ended March 31, 1998 to 15.1% in the three months ended March 31, 1999.

Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--Mann Frankfort

      Revenues. Revenues increased $4.2 million, or 23.8%, from $17.5 million in the year ended December 31, 1997 to $21.6 million in the year ended December 31, 1998, primarily due to increases in billing rates and billable hours and the addition of new clients.

      Member Compensation and Related Costs. Member compensation and related costs increased $2.3 million, or 34.4%, from $6.6 million in the year ended December 31, 1997 to $8.9 million in the year ended December 31, 1998, primarily due to an increase in the operating income of the firm over the comparable periods while the number of shareholders increased only slightly from 15 to 16 from 1997 to 1998. As a percentage of revenues, these expenses increased from 38.0% in the year ended December 31, 1997 to 41.2% in the year ended December 31, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $2.4 million, or 37.8%, from $6.4 million in the year ended December 31, 1997 to $8.8 million in the year ended December 31, 1998, primarily due to the addition of professional and administrative staff and performance-related compensation increases. As a percentage of revenues, these expenses increased from 36.7% in the year ended December 31, 1997 to 40.8% in the year ended December 31, 1998.

      Other Operating Expenses. Other operating expenses increased $351,000, or 11.7%, from $3.0 million in the year ended December 31, 1997 to $3.3 million in the year ended December 31, 1998, primarily due to (a) higher occupancy costs resulting from an expansion of the firm's office and (b) additional depreciation expenses resulting from investments in computer hardware and software and leasehold improvements. As a percentage of revenues, these expenses decreased from 17.1% in the year ended December 31, 1997 to 15.5% in the year ended December 31, 1998.

Results for the Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996--Mann Frankfort

      Revenues. Revenues increased $7.6 million, or 76.1%, from $9.9 million in the year ended December 31, 1996 to $17.5 in the year ended December 31, 1997, due in part to a January 1997 merger (the "Mann Frankfort Merger") with a Houston based accounting firm which added incremental 1997 revenues of $3.4 million. Also contributing to the revenue growth were increases in billing rates and billable hours as well as the addition of new clients during 1997.

      Member Compensation and Related Costs. Member compensation and related costs increased $2.2 million, or 50.4%, from $4.4 million in the year ended December 31, 1996 to $6.6 million in the year ended December 31, 1997, primarily due to an increase in the number of shareholders resulting from the Mann Frankfort Merger and their related compensation and a corresponding increase in the firm's operating income over the period. As a percentage of revenues, however, these expenses decreased from 44.4% in the year ended December 31, 1996 to 38.0% in the year ended December 31, 1997.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $2.8 million, or 77.5%, from $3.6 million in the year ended December 31, 1996 to $6.4 million in the year ended December 31, 1997, primarily due to an increase in professional and administrative staff because of the Mann Frankfort Merger and performance-based compensation increases. As a percentage of revenues, these expenses increased from 36.4% in the year ended December 31, 1996 to 36.7% in the year ended December 31, 1997.

      Other Operating Expenses. Other operating expenses increased $1.2 million, or 69.9%, from $1.8 million in the year ended December 31, 1996 to $3.0 million in the year ended December 31, 1997, primarily due to an increase in operating costs because of the Mann Frankfort Merger and merger-related transaction costs. As a percentage of revenues, these expenses decreased from 17.8% in the year ended December 31, 1996 to 17.1% in the year ended December 31, 1997.

Liquidity and Capital Resources--Mann Frankfort

      Mann Frankfort generated net cash flow from operating activities of approximately $797,000 and $466,000 in the three months ended March 31, 1999 and 1998, respectively. Mann Frankfort generated net cash flow from operating activities of approximately $454,000 in the year ended December 31, 1998. Net cash used in operating activities was approximately $196,000 and $103,000 in the years ended December 31, 1997 and 1996, respectively. Net cash used in investing activities was approximately $100,000 and $58,000 in the three months ended March 31, 1999 and 1998, respectively, principally for property and equipment purchases. Net cash used in investing activities was approximately $534,000, $714,000 and $77,000 in the years ended December 31, 1998, 1997 and
1996, respectively, primarily for the purchases of property and equipment. In the three months ended March 31, 1999, cash provided by financing activities was approximately $301,000, consisting principally of proceeds from the issuance of long-term debt. In the three months ended March 31, 1998, cash used in financing activities was approximately $263,000, consisting primarily of payments of long-term debt. Net cash provided by financing activities for the years ended December 31, 1998 and 1997 was approximately $398,000 and $1.1 million, respectively, principally from the issuance of debt in the year ended December 31, 1998 and from the issuances of debt and stock in the year ended December 31, 1997. Net cash used in financing activities was approximately $132,000 for the year ended December 31, 1996, principally due to payments of debt. At March 31, 1999, Mann Frankfort had net working capital of $4.5 million.

Results of Operations--Follmer

      The following table sets forth selected financial data for Follmer on a historical basis and as a percentage of revenues for the periods indicated:

                                                                                Nine Months Ended
                                     Year Ended May 31,                           February 28,
                          ----------------------------------------------   ----------------------------
                              1996           1997             1998             1998           1999
                          -------------  --------------   --------------   -------------  -------------
                                                 (Dollars in thousands)
Revenues................  $15,528 100.0% $17,954  100.0%  $19,417  100.0%  $13,308 100.0% $15,357 100.0%
Expenses:
 Member compensation and
  related costs.........    4,833  31.1    6,646   37.0     7,339   37.8     4,290  32.2    5,095  33.2
 Employee compensation
  and related costs.....    6,649  42.8    7,567   42.1     8,225   42.4     5,858  44.0    6,710  43.7
 Other operating
  expenses..............    3,781  24.4    4,042   22.6     3,891   20.0     3,019  22.7    3,524  22.9
                          ------- -----  -------  -----   -------  -----   ------- -----  ------- -----
Income (loss) from
 operations.............  $   265   1.7% $  (301)  (1.7)% $   (38)  (0.2)% $   141   1.1% $    28   0.2%
                          ======= =====  =======  =====   =======  =====   ======= =====  ======= =====

Results for the Nine Months Ended February 28, 1999 Compared to the Nine Months Ended February 28, 1998--Follmer

      Revenues. Revenues increased $2.0 million, or 15.4%, from $13.3 million in the nine months ended February 28, 1998 to $15.4 million in the nine months ended February 28, 1999, primarily due to an expansion of the firm's computer information service, organizational development and training ("ODT") and ISO service lines. Follmer was also able to increase its realization rates as demand for its services increased.

      Member Compensation and Related Costs. Member compensation and related costs increased $805,000, or 18.8%, from $4.3 million in the nine months ended February 28, 1998 to $5.1 million in the nine months ended February 28, 1999. As a percentage of revenues, these expenses increased from 32.2% in the nine months ended February 28, 1998 to 33.2% in the nine months ended February 28, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $852,000, or 14.5%, from $5.9 million in the six months ended February 28, 1998 to $6.7 million in the nine months ended February 28, 1999, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses decreased slightly from 44.0% in the nine months ended February 28, 1998 to 43.7% in the nine months ended February 28, 1999.

      Other Operating Expenses. Other operating expenses increased $505,000, or 16.7%, from $3.0 million in the nine months ended February 28, 1998 to $3.5 million in the nine months ended February 28, 1999, primarily due to an increase in occupancy costs and consulting fees related to the outsourcing of personnel used to staff the firm's ODT services product. As a percentage of revenues, these expenses remained relatively constant at 22.7% in the nine months ended February 28, 1998 and 22.9% in the nine months ended February 28, 1999.

Results for the Year Ended May 31, 1998 Compared to the Year Ended May 31, 1997--Follmer

      Revenues. Revenues increased $1.5 million, or 8.2%, from $18.0 million in the year ended May 31, 1997 to $19.4 million in the year ended May 31, 1998, primarily due to an increase in realized billing rates, a modest number of new clients and the growth in the firm's valuation services, ODT and ISO service lines.

      Member Compensation and Related Costs. Member compensation and related costs increased $693,000, or 10.4%, from $6.6 million in the year ended May 31, 1997 to $7.3 million in the year ended May 31, 1998. This increase was due to the growth in the firm's net operating income available for member compensation. As a percentage of revenues, these expenses increased from 37.0% in the year ended May 31, 1997 to 37.8% in the year ended May 31, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $658,000, or 8.7%, from $7.6 million in the year ended May 31, 1997 to $8.2 million in the year ended May 31, 1998, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses increased from 42.1% in the year ended May 31, 1997 to 42.4% in the year ended May 31, 1998.

      Other Operating Expenses. Other operating expenses decreased $151,000, or 3.7%, from $4.0 million in the year ended May 31, 1997 to $3.9 million in the year ended May 31, 1998, primarily due to a reduction in bad debts and practice development expenses. As a percentage of revenues, these expenses decreased from 22.6% in the year ended May 31, 1997 to 20.0% in the year ended May 31, 1998.

Results for the Year Ended May 31, 1997 Compared to the Year Ended May 31, 1996--Follmer

      Revenues. Revenues increased $2.4 million, or 15.6%, from $15.5 million in the year ended May 31, 1996 to $18.0 million in the year ended May 31, 1997. This increase was due to an increase in realized billing rates, a modest number of new clients and the growth in the firm's valuation services, ODT and ISO service lines.

      Member Compensation and Related Costs. Member compensation and related costs increased $1.8 million, or 37.5%, from $4.8 million in the year ended May 31, 1996 to $6.6 million in the year ended May 31, 1997. This increase was due to the addition of one new partner and an increase in net operating income upon which member compensation is determined. As a percentage of revenues, these expenses increased from 31.1% in the year ended May 31, 1996 to 37.0% in the year ended May 31, 1997.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $918,000, or 13.8%, from $6.6 million in the year ended May 31, 1996 to $7.6 million in the year ended May

31, 1997, primarily due to the addition of 20 professional staff members and annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 42.8% in the year ended May 31, 1996 to 42.1% in the year ended May 31, 1997.

      Other Operating Expenses. Other operating expenses increased $261,000, or 6.9%, from $3.8 million in the year ended May 31, 1996 to $4.0 million in the year ended May 31, 1997, primarily due to increases in training, occupancy, advertising, promotional and depreciation expenses. As a percentage of revenues, these expenses decreased from 24.4% in the year ended May 31, 1996 to 22.6% in the year ended May 31, 1997.

Liquidity and Capital Resources--Follmer

      Follmer generated net cash flow from operating activities of approximately $2.0 million and $2.8 million in the nine months ended February 28, 1999 and 1998, respectively. Net cash flow from operating activities was approximately $1.4 million, $226,000 and $286,000 in the years ended May 31, 1998, 1997 and 1996, respectively. In the nine months ended February 28, 1999 and 1998, net cash used in investing activities was approximately $754,000 and $588,000, respectively, primarily for property and equipment purchases. Net cash used in investing activities was approximately $927,000, $1.2 million and $958,000 in the years ended May 31, 1998, 1997 and 1996, respectively, primarily for purchases of property and equipment. Net cash used in financing activities for the nine months ended February 28, 1999 and 1998 was approximately $1.8 million, and $1.6 million, respectively, consisting principally of net repayments to shareholders and payment of debt. In the year ended May 31, 1998, cash provided by financing activities totaled $37,000 and was generated primarily from advances from shareholders and the issuance of stock net of proceeds and payments of debt. Net cash provided by financing activities in the year ended May 31, 1997 totaled $1.2 million and was provided by net advances from shareholders and payments of debt. In the year ended May 31, 1996, cash used in financing activities totaled $59,000 and was used primarily for net repayments to shareholders and payments of long-term debt net of proceeds from the issuance of long-term debt and stock. At February 28, 1999, Follmer had a working capital deficit of $157,000.

Results of Operations--Berry Dunn

      The following table sets forth selected financial data for Berry Dunn on a historical basis and as a percentage of revenues for the periods indicated:

                                                                            Nine Months Ended
                                     Year Ended June 30,                        March 31,
                          -------------------------------------------  ----------------------------
                              1996           1997           1998           1998           1999
                          -------------  -------------  -------------  -------------  -------------
                                                 (Dollars in thousands)
Revenues................  $14,844 100.0% $16,812 100.0% $17,916 100.0% $14,201 100.0% $14,692 100.0%
Expenses:
 Member compensation and
  related costs.........    5,024  33.8    6,214  37.0    7,113  39.7    5,986  42.2    5,611  38.2
 Employee compensation
  and related costs.....    6,037  40.7    6,441  38.3    6,318  35.3    4,712  33.2    5,196  35.4
 Other operating
  expenses..............    3,727  25.1    4,113  24.4    4,405  24.6    3,371  23.7    3,656  24.8
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from operations..  $    56   0.4% $    44   0.3% $    80   0.4% $   132   0.9% $   229   1.6%
                          ======= =====  ======= =====  ======= =====  ======= =====  ======= =====

Results for the Nine Months Ended March 31, 1999 Compared to the Nine Months Ended March 31, 1998--Berry Dunn

      Revenues. Revenues increased $491,000, or 3.5%, from $14.2 million in the nine months ended March 31, 1998 to $14.7 million in the nine months ended March 31, 1999, primarily due to a net increase in billings for recurring services as well as special projects.

      Member Compensation and Related Costs. Member compensation and related costs decreased $375,000, or 6.3%, from $6.0 million in the nine months ended March 31, 1998 to $5.6 million in the nine months ended March 31, 1999 primarily due to the departure of two members. As a percentage of revenues, these expenses decreased from 42.2% in the nine months ended March 31, 1998 to 38.2% in the nine months ended March 31, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $484,000, or 10.3%, from $4.7 million in the nine months ended March 31, 1998 to $5.2 million in the nine months ended March 31, 1999, primarily due to staff additions and salary increases. As a percentage of revenues, these expenses increased from 33.2% in the nine months ended March 31, 1998 to 35.4% in the nine months ended March 31, 1999.

      Other Operating Expenses. Other operating expenses increased $285,000, or 8.5%, from $3.4 million in the nine months ended March 31, 1998 to $3.7 million in the nine months ended March 31, 1999, primarily due to increased business development costs, depreciation, occupancy costs and expenditures for new tax software. As a percentage of revenues, these expenses increased from 23.7% in the nine months ended March 31, 1998 to 24.8% in the nine months ended March 31, 1999.

Results for the Year Ended June 30, 1998 Compared to the Year Ended June 30, 1997--Berry Dunn

      Revenues. Revenues increased $1.1 million, or 6.6%, from $16.8 million in the year ended June 30, 1997 to $17.9 million in the year ended June 30, 1998, primarily due to an increase in the hourly billing rates for information technology and other consulting projects.

      Member Compensation and Related Costs. Member compensation and related costs increased $899,000, or 14.5%, from $6.2 million in the year ended June 30, 1997 to $7.1 million in the year ended June 30, 1998, primarily due to increased profits. As a percentage of revenues, these expenses increased from 37.0% in the year ended June 30, 1997 to 39.7% in the year ended June 30, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs decreased $123,000, or 1.9%, from $6.4 million in the year ended June 30, 1997 to $6.3 million in the year ended June 30, 1998, primarily due to reduction in administrative staff offset in part by salary increases. As a percentage of revenues, these expenses decreased from 38.3% in the year ended June 30, 1997 to 35.3% in the year ended June 30, 1998.

      Other Operating Expenses. Other operating expenses increased $292,000, or 7.1%, from $4.1 million in the year ended June 30, 1997 to $4.4 million in the year ended June 30, 1998, primarily due to an increase in depreciation of personal computers. As a percentage of revenues, these expenses increased from 24.4% in the year ended June 30, 1997 to 24.6% in the year ended June 30, 1998.

Results for the Year Ended June 30, 1997 Compared to the Year Ended June 30, 1996--Berry Dunn

      Revenues. Revenues increased $2.0 million or 13.3%, from $14.8 million in the year ended June 30, 1998 to $16.8 million in the year ended June 30, 1997, primarily due to a net increase in billings to clients for recurring services as well as special projects.

      Member Compensation and Related Costs. Member compensation and related costs increased $1.2 million, or 23.7%, from $5.0 million in the year ended June 30, 1996 to $6.2 million in the year ended June 30, 1997, primarily due to increased profits and the admission of new principals. As a percentage of revenues, these expenses increased from 33.8% in the year ended June 30, 1996 to 37.0% in the year ended June 30, 1997.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $404,000, or 6.7%, from $6.0 million in the year ended June 30, 1996 to $6.4 million in the year ended June 30, 1997, primarily due to salary increases. As a percentage of revenues, these expenses decreased from 40.7% in the year ended June 30, 1996 to 38.3% in the year ended June 30, 1997.

      Other Operating Expenses. Other operating expenses increased $386,000, or 10.4%, from $3.7 million in the year ended June 30, 1996 to $4.1 million in the year ended June 30, 1997, primarily due to increases in health insurance, occupancy, software, insurance and telephone expenses. As a percentage of revenues, these expenses decreased from 25.1% in the year ended June 30, 1996 to 24.4% in the year ended June 30, 1997.

Liquidity and Capital Resources--Berry Dunn

      Berry Dunn generated cash from operating activities of approximately $516,000 in the nine months ending March 31, 1999. Net cash used in operations was approximately $35,000 in the nine months ending March 31, 1998. Berry Dunn generated net cash flow from operating activities of approximately $1.6 million, $1.1 million and $29,000 in the years ended June 30, 1998, 1997 and 1996, respectively. Net cash used in investing activities was approximately $1.4 million and $938,000 in the nine months ended March 31, 1999 and 1998, respectively, primarily for property and equipment purchases and business acquisitions. Net cash used in investing activities was approximately $1.1 million in each of the years ended June 30, 1998 and 1997 and $1.3 million in the year ended June 30, 1996. Net cash used in financing activities was approximately $1.1 million for the nine months ended March 31, 1999, principally due to payments of debt net of capital contributed by principals and repayments from related parties. Net cash provided by financing activities was approximately $310,000 in the nine months ended March 31, 1998, representing repayments from related parties, proceeds from the issuance of debt and capital contributed by principals. In the years ended June 30, 1998, 1997 and 1996, net cash provided by financing activities was approximately $337,000, $1.1 million and $501,000, respectively, principally from repayments from related parties, proceeds from debt and capital contributed by principals. At March 31, 1999, Berry Dunn had a net working capital deficit of $2.4 million.

Results of Operations--Urbach

      The following table sets forth selected financial data for Urbach on a historical basis and as a percentage of revenues for the periods indicated:

                                                           Three Months Ended
                            Year Ended October 31,             January 31,
                          ----------------------------  --------------------------
                              1997           1998           1998          1999
                          -------------  -------------  ------------  ------------
                                         (Dollars in thousands)
Revenues................  $16,012 100.0% $17,085 100.0% $3,678 100.0% $4,346 100.0%
Expenses:
 Shareholders
  compensation and
  related costs.........    4,798  30.0    4,853  28.4     752  20.5   1,221  28.1
 Employee compensation
  and related costs.....    6,590  41.1    7,147  41.8   1,674  45.5   1,817  41.8
 Other operating
  expenses..............    4,317  27.0    4,860  28.5   1,207  32.8   1,137  26.2
                          ------- -----  ------- -----  ------ -----  ------ -----
Income from operations..  $   307   1.9% $   225   1.3% $   45   1.2% $  171   3.9%
                          ======= =====  ======= =====  ====== =====  ====== =====

Results for the Three Months Ended January 1, 1999 Compared to the Three Months Ended January 31, 1998--Urbach

      Revenues. Revenues increased $668,000, or 18.2%, from $3.7 million for the three months ended January 31, 1998 to $4.3 million for the three months ended January 31, 1999, as a result of revenues derived from an increase in net realizable billing rates and new client engagements.

      Shareholder compensation and related costs. Shareholder compensation and related costs increased $469,000, or 62.4%, from $752,000 for the three months ended January 31, 1998 to $1.2 million for the three months ended January 31, 1999, primarily due to an increase in the net operating income available for shareholder compensation. As a percentage of revenues, these expenses increased from 20.5% in 1998 to 28.1% in 1999.

      Employee compensation and related costs. Employee compensation and related costs increased $143,000, or 8.5%, from $1.7 million in the three months ended January 31, 1998 to $1.8 million in the three months ended January 31, 1999, primarily due to an increase in professional and administrative staff resulting from the Urbach Acquisition as well as performance-based compensation increases. As a percentage of revenues, these expenses decreased from 45.5% in the three months ended January 31, 1998 to 41.8% in the three months ended January 31, 1999.

      Other operating expenses. Other operating expenses decreased $70,000, or 5.8%, from $1.2 million in the three months ended January 31, 1998 to $1.1 million in the three months ended January 31, 1999. The decrease was attributable to a reduction of operating costs as the firm began to realize certain economies of scale. As a percentage of revenues, these expenses decreased from 32.8% in the three months ended January 31, 1998 to 26.2% in the three months ended January 31, 1999.

Results for the Year Ended October 31, 1998 Compared to the Year Ended October 31, 1997--Urbach

      Revenues. Revenues increased $1.1 million, or 6.7%, from $16.0 million for the year ended October 31, 1997 to $17.1 million for the year ended October 31, 1998, primarily due to the Urbach Acquisition which added incremental 1998 revenues of $850,000. Also contributing to the revenue growth was a 10% increase in billing rates during 1998.

      Shareholder compensation and related costs. Shareholder compensation and related costs remained relatively constant at $4.8 and $4.9 million in the years ended October 31, 1997 and 1998, respectively. As a percentage of revenues, these expenses decreased from 30.0% in the year ended October 31, 1997 to 28.4% in the year ended October 31, 1998.

      Employee compensation and related costs. Employee compensation and related costs increased $557,000, or 8.5%, from $6.6 million in the year ended October 31, 1997 to $7.1 million in the year ended October 31, 1998, primarily due to an increase in professional and administrative staff resulting from the Urbach Acquisition as well as performance-based compensation increases. As a percentage of revenues, these expenses increased slightly from 41.1% in the year ended October 31, 1997 to 41.8% in the year ended October 31, 1998.

      Other operating expenses. Other operating expenses increased $543,000, or 12.6%, from $4.3 million in the year ended October 31, 1997 to $4.9 million in the year ended October 31, 1998, due in part to increased occupancy costs resulting from the additional office space acquired as part of the Urbach Acquisition. As a percentage of revenues, these expenses increased from 27.0% in the year ended October 31, 1997 to 28.5% in the year ended October 31, 1998.

Liquidity and Capital Resources--Urbach

      Urbach generated cash from operating activities of approximately $776,000 and $67,000 in the three months ended January 31, 1999 and 1998, respectively. Net cash from operating activities was approximately $157,000 and $9,000 in the years ended October 31, 1998 and 1997, respectively. Net cash used in investing activities was approximately $619,000 and $201,000 in the three months ended January 31, 1999 and 1998, respectively, principally from the purchase of equipment and advances to shareholders. Net cash used in investing activities was approximately $349,000 and $178,000 in the years ended October 31, 1998 and 1997, respectively, primarily used for purchases of equipment and advances to shareholders in the year ended October 31, 1998. Net cash used in financing activities in the three months ended January 31, 1999 was approximately $321,000, consisting principally of payments on debt. In the three months ended January 31, 1998, cash provided by financing activities was approximately $260,000, principally from proceeds from the issuance of debt. Cash provided by financing activities was approximately $363,000 and $181,000 in the years ended October 31, 1998 and 1997, respectively. This was generated by borrowings, net of repayments, and the issuance and payments of subscriptions, net of retirements, of common stock. At January 31, 1999, Urbach had working capital of approximately $4.1 million.

Results of Operations--Holthouse

      The following table sets forth selected financial data for Holthouse on a historical basis and as a percentage of revenues for the periods indicated:

                                                      Three Months Ended March
                           Year Ended December 31,               31,
                          --------------------------  --------------------------
                              1997          1998          1998          1999
                          ------------  ------------  ------------  ------------
                                        (Dollars in thousands)
Revenues................  $7,720 100.0% $9,446 100.0% $2,848 100.0% $3,234 100.0%
Expenses:
  Employee compensation
   and related costs....   2,617  33.9   3,089  32.7     745  26.2     839  25.9
  Other operating
   expenses.............   1,448  18.8   1,578  16.7     416  14.6     289   8.9
                          ------ -----  ------ -----  ------ -----  ------ -----
Income from operations..  $3,655  47.3% $4,779  50.6% $1,687  59.2% $2,106  65.2%
                          ====== =====  ====== =====  ====== =====  ====== =====
Partners' withdrawals...  $3,530  45.7% $4,238  44.9% $  990  34.8% $1,062  32.8%
                          ====== =====  ====== =====  ====== =====  ====== =====

Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Holthouse

      Revenues. Revenues increased $386,000, or 13.6%, from $2.8 million for the three months ended March 31, 1998 to $3.2 million for the three months ended March 31, 1999, primarily due to increases in the number of clients in the firm's audit services business.

      Employee compensation and related costs. Employee compensation and related costs increased $94,000, or 12.6%, from $745,000 in the three months ended March 31, 1998 to $839,000 in the three months ended March 31, 1999, primarily due to staff additions and performance-based compensation increases. As a percentage of revenues, these expenses decreased from 26.2% in the three months ended March 31, 1998 to 25.9% in the three months ended March 31, 1999.

      Other operating expenses. Other operating expenses decreased $127,000, or 30.5%, from $416,000 in the three months ended March 31, 1998 to $289,000 in the three months ended March 31, 1999. The decrease was primarily due to a reduction in bad debt expenses. As a percentage of revenues, these expenses decreased from 14.6% in the three months ended March 31, 1998 to 8.9% in the three months ended March 31, 1999.

Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--Holthouse

      Revenues. Revenues increased $1.7 million, or 22.4%, from $7.7 million for the year ended December 31, 1997 to $9.4 million for the year ended December 31, 1998, primarily due to an increase in billable hours and an increase in hourly billing rates. The increase in billable hours resulted from the expansion of services provided to the firm's clients supported by an increase in professional staff.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $472,000, or 18.0%, from $2.6 million in the year ended December 31, 1997 to $3.1 million in the year ended December 31, 1998, primarily due to the addition of professional and administrative staff and annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 33.9% in the year ended December 31, 1997 to 32.7% in the year ended December 31, 1998.

      Other Operating Expenses. Other operating expenses increased $130,000, or 9.0%, from $1.4 million in the year ended December 31, 1997 to $1.6 million in the year ended December 31, 1998, primarily due to higher occupancy costs resulting from an expansion of the firm's office. As a percentage of revenues, these expenses decreased from 18.8% in the year ended December 31, 1997 to 16.7% in the year ended December 31, 1998.

Liquidity and Capital Resources--Holthouse

      Holthouse generated net cash flow from operating activities of approximately $607,000 and $749,000 in the three months ended March 31, 1999 and 1998, respectively. Holthouse generated net cash from operating activities of approximately $4.5 million in the year ended December 31, 1998 and approximately $3.7 million in the year ended December 31, 1997. For the three months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $60,000 and $21,000, respectively, principally for property and equipment purchases. Net cash used in investing activities was approximately $142,000 and $115,000 in the years ended December 31, 1998 and 1997, respectively, principally for property and equipment purchases. In the three months ended March 31, 1999 and 1998, cash used in financing activities was approximately $1.1 million and $990,000, respectively, primarily for payments of partner capital. Cash used in financing activities was approximately $4.2 million and $3.5 million in the years ended December 31, 1998 and 1997, primarily due to payments of partner capital. At March 31, 1999, Holthouse had working capital of approximately $4.1 million.

Results of Operations--Grace

      The following table sets forth selected financial data for Grace on a historical basis and as a percentage of revenues for the periods indicated:

                                                     Three Months Ended March
                                                                31,
                                                     --------------------------
                                                         1998          1999
                                                     ------------  ------------
Revenues............................................ $3,380 100.0% $3,687 100.0%
Expenses:
  Member compensation and related costs.............    711  21.0     733  19.9
  Employee compensation and related costs...........  1,445  42.8   1,542  41.8
  Other operating expenses..........................    385  11.4     430  11.7
                                                     ------ -----  ------ -----
Income from operations.............................. $  839  24.8% $  982  26.6%
                                                     ====== =====  ====== =====

Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998-- Grace

      Revenues. Revenues increased $307,000, or 9.1%, from $3.4 million for the three months ended March 31, 1998 to $3.7 million for the three months ended March 31, 1999, primarily due to a net increase in billings to clients for recurring work as well as special projects.

      Member compensation and related costs. Member compensation and related costs remained relatively constant at $711,000 and $733,000 for the three months ended March 31, 1998 and 1999, respectively. As a percentage of revenues, these expenses decreased from 21.0% in the three months ended March 31, 1998 to 19.9% in the three months ended March 31, 1999.

      Employee compensation and related costs. Employee compensation and related costs increased $97,000 or 6.7%, from $1.4 million in the three months ended March 31, 1998 to $1.5 million in the three months ended March 31, 1999, primarily due to annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 42.8% in the three months ended March 31, 1998 to 41.8% in the three months ended March 31, 1999.

      Other operating expenses. Other operating expenses increased $45,000, or 11.7%, from $385,000 in the three months ended March 31, 1998 to $430,000 in the three months ended March 31, 1999. The increase was primarily due to increased occupancy costs related to a recent expansion. As a percentage of revenues, these expenses increased from 11.4% in the three months ended March 31, 1998 to 11.7% in the three months ended March 31, 1999.

Liquidity and Capital Resources--Grace

      Grace used cash in operating activities of approximately $396,000 and $39,000 in the three months ended March 31, 1999 and 1998, respectively. For the three months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $40,000 and $27,000, respectively, principally for property and equipment purchases. In the three months ended March 31, 1999 and 1998, net cash provided by financing activities was approximately $621,000 and $57,000 respectively, principally from short-term borrowings. At March 31, 1999, Grace had working capital of approximately $228,000.

Results of Operations--Simione

      The following table sets forth selected financial data for Simione on a historical basis and as a percentage of revenues for the periods indicated:

                                                     Three Months Ended March
                                                                31,
                                                     --------------------------
                                                         1998          1999
                                                     ------------  ------------
Revenues............................................ $1,983 100.0% $2,478 100.0%
Expenses:
  Member compensation and related costs.............    570  28.7     627  25.3
  Employee compensation and related costs...........    588  29.7     574  23.2
  Other operating expenses..........................    327  16.5     333  13.4
                                                     ------ -----  ------ -----
Income from operations.............................. $  498  25.1% $  944  38.1%
                                                     ====== =====  ====== =====

Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Simione

      Revenues. Revenues increased $495,000, or 25%, from $2.0 million for the three months ended March 31, 1998 to $2.5 million for the three months ended March 31, 1999, primarily due to expansion in the existing audit and tax practices, the addition of one individual practitioner and the acquisition of an audit and tax practice.

      Member Compensation and Related Costs. Member compensation and related costs increased $57,000, or 10.0%, from $570,000 for the three months ended March 31, 1998 to $627,000 for the three months ended March 31, 1999, primarily due to the addition of three members. As a percentage of revenues, these expenses decreased from 28.7% for the three months ended March 31, 1998 to 25.3% for the three months ended March 31, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs remained relatively constant at $588,000 and $574,000 for the three months ended March 31, 1998 and 1999, respectively. As a percentage of revenues, these expenses decreased from 29.7% for the three months ended March 31, 1998 to 23.2% for the three months ended March 31, 1999.

      Other Operating Expenses. Other operating expenses remained relatively constant at $327,000 and $333,000 for the three months ended March 31, 1998 and 1999, respectively. As a percentage of revenues, these expenses decreased from 16.5% for the three months ended March 31, 1998 to 13.4% for the three months ended March 31, 1999.

Liquidity and Capital Resources--Simione

      Simione generated net cash flow from operating activities of approximately $33,000 and $57,000 for the three months ended March 31, 1999 and 1988, respectively. Net cash provided by financing activities was $33,000 for the three months ended March 31, 1999, principally from the proceeds from short-term debt. Net cash used in financing activities was $27,000 for the three months ended March 31, 1998, primarily for payments of debt. At March 31, 1999, Simione had working capital of approximately $1.3 million.

Business and Financial Services

      For a description of CenterPoint's business and financial services firms, see "The Company."

Results of Operations--Driver

      The following table sets forth selected financial data for Driver on a historical basis and as a percentage of revenues for the periods indicated:

                                                                            Six Months Ended
                                     Year Ended July 31,                       January 31,
                          -------------------------------------------  -----------------------------
                              1996           1997           1998           1998           1999
                          -------------  -------------  -------------  -------------  --------------
                                                 (Dollars in thousands)
Commissions and fees....  $26,939 100.0% $28,170 100.0% $32,886 100.0% $13,474 100.0% $14,891  100.0%
Expenses:
 Producer compensation..   13,074  48.5   12,965  46.0   15,422  46.9    6,553  48.6    6,626   44.5
 Employee compensation
  and related costs.....    7,261  27.0    7,433  26.4    8,475  25.8    4,011  29.8    5,511   37.0
 Other operating
  expenses..............    6,214  23.1    6,548  23.3    6,631  20.1    2,661  19.8    3,754   25.2
                          ------- -----  ------- -----  ------- -----  ------- -----  -------  -----
Income (loss) from
 operations.............  $   390   1.4% $ 1,224   4.3% $ 2,358   7.2% $   249   1.8% $(1,000) (6.7)%
                          ======= =====  ======= =====  ======= =====  ======= =====  =======  =====

Results for the Six Months Ended January 31, 1999 Compared to the Six Months Ended January 31, 1998-- Driver

      Commissions and Fees. Revenues increased $1.4 million, or 10.5%, from $13.5 million in the six months ended January 31, 1998 to $14.9 million in the six months ended January 31, 1999, primarily due to revenues derived from two insurance brokerage firms acquired in 1998.

      Producer Compensation. Producer compensation remained constant at $6.6 million in the six months ended January 31, 1998 and 1999. As a percentage of revenues, these expenses decreased from 48.6% in the six months ended January 31, 1998 to 44.5% in the six months ended January 31, 1999.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $1.5 million, or 37.4%, from $4.0 million in the six months ended January 31, 1998 to $5.5 million in the six months ended January 31, 1999, primarily due to an increase in the number of employees, annual performance-based compensation increases and bonuses. As a percentage of revenues, these expenses increased from 29.8% in the six months ended January 31, 1998 to 37.0% in the six months ended January 31, 1999.

      Other Operating Expenses. Other operating expenses increased $1.1 million, or 41.1%, from $2.7 million in the six months ended January 31, 1998 to $3.8 million in the six months ended January 31, 1999, primarily due to an increase in depreciation and amortization resulting from the restatement of Driver's assets and liabilities at fair value and recognition of goodwill, which is being amortized over 40 years. The restatement of the assets and liabilities and recognition of goodwill resulted from a May 1998 management buyout of the predecessor company. Also contributing to the increase in operating expenses were professional fees incurred in 1998 pursuing a non-compete agreement infringement suit against a former employee. As a percentage of revenues, these expenses increased from 19.8% in the six months ended January 31, 1998 to 25.2% in the six months ended January 31, 1999.

Results for the Year Ended July 31, 1998 Compared to the Year Ended July 31, 1997--Driver

      Commissions and Fees. Commissions and fees increased $4.7 million, or 16.7%, from $28.2 million in the year ended July 31, 1997 to $32.9 million in the year ended July 31, 1998. $2.6 million of the increase was due to the addition of ten producers and the acquisition of two insurance brokerage firms in 1998 which resulted in an increase in the volume of sales transactions. The balance of the increase was due to an increase in the number of policies written.

      Producer Compensation. Producer compensation increased $2.5 million, or 19.0%, from $13.0 million in the year ended July 31, 1997 to $15.4 million in the year ended July 31, 1998, primarily due to the addition of ten producers in 1998 and the related compensation expense. As a percentage of revenues, these expenses increased from 46.0% in the year ended July 31, 1997 to 46.9% in the year ended July 31, 1998.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $1.0 million, or 14.0%, from $7.4 million in the year ended July 31, 1997 to $8.5 million in the year ended July 31, 1998. This increase was due to an increase in the number of employees in response to continued revenue growth as well as annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 26.4% in the year ended July 31, 1997 to 25.8% in the year ended July 31, 1998.

      Other Operating Expenses. Other operating expenses increased $83,000, or 1.3%, from $6.5 million in the year ended July 31, 1997 to $6.6 million in the year ended July 31, 1998. This increase was primarily due to an increase in depreciation and amortization resulting from the restatement of Driver's assets and liabilities at fair value and the recognition of goodwill and the value of customer lists, which are being amortized over 40 years. The restatement of the assets and liabilities and the recognition of the goodwill and customer lists were recorded following a management buyout of the company in May 1998. Also contributing to the increase in operating expenses were professional fees incurred in 1998 while pursuing a non-compete agreement infringement suit against a former employee. As a percentage of revenues, these expenses decreased from 23.3% in the year ended July 31, 1997 to 20.1% in the year ended July 31, 1998.

Results for the Year Ended July 31, 1997 Compared to the Year Ended July 31, 1996--Driver

      Commissions and Fees. Commissions and fees increased $1.2 million, or 4.6%, from $26.9 million in the year ended July 31, 1996 to $28.2 million in the year ended July 31, 1997, primarily due to an expansion of Driver's public entity and specialty refuse lines of business and an increase in the number of producers.

      Producer Compensation. Producer compensation decreased $109,000 or 0.8%, from $13.1 million in the year ended July 31, 1996 to $13.0 million in the year ended July 31, 1997, primarily due to a reduction in producer compensation rates. As a percentage of revenues, these expenses decreased from 48.5% in the year ended July 31, 1996 to 46.0% in the year ended July 31, 1997.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $172,000 or 2.4%, from $7.3 million in the year ended July 31, 1996 to $7.4 million in the year ended July 31, 1997, primarily due to annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 27.0% in the year ended July 31, 1996 to 26.4% in the year ended July 31, 1997.

      Other Operating Expenses. Other operating expenses increased $334,000, or 5.4%, from $6.2 million in the year ended July 31, 1996 to $6.5 million in the year ended July 31, 1997, primarily due to increases in depreciation, consulting fees and legal expenses. As a percentage of revenues, these expenses increased from 23.1% in the year ended July 31, 1996 to 23.3% in the year ended July 31, 1997.

Liquidity and Capital Resources--Driver

      Driver generated net cash from operating activities of approximately $498,000 and $1.1 million in the six months ended January 31, 1999 and 1998, respectively. Net cash flow from operating activities was approximately $2.5 million, $426,000 and $515,000 in the years ended July 31, 1998, 1997 and 1996, respectively. Net cash used in investing activities was approximately $3.5 million in the six months ended January 31, 1999, primarily for the purchases of property and equipment and acquisitions. In the six months ended January 31, 1998, cash used in investing activities was approximately $208,000 and was used primarily for the purchase of property and equipment. Net cash used in investing activities was approximately $530,000 in the year ended July 31, 1998 (excluding the purchase of the predecessor company) and $491,000 and $327,000 in the years ended July 31, 1997 and 1996, and was used primarily for the purchases of property and equipment. Net cash provided by financing activities was approximately $3.6 million in the six months ended January 31, 1999, consisting primarily of payments received on stockholder notes and proceeds from issuance of debt. Net cash used in financing activities in the six months ended January 31, 1998 was approximately $113,000 and was primarily due to the repurchase of common stock. In the year ended July 31, 1998, cash generated by financing activities totaled $16.5 million and was used primarily to finance the acquisition of the predecessor company. Net cash used in financing activities in the year ended July 31, 1997 and 1996 totaled $64,000 and $546,000, respectively. At January 31, 1999, Driver had working capital of $2.3 million.

Results of Operations--IDA

      The following table sets forth selected financial data for IDA on a historical basis and as a percentage of revenues for the periods indicated:

                                                       Three Months Ended March
                           Year Ended December 31,                31,
                          ---------------------------  --------------------------
                              1997          1998           1998          1999
                          ------------  -------------  ------------  ------------
                                         (Dollars in thousands)
Revenues................  $9,756 100.0% $10,933 100.0% $2,902 100.0% $2,978 100.0%
Expenses:
  Employee compensation
   and related costs....   6,047  62.0    6,361  58.2   1,394  48.0   1,557  52.3
  Other operating
   expenses.............   2,668  27.3    3,050  27.9   1,073  37.0   1,002  33.6
                          ------ -----  ------- -----  ------ -----  ------ -----
Income from operations..  $1,041  10.7% $ 1,522  13.9% $  435  15.0% $  419  14.1%
                          ====== =====  ======= =====  ====== =====  ====== =====

Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--IDA

      Revenues. Revenues remained relatively constant at approximately $2.9 million for the three months ended March 31, 1998 and 1999.


      Employee compensation and related costs. Employee compensation and related costs increased $163,000, or 11.7%, from $1.4 million in the three months ended March 31, 1998 to $1.6 million in the three months ended March 31, 1999, primarily due to staff additions, salary increases and bonuses.

As a percentage of revenues, these expenses increased from 48.0% in the three months ended March 31, 1998 to 52.3% in the three months ended March 31,1999.

      Other operating expenses. Other operating expenses remained relatively constant at approximately $1.0 million in the three months ended March 31, 1998 and 1999. As a percentage of revenues, these expenses decreased from 37.0% in the three months ended March 31, 1998 to 33.6% in the three months ended March 31, 1999.

Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--IDA

      Revenues. Revenues increased $1.2 million, or 12.1%, from $9.8 million for the year ended December 31, 1997 to $10.9 million for the year ended December 31, 1998, primarily as a result of the addition of a major customer in January 1998 for which IDA provides benefits administration for an approximate enrollment of 2,300 lives. In addition IDA experienced an increase in COBRA and PPO administration fees.

      Employee Compensation and Related Costs. Employee compensation and related costs increased $314,000, or 5.2%, from $6.0 million in the year ended December 31, 1997 to $6.4 million in the year ended December 31, 1998, as a result of annual performance-based compensation increases, additional staffing and an increase in overtime compensation. As a percentage of revenues, these expenses decreased from 62.0% in the year ended December 31, 1997 to 58.2% in the year ended December 31, 1998.

      Other Operating Expenses. Other operating expenses increased $382,000, or 14.3%, from $2.7 million in the year ended December 31, 1997 to $3.1 million in the year ended December 31, 1998. As a percentage of revenues, these expenses increased slightly from 27.3% in the year ended December 31, 1997 to 27.9% in the year ended December 31, 1998.

Liquidity and Capital Resources--IDA

      IDA generated net cash flow form operating activities of approximately $443,000 and 362,000 in the three months ended March 31, 1999 and 1998, respectively. IDA generated net cash from operating activities of approximately $1.8 million and $996,000 in the years ended December 31, 1998 and 1997, respectively. For the three months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $2,000 and $50,000, respectively, for property and equipment purchases. Net cash used in investing activities was approximately $105,000 and $451,000 in the years ended December 31, 1998 and 1997, respectively, used for purchases of property and equipment. In the three months ended March 31, 1999 and 1998, net cash used in financing activities was approximately $244,000 and $207,000, respectively, for payments of long-term debt and dividends. Cash used in financing activities was approximately $1.1 million and $730,000 in the years ended December 31, 1998 and 1997, respectively primarily for payments of dividends of $850,000 and $980,000 in 1998 and 1997, respectively, and payments of long-term debt of $202,000 in 1998 and net proceeds from the issuance of long-term debt of $250,000 in 1997. At March 31, 1999, IDA had working capital of approximately $1.3 million.

Results of Operations--Reppond

      The following table sets forth selected financial data for Reppond on a historical basis and as a percentage of revenues for the periods indicated:

                                                     Three Months Ended March
                                                                31,
                                                     --------------------------
                                                         1998          1999
                                                     ------------  ------------
Revenues............................................ $1,909 100.0% $2,191 100.0%
Expenses:
  Producer compensation.............................    635  33.3     674  30.8
  Employee compensation and related costs...........    586  30.7     646  29.5
  Other operating expenses..........................    478  25.0     712  32.5
                                                     ------ -----  ------ -----
Income from operations.............................. $  210  11.0% $  159   7.2%
                                                     ====== =====  ====== =====

Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Reppond

      Revenues. Revenues increased $282,000, or 14.8%, from $1.9 million for the three months ended March 31, 1998 to $2.2 million for the three months ended March 31, 1999, primarily due to premium increases and the addition of several new customers.

      Producer compensation. Producer compensation increased $39,000, or 6.1%, from $635,000 for the three months ended March 31, 1998 to $674,000 for the three months ended March 31, 1999, primarily due to the increase in revenues as producers are generally compensated based on a percentage of revenues. As a percentage of revenues, these expenses decreased from 33.3% in 1998 to 30.8% in 1999.

      Employee compensation and related costs. Employee compensation and related costs increased $60,000, or 10.2%, from $586,000 in the three months ended March 31, 1998 to $646,000 in the three months ended March 31, 1999, primarily due to annual performance-based compensation increases and staff additions. As a percentage of revenues, these expenses decreased from 30.7% in the three months ended March 31, 1998 to 29.5% in the three months ended March 31,1999.

      Other operating expenses. Other operating expenses increased $234,000, or 49.0%, from $478,000 in the three months ended March 31, 1998 to $712,000 in the three months ended March 31, 1999. The increase was primarily due to professional fees related to the merger and technical support for computer system upgrades. As a percentage of revenues, these expenses increased from 25.0% in the three months ended March 31, 1998 to 32.5% in the three months ended March 31, 1999.

Liquidity and Capital Resources--Reppond

      Reppond used cash in operating activities of approximately $112,000 in the three months ended March 31, 1999 and generated net cash flow from operating activities of approximately $182,000 in the three months ended March 31, 1998. For the three months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $121,000 and $48,000, respectively, principally for property and equipment purchases. In the three months ended March 31, 1999, net cash provided by financing activities was approximately $259,000, principally from the issuance of short-term debt. In the three months ended March 31, 1998, net cash used in financing activities was approximately $81,000, principally for the repayment of long-term and short-term debt. At March 31, 1999, Reppond had a working capital deficit of approximately $24,000.

Inflation

      Substantially all of CenterPoint's client services agreements and insurance policies allow, at the time of renewal, for adjustments in the fees payable thereunder and thus may enable CenterPoint to seek increases in the amounts charged. Such increases have historically allowed the CenterPoint Companies to respond to increases in their costs, the most significant component of which is compensation expense. The substantial majority of these agreements and policies are for one year or less and the remaining agreements and policies are for terms of up to two years. The short-term nature of these agreements and contracts generally reduce the risk to CenterPoint of the adverse affect of inflation.

Year 2000 Compliance

      The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time-sensitive hardware and software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, bill and collect fees, or engage in similar normal business activities.

      Each CenterPoint Company has undertaken the following five-phase approach to assessing its year 2000 risks:

  1. appoint internal teams and assess systems;

  2. evaluate assessment results and perform project planning;

  3. execute system upgrades and replacements based on plan;

  4. test systems; and

  5. develop contingency planning.

      Each CenterPoint Company has completed phases 1 and 2 for all critical hardware and software systems. Because of CenterPoint's reliance on third party industry specific software products and mainstream hardware components, preparation for year 2000 has focused almost exclusively on upgrading software and hardware products to vendor-certified year 2000 compliant versions. In cases where vendors did not provide upgrade solutions, or where business needs indicated that a change in software and/or hardware solutions was appropriate, new solutions were identified for implementation.

      CenterPoint believes that it has satisfactorily assessed its internal risks with respect to its information technology systems and is in the process of identifying its non-information technology systems to assess their year 2000 readiness. Critical information technology systems include time and billing, accounts receivable and cash collections, accounts payable and general ledger, human resources and payroll, cash management, fixed assets and all information technology hardware (such as desktop/laptop computers and data networking equipment). Critical non-information technology systems include telephone systems, fax machines, copy machines and building security systems. To date, CenterPoint has not identified any material year 2000 problems with information technology or non-information technology systems.

      At this time, CenterPoint assesses its year 2000 status for its significant systems as follows:

     . Laptop/desktop/servers. Each CenterPoint Company reports substantial completion of equipment upgrades or replacements.

     . General accounting systems. All of the CenterPoint Companies have completed the upgrades and replacements, with the exception of Grace, which is expected to purchase and install new software by September 1, 1999.

     . Time and billing/practice management. All of the professional services firms utilize vendor-certified year 2000 compliant versions of their practice management systems.

     . Tax processing software. All of the professional services firms report successful migration to year 2000 compliant versions of their tax processing software.

     . Agency management. All of the business and financial services firms report that their core business record keeping and billing systems are on vendor-certified year 2000 compliant versions of software.

     . Non-information technology systems. Berry Dunn has a non-year 2000 compliant voicemail system that must be replaced, and Reppond has a non-compliant phone system. Each of these systems is scheduled for replacement by September 1, 1999.

      Based on an ongoing survey of year 2000 project progress, CenterPoint currently estimates that the total cost of its year 2000 compliance and remediation activities will be approximately $400,000 to $500,000, of which approximately $380,000 had been incurred as of March 31, 1999. Of the estimated total year 2000 costs, approximately $50,000 represents costs associated with repair of software problems and approximately $400,000 represents the purchase of replacements or upgrades of software or hardware. However, CenterPoint cannot guarantee that actual compliance costs will fall within the range of this estimate, that any future acquisition of a business will not require substantial year 2000 compliance expenditures or that precautions that

CenterPoint has taken to protect its business from or minimize the impact of year 2000 issues will be adequate. Any damage to CenterPoint's information processing system, failure of telecommunications lines or breach of the security of its computer systems could result in an interruption of operations or other loss which may not be covered by insurance. Any such event could have a material adverse effect on CenterPoint's business, financial condition or results of operations.

      Each of the CenterPoint Companies is assessing the year 2000 readiness of its significant customers, business partners and vendors to determine the extent to which CenterPoint's interface systems are vulnerable to the failure of those third parties to remediate their own year 2000 issues. To date, CenterPoint is not aware of any significant customers, business partners or vendors with a year 2000 issue that would materially affect CenterPoint or a CenterPoint Company. However, CenterPoint cannot guarantee that the systems of other companies, on which CenterPoint's operations rely, will be timely converted or that failure to timely convert would not have a material adverse effect on CenterPoint's business, financial condition or results of operations.

      CenterPoint believes that each CenterPoint Company has a program in place to resolve the year 2000 issue in a timely manner. In assessing their year 2000 risks, none of the CenterPoint Companies have engaged in any independent verification or validation processes.

      CenterPoint has commenced its contingency planning for critical operational areas that might be affected by the year 2000 issue if compliance by CenterPoint is delayed. Elements of CenterPoint's contingency plans include switching vendors and third party suppliers and using manual processes that do not rely on computers. CenterPoint expects to complete its contingency planning by September 30, 1999. Aside from catastrophic failure of banks, utilities or governmental agencies, CenterPoint believes that it could continue its normal business operations. Unless such catastrophic failure occurs, CenterPoint does not believe that the year 2000 issue will materially affect its results of operations, liquidity or capital resources.

      Several of the CenterPoint Companies have information technology consulting practices that have periodically been asked by clients to provide certain year 2000 consulting services. Although CenterPoint believes, based on the services it has provided to date, that it has limited exposure to claims that may be asserted by clients whose systems might be compromised as a result of a year 2000 related malfunction, there can be no assurance that material claims will not be made.

                               INDUSTRY OVERVIEW

The Competitive Environment

      According to the U.S. Department of Commerce, firms providing traditional accounting services--accounting, auditing and bookkeeping--generated approximately $59.3 billion in revenues in 1997. Such revenues were projected to grow to $65.8 billion for 1998, with further growth in these revenues expected at an annual rate of 9% to 10% from 1999 through 2002, assuming moderate U.S. economic growth.

      According to a report published by the American Institute of Certified Public Accountants in 1996, the distribution of AICPA members employed by accounting firms was as shown below. The italicized headings reflect CenterPoint's categorizations.

                                                   Total
                                              Number of AICPA     Average
                                    Number of   Members in    Number of AICPA
               Firm Size              Firms        Firms      Members per Firm
     ------------------------------ --------- --------------- ----------------
     The Big Five
       Big Five....................       5        20,928          4,185
     Regional Firms
       Next six largest firms......       6         3,516            586
       Firms with more than 100
        members....................      16         2,237            139
       Firms with 50 to 99
        members....................      50         3,265             65
       Firms with 25 to 49
        members....................     215         6,948             32
     Local Firms
       Firms with 10 to 24
        members....................   1,218        17,003             13
       Firms with 5 to 9 members...   2,937        18,767              6
     Tax and Bookkeeping Firms
       Firms with 2 to 4 members...  11,586        29,547              2
       1 member....................  30,406        30,406              1
                                     ------       -------
                                     46,439       132,617
                                     ======       =======

      Based on the pro forma combined revenues of CenterPoint's eight professional services firms for the fiscal year ended December 31, 1998, CenterPoint would have been ranked No. 13 in the Accounting Top 100 had the CenterPoint Companies been combined throughout such period.

      CenterPoint categorizes the competitive environment in the following manner:

     . The Bi. Five. This se.me.t co.sists of Arthur A.derse., De.oitte & Touche, Er.st & You.., KPMG a.d PricewaterhouseCoopers. These mu.ti.atio.a. firms provide diversified professio.a., .usi.ess a.d fi.a.cia. services a.d products primari.y to pu..ic.y-he.d corporatio.s a.d .ar.e private compa.ies, focusi.. mai..y o. Fortu.e 1000 compa.ies.

     . Re.io.a. Firms. These firms provide services primari.y to private.y-he.d, midd.e-market c.ie.ts. Firms i. this se.me.t co.ti.ue to expa.d service a.d product offeri..s .eyo.d traditio.a. accou.ti...

     . Loca. Firms. This se.me.t is comprised of firms whose c.ie.ts are primari.y sma.., .oca. .usi.esses. Ma.y of these firms have a.so .e.u. to offer .o.-traditio.a. services a.d products, typica..y o. a .iche .asis.

     . Tax a.d Bookkeepi.. Firms. These .usi.esses .e.era..y provide .asic .ookkeepi.., tax retur. preparatio. a.d traditio.a.
        accou.ti.. services to sma.. .usi.esses a.d i.dividua.s.

        This segment is extremely fragmented, consisting of approximately 42,000 firms and/or sole practitioners. This category also includes storefront operations of franchisors.

      CenterPoint believes that its primary competitors in the accounting industry are the regional firms, although it also competes for certain clients and in certain markets with the Big Five, other national firms and larger local firms. Although a trend toward consolidation among accounting firms is emerging, the regional and local segments are still highly fragmented, with no single firm accounting for more than 1% of the industry's total revenues. CenterPoint believes that the fragmented nature of these segments presents opportunities for future acquisitions.

Industry Opportunities

      CenterPoint believes that certain industry trends have created a significant opportunity for a company that provides high quality professional, business and financial services and products to middle-market clients. CenterPoint intends to capitalize on this opportunity by using its professional services firms as focal points for delivering its high quality services and products. Industry trends include the following:

Client-Driven Expansion of Services Provided by Trusted Advisors

      CenterPoint believes that market forces are redefining the lines that once separated the delivery of traditional accounting services from other professional, business and financial services and products. Management believes that this has occurred primarily as a consequence of the willingness of clients to use outside service providers to meet their increasingly complex needs.

      According to U.S. Department of Commerce analysts, the accounting profession is facing greater demand for value-added consulting services. Revenues of the Accounting Top 100 increased 24% to $31.6 billion in 1998 from $25.5 billion in 1997. Consulting services represented the biggest factor in this growth, outpacing growth in revenues from tax services and from accounting and auditing services. Clients whose engagements have traditionally been limited to accounting and tax services are increasingly looking to their accounting professionals to provide--or refer them to--additional services such as management consulting, insurance brokerage, employee benefits design and administration and information technology consulting. CenterPoint believes that clients are increasingly seeking a single provider of multiple outsourced services and that accounting professionals are uniquely situated to respond to these demands because of their existing position as trusted advisors to these clients. CenterPoint believes that it is able to capitalize on this trend through its network of professional advisors and its expertise in business and financial services and products, including insurance brokerage and employee benefits design and administration services.

Increasingly Complex Needs of Middle-Market Clients

      CenterPoint believes that the Big Five are increasingly focused on the needs of their largest, publicly-held corporate clients. According to a 1998 survey by Public Accounting Report, of the approximately 14,000 publicly-held clients served by the top 100 accounting firms in that survey, approximately 90% were being served by the Big Five. The Big Five have developed globally diversified business, financial and consulting services in response to the complex needs of these large clients. CenterPoint believes that the needs of middle-market clients are increasingly complex, creating opportunities for large, regional accounting firms to expand their service and product offerings beyond traditional accounting. Revenues of the Top 100 other than the Big Five grew to $4.9 billion in 1998, an increase of 23% from 1997. Consulting revenues were the most significant contributor to this growth.

Changing Regulatory Environment

      As demand for non-traditional services from accounting firms has increased, state regulations are evolving to keep pace with this new industry dynamic. Accordingly, as more states allow CPAs to diversify into new business lines, there is increasing opportunity for and competitive pressure on accounting firms to enter into these businesses. CenterPoint believes that many local and regional accounting firms do not have access to capital, possess the expertise necessary or offer the diversified services required to compete effectively in this evolving market environment. See "Business--Regulation-- Accounting Profession."

                                    BUSINESS

Introduction

      CenterPoint is a leading provider of professional, business and financial services and products to middle-market clients. CenterPoint offers a full range of consulting, accounting, tax and related professional services, as well as complementary business and financial services and products, such as insurance brokerage and employee benefits design and administration. More than 2100 employees provide these services and products to clients located throughout the United States. CenterPoint principally focuses on middle-market clients that are privately-held companies in a variety of industries, governmental and not-for-profit entities and affluent individuals and families.

      CenterPoint has assembled a group of founding companies with expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. The CenterPoint Companies have been in business an average of 27 years. On a combined historical basis, revenues of the CenterPoint Companies increased from $169.8 million in fiscal 1997 to $201.0 million in fiscal 1998, representing an annual growth rate of 18.4%.

Business Strategy

      CenterPoint's goal is to provide middle-market clients with personalized, local service backed by the resources and capabilities of a national firm. To implement its client-focused business strategy, CenterPoint will:

     .  Deve.op a.d De.iver Hi.h Qua.ity Services a.d Products.
        Ce.terPoi.t curre.t.y offers a .road ra..e of hi.h qua.ity professio.a., .usi.ess a.d fi.a.cia. services a.d products. Ce.terPoi.t i.te.ds to improve a.d deve.op its service a.d product offeri..s throu.h i..ovatio. a.d se.ected acquisitio.s a.d a..ia.ces.

     . Create Natio.a. Practices .y Capita.izi.. o. Existi.. Expertise. Severa. of the Ce.terPoi.t Compa.ies have deve.oped stro.. .atio.a. or re.io.a. reputatio.s re.ati.. to a particu.ar i.dustry, service or product. For examp.e, Ce.terPoi.t has si..ifica.t advisory expertise i. the rea. estate, ma.ufacturi.., hea.th care a.d co.structio. i.dustries a.d i. specia.ized services i.c.udi.. .iti.atio. co.su.ti.. services a.d i.formatio. tech.o.o.y co.su.ti.. services. Ce.terPoi.t a.so has expertise i. i.sura.ce .rokera.e a.d emp.oyee .e.efits admi.istratio. services. Ce.terPoi.t i.te.ds to use its .atio.a. practices as:

            . C.eari..houses of k.ow.ed.e that provide i.dustry, service or product expertise to a.. Ce.terPoi.t .usi.ess u.its.

            . Resources for the deve.opme.t of ".est practices" that wi.. .e used for trai.i.., co.ti.ui.. educatio. a.d practice deve.opme.t throu.hout Ce.terPoi.t.

            . P.atforms for ide.tifyi.., i.te.rati.. a.d ma.a.i.. future acquisitio.s a.d a..ia.ces.

     . Expa.d its Prese.ce i. Key Geo.raphic Markets. Capita.izi.. o. the stro.. reputatio.s of the Ce.terPoi.t Compa.ies, Ce.terPoi.t i.te.ds to .ui.d upo. its .oca. prese.ce throu.h se.ected acquisitio.s i. its curre.t markets. At the same time, Ce.terPoi.t i.te.ds to take adva.ta.e of its existi.. .eo.raphic diversity .y adopti.. a marketi.. strate.y that promotes the Ce.terPoi.t .ra.d .atio.a..y a.d hi.h.i.hts Ce.terPoi.t's expa.ded fu.ctio.a. capa.i.ities a.d market prese.ce.

     . I.te.rate its Ma.a.eme.t a.d its I.formatio. Systems. Ce.terPoi.t reco..izes the importa.ce of i.te.rati.. a.d coordi.ati.. its .usi.ess u.its a.d systems a.d has hired a chief i.te.ratio. officer to .ead this process. Ce.terPoi.t's executive ma.a.eme.t team wi..

        work closely with the CenterPoint Companies to implement and integrate CenterPoint's business and growth strategies.

Internal Growth Strategy

      To execute its growth strategy, CenterPoint will:

     . Bui.d Upo. Trusted Advisor Re.atio.ships. Ce.terPoi.t .e.ieves that its trusted advisor re.atio.ships prese.t a. opportu.ity to provide additio.a. services a.d products to c.ie.ts. Ce.terPoi.t i.te.ds to .ui.d upo. these re.atio.ships .y usi.. its professio.a. services firms as the foca. poi.ts for de.iveri.. Ce.terPoi.t's services a.d products. By capita.izi.. o. its c.ie.t re.atio.ships as we.. as its reputatio. for qua.ity, each Ce.terPoi.t Compa.y ca. he.p direct its c.ie.ts to the expertise, services a.d products that provide the .est so.utio.s to their .usi.ess a.d perso.a. .eeds.

     . I.stitute I.ce.tives for C.ie.t a.d K.ow.ed.e Shari... Ce.terPoi.t i.te.ds to imp.eme.t i.ce.tives to motivate the shari.. of c.ie.t re.atio.ships a.d expertise throu.hout Ce.terPoi.t. I. additio., Ce.terPoi.t uses stock ow.ership to a.i.. the o.jectives of its .usi.ess u.its.

     . Capture Be.efits of Sca.e. Ce.terPoi.t .e.ieves that it ca. achieve certai. .e.efits as a resu.t of its size. Its com.i.ed c.ie.t .ase, .um.er of professio.a.s a.d i.dustry a.d product specia.ties provide opportu.ities to create .atio.a. practices. Ce.terPoi.t's .road .eo.raphic covera.e wi.. e.a..e it to serve c.ie.ts as they expa.d i.to .ew markets. I. additio., Ce.terPoi.t .e.ieves that it ca. reduce costs throu.h .reater purchasi.. power
        i. key expe.se areas a.d .y e.imi.ati.. or co.so.idati.. certai. dup.icative admi.istrative fu.ctio.s.

Acquisitions and Alliances

      CenterPoint believes that the emergence of a diversified professional, business and financial services industry will create acquisition opportunities. CenterPoint believes that many regional and local firms are facing pressure to join larger enterprises that provide the resources and breadth of service and product offerings necessary to fulfill client needs and to compete successfully in this evolving market. As a result, CenterPoint expects that numerous firms will explore alternatives to independent ownership.

      CenterPoint intends generally to focus on acquisition targets that have a strong financial history, offer effective management and entrepreneurial leadership and have strong client relationships. In particular, CenterPoint intends to further its strategy by targeting acquisition and alliance candidates that:

     . provide a professio.a. services practice with a .atio.a. or re.io.a. reputatio.;

     . expa.d Ce.terPoi.t's offeri..s a.d expertise to .ui.d a.d e.ha.ce .atio.a. practices;

     . fu.ctio. as a distri.utio. poi.t .y providi.. a .oca. prese.ce i. .ew .eo.raphic markets; or

     . expa.d the prese.ce of Ce.terPoi.t's existi.. p.atforms i. their .eo.raphic markets.

      CenterPoint believes that the opportunity to be acquired by CenterPoint will be attractive to many local and regional firms. CenterPoint will offer owners of such firms the benefits of its business strategy, including:

     .  the opportu.ity to .etter serve their c.ie.ts' .eeds;

     .  the opportu.ity to e.ha.ce curre.t a.d future profita.i.ity;

     .  access to .ew tech.o.o.y a.d operatio.a. processes; a.d

     .  e.ha.ced fi.a.cia. resources a.d visi.i.ity as a pu..ic compa.y.

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

      As a result of discussions with many companies during its formation process, CenterPoint has developed a significant list of potential acquisition candidates. In addition, each CenterPoint Company has memberships in industry associations and relationships with other firms that will be used to further expand the list of potential acquisition candidates. These candidates currently include accounting firms, information technology consulting firms, financial service firms, business consulting firms, insurance brokerage firms, third party administrators and professional staffing firms.

      As consideration for future acquisitions, CenterPoint intends to use various combinations of cash, debt and common stock. Other than in connection with the mergers, CenterPoint is not currently a party to any agreements regarding any acquisitions.

      In addition to acquisitions, CenterPoint will actively pursue alliances with other providers who offer quality services and products that are not directly offered by CenterPoint. For example:

     . Ce.terPoi.t is the o..y U.S. mem.er of Ur.ach Hacker You.. I.ter.atio.a. Limited, a. i.ter.atio.a. strate.ic a..ia.ce of 42 i.ter.atio.a. firms from 36 cou.tries. Throu.h this a..ia.ce, Ce.terPoi.t ca. assist c.ie.ts i. achievi.. their .usi.ess a.d fi.a.cia. o.jectives i. the i.ter.atio.a. marketp.ace.

     . Ce.terPoi.t has a. a..ia.ce with Om.itech Corporate So.utio.s, I.c., a. i.formatio. tech.o.o.y co.su.ti.. firm .ocated i. the Northeast. Throu.h this .o.-exc.usive arra..eme.t, Om.itech has .ee. ide.tified as o.e of Ce.terPoi.t's preferred providers of .etwork services, i.ter.et desi.. a.d imp.eme.tatio., software deve.opme.t, sa.es force automatio. a.d other i.formatio. tech.o.o.y services to Ce.terPoi.t's c.ie.ts.

Services and Products

Professional Services

      Consulting Services. CenterPoint offers a broad array of consulting and other advisory services, including:

     .management, profit improvement and mergers and acquisitions consulting;

     .international business advisory services;

     .succession and estate planning;

     .business valuations; and

     .personal financial planning.

The number and variety of these services reflect the breadth of the expertise of CenterPoint's professionals as well as the diversity of its clients. CenterPoint has designed many of these services for clients in particular industries.

      Accounting Services. CenterPoint provides accounting services such as:

     .budgets;

     .business plan preparation and related cash flow projections;

     .internal control and operational review;

     .insolvency services;

     .receivables and cash flow management;

     .due diligence review; and

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     .controllership activities.

Under non-exclusive services agreements, CenterPoint provides professional personnel to perform field work and other accounting services for the Attest Firms. See "Certain Transactions--The Mergers--Ancillary Agreements with Professional Services Firms and their Affiliates-- Services Agreements."

      Tax Services. CenterPoint also provides clients with a complete range of tax services. CenterPoint assists its clients in planning their overall business structures and operations to minimize federal, state, local and foreign taxes. Tax services also include tax return preparation, tax compliance services and business, individual and estate planning services. A significant portion of these tax services are nondiscretionary and compliance driven.

      Specialized Services. CenterPoint has developed significant practices in specialized services offered to clients across industry lines. CenterPoint intends to build national practices based on these specialized services, which include:

     . Liti.atio. Co.su.ti.. Services. Ce.terPoi.t provides .iti.atio. co.su.ti.. services, which i.c.ude a.a.yzi.. a.d providi.. expert opi.io.s a.d testimo.y o. comp.ex fi.a.cia. disputes.

     . I.formatio. Tech.o.o.y Co.su.ti.. Services. Ce.terPoi.t's i.formatio. tech.o.o.y co.su.ta.ts advise c.ie.ts as to strate.ic systems p.a..i.., app.icatio. systems se.ectio. a.d procureme.t, .etwork desi.. a.d i.sta..atio., software imp.eme.tatio.
        ma.a.eme.t a.d systems security.

      Industry Expertise. CenterPoint has considerable expertise with respect to certain industries and can tailor its consulting, accounting and tax services to specific business, regulatory or competitive environments. CenterPoint intends to build national practices based on these areas of expertise, which include:

     . Rea. Estate. Ce.terPoi.t has a .atio.a..y reco..ized practice servi.. the u.ique .eeds of the rea. estate i.dustry. It advises c.ie.ts as to structuri.. rea. estate i.vestme.ts, fi.a.ci..s a.d tra.sactio.s, i.vestme.t a.a.ysis, tax comp.ia.ce a.d p.a..i.., due di.i.e.ce, rea. estate sy.dicatio. a.d operatio.a. rea. estate projectio.s.

     . Ma.ufacturi... Ce.terPoi.t advises its ma.ufacturi.. c.ie.ts as to imp.eme.ti.. i.ve.tory ma.a.eme.t systems, cost a.d prici.. systems a.d qua.ity ma.a.eme.t systems required for i.dustry reco..ized certificatio.s such as ISO a.d QS 9000 re.istratio..

     . Hea.th Care. Ce.terPoi.t advises hospita.s, .ursi.. homes a.d other hea.th care i.dustry c.ie.ts as to physicia. practice va.uatio., .i..i.. code a.d rate audits, medicare a.d medicaid reporti.. a.d auditi.., medica. records ma.a.eme.t a.d patie.t .i..i.. systems.

     . Co.structio.. Ce.terPoi.t advises co.structio. co.tractors a.d re.ated c.ie.ts as to estimati.. a.d jo. cost ma.a.eme.t systems, co.tract auditi.., .o.di.. capacity a.a.ysis, capita. equipme.t fi.a.ci.. optio.s a.d other specia. projects.

Business and Financial Services

      Insurance Brokerage Services. CenterPoint offers its clients access to a variety of insurance products, including property and casualty insurance, workers compensation coverage, surety bonds and health and life insurance programs. CenterPoint brokers property and casualty insurance to companies with diverse insurance requirements, ranging from comprehensive business packages for small, local businesses to large portfolios for international corporations. CenterPoint also brokers life and health insurance products, administers benefits and provides other services for its clients' employee benefits programs. In addition, CenterPoint has established relations with most major bonding companies that allow it to provide a variety of surety bond products. CenterPoint also counsels business owners and executives as to 401(k) products, comprehensive risk management planning and analysis of retirement, executive benefits and financial and estate plans.

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


      CenterPoint's insurance services businesses do not currently engage in activities that involve bearing the risk of an insured's loss. CenterPoint may in the future enter this segment of the industry, through acquisition or otherwise, by underwriting certain products in which CenterPoint has particular expertise through its brokerage activities. CenterPoint has no current plans to engage in risk-bearing activities. Expansion into this area would involve risks. See "Risk Factors--CenterPoint may expand its insurance business to include activities that involve bearing the risk of loss."

      Employee Benefits Design and Administration. CenterPoint offers comprehensive employee benefits design and third party administration services to businesses and governmental units. CenterPoint designs self-funded employee benefits plans that allow an employer to structure a traditional indemnity plan or to take advantage of preferred provider or managed care options. CenterPoint procures quotes for insurance from stop loss carriers and provides claims processing, plan performance and other administrative services. CenterPoint administers a wide variety of plans, including medical, dental, group life, group disability, COBRA and Section 125 plans. Revenues from these services primarily consist of per employee fees for administrative services and commissions from stop loss carriers. CenterPoint believes that the systems, programming and data processing infrastructure in place for these services has the capacity to handle significantly greater number of plans and covered employees without significant incremental investment.

Employee Incentives

      The performance of CenterPoint's employees is critically important to its success. Senior employees, many of whom were the owners or principals of the CenterPoint Companies before the mergers, must continue to generate and maintain business as they have historically. In addition, because of their industry and client relationships, CenterPoint anticipates that these employees will play an important role in generating cross-selling opportunities and attracting acquisition candidates.

      The principal objectives of the compensation structure include:

     . motivating employees to increase CenterPoint's overall profitability through new business, cross-selling and the integration of services, products and offices;

     . creating incentives that motivate each business unit to increase its profitability; and

     . retaining and motivating top performing employees and attracting additional employees and acquisition candidates by providing competitive compensation.

Professional Services

      CenterPoint's senior professionals are taking significant cuts in cash compensation--in some cases more than 50%--in order to join CenterPoint. However, CenterPoint believes that these individuals will continue to be highly motivated to perform through their significant equity interests in CenterPoint as a result of the mergers and the issuance of stock options and their opportunity to share in the growth of their firm's earnings as discussed below. Other professionals who are on the "partner track" will be eligible to receive CenterPoint stock options and upon "making partner" will be able to share in potential increases in their firm's earnings. The current compensation of such employees will not be directly affected by the Mergers.

      Compensation Structure. The senior professionals of each CenterPoint professional services firm will enter into firm-specific incentive compensation agreements with CenterPoint. These agreements allocate a significant portion of the Subsidiary Operating Earnings of each professional services firm to its senior professionals (the "participants") as compensation.

      On an annual basis, CenterPoint will retain a specified fixed dollar amount of earnings before any compensation is paid to a firm's participants. The amount retained by CenterPoint is referred to as "CenterPoint Base Earnings." The amount of CenterPoint Base Earnings has been negotiated with each

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


professional services firm and varies from firm to firm. Agreed-upon CenterPoint Base Earnings range from 34.9% to 60.4% of the adjusted earnings of the respective professional services firms in the four calendar quarters ending March 31, 1999 ("Initial Operating Earnings"). The amount allocated to each professional services firm for compensation of participants is referred to as "Subsidiary Base Compensation." Subsidiary Base Compensation equals Initial Operating Earnings less CenterPoint Base Earnings.

      In addition to Subsidiary Base Compensation, each professional services firm has agreed to a 40%/60% split of any amount by which future Subsidiary Operating Earnings exceed Initial Operating Earnings, with 40% to be retained by CenterPoint and 60% to be allocated to participants (the "Bonus"). For purposes of the incentive compensation agreements, "Subsidiary Operating Earnings" generally means a firm's earnings before taxes, interest expense not related to capital leases, certain depreciation expense, amortization of merger transaction costs, extraordinary items, allocations of corporate overhead, expenses incurred in connection with acquisitions completed prior to the mergers and the base salary, bonus and indirect costs of any participant. Indirect costs are all costs paid by the professional services firm with respect to a participant's employment, such as social security and medicare taxes, medical, life and disability insurance, costs associated with employee benefit plans and fringe and personal benefits. CenterPoint believes that this Bonus provides participants with a powerful, direct incentive to continue the growth of their Subsidiary Operating Earnings. If Subsidiary Operating Earnings for any year are less than Initial Operating Earnings, Subsidiary Base Compensation will be reduced by the amount of the shortfall.

      This compensation structure is designed to provide CenterPoint with a baseline level of earnings, before corporate expenses, equal to the CenterPoint Base Earnings. Participants can only enjoy increased compensation if they improve their firm's profitability, which in turn will result in additional profits, before corporate expenses, for CenterPoint.

      Administration. Each professional services firm will administer the incentive compensation agreement for its participants including the allocation among the participants of Subsidiary Base Compensation and Bonus. In addition, for corporate cash flow management reasons, participants will only be paid a portion of their compensation throughout the year--in an amount equal to a specified percentage (85% in 1999 and 2000 and 75% thereafter) of their total compensation in the prior year. The balance of the Subsidiary Base Compensation plus Bonus, if any, will be paid on or about April 1 of the next fiscal year. If the amount paid to a firm's participants during the year exceeds the Subsidiary Base Compensation and Bonus, if any, to be paid for such year, CenterPoint will reduce future compensation to recover the deficiency.

      A single incentive compensation agreement may be amended with the agreement of CenterPoint, the professional services firm and a specified percentage of such firm's participants which may vary among the firms. "Blanket" amendments to all of the incentive compensation agreements will require, for three years following the offering, the approval of CenterPoint and representatives of all of the original professional services firms. Thereafter, any such amendments will require the approval of CenterPoint and representatives of 75% of the original professional services firms.

      The incentive compensation agreements have been designed to accommodate and support CenterPoint's growth and acquisition strategies. They provide mechanisms for adding new participants by allowing the firms to continue to "make partners" of their successful professionals. The incentive compensation agreements can also be modified to accommodate the acquisitions of additional professional services practices, as well as individual lateral hires. With the approval of CenterPoint, a promoted professional, the former owners of an acquired firm or a lateral hire may be added as participants, and the incentive compensation agreements will appropriately adjust the definitions of Subsidiary Base Compensation and other relevant terms to appropriately reflect their promotion/addition to the firm's revenues and expenses.

      Other Incentives. The incentive compensation agreements contain additional provisions that are designed to foster CenterPoint's profit growth objectives. For example, CenterPoint intends to establish

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

incentives for cross-selling and cross-servicing of clients and integration of services among all of CenterPoint's operating units. These incentives will generally be included in the Subsidiary Operating Earnings and flow through the compensation mechanisms established under the incentive compensation agreements. Moreover, participants' benefits and perquisites are included in the determination of the Subsidiary Operating Earnings, subjecting these expenses to the self-disciplining features of the incentive compensation agreement structure.

Business and Financial Services

      At the closing of the mergers, CenterPoint will enter into employment agreements with key employees in its business and financial services group. Generally, such agreements will provide for competitive base salaries and performance bonuses based upon such factors as the financial performance of CenterPoint and the particular business unit, the achievement of certain operating objectives and the achievement of personal performance goals. These key employees are receiving CenterPoint common stock in the mergers, and CenterPoint may also grant stock options to these and other key employees. CenterPoint intends to create incentive programs to motivate its business and financial services group employees to expand their businesses, use the distribution platforms provided by professional services firms and pursue and integrate acquisitions.

Technology and Infrastructure

      Each of the CenterPoint Companies maintains its information systems on a local area or wide area network architecture that supports both local and remote processing. The software portfolio used by the professional services firms includes leading programs for electronic workpapers, tax preparation, time reporting and billing and financial control and management reporting, as well as CD-based software for tax and accounting research. In its insurance brokerage business, CenterPoint maintains a wide area network using 14 servers located at the six offices that house the insurance operations. In providing employee benefit administration services, CenterPoint uses a fully automated, high volume claims adjudication system that allows it to integrate claims administration, group billing and administration, and accounting.

      CenterPoint recognizes the importance of technology in facilitating the management of its geographically diverse operations and the sharing of knowledge and professional resources. Accordingly, over time CenterPoint intends to implement an integrated communications and management control system. During the initial phase of the implementation, CenterPoint will focus on developing a communications network using virtual private network facilities to establish enterprise wide communications capability. This network will serve as a "bridge," carrying financial and operating data from the individual CenterPoint Company systems into a corporate data warehouse. This system will also standardize the different data elements into a form that can be used to manage, analyze, and report information on a consistent basis. CenterPoint also intends to deploy workgroup technology that facilitates communication and collaboration across its workforce. In the next phase, CenterPoint plans to design and implement centralized financial control systems. During the final phase, CenterPoint intends to design and implement centralized operational control systems.

      CenterPoint believes that its middle-market clients will increasingly use technology to access the diverse expertise that they are seeking from their outside advisors. Consistent with its client-focused strategy, CenterPoint has created a web site that will link clients to each of the CenterPoint Companies, and it intends to develop and provide additional on-line connections to a network of technical expertise and consulting capabilities.

      The technology CenterPoint utilizes in providing its services and products is rapidly changing. CenterPoint's continued success will depend on its ability to keep pace with technological developments.

Competition

      Competitors in the accounting industry range from the Big Five to storefront tax firms or sole proprietors. CenterPoint competes in this industry primarily with regional firms that also provide services to

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


middle-market clients, although it also competes for some clients and in some markets with the Big Five and larger local firms. CenterPoint's insurance brokerage business competes with numerous firms, primarily regional and local insurance brokers, for customers and insurance carriers. CenterPoint's employee benefit plan business competes with fully insured plan providers and, to a lesser extent, other third party administrators. CenterPoint also competes with in-house operations of some existing and prospective clients. New competitors or alliances among competitors may emerge and rapidly acquire significant market share. Many of CenterPoint's competitors have significantly greater financial, technical, marketing and other resources.

      The markets in which CenterPoint competes are fragmented and competitive. This has resulted in the consolidation of many companies in the professional, business and financial services industries and strategic alliances across industry lines. As a result, consolidators have emerged. These firms, like CenterPoint, offer professional services and business and financial services. CenterPoint believes that the principal competitive factors in its markets are the strength of client relationships, quality and breadth of service and product offerings and professional reputation. CenterPoint believes that it will be able to compete effectively based on its:

     .range of high quality services and products;

     .expertise and reputation for quality;

     .broad geographic coverage;

     .operational economies of scale; and

     .integrated operating structure.

Regulation

      Accounting Profession. Each state has adopted an accountancy law which establishes procedures for licensing CPAs and grants licensed CPAs and accounting firms that are wholly-owned by CPAs a monopoly in providing attest services. The state accountancy laws also contain rules and regulations covering a variety of issues including the permissible forms and ownership of accounting firms, the use of the CPA designation, the payment and receipt of referral fees, the use of contingent fee arrangements, engaging in incompatible occupations and the maintenance of independence. These rules and regulations differ from state to state. Many state laws incorporate the "holding out" concept under which a person could be deemed to be practicing accountancy simply by proclaiming expertise in accounting principles or auditing standards or by using the "CPA" designation on business cards, letterhead or promotional materials while providing non-attest services. Under this concept, many state regulators have taken the position that the rendering of other financial services by CPAs while holding themselves out as CPAs constitutes the practice of accountancy and, therefore, is subject to their regulations.

      In recent years, accounting firms have sought to expand the scope of their services, often placing them in competition with investment advisors, management consultants, actuaries, business brokers and others who are not required to operate under the constraints imposed upon CPAs. This expansion of services has also prompted many accounting firms to employ non-CPA professionals to assist them in providing these new services. As a result, the accounting profession and its regulators have been engaged in discussions over the past ten years as to ways in which the accountancy laws might be changed so that accounting firms can effectively compete in providing these additional services without compromising the objectivity and integrity of CPAs. These discussions have resulted in the Uniform Accountancy Act, which was proposed in 1997 by the AICPA and the National Association of State Boards of Accountancy. Certain provisions of the Uniform Accountancy Act have been proposed in various state legislatures. If and where the Uniform Accountancy Act is adopted as proposed, state accountancy laws would become more uniform and more hospitable to an expanded scope of services. Among the principal changes that the Uniform Accountancy Act, as proposed, would effect are the following:

    . permitting non-CPA employees to own up to 49% of the equity interests in an accounting firm;

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


    . employing a more narrow definition of services that can only be provided by licensed CPAs than is currently included in many state statutes;

    . permitting CPA firms to accept commissions and contingent fees with respect to clients for whom they do not render reports on financial statements; and

    .  facilitating licensing reciprocity among states.

      State laws prohibit CPAs from paying or receiving referral fees with respect to some or all of their clients or using fee arrangements that are contingent upon the outcome of their engagements or the results imparted to some or all of their clients. Certain of these restrictions would be relaxed with the passage of the Uniform Accountancy Act, as currently proposed. CenterPoint will comply with these restrictions in implementing its compensation arrangements.

      The accounting profession and accounting regulators have put in place requirements designed to maintain the objectivity and independence of CPAs while performing attest services. These independence standards prohibit CPAs, employees of accounting firms and members of the immediate families of such CPAs and employees from having ownership and other financial relationships with attest clients and participating in the management, operations or accounting functions of such clients. Independence can also be impaired as a result of litigation or other disputes with the client, common investments with the client or indemnity agreements relating to attest services. Under recent interpretations, as applied to CenterPoint's proposed operations, these standards will extend to CenterPoint's executives, board members and controlling stockholders as well as CPA employees of CenterPoint who own the Attest Firms. In addition to the independence standards, CPAs who provide litigation consulting services on behalf of CenterPoint or an Attest Firm will be subject to rules designed to avoid conflicts of interest, e.g., simultaneous representation of, or other relationships with, adverse parties. CenterPoint intends to comply with all applicable requirements related to independence and avoidance of conflicts of interest.

      Existing state laws and regulations are subject to evolving interpretations and enforcement policies and present numerous risks to CenterPoint's operations, primarily those described under "Risk Factors-- Regulation of the accounting profession will constrain CenterPoint's operations and impact its structure and could impair its ability to provide services to some clients, including the Attest Firms."

      Insurance Business. CenterPoint or its insurance employees must be licensed to act as agents by state regulatory authorities in the states in which it provides insurance services. Regulations and licensing laws vary in individual states and are often complex. The applicable licensing laws and regulations in all states are subject to amendment or reinterpretation by state regulatory authorities, and such authorities are vested in most cases with broad discretion as to the granting, revocation, suspension and renewal of licenses. State insurance departments and the National Association of Insurance Commissioners continually re-examine existing laws and regulations. CenterPoint cannot predict the future impact of potential state and federal regulations on its insurance operations, and there can be no assurance that those changes in insurance-related laws and regulations, or their interpretation or enforcement, will not have a material adverse effect on CenterPoint's insurance brokerage business.

      Employee Welfare Plans. Federal law regulates many aspects of CenterPoint's services relating to employee welfare plans, including the duties and responsibilities of persons who provide services or sell products to such plans, and such persons may be held to a fiduciary standard when providing these services or selling these products. The states also regulate many aspects of employee benefit plans, principally through the regulation of insurance products (including stop-loss insurance products sold to self-insured plans). States also directly regulate third party administrators by requiring licensing and compliance with state regulations in each state in which they do business. Federal and state regulations are susceptible to statutory and regulatory changes which could reduce or eliminate the need for CenterPoint's services with respect to employee benefit plans.

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

Sales and Marketing

      CenterPoint's marketing efforts are primarily relationship based. Historically, the CenterPoint Companies have acquired new clients and marketed their services by pursuing client referrals, responding to requests for engagement proposals, attending trade and industry conferences and using targeted direct marketing efforts. Many of the professional services firms generate business through their employees' membership in trade organizations and civic and community organizations, while other professional services firms partner with smaller accounting firms who do not have the technological expertise or resources to take on certain engagements. Generally, the professional services firms obtain a significant portion of client referrals by focusing their marketing efforts on existing clients. In addition, some of the professional services firms have dedicated sales and marketing personnel.

      CenterPoint sells its insurance services and products through approximately 114 producers who are full-time employees. These producers are assigned to, and become experts with respect to, a variety of specialty risk groups for which CenterPoint designs specific programs.

      In its employee benefits design and administration, CenterPoint's sales and marketing occurs primarily through referrals and its reputation. In addition, CenterPoint employs two full time salespeople who market its services and products.

      A key component of CenterPoint's marketing strategy is to introduce its various services and products to its existing client base and to cross-service its existing clients through multiple CenterPoint operating units with complementary service or product expertise. To encourage cross-selling and servicing of clients, CenterPoint intends to establish incentives among its operating units. In addition, management intends to pursue marketing, advertising and training programs to establish national identification for the CenterPoint name, while preserving and enhancing the value of the established regional and local names of its various operating units.

Employees

      As of February 28, 1999, CenterPoint had a total of 2,165 employees, of which 1,620 were employed by CenterPoint's professional services firms, 542 were employed by CenterPoint's business and financial services firms and three were members of CenterPoint's corporate management. Of the 1,620 people employed in connection with professional services, more than 600 are licensed CPAs. Of the 412 people employed in connection with insurance brokerage services, 114 are producers. Of the 130 people employed in connection with third party administrative services, two are in sales and 74 are in claims administration. None of these employees is represented by a labor union. CenterPoint believes that the CenterPoint Companies' relations with their employees are good.

Facilities

      CenterPoint currently operates 38 leased facilities. The chart below sets forth information regarding such facilities.

                                                                     Approximate
      Location of Facility      Company and Operations Conducted     Square Feet
     ----------------------  --------------------------------------- -----------
     Albany, NY............  Urbach--Professional Services             42,000
     Atlanta, GA...........  Reznick--Professional Services            20,000
     Baltimore, MD.........  Reznick--Professional Services            33,200
     Bangor, ME............  Berry Dunn--Professional Services         26,000
     Bellevue, WA..........  Reppond--Insurance Brokerage              25,300
     Bethesda, MD..........  Reznick--Professional Services            68,500
     Boston, MA............  Reznick--Professional Services            11,000
     Brooklyn Park, MN.....  Reppond--Insurance Brokerage                 350
     Charlotte, NC.........  Reznick--Professional Services             6,700
     Escondido, CA.........  Driver--Insurance Brokerage                8,700
     Florissant, MO........  Grace--Professional Services               3,000
     Fresno, CA............  Driver--Insurance Brokerage                2,600
     Glens Falls, NY.......  Urbach--Professional Services              4,000
     Hamden, CT............  Simione--Professional Services               800
     Hartford, CT..........  Simione--Professional Services               225
     Houston, TX...........  Mann Frankfort--Professional Services     41,600
     Lebanon, NH...........  Berry Dunn--Professional Services          5,000
     Long Beach, CA........  Holthouse--Professional Services           3,200
     Los Angeles, CA.......  Urbach--Professional Services              5,200
     Los Angeles, CA.......  Holthouse--Professional Services          10,300
     Manchester, NH........  Berry Dunn--Professional Services          7,900
     New Haven, CT.........  Simione--Professional Services            14,100
     New York, NY..........  Urbach--Professional Services              9,600
     Newport Beach, CA.....  Driver--Insurance Brokerage               11,900
     Oakland, NJ...........  IDA--Benefits Design and Administration   17,900
     Ontario, CA...........  Driver--Insurance Brokerage               12,600
     Portland, ME..........  Berry Dunn--Professional Services         21,800
     Poughkeepsie, NY......  Urbach--Professional Services              1,300
     Sacramento, CA........  Driver--Insurance Brokerage                2,300
     St. Louis, MO.........  Grace--Professional Services              28,900
     San Diego, CA.........  Driver--Insurance Brokerage               39,400
     San Francisco, CA.....  Driver--Insurance Brokerage                3,600
     San Rafael, CA........  Driver--Insurance Brokerage                3,200
     Southfield, MI........  Follmer--Professional Services            35,300
     Sterling Heights, MI..  Follmer--Professional Services            19,400
     Washington, DC........  Urbach--Professional Services              3,100
     Westlake Village, CA..  Holthouse--Professional Services           3,000
     Yakima, WA............  Reppond--Insurance Brokerage               1,700

Litigation

      CenterPoint is not involved in any legal proceedings which it believes are material to its business, financial condition or results of operations.

                                   MANAGEMENT

Executive Officers and Directors

      The following table lists CenterPoint's directors and executive officers, as well as those persons who will become directors and executive officers upon completion of the offering. In addition to the persons named as directors below, stockholders of CenterPoint intend to elect two additional independent directors at or prior to the completion of the offering. CenterPoint is in the process of selecting these two individuals.

             Name          Age                    Position
     --------------------- --- ----------------------------------------------
     Robert C. Basten.....  39 Chairman of the board, president and chief executive officer
     Thomas W. Corbett....  52 Executive vice president, president and chief operating officer of business and financial
                               services and a director
     DeAnn L. Brunts......  37 Executive vice president, chief financial officer and a director
     Rondol E. Eagle......  53 Executive vice president and chief integration officer
     Dennis W. Bikun......  43 Vice president, chief accounting officer and treasurer
     David Reznick........  61 Director
     Richard H. Stein.....  46 Director
     Anthony P. Frabotta..  48 Director
     Charles H. Roscoe....  54 Director
     Steven N. Fischer....  55 Director
     Robert F. Gallo......  53 Director
     Wayne J. Grace.......  58 Director
     Philip J. Holthouse..  40 Director
     Anthony P. Scillia...  41 Director
     Scott H. Lang........  52 Director
     Louis C. Fornetti....  47 Director
     William J. Lynch.....  56 Director

      Robert C. Basten joined CenterPoint in November 1998 as chairman of the board, president and chief executive officer. Prior to joining CenterPoint, Mr. Basten was a senior executive at American Express Company and most recently served as president and chief executive officer of American Express Tax and Business Services, a subsidiary of American Express. As head of this unit, Mr. Basten led the firm's development and emergence as one of the fastest-growing and most innovative professional and business advisory services firms in the country. American Express Tax and Business Services was ranked by Accounting Today as the 11th largest accounting firm in the United States based on fiscal 1997 revenues. Mr. Basten has extensive experience in leading the development of new businesses both inside and outside of American Express. From 1984 to April 1998, he held leadership roles at American Express in technology, financial services marketing and brokerage.

      Thomas W. Corbett will become a director and the president and chief operating officer of CenterPoint's business and financial services group upon the closing of the offering. Mr. Corbett joined Driver in 1977 and assumed the responsibilities of chief executive officer and chairman of the board of Driver in 1994. Prior to joining Driver, Mr. Corbett was associated with Allendale Insurance and spent three years as a loss prevention engineer at Factory Mutual Engineering Association.

      DeAnn L. Brunts joined CenterPoint in March 1999 as executive vice president, chief financial officer and a director. From 1985 until joining CenterPoint, Ms. Brunts was associated with PricewaterhouseCoopers LLP, where she became a partner in 1996. Ms. Brunts' experience includes strategic planning, mergers and acquisitions consulting and auditing services for public and private companies. Ms. Brunts received an MBA in 1992 from the Wharton School.

      Rondol E. Eagle joined CenterPoint in January 1999 as executive vice president and chief integration officer. From 1990 until joining CenterPoint, Mr. Eagle was a partner and managing director of management consulting services at Olive LLP, one of the country's 20 largest accounting and consulting firms. Mr. Eagle is the chairman of the board of the Information Technology Alliance, one of the oldest and largest trade associations in the accounting profession. In 1997 and 1998, Mr. Eagle was named in the Accounting Profession's 100 Most Influential People List as compiled by Accounting Today magazine.

      Dennis W. Bikun joined CenterPoint in February 1999 as a vice president, chief accounting officer and treasurer. Prior to joining CenterPoint, Mr. Bikun was a senior executive and most recently a vice president and chief financial officer of Associated Estates Realty Corporation, a publicly-held real estate investment trust that owned over 120 multifamily apartment properties located throughout the United States.

      David Reznick will become a director of CenterPoint upon the closing of the offering. Mr. Reznick has been a principal of Reznick since its founding in 1977. Prior to joining Reznick, he was an audit partner of Alexander Grant & Company, the predecessor to Grant Thornton LLP.

      Richard H. Stein will become a director of CenterPoint upon the closing of the offering. Mr. Stein joined Mann Frankfort in 1977 and is a member of its management committee. Prior to joining Mann Frankfort, Mr. Stein was associated with Ernst & Ernst from 1974 to 1977.

      Anthony P. Frabotta will become a director of CenterPoint upon the closing of the offering. Mr. Frabotta joined Follmer in 1974 and has served as chairman of Follmer's executive committee since 1997.

      Charles H. Roscoe will become a director of CenterPoint upon the closing of the offering. Mr. Roscoe joined Berry Dunn in 1979 and became its president and managing principal in 1990. Prior to joining Berry Dunn, Mr. Roscoe was associated with Coopers & Lybrand for 12 years.

      Steven N. Fischer will become a director of CenterPoint upon the closing of the offering. Mr. Fischer has served as president and chief executive officer of Urbach since 1985. Mr. Fischer is the chairman of Urbach Hacker Young International Limited and also serves as a trustee for Adelphi University.

      Robert F. Gallo will become a director of CenterPoint upon the closing of the offering. Mr. Gallo has served as chief executive officer of IDA since 1991. Prior to joining IDA, Mr. Gallo practiced law at a firm which he founded.

      Wayne J. Grace will become a director of CenterPoint upon the closing of the offering. Mr. Grace has been a partner of Grace since its founding in 1983 and served as its managing partner from 1983 to 1998. Prior to establishing Grace, he was a partner in the accounting firm, Fox & Company from 1969 to 1983, and served as the managing partner of its St. Louis office from 1979 to 1983. Mr. Grace served as a director of Petrolite Corporation from 1995 until its merger with Baker Hughes Incorporated in 1997.

      Philip J. Holthouse will become a director of CenterPoint upon the closing of the offering. Mr. Holthouse has been a partner of Holthouse since its founding in 1991. Mr. Holthouse is on the faculty of the University of Southern California, Masters of Business Taxation Program and a member of the board of advisors for the Leventhal School of Accounting.

      Anthony P. Scillia will become a director of CenterPoint upon the closing of the offering. Mr. Scillia co-founded Simione in 1996. From 1991 to 1996, Mr. Scillia was a principal with the accounting firm of Scillia & Larrow, P.C. Mr. Scillia was associated with McGladrey & Pullen from 1988 to 1991 and Ernst & Young from 1979 to 1988. Mr. Scillia is a member of the Construction Financing Committee of the Associated General Contractors of America and the National Construction Industry Conference Committee of the AICPA.

      Scott H. Lang became a director of CenterPoint in November 1998. Since 1996, Mr. Lang has been managing member of BGL Management Company, LLC, which is the managing member of BGL Capital, a merchant banking firm which originates and finances industry consolidations. Mr. Lang is also a managing director and principal of Brown, Gibbons, Lang & Company, L.P., an investment banking firm, a position he has held since 1995. From 1985 to 1995, he served as executive vice president and managing director of investment banking at Rodman & Renshaw, Inc., a Chicago-based securities firm. Prior to 1985, Mr. Lang practiced law in Washington, D.C., where he was a partner at Arnold & Porter. Mr. Lang is a director of Compass International Services Corporation.

      Louis C. Fornetti will become a director of CenterPoint upon the closing of the offering. From 1995 to 1997, Mr. Fornetti was the executive vice president and chief financial officer of Interra Financial Inc. (now known as Dain Rauscher, Inc.), a regional brokerage firm, and president and chief executive officer of Interra Clearing Services. From 1985 to 1995, Mr. Fornetti held various management positions, including senior vice president and chief financial officer, with American Express Financial Advisors (formerly IDS), a subsidiary of American Express Corporation and a manufacturer and distributor of financial products.

      William J. Lynch will become a director of CenterPoint upon the closing of the offering. Since 1996, Mr. Lynch has been a managing director of Capstone Partners, LLC, a special situations venture capital firm. From October 1989 to March 1996, Mr. Lynch was a partner in the law firm Morgan, Lewis & Bockius LLP. Mr. Lynch is a director of Coach USA, Inc.

Board of Directors

      After completion of the mergers, the board of directors of CenterPoint will consist of 17 directors, each serving for a term of one year. At each annual meeting of stockholders, stockholders will elect all directors. The current stockholders of CenterPoint have entered into an agreement with respect to nominating and electing directors through the fifth annual meeting following the offering. See "Description of Capital Stock--Stockholders' Agreement." CenterPoint expects that the board of directors will establish an executive committee, an audit committee, a compensation committee, and such other committees as the board may determine. The board expects to appoint the members of each committee at the first meeting of the board of directors following the completion of the offering.

Director Compensation

      Directors who are also employees of CenterPoint or one of its subsidiaries do not receive compensation for serving as directors. Each director who is not an employee of CenterPoint or one of its subsidiaries will receive an annual stipend of $15,000, a fee of $2,000 for attendance at each board of directors meeting and $1,000 for each committee meeting (unless held on the same day as a board of directors meeting). CenterPoint will also reimburse directors for out-of-pocket expenses incurred in attending board of directors or committee meetings or otherwise incurred in their capacity as directors. Upon completion of the offering, CenterPoint will grant each non-employee director options to purchase 15,000 shares of common stock at an exercise price equal to the initial public offering price. See "--Employee Incentive Compensation Plan."

Employment Agreements; Covenants-Not-To-Compete

Corporate Management

      BGL Capital has entered into agreements with Robert C. Basten, DeAnn L. Brunts, Rondol E. Eagle and Dennis W. Bikun pursuant to which these individuals provide consulting services to BGL Capital in connection with the mergers and the offering. As compensation for his consulting services, Mr. Basten is receiving annual consulting fees of $225,000 and a signing bonus of $210,000. Ms. Brunts is receiving annual consulting fees of $175,000 and a signing bonus of $100,000. Mr. Eagle is receiving annual consulting fees of

$190,000. Mr. Bikun is receiving annual consulting fees of $175,000. These arrangements will remain in effect until the earliest of the closing of the offering, the execution of an employment agreement with CenterPoint or termination of the consulting agreement. Amounts paid by BGL Capital under the consulting agreements, together with interest at 8% per annum, will be reimbursed by CenterPoint from the offering proceeds.

      Prior to the closing of the offering, Mr. Basten, Ms. Brunts, Mr. Eagle and Mr. Bikun will enter into three-year employment agreements with CenterPoint providing for annual base salaries of $250,000, $225,000, $190,000 and $175,000, respectively. Each employment agreement will also provide for an annual bonus of up to 100% of the employee's base salary based upon achieving performance targets established by the compensation committee of the board of directors. Unless terminated or not renewed by CenterPoint or the executive, the term of each employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will contain a covenant not to compete with CenterPoint for a period ending on the second anniversary of the date of termination of employment. Under this covenant, the executive cannot:

  . engage in any business in competition with CenterPoint anywhere in the United States;

  . solicit for employment a CenterPoint managerial employee unless that person has been out of the employ of CenterPoint for at least 180 days;

  . solicit or sell any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of CenterPoint, or that was known by the employee to have been actively solicited by CenterPoint during such period; or

  . call upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within the one year prior to the termination date, for the purpose of acquiring the entity. These provisions may be enforced by injunctions or restraining orders and will be construed in accordance with the changing activities, businesses and locations of CenterPoint.

      Each of these employment agreements will provide that, if CenterPoint terminates employment without cause or if the employee terminates for "good reason," CenterPoint will pay severance compensation to the executive. Severance compensation consists of the executive's then current salary plus the bonus paid for the last fiscal year for a period of two years following the date of termination and bonus for the current year prorated through the termination date. If termination of employment occurs prior to a change in control of CenterPoint, payment is due in equal installments on CenterPoint's normal payroll payment dates during the severance period. If the termination occurs after a change in control of CenterPoint, severance will be paid in a lump sum within 30 days of the termination date.

      Cause is defined under the agreements to include:

  . final, non-appealable conviction of a felony or a crime involving moral turpitude;

  . employee's willful failure to comply with reasonable directions of the board of directors following notice and opportunity to cure;

  . the determination by the board of directors that employee has committed fraud, willful dishonesty, material misconduct or misappropriation of CenterPoint property in the course of employment;

  . material breach by employee of the non-competition provisions in the agreement; and

  . material breach by employee of other provisions of the agreement following notice and opportunity to cure.

      So long as the executive does not engage in conduct giving rise to the right to terminate employment for cause, "good reason" includes:

  . the failure to elect the executive to the office previously held, the removal of the executive from his or her position or the assignment to the executive of any additional duties or responsibilities or a reduction in executive's duties or responsibilities which, in either case, are inconsistent with those customarily associated with such position;

  . a relocation by CenterPoint of the executive's place of employment beyond a specified area;

  .  a material decrease in the executive's salary or bonus opportunities;

  . material breach by CenterPoint of the agreement following notice and opportunity to cure; and

  . subject to certain exceptions, termination by CenterPoint of any employee benefit plan in which the executive participates.

      Each of these employment agreements will provide that if, within 30 months from the closing of the offering, the employee voluntarily terminates his or her employment other than for "good reason" or under circumstances approved by the board of directors with respect to the chief executive officer, or approved by the chief executive officer with respect to other members of management, restricted shares held by the employee at the date of termination will remain restricted until the fifth anniversary of the offering. Mr. Basten's employment agreement will further provide that if within 30 months after the closing of the offering, he voluntarily terminates his employment other than for "good reason" or under circumstances approved by the board of directors, he will be required to pay liquidated damages to CenterPoint within 30 days of his termination. The amount of liquidated damages will be equal to three times the sum of his base salary and maximum bonus, in each case as in effect at the time of termination.

Business Services Employees

      Upon the closing of the offering, CenterPoint and Driver will enter into a five-year employment agreement with Thomas W. Corbett pursuant to which he will serve as chairman of the board and chief executive officer of Driver and as president and chief operating officer of CenterPoint's business and financial services group. Mr. Corbett's annual base salary under this agreement will be $350,000. Mr. Corbett is also entitled to an annual bonus of up to $250,000 and additional commission-related compensation of $400,000 per year. Unless terminated or not renewed by Driver or Mr. Corbett, the term of the employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. If Driver terminates Mr. Corbett's employment without cause, or if he voluntarily terminates his employment within 90 days after a "constructive termination," he will be entitled to severance benefits equal to $800,000 times the greater of the number of years left in the employment period or three years. Constructive termination under Mr. Corbett's employment agreement includes:

  . demotion from the position of chairman of the board or chief executive officer of Driver;

  . a reduction in salary, additional compensation, bonus opportunity or expense allowance; and

  . a change in control of Driver other than pursuant to a change in control of CenterPoint.

In addition, the employment agreements of Mr. Corbett, Jerold D. Hall and Gregory P. Zimmer contain reciprocal provisions under which the triggering of Driver's obligations to pay severance to any of such individuals will constitute a constructive termination of the other two employees. Messrs. Hall and Zimmer are executive officers of Driver. Driver's obligation to pay severance to Messrs. Hall and Zimmer under their employment agreements would be triggered by circumstances similar to those provided for in Mr. Corbett's agreement. Severance benefits for each of Messrs. Hall and Zimmer would equal their salary and bonus, as then in effect, for a three year period. Messrs. Hall and Zimmer's annual base salaries will be $200,000 and $250,000, respectively, and each of them will be entitled to receive an annual bonus in an amount up to 100% of his base salary.

      Under Mr. Corbett's employment agreement, Messrs. Corbett, Hall and Zimmer have a limited right of first refusal with respect to a sale of CenterPoint's insurance business. Should CenterPoint decide to accept an offer for the sale of its insurance business to a company engaged in the commercial insurance business, Messrs.

Corbett, Hall and Zimmer will have the right, for 45 days after notice, to purchase CenterPoint's insurance business on the same terms. A covenant not to compete provides that until the second anniversary of the date of termination of employment (other than by the expiration of Mr. Corbett's employment at the end of the employment period without renewal of the agreement), Mr. Corbett is prohibited from:

  . engaging in any business in direct competition with Driver or CenterPoint's business and financial services group in any territory where Driver or CenterPoint conducts such business;

  .  soliciting for employment a CenterPoint employee;

  . soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Driver or of CenterPoint's business and financial services group, or that was known by Mr. Corbett to have been actively solicited by CenterPoint during such period;

  . calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within one year prior to the termination date, for the purpose of acquiring the entity; or

  . disclosing the identity of any agents or brokers that produce or finance insurance through CenterPoint or any current or prospective policyholder or premium finance customer for any reason or purpose.

      Upon the closing of the offering, IDA will enter into a four-year employment agreement with Robert F. Gallo, pursuant to which he will serve as IDA's chief executive officer at an annual base salary of $200,000. This agreement also provides for an annual bonus of up to 50% of base salary for 1999 and up to 100% of base salary thereafter. Unless terminated or not renewed by IDA or Mr. Gallo, the agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. In the event IDA terminates Mr. Gallo's employment without cause or Mr. Gallo voluntarily terminates his employment within 60 days after a "constructive termination," Mr. Gallo will be entitled to severance compensation which includes his base salary and prorated bonus for the remainder of his employment term. Constructive termination under Mr. Gallo's agreement includes:

  . demotion to a position substantially below that of IDA's chief executive officer or the assignment of duties and responsibilities that are not commensurate with such position;

  .  substantial reduction in base salary;

  .  relocation of the place of employment outside the New Jersey area; or

  . a change in control of IDA other than pursuant to a change in control of CenterPoint.

      This employment agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment, Mr. Gallo is prohibited from:

  . engaging in any business in direct competition with IDA within any business market where IDA conducts business;

  . soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of IDA or that was known by Mr. Gallo to have been actively solicited by IDA during such period;

  .  enticing an employee of IDA away from IDA; or

  . calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within one year prior to the termination date, for the purpose of acquiring the entity.

Professional Services Employees

      Upon the closing of the mergers, each professional services firm and its former owners and principals will enter into an incentive compensation agreement with CenterPoint. For a more detailed description of the incentive compensation agreements, see "Business--Employee Incentives--Professional Services." The incentive compensation agreements include nonsolicitation covenants by each employee which are effective until the second anniversary of the date of termination of employment. Generally, during this period, if the employee directly or indirectly provides services to any person or entity who was a client of CenterPoint at or within one year of the employee's termination, the employee must pay to CenterPoint 125% of the greater of the average annual fees charged by CenterPoint to such client during the prior three-year period and the fees charged by CenterPoint to such client during the most recent 12-month period. In addition, if during the restricted period the employee entices an employee of CenterPoint away from CenterPoint, the employee must pay to his or her firm 50% of the greater of the solicited person's total cash compensation for the 12 months preceding such person's termination of employment or, if known, the 12 months following such termination. The incentive compensation agreements also prohibit employees, until the second anniversary of their employment termination date, from calling upon prospective acquisition candidates which were approached or analyzed by CenterPoint within six months preceding the employment termination date.

Employee Incentive Compensation Plan

      Prior to the offering, the board of directors and stockholders will adopt CenterPoint's employee incentive compensation plan. The purpose of this plan is to provide directors, officers, employees, consultants and independent contractors with additional incentives by increasing their ownership interests in CenterPoint. Individual awards under this plan may take the form of incentive stock options or non-qualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents, and cash awards or other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock. CenterPoint's compensation committee will administer the plan and generally select the individuals who will receive awards and determine the terms and conditions of those awards.

      CenterPoint has reserved 5,771,396 shares of common stock for use in connection with the plan. However, the number of shares available for use under the plan at any given time will not exceed 15% of the total number of shares of common stock outstanding at that time. Shares attributable to awards which have expired, terminated, canceled or forfeited are available for issuance for future awards.

      The plan will remain in effect until terminated by the board of directors. The board of directors may amend the plan without the consent of the stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by law or by the rules of any national securities exchange or over-the-counter market on which the common stock may then be listed or quoted.

      Upon completion of the offering, CenterPoint will grant non-qualified stock options to purchase a total of 2,006,301 shares of common stock.
CenterPoint will grant options to purchase an aggregate of             shares
of common stock to its corporate management including              options to
Mr. Basten,                 options to Ms. Brunts,            options to Mr.
Eagle and             options to Mr. Bikun. CenterPoint will grant options to
purchase an aggregate of                shares to the employees of the
CenterPoint Companies. The grants will be effective as of the date of the offering and each option will have an exercise price equal to the initial public offering price. These options will vest over periods ranging from three to five years and will expire 10 years from the date of grant or earlier if there is a termination of employment. Subject to policies established by CenterPoint's compensation committee, each CenterPoint Company will have discretion to determine the allocation of options among its employees.

      The plan also provides for the automatic grant to each non-employee director serving at the closing of the offering of an option to purchase 15,000 shares of common stock, and after the offering, the automatic grant to each non-employee director of an option to purchase 15,000 shares when the director is initially elected. In addition, the plan provides for an automatic annual grant to each non-employee director of an option to purchase 7,500 shares at each annual meeting of stockholders following the offering. However, if the first annual meeting of stockholders following a non-employee director's initial election is within three months of the date of the election or appointment, the non-employee director will not be granted an option at the annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant, will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and will be immediately exercisable upon grant.

      CenterPoint's compensation committee has discretion to fashion performance awards for eligible participants with incentives the committee deems appropriate. It permits the issuance of awards in cash or common stock based on the satisfaction of specific performance criteria. The performance goals for any year may be based on a broad array of performance measures as selected by the compensation committee, including financial results on a consolidated basis or an operating unit basis depending on the responsibility of the employee, as well as achievement of personal performance goals. The maximum value of these awards for any employee in any year is 100% of the employee's salary. In addition, the compensation committee has discretion to pay, cancel or provide for the substitution or assumption of these bonus awards.

Employee Stock Purchase Plan

      Prior to the closing of the offering, CenterPoint will adopt the employee stock purchase plan, under which a total of 2,000,000 shares of common stock will be reserved for issuance. The stock purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, permits eligible employees of CenterPoint to purchase common stock through payroll deductions with all such deductions credited to an account under the stock purchase plan. Payroll deductions may not exceed $25,000 for all purchase periods ending within any year.

      The stock purchase plan operates on a quarterly basis. To be eligible to participate, an employee must file all requisite forms prior to a specified due date known as the "grant date." Generally the first day of each quarter will be the grant date and the last day of each quarter will be an exercise date. The determination of the grant dates and the exercise dates is within the discretion of the committee appointed to administer the stock purchase plan. On each exercise date, payroll deductions credited to participants' accounts will be automatically applied to the purchase price of common stock at a price per share equal to eighty-five percent (85%) of the fair market value of the common stock on the grant date or the exercise date, whichever is less. Employees may end their participation in the stock purchase plan at any time during an offering period, and their payroll deductions up to the date of termination will be refunded. Participation ends automatically upon termination of employment with CenterPoint.

      Employees are eligible to participate in the stock purchase plan if they are customarily employed by CenterPoint or a designated subsidiary for at least 20 hours per week and for more than six months in any calendar year. No employee will be able to purchase common stock under the stock purchase plan if such person, immediately after the purchase, would own stock possessing 5% or more of the total shares of common stock outstanding or 5% of the value of all outstanding shares of all classes of stock of CenterPoint.

                              CERTAIN TRANSACTIONS

Organization of CenterPoint

      CenterPoint was incorporated in November 1998 and is currently a 71.4% subsidiary of CPA Holdings, LLC, a Delaware limited liability company. CPA Holdings is owned by a group of investors that includes BGL Capital, Reznick, Fedder & Silverman, C.P.A.s, L.L.C., MFSL Investments, L.P. and the CCP Group, which served as one of CenterPoint's sponsors and consists of Steven P. Colmar, Benjamin H. Crawford, William G. Parkhouse, William J. Lynch, Leonard A. Potter and James G. Lynch. William J. Lynch will become a director of CenterPoint upon the closing of the offering. CenterPoint has agreed to issue warrants to the CCP Group to purchase a total of 100,000 shares of common stock at the initial public offering price and reimburse PSG Funding Corp., a company affiliated with the CCP Group, for offering expenses totaling $345,000.

      Scott H. Lang, a director of CenterPoint, is a managing member of BGL Management Company, LLC, which is the managing member of BGL Capital which is, in turn, the managing member of CPA Holdings. Reznick LLC was created by certain owners of Reznick to hold its co-sponsor interest in CenterPoint. David Reznick, who will become a director of CenterPoint upon the closing of the offering, is a member of Reznick LLC. MFSL Investments was created by Mann Frankfort's shareholders and employees to hold its co-sponsor interest. Richard
H. Stein, who will become a director of CenterPoint upon the closing of the offering, is a managing member of the general partner of MFSL Investments.

      Following the offering, CPA Holdings intends to distribute its shares of CenterPoint common stock to its members who, in turn, may further distribute such shares to their respective members or partners. Notwithstanding such distributions, these shares will remain subject to transfer restrictions imposed by the underwriters and the stockholders' agreement. See "Shares Eligible for Future Sale."

      The remaining 28.6% of CenterPoint's outstanding shares of common stock are held by Mr. Basten, Ms. Brunts, Mr. Eagle, Mr. Bikun, Jonathan R. Rutenberg and Reznick LLC.

      Following the approximate 210.3605-for-one stock split to be effected prior to the completion of the offering, the 17,500 shares of common stock initially issued by CenterPoint to its initial investors and management will total 3,681,309 shares.

The Mergers

      The aggregate purchase price to be paid by CenterPoint in the mergers consists of approximately $83.9 million in cash and 12,569,367 shares of common stock, plus contingent payments as described below. The following table sets forth the purchase price to be paid to the stockholders of each of the CenterPoint Companies and the percentage of CenterPoint's outstanding common stock to be beneficially owned by the former owners of each Centerpoint Company following the closing of the offering.

                                                                     Percentage
                                                        Shares of   ownership of
     Company                                    Cash   common stock CenterPoint
     ----------------------------------------- ------- ------------ ------------
                                                    (Dollars in thousands)
     Reznick.................................. $16,899   1,810,553       6.8%
     Driver...................................     500   2,944,445      11.0
     Mann Frankfort...........................  16,503   1,768,200       6.6
     Follmer..................................  13,600   1,457,143       5.4
     Berry Dunn...............................   6,821     931,357       3.5
     Urbach...................................   9,190   1,023,943       3.8
     IDA......................................   8,154     873,669       3.3
     Grace....................................   2,840     304,286       1.1
     Holthouse................................   5,603     600,343       2.2
     Reppond..................................     --      447,428       1.7
     Simione..................................   3,808     408,000       1.5
                                               -------  ----------      ----
         Total................................ $83,918  12,569,367      46.9%
                                               =======  ==========      ====

      The former stockholders of Driver will also be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11.6 million. The former stockholders of IDA will also be entitled to a contingent cash payment equal to the lesser of (a) $3,414,500 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290,000. The former stockholders of Reppond will also be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of CenterPoint's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

      CenterPoint and representatives of each CenterPoint Company determined the price to be paid for the CenterPoint Companies through arm's-length negotiations. The parties considered several factors including the amount of CenterPoint Base Earnings for each professional services firm, and the historical operating results, net worth, level and type of indebtedness and future prospects of each CenterPoint Company. Each CenterPoint Company was represented by independent counsel in the negotiation of the terms and conditions of the merger agreement between CenterPoint, the CenterPoint Company and its owners.

      Each merger agreement contains standard representations and warranties of each party as well as indemnification provisions relating to breaches of representations and warranties made by the parties to the agreement and certain liabilities under federal securities laws. Furthermore, each merger agreement provides that the consummation of the merger is subject to certain conditions. These conditions include:

  . the continuing material accuracy on the closing date of the mergers of the representations and warranties of the CenterPoint Company, the owners of the CenterPoint Company and CenterPoint;

  . the performance by each of them of all covenants included in the merger agreement;

  . the absence of a material adverse change in the results of operations, financial condition or business of the CenterPoint Company;

  . the simultaneous closing of all of the mergers;

  . the approval of the merger agreement and related transactions by the owners of the CenterPoint Company as required by applicable law; and

  . CenterPoint's having entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

Owners of each CenterPoint Company who have voting power over equity interests sufficient to approve the merger have entered into a voting agreement with CenterPoint to vote those interests in favor of the merger.

      Under applicable state laws, shareholders of Mann Frankfort, Berry Dunn, Driver, Urbach and Reppond may dissent by voting against the merger. Dissenting owners who comply with the requirements of state law will have the right to demand appraisal of and payment for their shares. Under applicable law, no dissenting shareholder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares required to approve the merger have legally been voted in favor of the merger and, in the case of the holders of Reppond, in circumstances involving fraud. The shareholders of the CenterPoint Companies have agreed to indemnify CenterPoint for any payments required to be made with respect to dissenting shares.

      Pursuant to each merger agreement, the owners of the CenterPoint Companies have agreed not to compete with CenterPoint, for three years following the closing of the mergers, with respect to Driver and

Reppond, within any business market where Driver or Reppond conducts business and with respect to the other CenterPoint Companies, within a 50-mile radius of any location at which the particular CenterPoint Company conducts business. The owners of the CenterPoint Companies have also agreed to restrictions on the transfer of the shares of common stock they receive in the mergers. Any requested waiver of such transfer restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver. See "Shares Eligible for Future Sale."

      In connection with the mergers, and as consideration for their interests in the CenterPoint Companies, certain directors and officers of CenterPoint will receive cash and shares of common stock as follows:

                                                                     Shares of
     Name                                                   Cash    common stock
     --------------------------------------------------- ---------- ------------
     David Reznick...................................... $1,708,672   108,973
     Thomas W. Corbett..................................          0   509,388
     Richard H. Stein...................................  2,857,390   363,654
     Anthony P. Frabotta................................
     Charles H. Roscoe..................................    380,000    45,142
     Steven N. Fischer..................................    727,700    79,031
     Robert F. Gallo....................................  4,647,780   497,991
     Wayne J. Grace.....................................    583,000    54,714
     Philip J. Holthouse................................  1,360,000   145,714
     Anthony P. Scillia.................................          0   154,876

      For information regarding these individuals' beneficial ownership of CenterPoint's common stock, see "Principal Stockholders."

Ancillary Agreements with Professional Services Firms and their Affiliates

      With respect to the professional services firms, the closing of their respective mergers will be conditioned on the execution and delivery of several ancillary documents. These documents are as follows:

  Incentive Compensation Agreements. Upon the closing of the mergers, CenterPoint and each professional services firm will enter into an incentive compensation agreement with each of the firm's former owners and principals. Messrs. Reznick, Stein, Frabotta, Roscoe, Fischer, Grace, Holthouse and Scillia will be parties to their firms' incentive compensation agreements. For a more detailed description of these agreements, see "Business--Employee Incentives-- Professional Services."

  Separate Practice Agreements. Under current state laws and regulations governing the accounting profession, CenterPoint is prohibited from providing attest services to its clients. See "Business--Regulation--Accounting Profession." CenterPoint has required that each professional services firm divest its attest services prior to the closing of the mergers. Following the closing, all attest services formerly provided by a professional services firm will be provided by a separate Attest Firm in which CenterPoint has no ownership interest. CenterPoint and the Attest Firm and its owners will enter into a separate practice agreement, which permits the Attest Firm to provide attest services to CenterPoint's clients. Under such agreement, the Attest Firm is responsible for the attest services provided by it, maintenance of professional liability insurance and compliance with applicable ethical, professional and legal requirements. The term of each separate practice agreement will be 40 years. Either CenterPoint's professional services firm or the Attest Firm may terminate the separate practices agreement if a court or accounting or other regulatory body finds that the separate practice structure violates applicable laws, rules or regulations or subject to applicable cure periods, upon a breach of the separate practice agreement or services agreement by the non-terminating party.

  Services Agreements. Pursuant to non-exclusive services agreements between CenterPoint and the Attest Firms, CenterPoint will manage and administer the business functions and business affairs of each Attest Firm.

Each Attest Firm will retain the exclusive authority to direct the professional and ethical aspects of the attest services that it provides. CenterPoint is responsible for providing:

  . general administrative services, such as billing, collection, bookkeeping and cash management;

  . office space, facilities, equipment, furniture and other personal property;

  . professional, administrative, clerical and other personnel; and

  . inventory and supplies.

      The term of each agreement will be 40 years. CenterPoint's professional services firm may terminate a services agreement upon certain bankruptcy events related to the Attest Firm or if the Attest Firm or any of its employees fails to adhere to any compliance plan, policy or manual of CenterPoint, engages in conduct or is formally accused of conduct for which the Attest Firm's license would be expected to be subject to revocation or suspension or is otherwise disciplined by any licensing, regulatory or professional entity or institution. The Attest Firm may terminate a services agreement upon certain bankruptcy events related to CenterPoint or, subject to applicable cure periods, if CenterPoint engages in gross negligence or fraud in the performance of any material duty or material obligation imposed under the services agreement, which gross negligence or fraud has not been cured. The Attest Firm may also at any time terminate CenterPoint's duties to provide general and administrative services, inventory and supplies by delivering written notice one year in advance of the termination.

      Under each of the services agreements, CenterPoint and the Attest Firm have agreed that if any provision of the agreement is found to be in violation of applicable laws or regulations, CenterPoint and the Attest Firm will amend the agreement as necessary to preserve the underlying economic and financial arrangements without substantial economic detriment to either party. If the agreement cannot be so amended, it will terminate. These terms of the services agreements could limit CenterPoint's flexibility to modify its operations in response to regulatory issues. See "Risk Factors--Regulation of the accounting profession will constrain CenterPoint's operations and impact its structure and could impact its ability to provide services to some clients, including the Attest Firms."

Other Transactions

      As of March 31, 1999, BGL Capital had funded $715,000 in expenses in connection with CenterPoint's formation, the offering and the mergers. This amount includes legal, accounting and other fees including consulting fees and signing bonuses payable to Mr. Basten, Ms. Brunts, Mr. Eagle and Mr. Bikun under their consulting agreements. See "Management." CenterPoint anticipates that additional amounts will be advanced by BGL Capital on CenterPoint's behalf prior to completion of the offering. All amounts advanced by BGL Capital to CenterPoint or paid by BGL Capital under the consulting agreements, together with interest at 8% per annum from the date of payment by BGL Capital, will be repaid by CenterPoint from the proceeds of the offering.

      Follmer leases its Southfield, MI space from Lincoln Development Corporation, a company which is 50% owned by Follmer Rudzewicz Development. Follmer Rudzewicz Development is a limited partnership which is owned in part by Anthony P. Frabotta. The lease term began in 1988 and expires in 2004. The current annual rent is approximately $680,000, which amount increases over the term of the lease. The annual rent for the 2003 to 2004 term is approximately $736,000.

      At March 31, 1999, the outstanding balance of working capital advances to Grace from Wayne J. Grace was approximately $60,000.

      At March 31, 1999, the outstanding balance of loans made by David Reznick to Reznick was approximately $66,000.

      Pursuant to a promissory note dated as of March 16, 1999, Driver loaned Thomas W. Corbett $250,000 to enable him to make certain tax payments. Interest on this amount accrues at the prime rate published in The Wall Street Journal.

      All loans and advances between the CenterPoint Companies and their shareholders, affiliates or employees will be paid in full prior to or at the time of the closing of the mergers.

                             PRINCIPAL STOCKHOLDERS

      The following lists information with respect to the beneficial ownership of CenterPoint's common stock by (1) each person known by CenterPoint to own beneficially more than 5% of the outstanding shares of common stock; (2) each director and person who will become a director upon completion of the offering;
(3) CenterPoint's executive officers and (4) all executive officers and directors as a group. The information in the following table assumes the mergers have been completed.

                                                        Percentage owned
    Name and address of beneficial               ------------------------------
              owners(1)                 Shares   Before offering After offering
-------------------------------------- --------- --------------- --------------
CPA Holdings LLC(2)................... 2,629,506      16.2            9.8
Reznick, Fedder & Silverman, C.P.A.s,
 L.L.C(3)............................. 1,942,028      12.0            7.3
FRF Holdings, LLC(4).................. 1,457,143       9.0            5.4
Robert C. Basten......................   608,363       3.7            2.3
DeAnn L. Brunts.......................   210,361       1.3              *
Rondol E. Eagle.......................    70,050         *              *
Dennis W. Bikun.......................    31,554         *              *
David Reznick(5)......................   108,973         *              *
Thomas W. Corbett.....................   509,388       3.1            1.9
Richard H. Stein......................   363,654       2.2            1.4
Anthony P. Frabotta(6)................
Charles H. Roscoe.....................    45,142         *              *
Steven N. Fischer.....................    79,031         *              *
Robert F. Gallo.......................   497,991       3.1            1.9
Wayne J. Grace........................
Philip J. Holthouse...................   145,714         *              *
Anthony P. Scillia....................   154,876       1.0              *
Scott H. Lang(2)(7)(8)................ 2,644,506      16.3            9.9
Louis C. Fornetti(8)..................    15,000         *              *
William J. Lynch(8)...................    15,000         *              *
All directors and executive officers
 as a group
 (17 persons)(5)(6)(7)(9).............

--------
*  Less than 1.0%.
(1) Unless otherwise indicated, the address of the beneficial owners is c/o CenterPoint Advisors, Inc., 225 W. Washington Street, 16th Floor, Chicago, Illinois 60606.
(2) The address of each of CPA Holdings and Mr. Lang is 225 W. Washington Street, 16th Floor, Chicago, Illinois 60606.

(3) Reznick LLC was created by the owners of Reznick and will hold the shares of common stock to be issued to them in connection with the merger and Reznick's role as a co-sponsor of CenterPoint. The address of Reznick L.L.C. is 4520 East West Highway, Bethesda, Maryland 20814.

(4) FRF Holdings was created by the owners of Follmer and will hold the shares of common stock to be issued to them in connection with the merger. The address of FRF Holdings is 26200 American Drive, Southfield, Michigan 48086.

(5) These shares are held by Reznick LLC and beneficially owned by Mr. Reznick.


(6) Includes        shares owned by FRF Holdings, LLC. Mr. Frabotta is one of
    the managing members of FRF Holdings, LLC. Mr. Frabotta disclaims beneficial ownership of the shares held by FRF Holdings, LLC except to the extent of his pecuniary interest therein.

(7) Includes 2,629,506 shares held by CPA Holdings. Mr. Lang is a managing member of BGL Management Company, which is the managing member of BGL Capital, which is the managing member of CPA Holdings. CPA Holdings intends to distribute its shares of common stock to its members following the completion of the offering. Mr. Lang disclaims beneficial ownership of the shares held by CPA Holdings LLC except to the extent of his pecuniary interest therein.

(8) Includes 15,000 shares of common stock issuable upon the exercise of options which will be granted and vest upon completion of the offering.

(9) Includes 45,000 shares of common stock issuable upon the exercise of options which will be granted and vest upon completion of the offering.

                          DESCRIPTION OF CAPITAL STOCK

      Upon the completion of the offering, the authorized capital stock of CenterPoint will consist of 50,000,000 shares of common stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

      Of the 50,000,000 shares of common stock authorized, 26,750,676 shares will be outstanding upon completion of the offering. Subject to the rights of the holders of preferred stock, the holders of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time lawfully determine. Each holder of common stock is entitled to one vote for each share held. Subject to the rights of holders of preferred stock, upon liquidation, dissolution or winding up of CenterPoint, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the common stock then outstanding. The shares of common stock currently outstanding are, and the shares of common stock offered by this prospectus when issued and paid for will be, fully paid and nonassessable. Holders of common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

      The board of directors will initially consist of 17 directors, each serving for a term of one year. At each annual meeting of stockholders, all directors will be elected by the stockholders. Cumulative voting for the election of directors is not permitted. Therefore, the holders of a majority of the outstanding common stock can elect all directors.

Preferred Stock

      The certificate of incorporation of CenterPoint authorizes the board of directors to issue preferred stock in classes or series and to establish the designations, preferences, qualifications, limitations or restrictions of any class or series. Such designations and preferences include the rate and nature of dividends, the price, terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of the stock and voting rights. CenterPoint will have authority, without approval of the holders of common stock, to issue preferred stock that has voting, dividend or liquidation rights superior to the common stock and that may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and delay, defer or prevent a change in control of CenterPoint. CenterPoint currently has no plans to issue any shares of preferred stock.

      The existence of undesignated preferred stock may enable the board of directors to discourage or deter any unsolicited takeover attempts, and thereby protect the continuity of CenterPoint's management. The issuance of shares of the preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by CenterPoint may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Stockholders' Agreement

      Upon the closing of the mergers, CenterPoint's initial investors, management and the owners and employees of the CenterPoint Companies who receive common stock in the mergers, will enter into a stockholders' agreement governing the nomination and election of CenterPoint's directors. The stockholders' agreement sets forth the manner and terms by which such persons may nominate directors. Each of the parties to the stockholders' agreement has agreed to take all action necessary as a stockholder, director or officer of CenterPoint, including voting its common stock, to cause the incumbent directors of CenterPoint or their successors, as described below, to be nominated and elected at the first five annual meetings following the closing of the offering. In the event that an incumbent director designated by BGL Capital or a CenterPoint Company is unable to or does not stand for reelection, representatives of BGL Capital or such CenterPoint Company may designate his successor for nomination. Nominees for other vacancies will be selected by a majority of the then-incumbent board of directors. The parties to the stockholders' agreement have also agreed to restrictions on the transfer of shares of common stock. See "Shares Eligible for Future Sale."

      The stockholders' agreement terminates immediately following CenterPoint's annual meeting of stockholders relating to fiscal year 2003, but expected to occur in 2004. The stockholders' agreement may be amended by the holders of 66 2/3% of the total number of shares of common stock then held by the parties to the agreement. In addition, any requested waiver of the stock transfer restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver.

Certain Provisions Affecting Stockholders

      Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, that may have the effect of delaying or deterring any unsolicited takeover attempts. In addition, Delaware law restricts certain "business combinations" with "interested stockholders" (generally a holder of 15% or more of CenterPoint's voting stock) for three years following the date that person becomes an interested stockholder. By delaying or deterring unsolicited takeover attempts, these provisions could adversely affect prevailing market prices for the common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

      After the offering, 26,750,676 shares of common stock will be outstanding. The 10,500,000 shares being sold in the offering are freely tradable without restriction unless acquired by CenterPoint's affiliates. Of the 12,569,367 shares issued in connection with the mergers, 3,074,361 shares will be registered on a registration statement on Form S-4. An additional 160,200 shares issued in connection with the mergers will be awarded by CenterPoint Companies to employees pursuant to bonus plans and will be registered on a registration statement on Form S-8 which will be filed by CenterPoint promptly after the closing of the offering. The shares registered on the S-4 and the S-8 will be freely tradeable under federal securities laws unless acquired by CenterPoint's affiliates. The remaining 9,334,806 shares issued in connection with the mergers and the 3,681,309 shares issued to the initial investors and corporate management of CenterPoint will not be registered and, therefore, may not be sold unless subsequently registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144. Under the merger agreements and the stockholders' agreement, all of CenterPoint's stockholders (other than purchasers in the offering) have agreed, subject to limited exceptions, not to sell, transfer or otherwise dispose of any of these shares for a period of 18 months following the offering. Effective 18 months after the offering, 20% of each stockholder's shares will be released from such restrictions, and an additional 20% of the original number of restricted shares will be released on the expiration of each six-month period thereafter.

      Shares issued to corporate management and to owners of CenterPoint Companies in the mergers are subject to additional restrictions. If such person's employment is terminated within 30 months of the offering, other than under specified circumstances, restricted shares then held by such stockholder will remain restricted until the fifth anniversary of the offering. Beginning on the second anniversary of the offering, such persons have the right to include shares that have been released from transfer restrictions in registration statements relating to CenterPoint's securities. The certificates representing the shares issued in the mergers and shares issued to initial investors and CenterPoint's management will bear a legend or legends describing the applicable transfer restrictions.

      In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year may sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

  . one percent of the then outstanding shares of the common stock; or

  . the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which a notice of such sale is filed with the SEC.

      In addition, a person who is not deemed to have been an affiliate of CenterPoint at any time for 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144 without regard to these volume restrictions.

      CenterPoint and all of its stockholders, other than purchasers in the offering, have agreed, for a period of 180 days after the date of this prospectus, not to offer or sell any shares of common stock or securities convertible into or exchangeable for common stock without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters. See "Underwriting" for more detailed information regarding these restrictions and permitted exceptions.

      Sales, or the availability for sale of, substantial amounts of the common stock in the public market after the offering could adversely affect prevailing market prices of the common stock and the ability of CenterPoint to raise equity capital, or finance acquisitions using equity capital, in the future.

Transfer Agent and Registrar

      The transfer agent and registrar for CenterPoint's common stock is
                   .

                                  UNDERWRITING

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Thomas Weisel Partners LLC and CIBC Oppenheimer Corp. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between CenterPoint and the underwriters, CenterPoint has agreed to sell to the underwriters, and each of the underwriters severally has agreed to purchase from CenterPoint, the number of shares of common stock set forth opposite its name below.

                                                                      Number of
          Underwriters                                                  Shares
          ------------                                                ----------
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated...................................................
     Lehman Brothers Inc............................................
     Thomas Weisel Partners LLC.....................................
     CIBC Oppenheimer Corp..........................................
                                                                      ----------
          Total.....................................................  10,500,000
                                                                      ==========

      In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of common stock being sold under such agreement if any of the shares of common stock being sold under such agreement are purchased.

      The representatives have advised CenterPoint that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus, and to
certain dealers at such price less a concession not in excess of $       per
share. The underwriters may allow, and such dealers may reallow, a discount not
in excess of $       per share of common stock on sales to certain other
dealers. After the public offering, the public offering price, concession and discount may be changed.

      CenterPoint has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate of 1,575,000 additional shares of common stock at the public offering price set forth on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise this option to cover over-allotments, if any, made on the sale of the common stock offered by this prospectus. To the extent that the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares of common stock proportionate to such underwriter's initial amount reflected in the foregoing table.

      The following table shows the per share and total underwriting discounts and commissions to be paid by CenterPoint to the underwriters. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment option.

                                                                 Without  With
                                                       Per Share Option  Option
                                                       --------- ------- ------
     Public offering price............................  $        $       $
     Underwriting discount............................  $        $       $
     Proceeds, before expenses, to CenterPoint........  $        $       $

      The expenses of the offering are estimated at $    million and are
payable entirely by CenterPoint. Such expenses include amounts advanced by BGL Capital on CenterPoint's behalf. See "Certain Transactions--Other
Transactions."

      CenterPoint, its executive officers and directors and substantially all of the existing stockholders have agreed not to offer or sell any other shares of common stock or common stock equivalents for 180 days after the date of this prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters. Common stock equivalents include securities convertible into or exchangeable for common stock. During the 180-day period, CenterPoint, its executive officers and directors and the existing stockholders have also agreed not to:

  . sell to third parties any call option or other right to acquire common stock or common stock equivalents;

  . purchase from third parties any put option or other right to sell common stock or common stock equivalents; or

  . enter into any swap or other arrangement that transfers the economic consequences of ownership of common stock or common stock equivalents, in each case, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters.

      There are some exceptions to these restrictions. CenterPoint may issue common stock in connection with acquisitions as long as such issued stock is subject to the same restrictions for the remainder of the restrictive period, may grant stock options under existing employee benefit plans and may issue common stock upon the exercise of stock options. CenterPoint's stockholders may make bona fide gifts of shares of common stock and stockholders that are members of CPA Holdings may distribute shares of common stock to their members or partners; provided in each case that the transferee is subject to the same restrictions for the balance of the restricted period.

      Prior to the offering, there has been no public market for CenterPoint's common stock. The initial public offering price will be determined through negotiations between CenterPoint and the representatives of the underwriters. The factors considered in determining the initial public offering price, in addition to prevailing market conditions, will be price-earnings ratios of publicly traded companies that the representatives believe to be comparable to CenterPoint, certain of its financial information, the history of, and the prospects for, CenterPoint and the industry in which it competes, an assessment of its management, its past and present operations, the prospects for, and timing of, its future revenues, the present state of its development, and the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to CenterPoint. There can be no assurance that an active trading market will develop for the common stock or that the common stock will trade in the public market subsequent to the offering at or above the public offering price.

      CenterPoint has applied to have the common stock listed on The New York
Stock Exchange under the symbol "     ."

      The underwriters do not intend to confirm sales of the common stock offered hereby to any accounts over which they exercise discretionary authority.

      CenterPoint has agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act.

      Until the distribution of the common stock is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the common stock. As an exception to these rules, the representatives are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

      If the underwriters create a short position in the common stock in connection with the offering, i.e., if they sell more shares of common stock than are set forth on the cover page of this prospectus, the representatives may reduce that short position by purchasing common stock in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

      The representatives may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase shares of common stock in the open market to reduce the underwriters' short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the common stock to the extent that it were to discourage resales of the common stock.

      Neither CenterPoint nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither CenterPoint nor any of the underwriters makes any representation that the representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      At CenterPoint's request, the underwriters have reserved up to 5% of the shares of common stock offered by this prospectus for sale, at the initial public offering price, to certain of its directors, officers, employees, and business associates of, and certain other persons designated by CenterPoint who have expressed an interest in purchasing such shares of common stock. The number of shares of common stock available for sale to the general public in the offering will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus.

      Thomas Weisel Partners LLC, one of the representatives of the underwriters, was organized and registered as a broker-dealer in December 1998. Since December 1998, Thomas Weisel Partners has co-managed sixteen public offerings of equity securities and has acted as an underwriter in an additional five public offerings of equity securities. Thomas Weisel Partners does not have any relationship with CenterPoint or any of its officers, directors or controlling persons, except with respect to its contractual relationship with CenterPoint pursuant to the underwriting agreement to be entered into in connection with the offering.

      Affiliates of CIBC Oppenheimer Corp., one of the representatives of the underwriters, are members of BGL Capital, which is an initial investor in CenterPoint. See "Certain Transactions--Organization of CenterPoint" and "Principal Stockholders."

                             CERTAIN LEGAL MATTERS

      The legality of the shares of common stock offered by this prospectus will be passed upon for CenterPoint by Katten Muchin & Zavis, Chicago, Illinois. Partners of Katten Muchin & Zavis are investors in BGL Capital, which is an initial investor in CenterPoint. BGL Capital intends to distribute its shares of CenterPoint stock to its investors after the offering; following the distribution, the partners of Katten Muchin & Zavis will in the aggregate own less than one percent of the shares of common stock then outstanding. See "Certain Transactions--Organization of CenterPoint" and "Principal Stockholders." Certain legal matters concerning the offering will be passed upon for the underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

      The following financial statements included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting:

     . the financial statements of CenterPoint Advisors, Inc. as of December 31, 1998 and for the period from November 9, 1998 (inception date) through December 31, 1998;

     .  the consolidated financial statements of Reznick Fedder &
        Silverman, P.C. as of September 30, 1997 and 1998 and for each of the three years in the period ended September 30, 1998;

     . the consolidated financial statements of Robert F. Driver Co., Inc. as of July 31, 1998 and for the year ended July 31, 1998;

     . the financial statements of Mann Frankfort Stein & Lipp, P.C. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998;

     . the consolidated financial statements of Follmer, Rudzewicz & Company, P.C. as of May 31, 1997 and 1998 and for each of the three years in the period ended May 31, 1998;

     . the consolidated financial statements of Berry, Dunn, McNeil & Parker, Chartered as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998;

     . the financial statements of Urbach Kahn & Werlin PC as of October 31, 1997 and 1998 and for each of the two years in the period ended October 31, 1998;

     . the financial statements of Self Funded Benefits, Inc. (d/b/a Insurance Design Administrators) as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998;

     . the financial statements of Grace & Company, P.C. as of December 31, 1998 and for the year ended December 31, 1998;

     . the financial statements of Holthouse Carlin & Van Trigt LLP as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998;

     . the combined financial statements of The Reppond Companies as of December 31, 1998 and for the year ended December 31, 1998; and

     . the financial statements of Simione, Scillia, Larrow & Dowling LLC, as of December 31, 1998 and for the year ended December 31, 1998.

      The consolidated financial statements of Robert F. Driver Co., Inc., as of July 31, 1997 and for each of the years in the two-year period ended July 31, 1997 have been included herein and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                   WHERE YOU MAY FIND ADDITIONAL INFORMATION

      CenterPoint has filed a registration statement on Form S-1 (which includes all amendments to such registration statement) with the SEC under the Securities Act concerning the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules. All material terms of each contract or other document are described in this prospectus. However, statements contained in this prospectus concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement and each such statement is qualified in all respects by such reference. For further information concerning CenterPoint, please refer to the registration statement and its exhibits and schedules.

      You may read and copy all or any portion of the registration statement or any other information CenterPoint files at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. CenterPoint's SEC filings are also available to you on the SEC Internet site (http://www.sec.gov.).

      CenterPoint intends to furnish its stockholders with an annual report containing audited financial statements and an opinion of such registration statement expressed by independent auditors for each fiscal year and with quarterly reports containing unaudited summary information for the first three quarters of each fiscal year.

                           CENTERPOINT ADVISORS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
CenterPoint Advisors, Inc.
  Unaudited Pro Forma Combined Financial Statements
    Introduction to Unaudited Pro Forma Combined Financial Statements...... F- 3
    Unaudited Pro Forma Combined Balance Sheet............................. F- 4
    Unaudited Pro Forma Combined Statements of Operations.................. F- 6
    Notes to Unaudited Pro Forma Combined Financial Statements............. F- 9
  Historical Financial Statements
    Report of Independent Accountants...................................... F-17
    Balance Sheet.......................................................... F-18
    Statement of Operations................................................ F-19
    Statement of Cash Flows................................................ F-20
    Notes to Financial Statements.......................................... F-21

                             CENTERPOINT COMPANIES

Reznick Fedder & Silverman, P.C.
  Report of Independent Accountants........................................ F-25
  Consolidated Balance Sheet............................................... F-26
  Consolidated Statement of Income......................................... F-27
  Consolidated Statement of Stockholders' Equity........................... F-28
  Consolidated Statement of Cash Flows..................................... F-29
  Notes to Consolidated Financial Statements............................... F-30
Robert F. Driver Co., Inc.
  Report of Independent Accountants........................................ F-39
  Consolidated Balance Sheet............................................... F-41
  Consolidated Statement of Income......................................... F-42
  Consolidated Statement of Stockholders' Equity........................... F-43
  Consolidated Statement of Cash Flows..................................... F-44
  Notes to Consolidated Financial Statements............................... F-46
Mann Frankfort Stein & Lipp, P.C.
  Report of Independent Accountants........................................ F-58
  Balance Sheet............................................................ F-59
  Statement of Income...................................................... F-60
  Statement of Shareholders' Equity........................................ F-61
  Statement of Cash Flows.................................................. F-62
  Notes to Financial Statements............................................ F-63
Follmer, Rudzewicz & Company, P.C.
  Report of Independent Accountants........................................ F-68
  Consolidated Balance Sheet............................................... F-69
  Consolidated Statement of Operations..................................... F-70
  Consolidated Statement of Stockholder's Equity........................... F-71
  Consolidated Statement of Cash Flows..................................... F-72
  Notes to Consolidated Financial Statements............................... F-73
Berry, Dunn, McNeil & Parker, Chartered
  Report of Independent Accountants........................................ F-81
  Consolidated Balance Sheet............................................... F-82
  Consolidated Statement of Income......................................... F-83
  Consolidated Statement of Shareholders' Equity........................... F-84

  Consolidated Statement of Cash Flows.................................... F- 85
  Notes to Consolidated Financial Statements.............................. F- 86
Urbach Kahn & Werlin P.C.
  Report of Independent Accountants....................................... F- 93
  Balance Sheet........................................................... F- 94
  Statement of Income..................................................... F- 95
  Statement of Shareholders' Equity....................................... F- 96
  Statement of Cash Flows................................................. F- 97
  Notes to Financial Statements........................................... F- 98
Self Funded Benefits, Inc. d/b/a Insurance Design Administrators
  Report of Independent Accountants....................................... F-107
  Balance Sheet........................................................... F-108
  Statement of Income..................................................... F-109
  Statement of Shareholders' Equity....................................... F-110
  Statement of Cash Flows................................................. F-111
  Notes to Financial Statements........................................... F-112
Grace & Company, P.C.
  Report of Independent Accountants....................................... F-117
  Balance Sheet........................................................... F-118
  Statement of Income..................................................... F-119
  Statement of Shareholders' Equity....................................... F-120
  Statement of Cash Flows................................................. F-121
  Notes to Financial Statements........................................... F-122
Holthouse Carlin & Van Trigt LLP
  Report of Independent Accountants....................................... F-128
  Balance Sheet........................................................... F-129
  Statement of Income..................................................... F-130
  Statement of Partners' Equity........................................... F-131
  Statement of Cash Flows................................................. F-132
  Notes to Financial Statements........................................... F-133
The Reppond Companies
  Report of Independent Accountants....................................... F-138
  Combined Balance Sheet.................................................. F-139
  Combined Statement of Income............................................ F-140
  Combined Statement of Shareholders' Equity.............................. F-141
  Combined Statement of Cash Flows........................................ F-142
  Notes to Combined Financial Statements.................................. F-143
Simione, Scillia, Larrow & Dowling LLC
  Report of Independent Accountants....................................... F-149
  Balance Sheet........................................................... F-150
  Statement of Income..................................................... F-151
  Statement of Members' Equity............................................ F-152
  Statement of Cash Flows................................................. F-153
  Notes to Financial Statements........................................... F-154

                           CENTERPOINT ADVISORS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma combined financial statements give effect to the acquisitions by CenterPoint Advisors, Inc. ("CenterPoint") of the outstanding capital stock of: Reznick Fedder & Silverman, P.C. ("Reznick"); Robert F. Driver Co., Inc. ("Driver"); Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"); Follmer, Rudzewicz & Company, P.C. ("Follmer"); Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"); Urbach Kahn & Werlin PC ("Urbach"); Self Funded Benefits, Inc. d/b/a Insurance Design Administrators ("IDA"); Grace & Company, P.C. ("Grace"); Holthouse Carlin & Van Trigt LLP ("Holthouse"); the Reppond Companies ("Reppond"); and Simione, Scillia, Larrow & Dowling LLC ("Simione") (together, the "CenterPoint Companies"). These acquisitions (the "Mergers") will occur simultaneously with the closing of CenterPoint's initial public offering and will be accounted for using the purchase method of accounting. In accordance with the provisions of Staff Accounting Bulletin No. 97, CenterPoint is deemed to be the accounting acquiror as its stockholders will receive the largest portion of the voting rights in the combined corporation.

      The unaudited pro forma combined balance sheet gives effect to the Mergers and the offering as if they had occurred on March 31, 1999. The unaudited pro forma combined statement of operations gives effect to these transactions as if they had occurred on January 1, 1998.

      CenterPoint has preliminarily analyzed the savings that it expects to realize from changes in salaries and certain benefits to the CenterPoint Companies' former owners. To the extent these individuals have contractually agreed prospectively to changes in salaries, bonuses, and benefits, these changes have been reflected in the pro forma combined statement of operations. With respect to other potential cost savings, CenterPoint has not and cannot quantify these savings at this time. It is anticipated that CenterPoint will incur costs related to its new corporate management and costs associated with being a public company. However, these costs, like the savings, cannot be accurately quantified at this time. Except for prospective compensation payable pursuant to employment agreements with management of CenterPoint and savings expected to be realized from changes in salaries and certain benefits to the CenterPoint Companies' former owners, neither the anticipated savings nor the anticipated costs have been included in the pro forma financial information of CenterPoint.

      The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma combined financial data do not purport to represent what CenterPoint's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of CenterPoint's financial position or results of operations for any future period. Since the CenterPoint Companies were not under common control or management and were operating with different compensation structures, historical pro forma combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere herein.

                          CENTERPOINT ADVISORS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              March 31, 1999
                            (Dollars in thousands)

                                                                                                                       Merger
                    Center                   Mann             Berry                                                  Adjustments
ASSETS              Point  Reznick Driver  Frankfort Follmer  Dunn   Urbach   IDA   Grace  Holthouse Reppond Simione (See Note 3)
------              ------ ------- ------- --------- ------- ------- ------- ------ ------ --------- ------- ------- -----------
Current assets:
 Cash and cash
 equivalents....... $   30 $ 1,804 $ 2,989  $ 1,604  $   277 $    36 $    25 $1,006 $  191  $  129   $  174  $  235    $(6,380)
 Funds held for
 customers.........    --      --   12,155      --        70     --      --     499    --      --       --      --         --
 Investments.......    --      --      --       --       --      --    1,292    --     --      287      --      --      (1,579)
 Receivables,
 net...............    --   24,207  11,005    6,532    4,954   3,964   7,656    969  2,003   2,469      885   2,265    (50,283)
 Unbilled fees at
 net realizable
 value.............    --    3,749     --     1,186    3,970   2,943     836    --   2,085   1,365      --      487     (6,179)
 Notes
 receivable........    --      --      --       --       --      --      --     --     --      --       --       12        (12)
 Due from related
 parties and
 stockholders......    --      --      --        18      --      --      799    --     --      --       --      --        (817)
 Prepaid expenses
 and other current
 assets............    --      185     719      143      131     129     709     67    264      78       94      75       (115)
 Deferred offering
 costs.............  4,286     --      --       --       --      --      --     --     --      --       --      --         --
 Deferred income
 taxes.............    --    1,648     --       --       --      --      --     --     --      --       --      --      (1,260)
                    ------ ------- -------  -------  ------- ------- ------- ------ ------  ------   ------  ------    -------
   Total current
   assets..........  4,316  31,593  26,868    9,483    9,402   7,072  11,317  2,541  4,543   4,328    1,153   3,074    (66,625)
Property and
equipment, net.....    --    2,534   1,275    1,174    1,306   2,023     982    747    501     318      837     125       (938)
Goodwill and other
intangible assets,
net................    --      395  21,396      --       --    1,231     --     --     --      --       --      --     214,692
Long-term
investments........    --      --      --       --       --      --    1,048    --     --      --       --      --        (970)
Deferred income
taxes..............    --    1,379     905      --     1,424     423   2,248    --      11     --         7     --      (4,481)
Other assets.......    --      558     786        6    3,229      25     347     38  1,029      44       30      89     (5,345)
                    ------ ------- -------  -------  ------- ------- ------- ------ ------  ------   ------  ------    -------
   Total assets.... $4,316 $36,459 $51,230  $10,663  $15,361 $10,774 $15,942 $3,326 $6,084  $4,690   $2,027  $3,288    136,333
                    ====== ======= =======  =======  ======= ======= ======= ====== ======  ======   ======  ======    =======
                      Pro     Offering
                     Forma   Adjustments     As
ASSETS              Combined (See Note 3) Adjusted
------              -------- ------------ --------
Current assets:
 Cash and cash
 equivalents....... $ 2,120    $10,060    $12,180
 Funds held for
 customers.........  12,724        --      12,724
 Investments.......     --         --         --
 Receivables,
 net...............  16,626        --      16,626
 Unbilled fees at
 net realizable
 value.............  10,442        --      10,442
 Notes
 receivable........     --         --         --
 Due from related
 parties and
 stockholders......     --         --         --
 Prepaid expenses
 and other current
 assets............   2,479        --       2,479
 Deferred offering
 costs.............   4,286     (4,286)       --
 Deferred income
 taxes.............     388        --         388
                    -------- ------------ --------
   Total current
   assets..........  49,065      5,774     54,839
Property and
equipment, net.....  10,884        --      10,884
Goodwill and other
intangible assets,
net................ 237,714        --     237,714
Long-term
investments........      78        --          78
Deferred income
taxes..............   1,916        --       1,916
Other assets.......     836        --         836
                    -------- ------------ --------
   Total assets.... 300,493      5,774    306,267
                    ======== ============ ========

                          CENTERPOINT ADVISORS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              March 31, 1999
                            (Dollars in thousands)

LIABILITIES AND
STOCKHOLDERS'        Center                      Mann              Berry
EQUITY                Point   Reznick Driver   Frankfort Follmer   Dunn    Urbach   IDA    Grace   Holthouse Reppond  Simione
---------------      -------  ------- -------  --------- -------  -------  ------- ------  ------  --------- -------  -------
Current
liabilities:
 Short-term debt,
 including current
 maturities of
 long-term debt....  $   --   $ 2,780 $ 2,042   $   851  $   350  $ 1,561  $   721 $  138  $1,497   $  --    $  673   $1,171
 Accounts
 payable...........      --     1,026   3,883       374      178      817    1,593    129     163       36      229      216
 Insurance
 premiums
 payable...........      --       --   18,639       --       --       --       --     --      --       --       --       --
 Accrued
 compensation and
 related costs.....      --    24,081     --      1,292    7,580      597    1,337     70     949       56      148      --
 Deferred
 compensation......      --        91     --        --       --       541      257    --      --       --       --       --
 Income taxes
 payable...........      --       --      --         (4)     575      --       --     --      --       --        20      --
 Deferred income
 taxes.............      --       --      --      2,491      561      653    2,805    --    1,142      --       107      --
 Current portion
 of customer
 deposits..........      --       --      --        --       --       --       --     499     --       --       --       --
 Due to related
 parties...........    1,145      --      --        --       293    5,127      --     --      473      --       --       208
 Other accrued
 liabilities.......    4,614      --      --        --       --       197      464    372      91      112      --       139
                     -------  ------- -------   -------  -------  -------  ------- ------  ------   ------   ------   ------
   Total current
   liabilities.....    5,759   27,978  24,564     5,004    9,537    9,493    7,177  1,208   4,315      204    1,177    1,734
Long-term debt, net
of current
maturities.........      --     2,439  15,083       799      --       --     1,513    125     413      --        84      120
Deferred
compensation.......      --       765   1,325       --     3,953      517    4,896    --      --       --       --       --
Deferred income
taxes..............      --       --      --         95      --        --      --     --      --       --       --       --
Other long-term
liabilities........      --     2,474     --        --       --        56      149    --      --       --       --       115
                     -------  ------- -------   -------  -------  -------  ------- ------  ------   ------   ------   ------
   Total
   liabilities.....    5,759   33,656  40,972     5,898   13,490   10,066   13,735  1,333   4,728      204    1,261    1,969
Redeemable
preferred stock of
subsidiary.........      --       --    4,000       --       --       --       --     --      --       --       --       --
Stockholders'
equity:
 Members' equity...      --       --      --        --       --       --       --     --      --     4,486       13    1,319
 Common stock......       37      --        9         2       10    1,358      --     --       17      --         1      --
 Additional paid-
 in capital........    3,333    1,422   8,334        61    1,210      --     3,199    208     350      --        56      --
 Retained earnings
 (deficit).........   (4,813)   1,381  (1,245)    4,702      791     (216) (1,224)  1,949   1,078      --       724      --
 Note receivable
 from
 shareholder.......      --       --     (840)      --       --      (230)     --     --      --       --       (28)     --
 Accumulated other
 comprehensive
 income............      --       --      --        --       --       --       232    --      --       --       --       --
 Treasury stock....      --       --      --        --      (140)    (204)     --    (164)    (89)     --       --       --
                     -------  ------- -------   -------  -------  -------  ------- ------  ------   ------   ------   ------
   Total
   stockholders'
   equity..........   (1,443)   2,803   6,258     4,765    1,871      708    2,207  1,993   1,356    4,486      766    1,319
                     -------  ------- -------   -------  -------  -------  ------- ------  ------   ------   ------   ------
Total liabilities
and stockholders'
equity.............   $4,316  $36,459 $51,230   $10,663  $15,361  $10,774  $15,942 $3,326  $6,084   $4,690   $2,027   $3,288
                     =======  ======= =======   =======  =======  =======  ======= ======  ======   ======   ======   ======
LIABILITIES AND        Merger       Pro      Offering
STOCKHOLDERS'        Adjustments   Forma    Adjustments     As
EQUITY               (See Note 3) Combined  (See Note 3) Adjusted
---------------      ------------ --------- ------------ ---------
Current
liabilities:
 Short-term debt,
 including current
 maturities of
 long-term debt....   $ (1,171)   $ 10,613   $  (8,203)  $  2,410
 Accounts
 payable...........        --        8,644         --       8,644
 Insurance
 premiums
 payable...........        --       18,639         --      18,639
 Accrued
 compensation and
 related costs.....    (28,975)      7,135         --       7,135
 Deferred
 compensation......        (91)        798         --         798
 Income taxes
 payable...........        --          591         --         591
 Deferred income
 taxes.............     (6,510)      1,249         --       1,249
 Current portion
 of customer
 deposits..........        --          499         --         499
 Due to related
 parties...........     77,817      85,063     (85,063)       --
 Other accrued
 liabilities.......        250       6,239      (4,864)     1,375
                     ------------ --------- ------------ ---------
   Total current
   liabilities.....     41,320     139,470     (98,130)    41,340
Long-term debt, net
of current
maturities.........      3,599      24,175     (20,175)     4,000
Deferred
compensation.......     (9,696)      1,760         --       1,760
Deferred income
taxes..............        138         233         --         233
Other long-term
liabilities........     (2,474)        320         --         320
                     ------------ --------- ------------ ---------
   Total
   liabilities.....     32,887     165,958    (118,305)    47,653
Redeemable
preferred stock of
subsidiary.........        --        4,000      (4,000)       --
Stockholders'
equity:
 Members' equity...     (5,818)        --          --         --
 Common stock......     (1,271)        163         105        268
 Additional paid-
 in capital........    114,160     132,333     127,974    260,307
 Retained earnings
 (deficit).........     (5,088)     (1,961)        --      (1,961)
 Note receivable
 from
 shareholder.......      1,098         --          --         --
 Accumulated other
 comprehensive
 income............       (232)        --          --         --
 Treasury stock....        597         --          --         --
                     ------------ --------- ------------ ---------
   Total
   stockholders'
   equity..........    103,446     130,535     128,079    258,614
                     ------------ --------- ------------ ---------
Total liabilities
and stockholders'
equity.............   $136,333    $300,493   $   5,774   $306,267
                     ============ ========= ============ =========

                          CENTERPOINT ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1998
                 (Dollars in thousands, except per share data)

                    Center                        Mann              Berry
                     Point    Reznick  Driver   Frankfort Follmer   Dunn    Urbach     IDA    Grace   Holthouse Reppond  Simione
                   ---------  -------  -------  --------- -------  -------  -------  -------  ------  --------- -------  -------
Revenues:
 Professional
 services........  $     --   $48,387  $   --    $21,631  $20,564  $18,662  $17,753  $   --   $9,691   $9,446   $  --    $6,217
 Service
 agreements......        --       --       --        --       --       --       --       --      --       --       --       --
                   ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
 Total
 professional
 services........        --    48,387      --     21,631   20,564   18,662   17,753      --    9,691    9,446      --     6,217
 Business and
 financial
 services........        --       --    34,303       --       --       --       --    10,933     --       --     7,892      --
                   ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
 Total revenues..        --    48,387   34,303    21,631   20,564   18,662   17,753   10,933   9,691    9,446    7,892    6,217
Expenses:
 Professional
 services
 compensation and
 related costs...        --    39,825      --     17,750   16,629   13,722   12,612      --    7,784    3,089      --     4,396
 Business and
 financial
 services
 compensation and
 related costs...        --       --    25,470       --       --       --       --     6,361     --       --     5,067      --
 Other operating
 expenses........      1,961    7,575    6,060     3,081    3,711    3,753    4,510    2,808   1,190    1,505    1,982    1,333
 Depreciation and
 amortization....        --       976    1,664       266      539    1,000      280      242     190       73      332       31
                   ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
 Income from
 operations......     (1,961)      11    1,109       534     (315)     187      351    1,522     527    4,779      511      457
Other (income)
expense:                 --
 Interest
 expense.........        --       532    1,039        58      109      299      664       32     122      --        72      130
 Interest
 income..........        --       (43)    (852)      (69)     (48)    (238)    (109)     (77)    (23)     (25)     (43)     --
 Other, net......        --      (143)    (417)      (26)      14      126     (486)      82     (95)     --        22       50
                   ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
Income before
income taxes.....     (1,961)    (335)   1,339       571     (390)     --       282    1,485     523    4,804      460      277
Provision
(benefit) for
income taxes.....        --      (109)     688       213      165      --       176       25     232      --       113      --
                   ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
Net income
(loss)...........  $  (1,961) $  (226) $   651   $   358  $  (555) $   --   $   106  $ 1,460  $  291   $4,804   $  347   $  277
                   =========  =======  =======   =======  =======  =======  =======  =======  ======   ======   ======   ======
Net income per
share, basic and
diluted..........  $   (0.58)
                   =========
Shares used in
computing pro
forma net income
per share
(see Note 5).....  3,370,666
                   =========
                    Pro Forma
                   Adjustments
                    (See Note       Pro Forma
                       4)            Combined
                   ---------------- -----------
Revenues:
 Professional
 services........   $(66,040)(A)    $   86,311
 Service
 agreements......     63,785 (A)        63,785
                   ---------------- -----------
 Total
 professional
 services........     (2,255)          150,096
 Business and
 financial
 services........        --             53,128
                   ---------------- -----------
 Total revenues..     (2,255)          203,224
Expenses:
 Professional
 services
 compensation and
 related costs...    (20,440)(B)        95,367
 Business and
 financial
 services
 compensation and
 related costs...     (1,540)(B)        35,358
 Other operating
 expenses........     (1,858)(C)        37,611
 Depreciation and
 amortization....      5,277 (A,D)      10,870
                   ---------------- -----------
 Income from
 operations......     16,306            24,018
Other (income)
expense:
 Interest
 expense.........     (2,220)(E)           837
 Interest
 income..........        156 (F)        (1,371)
 Other, net......        --               (873)
                   ---------------- -----------
Income before
income taxes.....     18,370            25,425
Provision
(benefit) for
income taxes.....     11,044 (G)        12,547
                   ---------------- -----------
Net income
(loss)...........   $  7,326        $   12,878
                   ================ ===========
Net income per
share, basic and
diluted..........                   $     0.50
                                    ===========
Shares used in
computing pro
forma net income
per share
(see Note 5).....                   25,662,791
                                    ===========

                          CENTERPOINT ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                For the three months ended March 31, 1998
                 (Dollars in thousands, except per share data)

                   Center                    Mann             Berry
                   Point  Reznick  Driver  Frankfort Follmer   Dunn   Urbach   IDA    Grace   Holthouse Reppond Simione
                   ------ -------  ------  --------- -------  ------  ------  ------  ------  --------- ------- -------
Revenues:
 Professional
 services........  $ --   $18,549  $  --    $5,889   $5,518   $6,972  $3,678  $  --   $3,380   $2,848   $  --   $1,933
 Service
 agreements......    --       --      --       --       --       --      --      --      --       --       --      --
                   -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
 Total
 professional
 services........    --    18,549     --     5,889    5,518    6,972   3,678     --    3,380    2,848      --    1,933
 Business and
 financial
 services........    --       --    6,624      --       --       --      --    2,902     --       --     1,909     --
                   -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
 Total revenues..    --    18,549   6,624    5,889    5,518    6,972   3,678   2,902   3,380    2,848    1,909   1,933
Expenses:
 Professional
 services
 compensation and
 related costs...    --    16,359     --     3,586    4,210    5,674   2,426     --    2,156      745      --    1,108
 Business and
 financial
 services
 compensation and
 related costs...    --       --    5,241      --       --       --      --    1,394     --       --     1,221     --
 Other operating
 expenses........    --     1,867   1,210      960      979    1,064   1,147   1,020     338      398      402     319
 Depreciation and
 amortization....    --       317     154       51       87      130      60      53      47       18       76       8
                   -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
 Income from
 operations......    --         6      19    1,292      242      104      45     435     839    1,687      210     498
Other (income)
expense:             --
 Interest
 expense.........    --       116      11       18       18      116     127       9      38      --        23      30
 Interest
 income..........    --        (5)   (189)      (3)      (6)     (18)    (12)    (17)     (3)      (9)    --       --
 Other, net......    --       (22)     37        9      (21)       6     (73)    --       (5)     --         7     --
                   -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
Income before
income taxes.....    --       (83)    160    1,268      251      --        3     443     809    1,696      180     468
Provision
(benefit) for
income taxes.....    --       (28)     83      469      118      --       12      11     356      --        45     --
                   -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
Net income
(loss)...........  $ --   $   (55) $   77   $  799   $  133   $  --   $   (9) $  432  $  453   $1,696   $  135  $  468
                   =====  =======  ======   ======   ======   ======  ======  ======  ======   ======   ======  ======
Net income per
share, basic and
diluted..........
Shares used in
computing pro
forma net income
per share
(see Note 5).....
                    Pro Forma
                   Adjustments
                    (See Note        Pro Forma
                       4)             Combined
                   ----------------- -----------
Revenues:
 Professional
 services........   $(24,694)(A)     $   24,073
 Service
 agreements......     23,912 (A)         23,912
                   ----------------- -----------
 Total
 professional
 services........       (782)            47,985
 Business and
 financial
 services........        --              11,435
                   ----------------- -----------
 Total revenues..       (782)            59,420
Expenses:
 Professional
 services
 compensation and
 related costs...     (8,642)(B)         27,622
 Business and
 financial
 services
 compensation and
 related costs...       (796)(B)          7,060
 Other operating
 expenses........       (429)(C)          9,275
 Depreciation and
 amortization....      1,430 (A)(D)       2,431
                   ----------------- -----------
 Income from
 operations......      7,655             13,032
Other (income)
expense:
 Interest
 expense.........       (392)(E)            114
 Interest
 income..........        --  (F)           (262)
 Other, net......        --                 (62)
                   ----------------- -----------
Income before
income taxes.....      8,047             13,242
Provision
(benefit) for
income taxes.....      4,825 (F)          5,891
                   ----------------- -----------
Net income
(loss)...........   $  3,222         $    7,351
                   ================= ===========
Net income per
share, basic and
diluted..........                    $     0.29
                                     ===========
Shares used in
computing pro
forma net income
per share
(see Note 5).....                    25,662,791
                                     ===========

                          CENTERPOINT ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                For the three months ended March 31, 1999
                 (Dollars in thousands, except per share data)

                     Center                       Mann             Berry
                     Point     Reznick  Driver  Frankfort Follmer   Dunn   Urbach   IDA    Grace   Holthouse Reppond  Simione
                   ----------  -------  ------  --------- -------  ------  ------  ------  ------  --------- -------  -------
Revenues:
 Professional
 services........  $      --   $21,704  $  --    $8,324   $6,420   $6,717  $4,346  $  --   $3,687   $3,234   $  --    $2,478
 Services
 agreements......         --       --      --       --       --       --      --      --      --       --       --       --
                   ----------  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------   ------
 Total
 professional
 services........         --    21,704     --     8,324    6,420    6,717   4,346     --    3,687    3,234      --     2,478
 Business and
 financial
 services........         --       --    8,241      --       --       --      --    2,978     --       --     2,191      --
                   ----------  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------   ------
 Total revenues..         --    21,704   8,241    8,324    6,420    6,717   4,346   2,978   3,687    3,234    2,191    2,478
Expenses:
 Professional
 services
 compensation and
 related costs...               19,235     --     4,538    4,808    5,492   3,038     --    2,275      839      --     1,201
 Business and
 financial
 services
 compensation and
 related costs...         --       --    6,773      --       --       --      --    1,557     --       --     1,320      --
 Other operating
 expenses........       2,852    2,168   1,511    1,186    1,089      836   1,058     952     378      275      636      327
 Depreciation and
 amortization....         --       298     531       68      117      295      79      50      52       14       76        8
                   ----------  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------   ------
 Income from
 operations......      (2,852)       3    (574)   2,532      406       94     171     419     982    2,106      159      942
Other (income)
expense:
 Interest
 expense.........         --        88     386       21       16       72     148       6      46      --        10       35
 Interest
 income..........         --       (46)   (186)      (6)      (6)     (59)    (13)    (15)     (2)      (5)      (1)     --
 Other, net......         --        46    (226)      (2)     --        81    (124)    --      --         6      --        28
                   ----------  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------   ------
Income before
income taxes.....      (2,852)     (85)   (548)   2,519      396      --      160     428     938    2,105      150      879
Provision
(benefit) for
income taxes.....         --       (26)   (227)     932      137      --       83       6     376      --        60      --
                   ----------  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------   ------
Net income
(loss)...........  $   (2,852) $   (59) $ (321)  $1,587   $  259   $  --   $   77  $  422  $  562   $2,105   $   90   $  879
                   ==========  =======  ======   ======   ======   ======  ======  ======  ======   ======   ======   ======
Net income per
share, basic and
diluted..........  $    (0.83)
                   ==========
Shares used in
computing pro
forma net income
per share
(see Note 5).....   3,436,779
                   ==========
                    Pro Forma
                   Adjustments
                    (See Note          Pro Forma
                       4)              Combined
                   ------------------ ------------
Revenues:
 Professional
 services........   $(27,347)         $    29,563
 Services
 agreements......     26,469 (A)           26,469
                   ------------------ ------------
 Total
 professional
 services........       (848)              56,032
 Business and
 financial
 services........        --                13,410
                   ------------------ ------------
 Total revenues..       (848)              69,442
Expenses:
 Professional
 services
 compensation and
 related costs...     (6,176)(B)           35,250
 Business and
 financial
 services
 compensation and
 related costs...       (796)(B)            8,854
 Other operating
 expenses........     (3,108)(C)           10,160
 Depreciation and
 amortization....      1,135 (A),(D)        2,723
                   ------------------ ------------
 Income from
 operations......      8,067               12,455
Other (income)
expense:
 Interest
 expense.........       (734)(E)               94
 Interest
 income..........        --  (F)             (339)
 Other, net......        --                  (191)
                   ------------------ ------------
Income before
income taxes.....      8,801               12,891
Provision
(benefit) for
income taxes.....      4,410 (G)            5,751
                   ------------------ ------------
Net income
(loss)...........   $  4,391          $     7,140
                   ================== ============
Net income per
share, basic and
diluted..........                     $      0.28
                                      ============
Shares used in
computing pro
forma net income
per share
(see Note 5).....                      25,662,791
                                      ============

                           CENTERPOINT ADVISORS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             (Dollars in thousands)

Note 1--General

      CenterPoint Advisors, Inc. ("CenterPoint") was founded in 1998 to acquire eleven professional, business and financial services firms ("CenterPoint Companies") and create a leading provider of professional, business and financial services and products to middle-market clients.

      The historical financial statements reflect the financial position and results of operations of CenterPoint and the CenterPoint Companies and were derived from the respective CenterPoint Companies' financial statements. The periods included in these financial statements for all of the individual CenterPoint Companies, with the exception of Driver, Follmer and Urbach, are as of and for the year ended December 31, 1998. The financial statements for Driver and Urbach are as of January 31, 1999 and for the year ended January 31, 1999 and the three month periods ended January 31, 1998 and 1999. The financial statements for Follmer are as of February 28, 1999 and for the year ended November 30, 1998 and the three month periods ended February 28, 1998 and 1999. The audited historical financial statements included elsewhere herein have been included in accordance with Staff Accounting Bulletin No. 80.

Note 2--Acquisition of CenterPoint Companies

      Concurrently with and as a condition to the closing of this offering, CenterPoint will acquire all of the outstanding common stock or partnership or membership interests of the CenterPoint Companies. The Mergers will be accounted for using the purchase method of accounting with CenterPoint being treated as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 and APB 16. The carrying value of intangible assets is periodically reviewed by CenterPoint based on the expected future undiscounted operating cash flows of the related business unit. In the event CenterPoint determines that the balance of such intangible assets is not recoverable, CenterPoint will recognize an impairment loss in an amount necessary to write down the excess of cost over fair value of net assets acquired to the fair value equal to the corresponding undiscounted expected future cash flows.

      The following table sets forth the consideration to be paid in (a) cash and (b) shares of common stock to the stockholders of each of the CenterPoint Companies.

                                         Shares of
                                           Common    Value of        Total
                                  Cash     Stock    Shares (1) Consideration (2)
                                 ------- ---------- ---------- -----------------
     Reznick.................... $16,899  1,810,553  $ 19,011      $ 35,910
     Driver.....................     500  2,944,445    30,917        31,417
     Mann Frankfort.............  16,503  1,768,200    18,566        35,069
     Follmer....................  13,600  1,457,143    15,300        28,900
     Berry Dunn.................   6,821    931,357     9,779        16,600
     Urbach.....................   9,190  1,023,943    10,751        19,941
     IDA........................   8,154    873,669     9,173        17,327
     Grace......................   2,840    304,286     3,195         6,035
     Holthouse..................   5,603    600,343     6,304        11,907
     Reppond....................     --     447,428     4,698         4,698
     Simione....................   3,808    408,000     4,284         8,092
                                 ------- ----------  --------      --------
                                 $83,918 12,569,367  $131,978      $215,896
                                 ======= ==========  ========      ========

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)

--------

(1) For the computation of the estimated purchase price for accounting purposes, the value of shares is based upon an assumed initial public offering price of $14.00, less a 25% discount from the assumed offering price due to restrictions on the transferability of the common stock to be issued to owners and employees of CenterPoint and the CenterPoint Companies. Under the terms of the Merger Agreements and a Stockholders' Agreement, the former owners of the CenterPoint Companies and the initial investors and management of CenterPoint have agreed, subject to limited exceptions, not to sell, transfer or otherwise dispose of any shares for a period of 18 months following the offering. Effective 18 months after the offering, 20% of each stockholder's shares will be released from such restrictions, and an additional 20% of the original number of restricted shares will be released on the expiration of each six-month period thereafter. Any requested waiver of the restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver. The owners of the CenterPoint shares will not be entitled to registration rights until two years following the offering; thereafter the former owners of the CenterPoint Companies will have "piggyback" registration rights with respect to shares that have been released from the contractual transfer restrictions. Restrictions on transferability of the common stock issued to the former owners of the CenterPoint Companies equate, economically, to the value of a put option on those shares. The 25% discount was determined using the Black Scholes option pricing methodology and the put/call parity relationship using a term of 2.5 years (weighted average period of restriction), a volatility factor based on comparable public company transactions and an appropriate risk-free interest rate.

(2) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11,600. The former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,415 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290. The former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of CenterPoint's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

      The following table sets forth for each CenterPoint Company (i) the total consideration to be paid in the mergers, (ii) the allocation of the consideration to net assets acquired and (iii) the resulting goodwill for the companies acquired by CenterPoint as the accounting acquirer. The purchase price has been allocated to the assets and liabilities acquired based on their respective carrying values, as those are deemed to represent fair market value of such assets and liabilities. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction and consummation of the Mergers. CenterPoint does not anticipate that the final allocation of the purchase price will differ materially from that presented.

                                                   Total     Net Assets
                                               Consideration  Acquired  Goodwill
                                               ------------- ---------- --------
     Reznick..................................   $ 35,910     $ (2,012) $ 37,922
     Driver...................................     31,417      (16,358)   47,775
     Mann Frankfort...........................     35,069         (419)   35,488
     Follmer..................................     28,900        1,136    27,764
     Berry Dunn...............................     16,600          152    16,448
     Urbach...................................     19,941         (685)   20,626
     IDA......................................     17,327          457    16,870
     Grace....................................      6,035       (1,313)    7,348
     Holthouse................................     11,907          421    11,486
     Reppond..................................      4,698       (3,234)    7,932
     Simione..................................      8,092           37     8,055
                                                 --------     --------  --------
                                                 $215,896     $(21,818) $237,714
                                                 ========     ========  ========

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)


Note 3--Unaudited Pro Forma Combined Balance Sheet Adjustments

      The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                                         Offering
                              Merger Adjustments           Total       Adjustments          Total
                          ----------------------------    Merger    -------------------   Offering
                            (A)       (B)       (C)     Adjustments   (D)        (E)     Adjustments
                          --------  --------  --------  ----------- --------  ---------  -----------
ASSETS
Cash and cash
 equivalents............  $ (6,380) $    --   $    --    $ (6,380)  $132,365  $(122,305)  $  10,060
Investments.............       --     (1,579)      --      (1,579)       --         --          --
Receivables, net........   (49,227)   (1,056)      --     (50,283)       --         --          --
Unbilled fees at net
 realizable value.......    (6,179)      --        --      (6,179)       --         --          --
Notes receivable........       --        (12)      --         (12)       --         --          --
Due from related
 parties................       --       (817)      --        (817)       --         --          --
Prepaid expenses and
 other current assets...       --       (115)      --        (115)       --         --          --
Deferred offering
 costs..................       --        --        --         --      (4,286)       --       (4,286)
Deferred income taxes...       --     (1,260)      --      (1,260)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total current
    assets..............   (61,786)   (4,839)      --     (66,625)   128,079   (122,305)      5,774
Property and equipment,
 net....................       --       (938)      --        (938)       --         --          --
Goodwill, net...........       --    (23,022)  237,714    214,692        --         --          --
Long-term investments...       --       (970)      --        (970)       --         --          --
Deferred income taxes...       --     (4,481)      --      (4,481)       --         --          --
Other assets............       --     (5,345)      --      (5,345)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total assets.........  $(61,786) $(39,595) $237,714   $136,333   $128,079  $(122,305)  $   5,774
                          ========  ========  ========   ========   ========  =========   =========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Short-term debt,
 including current
 maturities of long-term
 debt...................  $    --   $ (1,171) $    --    $ (1,171)  $    --   $  (8,203)  $  (8,203)
Accrued compensation and
 related costs..........       --    (28,975)      --     (28,975)       --         --          --
Deferred compensation...       --        (91)      --         (91)       --         --          --
Deferred income taxes...       --     (6,510)      --      (6,510)       --         --          --
Due to related parties..       --     (6,101)   83,918     77,817        --     (85,063)    (85,063)
Other accrued
 liabilities............       --        250       --         250        --      (4,864)     (4,864)
                          --------  --------  --------   --------   --------  ---------   ---------
   Total current
    liabilities.........       --    (42,598)   83,918     41,320        --     (98,130)    (98,130)
Long-term debt, net.....       --      3,599       --       3,599        --     (20,175)    (20,175)
Deferred compensation...       --     (9,696)      --      (9,696)       --         --          --
Deferred income taxes...       --        138       --         138        --         --          --
Other long-term
 liabilities............       --     (2,474)      --      (2,474)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total liabilities....       --    (51,031)   83,918     32,887        --    (118,305)   (118,305)
                          --------  --------  --------   --------   --------  ---------   ---------
Redeemable preferred
 stock..................       --        --        --         --         --      (4,000)     (4,000)
                          --------  --------  --------   --------   --------  ---------   ---------
Stockholders' equity:
 Members' equity........    (6,368)    1,021      (471)    (5,818)       --         --          --
 Common stock...........       --        --     (1,271)    (1,271)       105        --          105
 Additional paid-in
 capital................       --       (840)  115,000    114,160    127,974        --      127,974
 Retained earnings
 (deficit)..............   (55,418)   10,619    39,711     (5,088)       --         --          --
 Notes receivable from
 shareholder............       --        868       230      1,098        --         --          --
 Accumulated other
 comprehensive income...       --       (232)      --        (232)       --         --          --
 Treasury stock.........       --        --        597        597        --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total stockholders'
    equity..............   (61,786)   11,436   153,796    103,446    128,079        --      128,079
                          --------  --------  --------   --------   --------  ---------   ---------
   Total liabilities and
    stockholders'
    equity..............  $(61,786) $(39,595) $237,714   $136,333   $128,079  $(122,305)  $   5,774
                          ========  ========  ========   ========   ========  =========   =========

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)


--------

(A) Reflects the contractual distributions to the owners of the CenterPoint Companies of excess working capital, as defined in the merger agreements, calculated as accounts receivable and work in process in excess of: (i) accounts payable and accrued expenses; less (ii) prepaid expenses; plus
    (iii) 1% of trailing twelve months' revenues.

(B) Reflects the contractual distribution of certain assets and liabilities to the owners of the CenterPoint Companies in connection with the mergers and the establishment of deferred tax balances to be established upon the conversion of IDA, Holthouse, and Simione from S Corporation or partnership status to C Corporation status.

(C) Reflects purchase accounting for the acquisitions of the CenterPoint Companies for consideration consisting of $83,918 in cash and 12,569,367 shares of common stock valued at $14.00 per share (or a total of $131,978) for a total estimated purchase price of $215,896, resulting in an excess purchase price over the fair value of assets acquired of $237,848. See Note 2 for discussion of valuation of stock.

(D) Reflects the cash proceeds from the issuance of 10,500,000 shares of common stock net of estimated expenses of the offering (based on an estimated initial public offering price of $14.00 per share). Expenses of the offering include amounts advanced by BGL Capital and CCP and primarily consist of the underwriting discount, accounting fees, legal fees, printing expenses, consulting fees and signing bonuses.

(E) Reflects the use of offering proceeds to: (i) fund the cash portion of the consideration due to the owners of the CenterPoint Companies in connection with the Mergers (excluding certain contingent payments described in Note
    2); (ii) fund the redemption by Driver of its redeemable preferred stock of $4,000; (iii) repay $28,378 of indebtedness of certain of the CenterPoint Companies; and (iv) pay $250 for settlement of a consulting agreement of Driver.

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)


Note 4--Unaudited Pro Forma Combined Statements of Operations Adjustments

      (A) See Note 6 below for a discussion of the "separate practice format" and the non-exclusive services agreements which CenterPoint will enter into with each of the Attest Firms. Following the Mergers, attest services will continue to be performed by the CPAs who currently own the CenterPoint Companies. CenterPoint will enter into 40-year non-exclusive services agreements to provide professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. One or more Attest Firms could choose to contract with entities other than CenterPoint for some or all of these services. However, in connection with the Mergers, each of the Attest Firms will enter into a binding commitment to use CenterPoint to provide for budgeted levels of these services, including professional and other personnel, for a period of one year. This binding commitment will continue throughout the 40-year term of the services agreements until and unless an Attest Firm provides CenterPoint with a twelve month advance notice of its intention to obtain one or more of the services previously provided by CenterPoint from another source.

      Under the billing mechanisms provided for in the services agreements, materially all attest services revenues earned by the Attest Firms would have been payable to CenterPoint under the services agreements. The accompanying unaudited pro forma combined statements of income include pro forma adjustments to reflect the nature of the services agreements. The table below summarizes the entries needed to reflect the elimination of attest revenues, the billing of services agreement fees and the elimination of certain selling, general and administrative expenses that would have been borne directly by the Attest Firms, all as if the Mergers had been consummated on January 1, 1998.

                                   Year Ended      Three Months Ended  Three Months Ended
                                December 31, 1998    March 31, 1998      March 31, 1999
                               ------------------- ------------------  ------------------
                               Increase/(Decrease) Increase/(Decrease) Increase/(Decrease)
                               ------------------- ------------------  ------------------
      Professional services
       revenues (1)...........      $(66,040)           $(24,694)           $(27,347)
                                    --------            --------            --------
      Services agreement
       fees...................        63,785              23,912              26,469
                                    --------            --------            --------
      Other operating
       expenses...............        (1,800)               (639)               (713)
                                    --------            --------            --------

--------

  (1) Some estimates were used by the CenterPoint Companies in developing attest services revenues. Additionally, because the legal definition of "attest services" varies from state to state, the CenterPoint Companies assumed that the attest services definition that applies in their home state also applied in all states in which it provided services.

      As a result of the minimum contribution commitment that each of the acquired professional services firms has made to CenterPoint, the relatively immaterial reduction to CenterPoint pro forma results of operations stemming from the above entries was effectively offset by a reduction of compensation expense. See Note 4(B) below for additional information.

      As discussed above and under the risk factor "Regulation of the accounting profession will constrain CenterPoint's operations and impact its structure and could impair its ability to provide services to some clients, including the Attest Firms," the services agreements are non-exclusive and, with twelve months notice, staffing and other services requirements may be significantly changed by the Attest Firms. Accordingly, the amounts reflected in the unaudited pro forma combined statements of income as "Service agreement" fees are based on estimates and are not necessarily representative of CenterPoint's results of operations for any future period. Failure by one or more Attest Firms to use CenterPoint's services could have a material adverse effect on CenterPoint's revenue production capabilities.

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)

      (B) Reflects the reduction in compensation and benefits to the owners of the CenterPoint Companies to which they have agreed prospectively in incentive compensation and employment agreements to be effective upon completion of the offering, net of compensation to management of CenterPoint as follows:

                                                                 Three Months
                                                                  Ended March
                                                     Year Ended       31,
                                                    December 31, --------------
                                                        1998      1998    1999
                                                    ------------ ------  ------
     Professional Services:
       Reznick.....................................   $ 6,110    $4,356  $4,388
       Mann Frankfort..............................     5,566       729    (536)
       Follmer.....................................     4,816     1,875   1,681
       Berry Dunn..................................     2,079     1,439   1,314
       Urbach......................................     3,082     1,435   1,462
       Grace.......................................       576      (256)   (415)
       Holthouse...................................    (2,729)     (955) (1,362)
       Simione.....................................       940        19    (356)
                                                      -------    ------  ------
                                                      $20,440    $8,642  $6,176
                                                      =======    ======  ======
     Business and Financial Services:
       Driver......................................   $  (100)      (25)    (25)
       IDA.........................................     1,092       273     273
       Reppond.....................................       548       548     548
                                                      -------    ------  ------
                                                      $ 1,540    $  796  $  796
                                                      =======    ======  ======

      The senior professionals of each professional services firm will enter firm-specific incentive compensation agreements with CenterPoint. The compensation adjustment has been calculated as the difference between (x) operating income adjusted to add back depreciation and amortization and member compensation less the "CenterPoint Base Earnings" which is a fixed dollar amount negotiated with each professional services firm, and (y) the compensation and related costs of any senior professional recorded in the historical accounts.

      (C) Reflects the reduction in stock compensation to consultants of CenterPoint which will not be ongoing activities of the Company in accordance with the Employee Incentive Compensation Plan and employment agreements to be effective upon completion of the offering, net of prospective salaries of management of CenterPoint, pursuant to employment agreements.

      (D) Reflects the amortization of $237,714 of goodwill to be recorded as a result of the Mergers over a 40 year estimated life, net of amortization expense already recorded in the accounts of the CenterPoint Companies of $666 in the year ended December 31, 1998, resulting in a net adjustment of $5,277. Elimination of amortization expense already recorded in the accounts of the CenterPoint Companies of $56 and $351 for the three months ended March 31, 1998 and 1999 resulted in net adjustments of $1,430 and $1,135, respectively.

                           CENTERPOINT ADVISORS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             (Dollars in thousands)

      (E) Reflects the net reduction in interest expense associated with debt to be paid in conjunction with the closing of this transaction, as follows:

                                                                         Three
                                                                        Months
                                                                         Ended
                                                           Year Ended  March 31,
                                                          December 31, ---------
                                                              1998     1998 1999
                                                          ------------ ---- ----
Reznick..................................................    $  207    $ 53 $ 45
Driver...................................................       939      11  381
Mann Frankfort...........................................        58      18   21
Follmer..................................................       --       18   16
Berry Dunn...............................................       299     116   72
Urbach...................................................       600     127  144
IDA......................................................        32       9    6
Grace....................................................        17      19   29
Holthouse................................................       --      --   --
Reppond..................................................        39      12    6
Simione..................................................        29       9   14
                                                             ------    ---- ----
                                                             $2,220    $392 $734
                                                             ======    ==== ====

      (F) Reflects the net reduction in interest income of $119 at Grace for the year ended December 31, 1998 associated with the elimination of certain assets retained in conjunction with the closing of the Mergers.

      (G) Reflects the incremental provision for federal and state income taxes at a rate of 40% assuming all entities were subject to federal and state income tax. The adjustment relates primarily to other statements of operations' adjustments and income taxes on partnership and S Corporation income.

Note 5--Net Income Per Share

      The shares used in computing net income per share includes: (i) 3,681,309 shares issued to the initial investors in and management of CenterPoint; (ii) 12,569,367 shares to be issued to the owners of the CenterPoint Companies in connection with the Mergers; and (iii) 10,500,000 shares representing the number of shares sold in this offering, net of the underwriting discount necessary to pay the $83,918 cash portion of the consideration for the Mergers (excluding certain contingent payments described in Note 2), to repay certain indebtedness of $28,378 of the CenterPoint Companies, to repay other obligations of $4,250 and to pay estimated expenses of the offering.

Note 6--Attest Services

      CenterPoint is adopting the "separate practice format" under which it will only acquire those aspects of the practices of the professional services firms which do not fall within the monopoly granted to CPAs under the accountancy laws of the various states, i.e., the non-attest services. Attest services will continue to be provided by the CPAs who currently own the professional services firms via the licensed Attest Firms in which CenterPoint will have no ownership interest. Pursuant to non-exclusive services agreements, CenterPoint will provide, for a fee, the professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. Following the Mergers, CenterPoint's consolidated financial statements will not include the Attest Firms because the services agreements will not provide CenterPoint with a controlling financial interest in the Attest Firms.

      CenterPoint and each of the Attest Firms have agreed to a billing process that identifies the following key components of the fees to be paid to CenterPoint under the services agreements:

     . Charges for professional staff performing work on attest engagements. Time spent by CenterPoint's employees on attest engagements will be recorded in the time and billing system and billed at hourly rates negotiated by CenterPoint and the Attest Firm.

     . Charges for administrative and other support staff, premises occupancy, equipment, utilities and similar items provided by CenterPoint and used by the owners of the Attest Firms in performing attest services. These charges will be billed at a rate per hour negotiated annually during the budget and planning process.

     . Reimbursement of costs incurred by CenterPoint on behalf of the Attest Firm that are directly attributable to the Attest Firm or its owners. Such charges will be submitted for reimbursement at incurred cost.

     . A charge through which CenterPoint recovers the costs of administering its relationship with the Attest Firm. Time incurred by CenterPoint management to administer the client relationship will be recorded in the time and billing system and billed at hourly rates negotiated by CenterPoint and the Attest Firm.

      CenterPoint will bill the Attest Firm for these charges on a monthly basis. Bills will be due upon presentation and will be subject to a carrying cost interest charge. CenterPoint will reserve the right to suspend its services if payments are delinquent, and each Attest Firm will have the right to challenge the quality and timeliness of the services provided.

      The Attest Firms will be responsible for the billing preparation and collection process for the attest services provided to their clients. Bills will be generated based on the time and expenses charged to the engagement by the partners who own the Attest Firms and CenterPoint's staff. CenterPoint's billing and accounts receivable personnel will be responsible for performing the administrative tasks of preparing the invoices on the Attest Firm's stationery, recording the accounts receivable on the Attest Firm's ledgers, processing and recording the cash receipts and depositing checks received for the payment of attest services into an operating account established in the name of and legally owned by the Attest Firm. Funds owned by the Attest Firms will not be commingled with CenterPoint's funds.

      Expenditures incurred by the Attest Firms for direct costs such as errors and omissions insurance, peer review, training, dues and subscriptions will be paid by the Attest Firm using checks drawn on its operating account. CenterPoint's accounts payable personnel will be responsible for recording the liability on the Attest Firm's ledgers, processing the Attest Firm's invoices for payment, issuing the Attest Firm's check and mailing it to the appropriate vendor.

      Excess cash will be invested on behalf of the Attest Firm by CenterPoint's treasury personnel in investment vehicles approved by the governing body of the Attest Firm. Investment earnings will be deposited directly into the Attest Firm's operating accounts.

      The contractual distribution of excess working capital pursuant to the merger agreements as reflected in the merger adjustments to the unaudited pro forma combined balance sheet, effectively eliminates Attest Firm accounts receivable from the pro forma combined balances. Subsequent to the mergers, CenterPoint will reflect in its balance sheet the accounts receivable from the Attest Firms for amounts billed under the services agreements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of CenterPoint Advisors, Inc.

      The stock split described in Note 1 to the financial statements has not been consummated at April 5, 1999. When it has been consummated, we will be in position to furnish the following report:

      In our opinion, the accompanying balance sheet and the related statement of operations present fairly, in all material respects, the financial position of CenterPoint Advisors, Inc. at December 31, 1998, and the results of its operations for the period from November 9, 1998 (inception date) through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 5, 1999

                           CENTERPOINT ADVISORS, INC.

                                 BALANCE SHEET

                             (Dollars in thousands)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Cash..................................................   $   --       $    30
Deferred offering costs...............................       800        4,286
                                                         -------      -------
    Total assets......................................   $   800      $ 4,316
                                                         =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued liabilities...................................   $ 1,107      $ 4,614
Payable to related parties............................       892        1,145
                                                         -------      -------
    Total liabilities.................................     1,999        5,759
                                                         -------      -------
Stockholders' equity:
  Common stock, $.01 par value, 50,000,000 shares
   authorized, 3,439,394 and 3,681,309 (unaudited)
   shares issued and outstanding......................        34           37
  Additional paid-in capital..........................       842        3,333
  Retained deficit....................................    (1,961)      (4,813)
  Stock subscriptions receivable......................      (114)         --
                                                         -------      -------
    Total stockholders' equity........................    (1,199)      (1,443)
                                                         -------      -------
    Total liabilities and stockholders' equity........   $   800      $ 4,316
                                                         =======      =======

                           CENTERPOINT ADVISORS, INC.

                            STATEMENT OF OPERATIONS

                                 (In thousands)

                                               Period from
                                             November 9, 1998 Three Months
                                             (inception date)    Ended
                                             through December  March 31,
                                                 31, 1998         1999
                                             ---------------- ------------
                                                                (Unaudited)
Total revenues..............................    $     --       $     --
                                                ---------      ---------
Operating expenses..........................        1,961          2,852
                                                ---------      ---------
Loss before income taxes....................       (1,961)        (2,852)
Provision for income taxes..................          --             --
                                                ---------      ---------
Net loss....................................    $  (1,961)     $  (2,852)
                                                =========      =========
Net loss per share, basic and diluted.......    $   (0.58)     $   (0.83)
                                                =========      =========
Shares used in computing net loss per share
 (see Note 2)...............................    3,370,666      3,436,779
                                                =========      =========

                        CENTERPOINT ADVISORS, INC.

                          STATEMENT OF CASH FLOWS

                          (Dollars in thousands)

                                                    Period from
                                                 November 30, 1998
                                                 (inception date)  Three Months
                                                      through         Ended
                                                   December 31,     March 31,
                                                       1998            1999
                                                 ----------------- ------------
                                                                   (Unaudited)
Cash flows from operating activities:
  Net loss......................................      $(1,961)       $(2,852)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Non-cash compensation charge on stock
     issuance...................................          729          2,448
    Increase in deferred offering costs.........         (800)        (3,486)
    Accrued expenses............................        1,107          3,507
                                                      -------        -------
    Net cash used in operating activities.......         (925)          (383)
Cash flows from financing activities:
  Proceeds from issuance of common stock........          --             114
  Proceeds from notes payable...................          925            299
                                                      -------        -------
    Net cash provided by financing activities...          925            413
                                                      -------        -------
    Net change in cash..........................            0             30
    Cash, beginning of period...................          --             --
                                                      -------        -------
    Cash, end of period.........................      $     0        $    30
                                                      =======        =======

                           CENTERPOINT ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in thousands)

Note 1--Business and Organization

      CenterPoint Advisors, Inc. ("CenterPoint" or the "Company") was founded in 1998 to create a leading provider of professional, business and financial services and products to middle-market clients. CenterPoint intends to acquire eleven companies (the "Mergers") upon consummation of an initial public offering of its common stock (the "Offering").

      CenterPoint has not conducted any operations, and all activities to date have related to the Offering and the Mergers. CenterPoint is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed will be completed or that CenterPoint will be able to generate future operating revenues.

      In connection with the organization and initial capitalization of CenterPoint, 3,369,344 shares of the Company's common stock were subscribed by sponsoring parties for total consideration of $143. Of this amount, $29 had been received as of December 31, 1998. In addition, at the time of organization the Company agreed to issue warrants to the CCP Group to purchase a total of 100,000 shares of the Company's common stock at the initial public offering price.

      On             , the Board of Directors approved several actions in
connection with the Offering. These actions included a 210.3605 stock split which will occur prior to the effectiveness of the Company's Registration Statement. All common stock related information included in the financial statements has been adjusted to reflect this split.

Note 2--Significant Accounting Policies

Stock-Based Compensation:

      CenterPoint will measure compensation expense for its stock-based employee compensation plans using the intrinsic value method. Following the issuance of any options the Company will be required to make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Earnings Per Share:

      Following the Offering, the Company will adopt Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 requires a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach deferred income tax assets and liabilities are determined based on the differences between the financial statement and

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)

tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. For the period from November 9, 1998 (inception date) to December 31, 1998, no income tax benefit was recorded associated with the pre-tax loss because such realization could not be construed to be more likely than not.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999 and the results of its operations and its cash flows for the three months ended March 31, 1999 as presented in the accompanying unaudited interim financial statements.

Note 3--Stockholders' Equity

Issuance of Common Stock to Management Personnel:

      During the period from November 9, 1998 (inception date) to December 31, 1998, 70,050 shares were issued to Rondol E. Eagle, Chief Integration Officer, for $3 of consideration. During the quarter ended March 31, 1999, 31,554 shares (unaudited) were issued to Dennis Bikun, chief accounting officer for $6 (unaudited) consideration, and 210,361 shares (unaudited) were issued to DeAnn Brunts, chief financial officer. For accounting purposes, compensation expense of $729 and $2,448 (unaudited) has been reflected in the accompanying Statement of Operations during the period from November 9, 1998 (inception date) to December 31, 1998 and the quarter ended March 31, 1999, respectively.

Employee Incentive Compensation Plan:

      Prior to the offering, the Company's Board of Directors and stockholders will adopt the Company's Employee Incentive Compensation Plan (the "Incentive Plan"). Awards under this plan may take the form of: (1) incentive stock options or non-qualified stock options; (2) stock appreciation rights; (3) restricted or deferred stock; (4) dividend equivalents; and (5) cash awards or other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock. CenterPoint's compensation committee will administer the plan and generally select the individuals who will receive awards as well as determine the terms and conditions of those awards.

      Upon adopting the Incentive Plan, CenterPoint will reserve shares of common stock for use in connection with the plan. The number of shares available for use under the plan at any given time will not exceed fifteen percent of the total number of shares of common stock outstanding at that time. Shares attributable to awards which have expired, terminated, canceled or forfeited are available for issuance for future awards.

      Upon completion of the Offering, non-qualified stock options to purchase an aggregate number of shares up to 7.5 percent of the total shares then outstanding (less 75,000 shares issuable to non-employee directors as described below) will be granted. Such options will be allocated among management of CenterPoint and the employees of the CenterPoint Companies. The grants will be effective as of the date of the offering and each option will have an exercise price equal to the initial public offering price. These options will vest over periods ranging from three to five years and will expire ten years from the date of grant or earlier if there is a termination of employment.

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)


      The plan also provides for: (a) the automatic grant to each non-employee director serving at the closing of the offering of an option to purchase 15,000 shares of common stock; and (b) after the offering, the automatic grant to each non-employee director of an option to purchase 15,000 shares when the director is initially elected. In addition, the plan provides for an automatic annual grant to each non-employee director of an option to purchase 7,500 shares at each annual meeting of stockholders following the offering. However, if the first annual meeting of stockholders following a non-employee director's initial election is within three months of the date of the election or appointment, the non-employee director will not be granted an option at the annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant, will expire at the earlier of ten years from the date of grant or one year after termination of service as a director, and will be immediately exercisable upon grant.

      The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under the Incentive Plan.

Employee Stock Purchase Plan

      Prior to the closing of the Offering, CenterPoint plans to adopt an employee stock purchase plan. For purposes of such plan, generally the first day of each quarter will be the grant date and the last day of each quarter will be the exercise date. On each exercise date, payroll deductions credited to participants' accounts will be automatically applied to the purchase price of Common Stock at a price per share equal to 85 percent of the fair market value of the Common Stock on the grant or exercise date, whichever is less. This will be accounted for as a noncompensatory plan in accordance with APB 25.

Note 4--Related Party Transactions

      As of December 31, 1998 and March 31, 1999, CenterPoint has outstanding payables to related parties of $892 and $1,060 (unaudited), respectively, due to BGL Capital and CCP Group, initial investors in the Company. These payables represent consulting expenses, out-of-pocket expenses and legal and accounting fees, of which $42 has been capitalized to date as deferred offering costs and all remaining amounts have been expensed in the Statement of Operations in the periods from November 9 (inception date) through December 31, 1998 and the three months ended March 31, 1999. Of these payables, $547 and $715 (unaudited) were funded by BGL Capital as of December 31, 1998 and March 31, 1999, respectively.

Note 5--Subsequent Events

      CenterPoint has signed definitive agreements to acquire all of the outstanding common stock of eleven companies ("CenterPoint Companies") to be consummated contemporaneously with this Offering. The CenterPoint Companies are Reznick Fedder & Silverman, P.C. ("Reznick"); Robert F. Driver Co., Inc. ("Driver"); Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"); Follmer Rudzewicz & Company, P.C. ("Follmer"); Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"); Urbach Kahn & Werlin, P.C. ("Urbach"); Self Funded Benefits, Inc. D/B/A Insurance Design Administrators ("IDA"); Grace & Company, P.C. ("Grace"); Holthouse Carlin & Van Trigt LLP ("Holthouse"); the Reppond Companies ("Reppond"); and Simione, Scillia, Larrow & Dowling LLC ("Simione").

      Concurrently with and as a condition to closing of the Offering, CenterPoint will acquire all of the outstanding common stock of the CenterPoint Companies. The Mergers will be accounted for using the purchase method of accounting with CenterPoint being treated as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 and APB 16.

                           CENTERPOINT ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in thousands)

      The following table reflects the consideration to be paid in cash and shares of Common Stock:

                                                                     Shares of
                                                            Cash(1) Common Stock
                                                            ------- ------------
     Reznick............................................... $16,899   1,810,553
     Driver................................................     500   2,944,445
     Mann Frankfort........................................  16,503   1,768,200
     Follmer...............................................  13,600   1,457,143
     Berry Dunn............................................   6,821     931,357
     Urbach Kahn...........................................   9,190   1,023,943
     IDA...................................................   8,154     873,669
     Grace.................................................   2,840     304,286
     Holthouse.............................................   5,603     600,343
     Reppond...............................................     --      447,428
     Simione...............................................   3,808     408,000
                                                            -------  ----------
         Total............................................. $83,918  12,569,367
                                                            =======  ==========

--------
(1) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11,600. The former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,415 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290. The former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of CenterPoint's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the CenterPoint Companies cease providing attest services prior to the closing of the acquisition, if applicable. Following the closing, all attest services formerly provided by the CenterPoint Companies will be provided by newly created separate legal entities (the Attest Firms) which will be owned by former owners of the CenterPoint Companies who are certified public accountants. Pursuant to services agreements, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firms.

      On April 7, 1999, CenterPoint filed a registration statement on Form S-1 for this Offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Reznick Fedder & Silverman, P.C.

      In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Reznick Fedder & Silverman, P.C. (the Company) and its subsidiaries at September 30, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                        REZNICK FEDDER & SILVERMAN, P.C.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                     September 30,
                                                    ---------------  March 31,
                                                     1997    1998      1999
                                                    ------- ------- -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents........................ $ 3,962 $ 5,774   $ 1,804
  Fees receivable, net of allowance for doubtful
   accounts of $3,036, $3,526 and $5,726 (unau-
   dited), respectively............................  11,934  14,528    24,207
  Unbilled fees, at net realizable value...........   1,932   2,542     3,749
  Deferred income taxes............................   2,035   1,752     1,648
  Prepaid expenses and other current assets........     242     244       185
                                                    ------- -------   -------
    Total current assets...........................  20,105  24,840    31,593
Property and equipment, net........................   2,389   2,863     2,534
Cash surrender value of life insurance.............     580     558       558
Intangible assets, net.............................     414     403       395
Deferred income taxes..............................   1,147   1,327     1,379
                                                    ------- -------   -------
    Total assets................................... $24,635 $29,991   $36,459
                                                    ======= =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................. $   --  $   --    $ 1,400
  Current portion of long-term debt................   1,201   1,063     1,380
  Accounts payable and accrued expenses............   1,347   1,217     1,026
  Accrued compensation and related costs to
   employees.......................................   1,384   2,274     1,635
  Accrued compensation and related costs to
   shareholders....................................  13,252  18,214    22,446
  Deferred compensation due to former shareholders
   and shareholder.................................     106      91        91
                                                    ------- -------   -------
    Total current liabilities......................  17,290  22,859    27,978
Long-term debt.....................................   1,150     999     2,439
Deferred compensation due to former shareholders...     963     865       765
Accrued bonus......................................   2,090   2,347     2,474
                                                    ------- -------   -------
    Total liabilities..............................  21,493  27,070    33,656
                                                    ------- -------   -------
Shareholders' equity:
   Common stock, no par value; 10,000 shares
    authorized;
   2,900 shares issued and outstanding.............     --      --        --
  Additional paid-in capital.......................   1,422   1,422     1,422
  Retained earnings................................   1,720   1,499     1,381
                                                    ------- -------   -------
    Total shareholders' equity.....................   3,142   2,921     2,803
                                                    ------- -------   -------
    Total liabilities and shareholders' equity..... $24,635 $29,991   $36,459
                                                    ======= =======   =======

          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                         Fiscal Year            Six Months
                                     Ended September 30,      Ended March 31,
                                   -------------------------  ----------------
                                    1996     1997     1998     1998     1999
                                   -------  -------  -------  -------  -------
                                                                (Unaudited)
Revenues:
  Professional services........... $31,483  $35,103  $47,877  $27,887  $31,552
                                   -------  -------  -------  -------  -------
Expenses:
  Shareholder and officer
   compensation and related
   costs..........................   7,784    8,170   13,516   10,782   11,528
  Employee compensation and
   related costs..................  17,477   19,617   25,792   12,766   15,413
  Occupancy costs.................   1,977    2,363    2,746    1,355    1,427
  Office operating expenses.......     669      958    1,020      555      612
  Depreciation and amortization...     732      869      984      571      544
  Other selling, general and
   administrative expenses........   2,853    3,340    3,752    1,875    2,104
                                   -------  -------  -------  -------  -------
                                    31,492   35,317   47,810   27,904   31,628
                                   -------  -------  -------  -------  -------
    Operating income (loss).......      (9)    (214)      67      (17)     (76)
                                   -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense................     399      430      543      185      146
  Interest income.................     (53)    (242)     (40)     (18)     (62)
  Other...........................    (125)    (122)    (112)     (27)      10
                                   -------  -------  -------  -------  -------
                                       221       66      391      140       94
                                   -------  -------  -------  -------  -------
Loss before benefit for income
 taxes............................    (230)    (280)    (324)    (157)    (170)
Benefit for income taxes..........     (74)     (81)    (103)     (48)     (52)
                                   -------  -------  -------  -------  -------
Net loss.......................... $  (156) $  (199) $  (221) $  (109) $  (118)
                                   =======  =======  =======  =======  =======



          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                 Common Stock   Additional              Total
                                 --------------  Paid-in   Retained Shareholders'
                                 Shares  Amount  Capital   Earnings    Equity
                                 ------  ------ ---------- -------- -------------
Balance at October 1, 1995.....  2,000   $ --     $    2    $2,946     $2,948
  Issuance of common stock.....    100     --        --        --         --
  Net loss.....................    --      --        --       (156)      (156)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1996..  2,100     --          2     2,790      2,792
  Issuance of common stock.....    100     --        --        --         --
  Issuance of common stock
   for acquisition.............    500     --      1,420       --       1,420
  Declaration of deferred com-
   pensation to
   shareholder.................            --        --       (449)      (449)
  Redemption of common stock...   (100)    --        --       (422)      (422)
  Net loss.....................    --      --        --       (199)      (199)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1997..  2,600     --      1,422     1,720      3,142
  Issuance of common stock.....    300     --        --        --         --
  Net loss.....................    --      --        --       (221)      (221)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1998..  2,900     --      1,422     1,499      2,921
  Net loss (unaudited).........    --      --        --       (118)      (118)
                                 -----   -----    ------    ------     ------
Balance at March 31, 1999
 (unaudited)...................  2,900   $ --     $1,422    $1,381     $2,803
                                 =====   =====    ======    ======     ======




          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                         Fiscal Year             Six Months
                                     Ended September 30,      Ended March 31,
                                   -------------------------  -----------------
                                    1996     1997     1998      1998     1999
                                   -------  -------  -------  --------  -------
                                                                (Unaudited)
Cash flows from operating activi-
 ties:
  Net loss.......................  $  (156) $  (199) $  (221) $   (109) $  (118)
  Adjustments to reconcile net
   income to net cash
   provided by (used in) operat-
   ing activities:
    Depreciation and amortiza-
     tion........................      732      869      984       571      544
    Changes in deferred income
     taxes.......................       74       81      103        48       52
    Changes in operating assets
     and liabilities:
      Fees receivable............   (1,273)    (163)  (2,594)    1,078   (9,679)
      Unbilled fees..............     (234)      64     (610)  (10,378)  (1,207)
      Prepaid expenses and other
       assets....................       81     (215)      20       168       59
      Accounts payable and ac-
       crued expenses............     (119)     219     (130)       (8)    (191)
      Accrued compensation and
       related costs.............      552     (138)     890      (106)    (639)
      Accrued compensation and
       related costs to
       shareholders..............    1,572      929    4,962     5,606    4,232
      Accrued bonus..............      183      203      257       105      127
                                   -------  -------  -------  --------  -------
        Net cash provided by
         (used in) operating
         activities..............    1,412    1,650    3,661    (3,025)  (6,820)
                                   -------  -------  -------  --------  -------
Cash flows from investing activi-
 ties:
  Purchase of property and equip-
   ment..........................     (684)  (1,317)  (1,447)   (1,029)    (207)
  Business acquisition (net of
   cash acquired)................      --         9      --        --       --
                                   -------  -------  -------  --------  -------
        Net cash used in invest-
         ing activities..........     (684)  (1,308)  (1,447)   (1,029)    (207)
                                   -------  -------  -------  --------  -------
Cash flows from financing activi-
 ties:
  Proceeds from the issuance of
   long-term debt................    1,343    3,336    3,425     1,084    1,430
  Payments of long-term debt.....   (1,421)  (2,716)  (3,714)     (718)    (568)
  Borrowings under short-term
   agreements....................      --       --       --      1,000    1,400
  Payments to former sharehold-
   ers...........................      (84)    (111)    (113)     (119)    (100)
  Loan from shareholders.........      643      641      647       647      897
  Payments to shareholders.......     (643)    (641)    (647)      (12)      (2)
                                   -------  -------  -------  --------  -------
        Net cash (used in) pro-
         vided by financing
         activities..............     (162)     509     (402)    1,882    3,057
                                   -------  -------  -------  --------  -------
Net increase (decrease) in cash
 and cash equivalents............      566      851    1,812    (2,172)  (3,970)
Cash and cash equivalents at be-
 ginning of period...............    2,545    3,111    3,962     3,962    5,774
                                   -------  -------  -------  --------  -------
Cash and cash equivalents at end
 of period.......................  $ 3,111  $ 3,962  $ 5,774  $  1,790  $ 1,804
                                   =======  =======  =======  ========  =======
Supplemental disclosure of cash
 flow information:
  Cash paid during the period
   for:
    Interest.....................  $   268  $   264  $   209  $    185  $   146
    Income taxes.................  $   --   $   --   $   --   $    --   $   --
Noncash transactions:
  Value of common stock issued
   for acquisition...............  $   --   $ 1,420  $   --   $    --   $   --
  Reclassification of amounts due
   to former shareholders and
   shareholder from equity to li-
   ability.......................  $   --   $   871  $   --   $    --   $   --

          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Reznick Fedder & Silverman, P.C. (the Company) is a Maryland professional service corporation, with approximately 500 professional staff members, which provide professional accounting services. The firm has offices in Bethesda, Maryland; Baltimore, Maryland; Charlotte, North Carolina; Boston,
Massachusetts; and Atlanta, Georgia.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 27.5 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through September 30, 1998.

Intangible Assets:

      Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of asset and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual amounts could differ from those estimates. Estimates are made when accounting for allowances for doubtful accounts, depreciation and amortization, and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the six months ended March
 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 3--BUSINESS COMBINATION

      Effective August 1, 1997, the Company issued 500 shares of its common stock in exchange for all the outstanding common stock of Sacks, McGibney, Trotta & Koppelman, P.A. (SMTK), a Maryland professional corporation engaged in providing accounting, attestation, tax and consulting services principally to clients in the healthcare industry. The merger has been accounted for using the purchase method of accounting whereby the total acquisition cost has been allocated to the consolidated assets and liabilities based upon their estimated respective fair values. The total acquisition cost is allocated to the acquired net assets as follows:

     Cash.............................................................. $    9
     Accounts receivable...............................................  1,804
     Property and equipment............................................    133
     Goodwill..........................................................    414
     Accrued expenses..................................................   (151)
     Notes payable.....................................................   (375)
     Accrued bonus.....................................................   (414)
                                                                        ------
     Value of stock issued............................................. $1,420
                                                                        ======

      Unaudited pro forma results of operations of the Company for the years ended September 30, 1996 and 1997 are included below. Such pro forma presentation has been prepared assuming that the SMTK acquisition had occurred as of October 1, 1995 and 1996, respectively.

                                                                 September 30,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
     Revenues.................................................. $38,849 $39,426
     Net income................................................     864    (536)

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

      Additional information concerning consolidated financial accounts includes the following:

                                                  September 30,
                                                 ----------------   March 31,
                                                  1997     1998       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Leasehold improvements................... $   506  $   589    $   553
       Furniture and fixtures...................   1,941    2,307      2,493
       Land.....................................      67       67         67
       Buildings................................     460      445        445
       Equipment................................   2,712    3,322      2,590
                                                 -------  -------    -------
                                                   5,686    6,730      6,148
     Less accumulated depreciation and
      amortization..............................  (3,297)  (3,867)    (3,614)
                                                 -------  -------    -------
                                                 $ 2,389  $ 2,863    $ 2,534
                                                 =======  =======    =======
     Intangible assets, net:
       Goodwill................................. $   414  $   414    $   414
       Less accumulated amortization............     --       (11)       (19)
                                                 -------  -------    -------
                                                 $   414  $   403    $   395
                                                 =======  =======    =======
     Accounts payable and accrued liabilities:
       Accrued insurance........................ $   253  $   353    $   510
       Accrued rent.............................     389      296        246
       Accrued legal............................     250      250        --
       Other....................................     455      318        270
                                                 -------  -------    -------
                                                 $ 1,347  $ 1,217    $ 1,026
                                                 =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                          Year Ended December 31,    Six Months
                                          -------------------------  Ended March
                                           1996     1997     1998     31, 1999
                                          -------  -------  -------  -----------
                                                                     (Unaudited)
Balance at beginning of period........... $ 1,923  $ 2,116  $ 3,036    $ 3,526
Additions to costs and expenses..........   4,916    6,805    8,617      3,225
Write-offs...............................  (4,723)  (5,885)  (8,127)    (1,025)
                                          -------  -------  -------    -------
Balance at end of period................. $ 2,116  $ 3,036  $ 3,526    $ 5,726
                                          =======  =======  =======    =======

NOTE 6--COMPENSATION--RELATED ACCRUALS

Accrued Bonus:

      Upon termination or as otherwise determined by the Shareholders or the Executive Committee, each shareholder or non-shareholder officer receives a bonus (the "accrued bonus") which is calculated as follows:

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

(1) if the shareholder or non-shareholder officer held that position since October 1, 1985 or earlier, $250, except for one individual for whom the amount of accrued bonus is $500 or (2) if the shareholder or non -shareholder officer has held that position after October 1, 1985, 10 percent of the total cash compensation paid him during the time he has been a shareholder or non-shareholder officer, provided that the individual has held the position of shareholder or non-shareholder officer for at least two years as of the date that the amount becomes payable, and in no event will the bonus exceed $100.

      Net accrued bonus cost for the Company includes the following components:

                                                              Fiscal Year Ended
                                                                September 30,
                                                              -----------------
                                                              1996  1997  1998
                                                              ----- ----- -----
     Service cost............................................ $  17 $  30 $  49
     Interest cost...........................................   114   121   156
     Amortization of prior service cost......................    53    53    53
                                                              ----- ----- -----
     Net deferred compensation cost.......................... $ 184 $ 204 $ 258
                                                              ===== ===== =====

      Assumptions used in the development of pension data follow:

                                                           Fiscal Year Ended
                                                             September 30,
                                                           ---------------------
                                                           1996    1997    1998
                                                           -----   -----   -----
     Discount rate........................................   7.0%    7.0%    7.0%

      The Company's accrued bonus plan is currently not funded. The following table presents the status of the Company's accrued bonus benefits:

                                                               September 30,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
     Projected benefit obligation............................ $ 2,595  $ 2,267
                                                              -------  -------
     Funded status...........................................  (2,595)  (2,267)
     Unrecognized prior service cost.........................     210      158
     Unrecognized (gain) loss................................     295     (238)
                                                              -------  -------
     Accrued deferred compensation cost...................... $(2,090) $(2,347)
                                                              =======  =======

Amounts Due to Former Shareholders and Shareholder:

      Annually, each shareholder is allocated accrued compensation (as defined in the Shareholders' Agreement). Accrued compensation bears interest at 7 percent per annum. To the extent that each shareholder's balance exceeds $200, interest is expensed and paid to the shareholder. Unpaid interest is included in the accrued compensation to shareholders account balance.

      Upon termination or as otherwise determined by the shareholders or the Executive Committee, the unpaid balance of accrued compensation and interest is transferred to amounts due to former shareholders and shareholder and bears interest at the rate of 10 percent, except in the case of voluntary termination, in which case the interest rate is 7 percent. The unpaid portion of the accrued compensation is paid in equal monthly

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

installments of principal and interest in an amount equal to one-quarter of the individual's average monthly compensation for the last five years of employment. The period of payment for the accrued compensation shall be the shorter of the period resulting from the computation of payments or fifteen years (and the amortization of payments shall be determined accordingly).

NOTE 7--CREDIT FACILITIES

Short-Term Debt:

      The Company has a Short-Term Credit Agreement which allows for cash borrowings at prime rate of up to $3,500. The Short-Term Credit Agreement expires annually on May 31. Upon expiration, the Short-Term Credit Agreement may be renewed, with the consent of the bank, annually. No cash borrowings were outstanding under this agreement at September 30, 1997 or 1998. At March 31, 1999, $1,400 (unaudited) was outstanding under this agreement. This agreement is fully collateralized through the Company's current accounts receivable.

Long-Term Debt:

      Long-term debt consists of the following:

                                                    September 30,
                                                   ----------------   March 31,
                                                    1997     1998       1999
                                                   -------  -------  -----------
                                                                     (Unaudited)
     Loans from bank.............................. $ 1,687  $ 1,719    $2,643
     Mortgage loans...............................     289      281       281
     Note payable.................................     125       62       --
     Note payable to bank.........................     250      --        --
     Loan from shareholders.......................     --       --        895
                                                   -------  -------    ------
                                                     2,351    2,062     3,819
     Less current portion.........................  (1,201)  (1,063)   (1,380)
                                                   -------  -------    ------
       Total...................................... $ 1,150  $   999    $2,439
                                                   =======  =======    ======

      The loans from bank bear interest at variable and fixed rates ranging from 8.18 percent to 8.9 percent. The loans allow for borrowing to a specified limit until a point in time. At that point in time, the loans are repaid in monthly installments of principal and interest rates ranging from prime to prime plus 1 percent. The loan agreements include customary representations and restrictive covenants.

      Mortgage loans bear interest at fixed rates ranging from 7.75 percent to
9.25 percent. Principal and interest payments are paid monthly over a 30-year period. Real property is pledged as collateral for these loans.

      In connection with the SMTK acquisition (Note 3), the Company assumed a note payable maturing on March 1, 1999. The total amount owed at the date of acquisition was $125.

      Assumed in the SMTK acquisition (Note 3), the note payable to the bank is a $450 revolving credit facility that bears interest at the bank's prime rate plus 1 percent. The balance is due upon demand. Interest is payable monthly. The entire balance is collateralized by accounts receivable and equipment of SMTK.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


      Maturities of long-term debt are as follows:

     Fiscal Year:
     ------------
     1999................................................................ $1,063
     2000................................................................    664
     2001................................................................    206
     2002................................................................     32
     2003................................................................     32
     Thereafter..........................................................     65
                                                                          ------
       Total............................................................. $2,062
                                                                          ======

      Interest expense was $209, $264, $268, $146 (unaudited) and $185 (unaudited) for the fiscal years ended September 30, 1996, 1997 and 1998 and the six months ended March 31, 1998 and 1999, respectively.

NOTE 8--INCOME TAXES

      The provision for income taxes consists of:

                                                 Fiscal Year      Six Months
                                               Ended September    Ended March
                                                     30,              31,
                                               -----------------  ------------
                                               1996  1997  1998   1998   1999
                                               ----  ----  -----  -----  -----
                                                                  (Unaudited)
     Deferred tax expense:
       Federal................................ $(64) $(71) $ (90) $ (42) $ (45)
       State..................................  (10)  (10)   (13)    (6)    (7)
                                               ----  ----  -----  -----  -----
         Total benefit for income taxes....... $(74) $(81) $(103) $ (48) $ (52)
                                               ====  ====  =====  =====  =====

      Deferred taxes are comprised of the following:

                                                       September 30,
                                                       -------------  March 31,
                                                        1997   1998     1999
                                                       ------ ------ -----------
                                                                     (Unaudited)
     Deferred tax assets:
       Accrual to cash adjustment..................... $2,035 $1,752   $1,648
       Accrued bonuses................................    836    939      991
       Depreciation...................................    280    367      367
       Net operating loss carryforwards...............     31     21       21
                                                       ------ ------   ------
     Net deferred tax assets.......................... $3,182 $3,079   $3,027
                                                       ====== ======   ======
     Net current deferred tax asset................... $2,035 $1,752   $1,648
     Net long-term deferred tax asset.................  1,147  1,327    1,379
                                                       ------ ------   ------
     Net deferred tax asset........................... $3,182 $3,079   $3,027
                                                       ====== ======   ======

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


      The Company's effective rate varied from the U.S. statutory federal income tax rate as follows:

                                               Fiscal Year         Six  Months
                                                  Ended            Ended March
                                              September 30,            31,
                                              ------------------   --------------
                                              1996   1997   1998   1998     1999
                                              ----   ----   ----   -----    -----
                                                                   (Unaudited)
     Statutory rate.......................... (35)%  (35)%  (35)%    (35)%    (35)%
     Non-temporary differences:
       State tax.............................  (5)    (5)    (5)      (5)      (5)
       Non-deductible items..................   8     11      8        9        9
                                              ---    ---    ---    -----    -----
         Total provision..................... (32)%  (29)%  (32)%    (31)%    (31)%
                                              ===    ===    ===    =====    =====

NOTE 9--LEASE COMMITMENTS

      The Company leases office space at five locations. The Company's main office in Bethesda, Maryland is an eleven-year lease expiring on October 31, 2001 with two five-year options to renew and a four-year sublease agreement expiring July 30, 2000. The Company's Baltimore, Maryland office is leased under a ten-year lease expiring on October 31, 2007 with two five-year options to renew. The Company's Charlotte, North Carolina office has exercised their second one-year option to renew their original ten-year lease, extending the expiration to September 30, 2000. The Company's Boston, Massachusetts office is a five-year lease with one five-year option to renew. The Company's Atlanta, Georgia office is leased under a seven-year lease expiring on November 30, 2004 with one five-year option to renew. All leases are subject to future periodic adjustments to reflect the increases in operating expenses incurred by the lessor. The Company has entered into other lease agreements with unrelated parties with various base rents and terms in connection with photocopiers utilized at the Company's five offices.

      Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $ 2,935
     2000...............................................................   3,111
     2001...............................................................   2,641
     2002...............................................................   1,223
     2003...............................................................   1,114
     Thereafter.........................................................   3,020
                                                                         -------
       Total............................................................ $14,044
                                                                         =======

      Rent expense for all operating leases for the fiscal years ended September 30, 1996, 1997 and 1998 and the six months ended March 31, 1998 and 1999 was approximately $1,977, $2,363, $2,745, $1,355 (unaudited) and $1,427
(unaudited), respectively.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

NOTE 10--EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) profit sharing plan (Plan) for substantially all employees. The amended and restated provisions of the Plan became effective in July, 1997. The Company makes annual matching contributions to the savings plan equaling 50 percent of the amount of salary reduction elected by the employee which does not exceed 5 percent of the employee's annual compensation subject to 20 percent vesting per year over a 5 year period based upon years of service. The Company may amend or terminate the Plan at any time; however, no such indication to terminate the Plan has been made.

      Contributions by the Company for eligible employees to the Plan for the years ended September 30, 1996, 1997 and 1998 and the six months ended March 31, 1998 and 1999 totaled $179, $254, $317, $184 (unaudited) and $288
(unaudited), respectively.

NOTE 11--COMMON STOCK

      The Company has authorized capital stock consisting of 10,000 shares of common stock with no par value. Each shareholder or non-shareholder officer earns one vote per year at the beginning of each of his first six years as a shareholder or non-shareholder officer. In no event shall a shareholder or non-shareholder officer have more than six votes.

NOTE 12--COMMITMENTS AND CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 13--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its shareholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which, following the conversion of the Company from a professional corporation to a business corporation, a wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Robert F. Driver Co., Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Robert F. Driver Co., Inc. and its subsidiaries at July 31, 1998, and the results of their operations and their cash flows for the periods from August 1, 1997 through May 31, 1998 (date of acquisition of the predecessor company) and June 1, 1998 through July 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 10, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Robert F. Driver Co., Inc.:

We have audited the accompanying consolidated balance sheet of Robert F. Driver Co., Inc. and subsidiaries (the Company) as of July 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended July 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Robert F. Driver Co., Inc. and subsidiaries as of July 31, 1997 and the results of their operations and their cash flows for each of the years in the two-year period ended July 31, 1997, in conformity with generally accepted accounting principles.

                                                    /s/ KPMG LLP
                                                    KPMG LLP
San Diego, California
September 10, 1997

                           ROBERT F. DRIVER CO., INC.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                    July 31,
                                              --------------------  January 31,
                                                  1997      1998       1999
                                              ------------ -------  -----------
                                              (Predecessor          (Unaudited)
                                                Company)   (Successor Company)
ASSETS
Current assets:
  Cash and cash equivalents..................   $   798    $ 2,356    $ 2,989
  Premium trust cash.........................    22,053     22,855     12,155
  Insurance premiums receivable..............     8,689     11,665     11,005
  Other current assets.......................       230      1,935        719
                                                -------    -------    -------
    Total current assets.....................    31,770     38,811     26,868
Property and equipment, net..................     1,214      1,151      1,275
Goodwill, net................................       --      17,895     20,626
Customer lists acquired, net.................       938        826        770
Deferred income taxes........................       433        889        905
Other assets.................................        92        800        786
                                                -------    -------    -------
    Total assets.............................   $34,447    $60,372    $51,230
                                                =======    =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................   $   --     $   253    $   253
  Current portion of long-term debt..........       219      1,267      1,789
  Accounts payable and accrued expenses......     4,903      6,005      3,883
  Insurance premiums payable.................    23,670     26,250     18,639
  Income taxes payable.......................       256        616        --
                                                -------    -------    -------
    Total current liabilities................    29,048     34,391     24,564
Long-term debt, net of current portion.......       356     14,263     15,083
Deferred compensation........................       590      1,331      1,325
                                                -------    -------    -------
    Total liabilities........................    29,994     49,985     40,972
                                                -------    -------    -------
Class A redeemable preferred stock, $.01 par
 value: authorized, issued and outstanding
 4,000 shares at July 31, 1998 and January
 31, 1999 (unaudited); redeemable at $1,000
 per share...................................       --       4,000      4,000
                                                -------    -------    -------
Commitments and contingencies
Common stockholders' equity:
  Class A common stock, $.01 par value:
   authorized 10,000,000 shares; outstanding
   738,540 shares at July 31, 1998 and
   January 31, 1999 (unaudited)..............       --           7          9
  Common stock, $1 par value: authorized
   1,650,000 shares; issued and outstanding
   1,031,568 shares at July 31, 1997.........     1,032        --         --
  Additional paid-in capital.................       418      6,711      8,334
  Retained earnings (deficit)................     3,368        509       (380)
  Unearned compensation......................       --         --        (865)
  Unearned ESOP contribution.................      (365)       --         --
                                                -------    -------    -------
                                                  4,453      7,227      7,098
  Stockholder notes receivable...............       --        (840)      (840)
                                                -------    -------    -------
    Total stockholders' equity...............     4,453      6,387      6,258
                                                -------    -------    -------
    Total liabilities and stockholders' equi-
     ty......................................   $34,447    $60,372    $51,230
                                                =======    =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                           Fiscal Year                                     Six Months Ended
                         Ended July 31,            Period From                January 31,
                         ----------------  ---------------------------- -----------------------
                                           August 1, 1997 June 1, 1998
                                              Through        Through
                          1996     1997     May 31, 1998  July 31, 1998     1998        1999
                         -------  -------  -------------- ------------- ------------ ----------
                                                                              (Unaudited)
                             (Predecessor Company)         (Successor   (Predecessor (Successor
                                                            Company)      Company)    Company)
Revenues:
  Commissions and fees.. $26,939  $28,170     $24,446        $8,440       $13,474     $14,891
                         -------  -------     -------        ------       -------     -------
Expenses:
  Producer
   compensation.........  13,074   12,965      11,630         3,792         6,553       6,626
  Employee compensation
   and related costs....   7,261    7,433       6,760         1,715         4,011       5,511
  Occupancy costs.......   1,453    1,378       1,144           230           667         714
  Office operating
   expenses.............     716      759         650           230           355         449
  Depreciation and
   amortization.........     329      463         656           337           305         976
  Other selling, general
   and administrative
   expenses.............   3,716    3,948       2,162         1,222         1,334       1,615
                         -------  -------     -------        ------       -------     -------
                          26,549   26,946      23,002         7,526        13,225      15,891
                         -------  -------     -------        ------       -------     -------
    Operating income
     (loss).............     390    1,224       1,444           914           249      (1,000)
                         -------  -------     -------        ------       -------     -------
Other (income) expense:
  Interest expense......      70       42          36           220            18         801
  Interest income.......    (580)    (654)       (599)         (193)         (399)       (459)
  Other.................    (109)    (213)       (161)           (6)           (5)       (255)
                         -------  -------     -------        ------       -------     -------
                            (619)    (825)       (724)           21          (386)         87
                         -------  -------     -------        ------       -------     -------
Income (loss) before
 provision for income
 taxes..................   1,009    2,049       2,168           893           635      (1,087)
Provision (benefit) for
 income taxes...........     354      933         970           384           290        (376)
                         -------  -------     -------        ------       -------     -------
Net income (loss)....... $   655  $ 1,116     $ 1,198        $  509       $   345     $  (711)
                         =======  =======     =======        ======       =======     =======


          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                      Class A                                                                                          Total
                    Common Stock     Common Stock      Additional Retained  Stockholder                Unearned    Stockholders'
                   -------------- -------------------   Paid-In   Earnings     Notes      Unearned       ESOP      -------------
                   Shares  Amount   Shares    Amount    Capital   (Deficit) Receivable  Compensation Contributions    Equity
                   ------- ------ ----------  -------  ---------- --------  ----------- ------------ ------------- -------------
Balance at July
 31, 1995........      --  $ --    1,018,697  $ 1,019    $   10   $ 1,750     $   --       $ --         $ (389)       $ 2,390
 Net income......      --    --          --       --        --        655         --         --            --             655
 Stock
  repurchased and
  retired........      --    --          (25)     --         (1)      --          --         --            --              (1)
 Advances and
  unearned
  contributions
  to ESOP........      --    --          --       --        --        --          --         --         (1,340)        (1,340)
 Allocation of
  contributions
  to ESOP........      --    --          --       --        --        --          --         --            900            900
 Repayment by
  ESOP of
  unearned
  compensation...      --    --          --       --        --        --          --         --             64             64
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at July
 31, 1996........      --    --    1,018,672    1,019         9     2,405         --         --           (765)         2,668
 Net income......      --    --          --       --        --      1,116         --         --            --           1,116
 Stock issued....      --    --       21,081       21       418       --          --         --            --             439
 Stock
  repurchased and
  retired........      --    --       (8,185)      (8)       (9)     (153)        --         --            --            (170)
 Advances and
  unearned
  contributions
  to ESOP........      --    --          --       --        --        --          --         --           (400)          (400)
 Allocation of
  contributions
  to ESOP........      --    --          --       --        --        --          --         --            800            800
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at July
 31, 1997........      --    --    1,031,568    1,032       418     3,368         --         --           (365)         4,453
 Net income......      --    --          --       --        --      1,198         --         --            --           1,198
 Stock issued....      --    --          500        1        10       --          --         --            --              11
 Stock
  repurchased and
  retired........      --    --       (4,699)      (6)     (128)      --          --         --            --            (134)
 Advances to
  ESOP...........      --    --          --       --        --        --          --         --           (542)          (542)
 Repayment of
  advances to
  ESOP...........      --    --          --       --        --        --          --         --            907            907
 Adjustment of
  Predecessor
  Company balance
  due to
  leveraged
  buyout.........      --    --   (1,027,369)  (1,027)     (300)   (4,566)        --         --            --          (5,893)
 Capitalization
  of
  Successor
  Company........  444,301     4         --       --      3,772       --          --         --            --           3,776
 Issuance of
  Class A
  Common Stock...  294,239     3         --       --      2,939       --       (1,183)       --            --           1,759
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at May
 31, 1998........  738,540     7         --       --      6,711       --       (1,183)       --            --           5,535
 Net income......      --    --          --       --        --        509         --         --            --             509
 Payments on
  stockholder
  notes
  receivable.....      --    --          --       --        --        --          343        --            --             343
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at July
 31, 1998........  738,540     7         --       --      6,711       509        (840)       --            --           6,387
Unaudited data:
 Net income......      --    --          --       --        --       (711)        --         --            --            (711)
 Issuance of
  Class A
  Common Stock...  135,000     2         --       --      1,348       --          --        (865)          --             485
 Issuance of
  warrants.......      --    --          --       --        275       --          --         --            --             275
 Dividends paid..      --    --          --       --        --       (178)        --         --            --            (178)
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at
 January 31, 1999
 (unaudited).....  873,540 $   9         --   $   --     $8,334   $  (380)    $  (840)     $(865)       $  --         $ 6,258
                   ======= =====  ==========  =======    ======   =======     =======      =====        ======        =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                   Period From
                                           ----------------------------
                           Fiscal Year                                        Six Months
                          Ended July 31,   August 1, 1997 June 1, 1998     Ended January 31,
                          ---------------     Through        Through    -----------------------
                           1996     1997    May 31, 1998  July 31, 1998     1998        1999
                          -------  ------  -------------- ------------- ------------ ----------
                                                                              (Unaudited)
                              (Predecessor Company)        (Successor   (Predecessor (Successor
                                                            Company)      Company)    Company)
Cash flows from operat-
 ing activities:
 Net income (loss)......  $   655  $1,116     $  1,198       $   509      $   345     $  (711)
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Stock based
    compensation........      --      --           --            --           --           85
   Depreciation and
    amortization........      329     463          656           337          305         976
   Change in deferred
    income taxes........       46    (342)        (217)         (239)        (106)        (16)
   Changes in operating
    assets and
    liabilities:
     Premium trust
      cash..............      332  (4,788)       7,348        (8,150)      11,440      10,700
     Insurance premiums
      receivable........      352     801       (3,636)          659          738         660
     Other assets.......     (173)    301         (579)         (157)        (144)       (841)
     Accounts payable
      and accrued
      expenses..........      567      17         (870)        1,972       (1,502)     (2,122)
     Insurance premiums
      payable...........   (1,658)  2,129       (2,797)        5,377       (9,576)     (7,611)
     Income taxes
      payable...........       65     139          249           111         (611)       (616)
     Deferred
      compensation......      --      590          500           241          260          (6)
                          -------  ------     --------       -------      -------     -------
      Net cash provided
       by operating
       activities.......      515     426        1,852           660        1,149         498
                          -------  ------     --------       -------      -------     -------
Cash flows from
 investing activities:
 Purchase of predecessor
  company...............      --      --       (17,064)          --           --          --
 Purchase of Sedgwick of
  California............      --      --           --            --           --       (2,750)
 Purchase of Ochinero...      --      --           --            --           --         (250)
 Purchases of equipment
  and leasehold
  improvements..........     (382)   (351)        (479)          (51)        (208)       (468)
 Collections on notes
  receivable............       55      49          --            --           --          --
 Purchase of customer
  lists.................      --     (193)         --            --           --          --
 Cash received in
  acquisition of Cal-
  Central...............      --        4          --            --           --          --
                          -------  ------     --------       -------      -------     -------
      Net cash used in
       investing
       activities.......     (327)   (491)     (17,543)          (51)        (208)     (3,468)
                          -------  ------     --------       -------      -------     -------
Cash flows from
 financing activities:
 Proceeds from debt
  issuance..............      --      --        16,178           --           --        1,924
 Proceeds from revolving
  line of credit........      500     --           253           --           --          --
 Principal payments on
  debt..................     (669)   (294)      (1,027)         (202)         (11)       (582)
 Repurchase of common
  stock.................       (1)   (170)         --            --          (102)        --
 Proceeds from issuance
  of common stock
  warrants..............      --      --           730           --           --          275
 Proceeds from issuance
  of common stock.......      --      --           --            --           --          400
 Payments received on
  stockholder notes.....      --      --           --            343          --        1,764
 Dividends paid.........      --      --           --            --           --         (178)
 Contributions
  (advances) to ESOP....     (440)    400         (542)          --           --          --
 Repayment received from
  ESOP..................       64     --           907           --           --          --
                          -------  ------     --------       -------      -------     -------
      Net cash (used in)
       provided by
       financing
       activities.......     (546)    (64)      16,499           141         (113)      3,603
                          -------  ------     --------       -------      -------     -------
Net (decrease) increase
 in cash and cash
 equivalents............     (358)   (129)         808           750          828         633
Cash and cash
 equivalents at
 beginning of period....    1,285     927          798         1,606          798       2,356
                          -------  ------     --------       -------      -------     -------
Cash and cash
 equivalents at end of
 period.................  $   927  $  798     $  1,606       $ 2,356      $ 1,626     $ 2,989
                          =======  ======     ========       =======      =======     =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                                 (In Thousands)

                                     Fiscal Year
                                        Ended
                                       July 31,            Period From
                                     ------------  ----------------------------
                                                   August 1, 1997 June 1, 1998
                                                      Through        Through
                                     1996  1997     May 31, 1998  July 31, 1998
                                     ---- -------  -------------- -------------
                                        (Predecessor Company)      (Successor
                                                                    Company)
Supplementary disclosures of cash
 flow information:
  Cash payments for:
    Interest........................ $ 66 $    42     $    220        $  36
    Income taxes.................... $244 $ 1,135     $    512        $ 938
Supplementary disclosure of noncash
 investing activities:
  The Company's 1997 business
   acquisitions involved the
   following:
    Fair value of assets acquired
     other than cash and cash
     equivalents.................... $--  $ 1,166     $ 30,230        $ --
    Liabilities assumed.............  --   (1,184)     (26,957)         --
                                     ---- -------     --------        -----
      Net liabilities assumed, other
       than cash and cash
       equivalents.................. $--  $   (18)    $  3,273        $ --
                                     ==== =======     ========        =====
Supplementary disclosure of noncash
 financing activities:
  Issuance of common stock for
   acquisitions..................... $--  $   439     $  3,776        $ --
  Debt assumed in acquisitions...... $--  $   219     $    455        $ --



          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars In Thousands, Except Per Share)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Robert F. Driver Co., Inc. and subsidiaries (the Company) operates general insurance agencies in California and Texas with minimal activity in Nevada. The Company has three wholly-owned subsidiaries, FHI Benefit Plans, Inc., Robert F. Driver of Nevada, Inc. and Cal-Central Insurance and Management Services, Inc. (Cal-Central).

NOTE 2--BASIS OF PRESENTATION

      Effective May 31, 1998, Robert F. Driver Co., Inc. (Driver or the Predecessor Company) was acquired by RFDC Acquisition Corporation (RFDC) (the Transaction), a holding company formed by certain members of management for the purpose of completing the Transaction. RFDC purchased all of the outstanding shares of Driver, merged with Driver and then canceled all of Driver's shares. RFDC then changed its name to Robert F. Driver Co., Inc. This merged entity is hereinafter referred to as the Company. The Transaction was accounted for under the purchase method of accounting for financial reporting purposes, and the purchase price of approximately $25.2 million has been allocated to the underlying net assets acquired. The Transaction has resulted in the Company having substantial goodwill and debt.

      As a result of the Transaction, the financial position and results of operations of the Company subsequent to the Transaction are not necessarily comparable to the financial position and results of operations of the Company prior to the Transaction. In the accompanying consolidated financial statements, the Company's results of operations prior to the Transaction are indicated as relating to the "Predecessor Company" while the financial position and results of operations subsequent to the Transaction are indicated as relating to the "Successor Company." Amounts reported for financial reporting purposes in fiscal 1998 represent the activity of the Successor Company beginning June 1, 1998.

      In connection with accounting for the Transaction, the Company applied the provisions of Emerging Issues Task Force Issue 88-16, "Basis in Leveraged Buyout Transactions" (EITF 88-16), whereby the carryover equity interests of certain stockholders from the Predecessor Company to the Successor Company were recorded at their predecessor basis. The remaining interests were recorded at the fair value of the Predecessor Company.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition:

      The Company recognizes commission income principally on the later of the effective date of the policy or the billing date. Commissions on premiums billed and collected directly by the insurance company are principally recognized as income when received by the Company. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is ordinarily over the period in which the services are provided.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)

Cash and Cash Equivalents:

      The Company considers all highly liquid investments purchased, such as money market accounts, with an original maturity of three months or less to be cash equivalents.

Premium Trust Cash:

      Premiums collected but not yet remitted to insurance companies are restricted as to use by law. The Company maintains segregated fiduciary funds in accordance with the requirements of the California Insurance Commissioner.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation. Depreciation of property and equipment is computed on the straight-line method over estimated useful asset lives generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for retirements and disposals using the specific identification method, with the resulting gain or loss included in operations.

Intangible Assets:

      Goodwill related to the Transaction is being amortized over forty years on a straight-line basis. Customer lists are amortized on a straight-line basis over the ten-year estimated useful life of the asset. Deferred organization costs are being amortized over fourteen months on a straight-line basis, and deferred finance costs are being amortized over the life of each loan. The realizability of intangibles is evaluated periodically as events or circumstances indicate a possibility to recover their carrying amount.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Income Taxes:

      The Company files its federal income tax return and a California franchise tax return on a consolidated basis.

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are currently in effect.

Concentrations of Credit Risk:

      During 1998, a substantial portion of the Company's commissions and fees were received from insureds in the state of California. Accordingly, the occurrence of adverse economic conditions or an adverse

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)

regulatory climate in California could have a material adverse effect on the Company. However, the Company believes, based on its diversified customer base and product lines, that there is minimal risk of a material adverse occurrence due to the concentration of operations in California.

      Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash investments.

      The Company maintains cash and cash equivalents with various major financial institutions. The Company performs periodic evaluations of the relative credit standings of these financial institutions. The Company limits the amount of risk by selecting financial institutions with a strong relative credit standing.

Fair Value of Financial Instruments:

      The carrying amount of the Company's financial instruments including cash and cash equivalents, premium trust cash, insurance premiums receivable, accounts payable, insurance premiums payable, accrued expenses, debt and deferred compensation approximate their fair value as these items are either liquid, short-term in nature or their current rates approximate market rates.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts and deprecation.

New Accounting Standards:

      In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." The Company plans to adopt this Statement in fiscal year 1999. The Company believes that this Statement will not require any significant information beyond that already provided in the Company's consolidated financial statements.

Reclassifications:

      Certain reclassifications have been made to 1996 and 1997 financial statements to conform to current year presentation. The reclassifications have no impact on previously reported net income or stockholders' equity.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at January 31, 1999 and the results of its operations and its cash flows for the six months ended January 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)

NOTE 4--BUSINESS COMBINATIONS

      On July 31, 1997 at the close of business, the Company acquired all of the outstanding shares of common stock of Cal-Central in exchange for 21,081 shares of the Company's common stock. Cal-Central is a general insurance agency in Fresno, California.

      The acquisition was accounted for as a purchase. The purchase price has been allocated to tangible and intangible assets acquired and liabilities assumed based on the fair market values on the date of the acquisition. The allocation of purchase price is summarized as follows:

     Cash............................................................... $    4
     Premium trust cash.................................................    903
     Insurance premiums receivable......................................    215
     Equipment..........................................................     48
     Notes payable......................................................    (48)
     Insurance premiums payable......................................... (1,084)
     Accounts payable and accrued expenses..............................    (52)
     Customer list......................................................    453
                                                                         ------
       Cash value of shares issued...................................... $  439
                                                                         ======

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


NOTE 5--SELECTED FINANCIAL STATEMENT INFORMATION

                                        July 31,
                                 -----------------------
                                     1997        1998
                                 ------------ ----------
                                 (Predecessor (Successor
                                   Company)    Company)
     Other current assets:
       Current portion of
        employee receivable....    $    41     $    18
       Stockholder notes
        receivable.............        --        1,759
       Prepaid expenses and
        other..................        189         158
                                   -------     -------
                                   $   230     $ 1,935
                                   =======     =======
     Property and equipment,
      net:
       Furniture and fixtures..    $ 1,418     $   184
       Computer equipment......      2,290       1,062
       Leasehold improvements..        588          50
                                   -------     -------
                                     4,296       1,296
       Less accumulated
        depreciation and
        amortization...........     (3,082)       (145)
                                   -------     -------
                                   $ 1,214     $ 1,151
                                   =======     =======
     Intangible assets, net:
       Goodwill................    $   --      $17,969
       Customer lists..........      1,121       1,121
                                   -------     -------
                                     1,121      19,090
     Less accumulated
      amortization.............       (183)       (369)
                                   -------     -------
                                   $   938     $18,721
                                   =======     =======
     Other assets:
       Cash surrender value of
        life insurance.........    $    12     $    13
       Employee receivable, net
        of current portion.....         52           6
       Deferred financing
        costs..................        --          329
       Other...................         28         452
                                   -------     -------
                                   $    92     $   800
                                   =======     =======
     Accounts payable and
      accrued expenses:
       Producers' commissions..    $ 3,148     $ 4,080
       Accrued personnel costs,
        vacation and bonuses...        700         953
       Other...................      1,055         972
                                   -------     -------
                                   $ 4,903     $ 6,005
                                   =======     =======

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


NOTE 6--CREDIT FACILITIES

Short-Term Debt:

      The Company currently has a revolving credit agreement with a bank that provides a line of credit up to $2,000 at the prime rate plus .25 percent (8.75 percent at July 31, 1998). Under this agreement, $253 was outstanding at July 31, 1998.

      In 1996 and 1997, the Company had a revolving credit agreement with a bank which provides a line of credit up to $2,000 through February 23, 1998 at the prime rate plus .25 percent. Under this agreement, no borrowings were outstanding at July 31, 1997. There were no borrowings under this agreement during the year ended July 31, 1997.

Long-Term Debt:

      Long-term debt consists of the following:

                                                                July 31,
                                                         -----------------------
                                                             1997        1998
                                                         ------------ ----------
                                                         (Predecessor (Successor
                                                           Company)    Company)
$12,000 note payable, secured by the Company's assets.
 Payable in varying monthly amounts at prime plus .25%
 (effective rate of 8.75% at July 31, 1998), with a
 balloon payment of $4,470 due on May 15, 2003.........      $--       $11,840
$4,000 unsecured senior subordinated debt. Interest
 payable quarterly at rate of 12%. Principal due May
 28, 2005..............................................       --         3,295
$510 note payable, secured by various assets. Principal
 and interest of $11 payable monthly at prime plus .25%
 (effective rate of 8.75% at July 31, 1998), maturing
 July 26, 1999.........................................       227          120
$219 unsecured note payable, principal and interest of
 $16 payable quarterly at a rate of 8% through April
 30, 2001..............................................       207          158
$191 unsecured note payable, principal and interest
 payable monthly at a rate of 9% through August 15,
 1999..................................................       --            41
$260 unsecured note payable, principal of $10 and
 interest payable quarterly at an imputed rate of 6%
 through July 1, 1999..................................        75           39
$59 unsecured note payable to related party, principal
 and interest of $1 payable monthly at a rate of 12%
 through April 13, 2001................................        48           37
$80 unsecured note payable to related party, principal
 of $20 and interest payable
 annually at an imputed rate of 8% through February 1,
  1998.................................................        18          --
                                                             ----      -------
                                                              575       15,530
Less current portion of long-term debt.................      (219)      (1,267)
                                                             ----      -------
Long-term debt, net of current portion.................      $356      $14,263
                                                             ====      =======

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


      Maturities of long-term debt as of July 31, 1998, are as follows:

     Fiscal Year:
     ------------
     1999.............................................................. $ 1,267
     2000..............................................................   1,475
     2001..............................................................   1,873
     2002..............................................................   1,800
     2003..............................................................   5,820
     Thereafter........................................................   3,295
                                                                        -------
       Total maturities of long-term debt.............................. $15,530
                                                                        =======

      The $12,000 note payable and the $4,000 unsecured senior subordinated debt requires the Company to maintain certain minimum net worth and debt service coverage ratios. The Company was in compliance with these requirements at July 31, 1998 and January 31, 1999 (unaudited).

Note 7--INCOME TAXES

      The provision for income taxes consists of the following components:

                           Fiscal Year                                       Six Months
                         Ended July 31,           Period From             Ended January 31,
                         ---------------  ---------------------------- -----------------------
                                          August 1, 1997 June 1, 1998
                                             Through        Through
                          1996    1997     May 31, 1998  July 31, 1998     1998        1999
                         ---------------  -------------- ------------- ------------ ----------
                                                                             (Unaudited)
                             (Predecessor Company)        (Successor   (Predecessor (Successor
                                                           Company)      Company)    Company)
Income taxes, currently
 payable:
  Federal............... $  231 $    991      $  923         $ 495        $ 311       $(283)
  State.................     78      283         264           128           85         (77)
                         ------ --------      ------         -----        -----       -----
                            309    1,274       1,187           623          396        (360)
                         ------ --------      ------         -----        -----       -----
Deferred:
  Federal...............     31     (282)       (172)         (199)         (88)         (1)
  State.................     14      (59)        (45)          (40)         (18)        (15)
                         ------ --------      ------         -----        -----       -----
                             45     (341)       (217)         (239)        (106)        (16)
                         ------ --------      ------         -----        -----       -----
                         $  354 $    933      $  970         $ 384        $ 290       $(376)
                         ====== ========      ======         =====        =====       =====

                          ROBERT F. DRIVER CO., INC.

                   (Dollars In Thousands, Except Per Share)


      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                               July 31,
                                          ----------------------   January 31,
                                              1997      1998          1999
                                          ------------ ---------  -------------
                                          (Predecessor             (Unaudited)
                                            Company)   (Successor Company)
Deferred tax assets:
  Deferred compensation..................    $ 259     $     530     $     574
  State taxes............................       94           134           --
  Errors and omissions liability.........      113           120           120
  Compensated absences and bonuses,
   principally due to accrual for
   financial reporting purposes..........      100           130           130
  Amortization of agency acquisitions....       12            41            39
  Allowance for bad debt.................      --             10             6
  Deferred financing costs...............      --            --             64
                                             -----     ---------     ---------
    Total deferred tax assets............      578           965           933
                                             -----     ---------     ---------
Deferred tax liabilities:
  Equipment and leasehold improvements,
   principally due to differences in
   depreciation..........................     (145)          (76)          (23)
  State taxes............................      --            --             (5)
                                             -----     ---------     ---------
    Total deferred tax liabilities.......     (145)          (76)          (28)
                                             -----     ---------     ---------
Net deferred tax assets..................    $ 433     $     889     $     905
                                             =====     =========     =========

      Based upon the level of taxable income in previous years and projections, for future taxable income over the period in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                           Fiscal
                            Year
                            Ended                                     Six Months Ended
                          July 31,            Period From                January 31,
                          ----------  ---------------------------- -----------------------
                                      August 1, 1997 June 1, 1998
                                         Through        Through
                          1996  1997   May 31, 1998  July 31, 1998     1998        1999
                          ----  ----  -------------- ------------- ------------ ----------
                                                                         (Unaudited)
                                                       (Successor  (Predecessor (Successor
                           (Predecessor Company)        Company)     Company)    Company)
Computed expected income
 taxes..................   34%   34%        34%            34%          34%        (34)%
State income taxes, net
 of federal income tax
 benefit................    7     7          7              6            7          (5)
Other, net..............   (6)    4          3              5            5           4
                          ---   ---        ---            ---          ---         ---
                           35%   45%        44%            45%          46%        (35)%
                          ===   ===        ===            ===          ===         ===

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


NOTE 8--LEASE COMMITMENTS

      The Company leases office space under various operating leases. The Company's downtown office in the Driver Office Building is leased from a limited partnership, which is a related party. The lease agreement expires December 31, 2007, with current monthly rent of approximately $61. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. The Company's rent expense under these leases was $849 and $781 in 1996 and 1997 and $968 for the period from August 1, 1997 to May 31, 1998 and $199 for the period from June 1, 1998 to July 31, 1998.

      Future minimum rental payments at July 31, 1998, under agreements classified as operating leases with noncancelable terms in excess of one year are as follows:

     Fiscal Year:
     ------------
     1999................................................................ $1,213
     2000................................................................  1,081
     2001................................................................  1,086
     2002................................................................    992
     2003................................................................    962
     Thereafter..........................................................  3,550
                                                                          ------
                                                                          $8,884
                                                                          ======

NOTE 9--EMPLOYEE BENEFIT PLANS

Savings Plan:

      The Company has established a defined contribution plan, the Savings and Retirement Program of Robert F. Driver Company, Inc. 401(k), which covers all full-time employees of the Company who have at least one year of service and are age 21 or over. There are no matching employer contributions.

Deferred Compensation Plan:

      Effective August 1, 1996, the Company adopted a deferred compensation plan for certain key employees of the Company. Under the Plan, the Company makes a mandatory contribution in an amount equal to a specific percentage of the gross monthly commission of the participant, as defined in the Plan document. In addition, the participant may elect to defer a minimum of 1 percent up to a maximum of 5 percent of their plan commission. The deferred compensation earns a rate of return based on a crediting rate set by the deferred compensation plan committee immediately following the end of each fiscal year. A participant shall be fully vested in contributions upon termination of employment other than a termination for cause, as defined in the Plan document. Under the Plan, benefits are paid upon the earlier of a participant's termination of employment or the complete termination of the Plan by the Company. A participant with vested amounts valued at $50 or less shall receive a lump-sum payment. A participant with vested amounts valued at more than $50 shall receive installment payments over a maximum period of three years. As of July 31, 1998, the Company had accrued $1,331 for its obligations under the Plan. The Company's expense was $590 for the year ended July 31, 1997 and $241 for the period from June 1, 1998 through July 31, 1998.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


Employee Stock Option Plan (ESOP):

      In 1996 and 1997, the Company maintained a defined contribution employee stock ownership plan (ESOP) covering substantially all employees. The ESOP had assets principally comprised of shares of the Company's common stock at July 31, 1996 and 1997. The Company made annual contributions to the ESOP in cash or shares of the Company's common stock in amounts determined by the Company's Board of Directors. For the years ended July 31, 1996 and 1997, the Company contributed $900 and $800, respectively, to the ESOP in cash.

      In conjunction with the Transaction, the ESOP's participants' accounts were converted to cash and the ESOP was merged into the Company's 401(k) plan.

Producer Stock Equity Plan and Stock Ownership Plan (Unaudited):

      In February 1999, the Company entered into a Producer Stock Equity Plan and Stock Ownership Plan (the Plan). The Plan provides for three forms of incentive compensation: stock grants, stock purchase rights and incentive stock options. All of the shares granted under the Plan are subject to the stock repurchase option described in Note 10.

      Under the stock grants, participants received a one-time grant of Class A Common Stock determined by the aggregate net commissions earned during the 1998 calendar year. Under this option the Company granted 108,000 shares of its Class A Common Stock during February 1999.

      The stock purchase right provides that certain participants are eligible to purchase a number of shares determined by the aggregate net commissions earned during the 1998 calendar year. Under this provision, the Company granted stock purchase rights at $10.00 per share for 45,000 shares of its Class A Common Stock during February 1999. These rights were all exercised during February 1999.

      The Company has reserved 111,000 shares of the Company's Class A Common Stock to be issued from 1999 to 2004 under the incentive stock option provisions of the Plan. No options will be issued under the Plan until subsequent to December 31, 1999.

NOTE 10--STOCKHOLDERS' EQUITY

Redeemable Preferred Stock:

      In 1998, the Company issued 4,000 shares of Class A Preferred Stock to the Robert F. Driver Family Trust, a related party, as part of the financing of the Transaction. Dividends are cumulative at 7.5 percent annually through May 1998, and at 10 percent annually thereafter. Payment of dividends or preferred shares ranks senior to all other classes of stock. These shares are nonvoting unless dividends are more than five quarters in arrears. The shares are redeemable at the option of either the board of directors or the holders upon the death of Robert F. Driver at $1,000 per share.

Stockholder Notes Receivable:

      Stockholder notes receivable represent obligations by certain members of management in connection with their purchase of Class A Common Stock. Payments made in August 1998, totaling $1,759, have been classified as an other current asset on the balance sheet.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


Common Stock Warrants:

      Senior subordinated debt (see Note 6) issued in connection with the Transaction has 73,042 detachable warrants. Each warrant is convertible into one share of Class A Common Stock at an exercise price of $0.01 per share up through the earlier of May 28, 2008 or the sale of initial public offering of the Company. The value assigned to these warrants ($730 as of July 31, 1998) is included in additional paid-in capital.

      The Company also issued 13,333 common stock warrants to an outside advisor as part of the Transaction. The warrants have an exercise price of $2.50 each. The fair value of the warrants is included in deferred financing costs.

Class B and Class C Common:

      On November 12, 1997, the Company authorized 10,000,000 shares of Class B Common Stock and 5,000,000 shares of Class C Common Stock. Both Class B and Class C have a par value of $.01 per share, and no shares of either were outstanding as of July 31, 1998 or January 31, 1999 (unaudited).

Stock Repurchase Option:

      Stock granted subsequent to the May 31, 1998 transaction (see Note 2), is subject to a repurchase option by the Company. The repurchase clause stipulates that upon termination from employment the Company may repurchase a specified number of shares at the original fair market grant price. The specified shares that are not subject to repurchase are the total number of shares held less than five years multiplied by a fraction of the number of calendar years completed following May 31, 1998, divided by five years.

Stock Options:

      In January 1999, the Company granted and issued to certain key executives 40,000 stock options of its Class A Common Stock with an exercise price of $10.00 a share. These options were exercised in January 1999, and the shares issued in connection therewith are subject to the aforementioned stock repurchase option.

Stock Grants:

      In January 1999, the Company issued 95,000 shares of its Class A Common Stock to certain key executives. These shares included 65,000 shares which were unrestricted, but are subject to the aforementioned stock repurchase option. The remaining 30,000 shares were 20 percent vested upon issuance, with the remainder subject to a four year vesting period. Unearned compensation for the non-vested portion was recorded at the date of these awards based on the market value of the shares. Unearned compensation shown as a separate component of stockholders' equity is being amortized to expense over the four year vesting period. In connection with this grant, the Company loaned certain key executives an amount to pay their Federal and State income taxes. The note is payable in five equal annual instalments commencing November 1, 1999 and bears interest at the lesser of the maximum rate permitted by the State of California or the prime rate. As of January 31, 1999, these amounts totalling $191 are included in other current assets.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


NOTE 11--CONTINGENCIES

      The Company is occasionally involved in routine insurance policy-related and employment practices litigation which has arisen in the ordinary course of its business. The litigation is covered in whole or in part by insurance. The conclusions of such matters are not expected to have a material adverse effect on the Company's consolidated financial statements.

NOTE 12--SUBSEQUENT EVENTS (Unaudited)

      During November 1998, the Company acquired all of the assets of Sedgwick of California and Ochinero/Barlocken for a purchase price of $2,583 and $227, respectively. During March 1999, the Company acquired all the assets of Averbeck and Sher Insurance Services for a purchase price of $4,989 and $2,648, respectively.

      Immediately following the acquisition of Sedgwick, the Company issued to certain key executives of Sedgwick 8,500 shares of Class A Common Stock. The shares are unrestricted, but are subject to the stock repurchase option described in Note 10.

      In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company will merge with a wholly-owned subsidiary of CenterPoint. All of the Company's outstanding shares of common stock will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Mann Frankfort Stein & Lipp, P.C.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Mann Frankfort Stein & Lipp, P.C. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                       MANN FRANKFORT STEIN & LIPP, P.C.

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      December 31,
                                                      -------------  March 31,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  288 $  606   $ 1,604
  Fees receivable, less allowance for doubtful
   accounts of $1,124, $1,356 and $1,596 (unaudited),
   respectively......................................  3,475  4,077     6,532
  Unbilled fees, at net realizable value.............    628    431     1,186
  Due from principals................................    119     14        18
  Prepaid expenses and other current assets..........     75     81       143
                                                      ------ ------   -------
    Total current assets.............................  4,585  5,209     9,483
Property and equipment, net..........................    874  1,142     1,174
Other assets.........................................      6      6         6
                                                      ------ ------   -------
    Total assets..................................... $5,465 $6,357   $10,663
                                                      ====== ======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................. $  160 $  879   $   851
  Accounts payable...................................     68     23       374
  Accrued compensation and related costs.............    133    126     1,292
  Income taxes payable...............................      2     27        (4)
  Deferred income taxes..............................  1,420  1,569     2,491
                                                      ------ ------   -------
    Total current liabilities........................  1,783  2,624     5,004
Long-term debt.......................................    794    473       799
Deferred income taxes................................     71     85        95
                                                      ------ ------   -------
    Total liabilities................................  2,648  3,182     5,898
                                                      ------ ------   -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 1,000,000 shares
   authorized, 1,573, 1,573 and 1,574 (unaudited)
   common shares issued and outstanding,
   respectively......................................      2      2         2
  Additional paid-in-capital.........................     58     58        61
  Retained earnings..................................  2,757  3,115     4,702
                                                      ------ ------   -------
    Total shareholders' equity.......................  2,817  3,175     4,765
                                                      ------ ------   -------
    Total liabilities and shareholders' equity....... $5,465 $6,357   $10,663
                                                      ====== ======   =======



                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                              STATEMENT OF INCOME

                                 (In Thousands)

                                    Year Ended           Three Months Ended
                                   December 31,              March 31,
                              ------------------------  ----------------------
                               1996    1997     1998     1998     1999
                              ------  -------  -------  -------  -------
                                                          (Unaudited)
Revenues:
  Professional services...... $9,921  $17,475  $21,631  $ 5,889  $ 8,324
                              ------  -------  -------  -------  -------
Expenses:
  Member compensation and
   related costs.............  4,412    6,636    8,921    1,317    1,572
  Employee compensation and
   related costs.............  3,608    6,405    8,829    2,269    2,966
  Occupancy costs............    317      527      659      139      198
  Office operating expenses..    776    1,398    1,670      400      616
  Other selling, general and
   administrative expenses...    670    1,071    1,018      472      440
                              ------  -------  -------  -------  -------
                               9,783   16,037   21,097    4,597    5,792
                              ------  -------  -------  -------  -------
    Operating income.........    138    1,438      534    1,292    2,532
                              ------  -------  -------  -------  -------
Other (income) expense:
  Interest expense...........     32       32       58       18       21
  Interest income............    (20)     (31)     (69)      (3)      (6)
  Other......................     (6)      (2)     (26)       9       (2)
                              ------  -------  -------  -------  -------
                                   6       (1)     (37)      24       13
                              ------  -------  -------  -------  -------
Income before provision for
 income taxes................    132    1,439      571    1,268    2,519
Provision for income taxes...     58      557      213      469      932
                              ------  -------  -------  -------  -------
Net income................... $   74  $   882  $   358  $   799  $ 1,587
                              ======  =======  =======  =======  =======



                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                         Common Stock  Additional                       Total
                         -------------  Paid-in-  Treasury Retained Shareholders'
                         Shares Amount  Capital    Stock   Earnings    Equity
                         ------ ------ ---------- -------- -------- -------------
Balance at December 31,
 1995................... 1,180   $ 1      $108      $(85)   $1,221     $1,245
  Issuances of common
   stock................   --    --         35       --        --          35
  Net income............   --    --        --        --         74         74
                         -----   ---      ----      ----    ------     ------
Balance at December 31,
 1996................... 1,180     1       143       (85)    1,295      1,354
  Cancellation of
   treasury stock.......   --     --       (85)       85       --         --
  Issuances of common
   stock for pooling of
   interests business
   combination..........   393     1       --        --        580        581
  Net income............   --    --        --        --        882        882
                         -----   ---      ----      ----    ------     ------
Balance at December 31,
 1997................... 1,573     2        58       --      2,757      2,817
  Net income............   --    --        --        --        358        358
                         -----   ---      ----      ----    ------     ------
Balance at December 31,
 1998................... 1,573     2        58       --      3,115      3,175
                         -----   ---      ----      ----    ------     ------
Unaudited data:
  Issuances of common
   stock................     1   --          3       --        --           3
  Net income............   --    --        --        --      1,587      1,587
                         -----   ---      ----      ----    ------     ------
Balance at March 31,
 1999 (unaudited)....... 1,574   $ 2      $ 61      $--     $4,702     $4,765
                         =====   ===      ====      ====    ======     ======





                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                            Year Ended          Three Months
                                           December 31,        Ended March 31,
                                        ---------------------  ----------------
                                        1996    1997    1998    1998     1999
                                        -----  -------  -----  -------  -------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net income..........................  $  74  $   882  $ 358  $   799  $ 1,587
  Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
    Depreciation and amortization.....    139      132    266       51       68
    Change in deferred income taxes...     37      758    163      932      932
    Changes in operating assets and
     liabilities:
      Fees receivable.................    (90)  (1,856)  (602)  (1,108)  (2,455)
      Unbilled fees...................    (37)    (246)   197     (617)    (755)
      Prepaid expenses and other
       current assets.................    (21)      45     99      (85)     (66)
      Accounts payable................     14        6    (45)     107      351
      Accrued compensation and related
       costs..........................   (194)      70     (7)     849    1,166
      Other...........................    (25)      13     25        1      (31)
                                        -----  -------  -----  -------  -------
        Net cash provided by (used in)
         operating activities.........   (103)    (196)   454      466      797
                                        -----  -------  -----  -------  -------
Cash flows from investing activities:
  Purchase of property and equipment..    (77)    (714)  (534)     (58)    (100)
                                        -----  -------  -----  -------  -------
        Net cash used in investing
         activities...................    (77)    (714)  (534)     (58)    (100)
                                        -----  -------  -----  -------  -------
Cash flows from financing activities:
  Proceeds from issuance of long-term
   debt...............................    300    1,200    750      --       319
  Payments of long-term debt..........   (467)    (679)  (352)    (263)     (21)
  Proceeds from issuance of common
   stock..............................     35      581    --       --         3
                                        -----  -------  -----  -------  -------
        Net cash provided by (used in)
         financing activities.........   (132)   1,102    398     (263)     301
                                        -----  -------  -----  -------  -------
Net increase (decrease) in cash and
 cash equivalents.....................   (312)     192    318      145      998
Cash and cash equivalents at beginning
 of period............................    408       96    288      288      606
                                        -----  -------  -----  -------  -------
Cash and cash equivalents at end of
 period...............................  $  96  $   288  $ 606  $   433  $ 1,604
                                        =====  =======  =====  =======  =======
Supplemental disclosures of cash flow
 information:
  Interest paid.......................  $  32  $    32  $  58  $    18  $    21
  Income taxes paid...................  $  33  $    13  $  19  $   --   $    30


                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Mann Frankfort Stein & Lipp, P.C. (the Company) is a full service firm of professional accountants and business advisors which offers accounting, tax and consulting services to a variety of clients in the Houston, Texas market.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 12 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--BUSINESS COMBINATIONS

      On January 1, 1997, the Company merged with Schulse Hartwig Richter & Company, L.L.P. (SHRCO), in a business combination accounted for as a pooling of interests. Former partners in SHRCO exchanged their partnership interests for common stock in the Company, and received stock totaling 25 percent of the outstanding stock immediately following the merger. The results of SHRCO's operations during the year ended December 31, 1996 were not significant. Accordingly, the Company's 1996 financial statements were not retroactively restated to reflect SHRCO's results of operations.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                            (Dollars In Thousands)


NOTE 4--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                  December 31,
                                                 ----------------   March 31,
                                                  1997     1998       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures................... $   877  $ 1,036    $ 1,047
       Computer equipment.......................   1,132    1,459      1,548
       Leasehold improvements...................      27       75         75
                                                 -------  -------    -------
                                                   2,036    2,570      2,670
       Less accumulated depreciation and
        amortization............................  (1,162)  (1,428)    (1,496)
                                                 -------  -------    -------
                                                 $   874  $ 1,142    $ 1,174
                                                 =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                                                    Three Months
                                             Year Ended December       Ended
                                                     31,             March 31,
                                             ---------------------  ------------
                                             1996    1997    1998       1999
                                             -----  ------  ------  ------------
                                                                    (Unaudited)
     Balance at beginning of period......... $ 581  $  552  $1,124     $1,356
     Additions to costs and expenses........   489     755     687        330
     Write-offs.............................  (518)   (183)   (455)       (90)
                                             -----  ------  ------     ------
     Balance at end of period............... $ 552  $1,124  $1,356     $1,596
                                             =====  ======  ======     ======

NOTE 6--CREDIT FACILITIES

Long-Term Debt:

      Long-term debt consists of the following:

                                                    December 31,
                                                    -------------   March 31,
                                                    1997    1998      1999
                                                    -----  ------  -----------
                                                                   (Unaudited)
     Notes payable, secured by certain assets of
      the Company, interest rate 7.25%, maturities
      from 1999 through 2004......................  $ 954  $1,352    $1,650
     Less current maturities of long-term debt....   (160)   (879)     (851)
                                                    -----  ------    ------
       Total long-term debt.......................  $ 794  $  473    $  799
                                                    =====  ======    ======

      Maturities on long-term debt, including capital lease obligations, are as follows:

     1999..............................................................  $  879
     2000..............................................................     136
     2001..............................................................     148
     2002..............................................................     159
     2003..............................................................      30
                                                                         ------
       Total maturities of long-term debt..............................  $1,352
                                                                         ======

                       MANN FRANKFORT STEIN & LIPP, P.C.

                            (Dollars In Thousands)


NOTE 7--INCOME TAXES

      The provision for income taxes consists of:

                                                                       Three
                                                                      Months
                                                       Year Ended      Ended
                                                      December 31,   March 31,
                                                     -------------- -----------
                                                     1996 1997 1998 1998  1999
                                                     ---- ---- ---- ----- -----
                                                                    (Unaudited)
     Income taxes currently payable:
       Federal...................................... $21  $ 25 $ 50 $  -- $  --
                                                     ---  ---- ---- ----- -----
     Deferred income tax expense:
       Federal......................................  37   532  163   469   932
                                                     ---  ---- ---- ----- -----
         Total provision for income taxes........... $58  $557 $213 $ 469 $ 932
                                                     ===  ==== ==== ===== =====

    Deferred taxes are comprised of the following:

                                                      December 31,
                                                      -------------  March 31,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
     Current deferred tax assets:
       Allowance for doubtful accounts............... $  467 $  512   $  591
       Accrued liabilities...........................     40     34      389
                                                      ------ ------   ------
         Total current deferred tax assets...........    507    546      980
     Current deferred tax liabilities:
       Accounts receivable and unbilled fees.........  1,903  2,090    3,446
       Other.........................................     24     25       25
                                                      ------ ------   ------
         Total current deferred tax liabilities......  1,927  2,115    3,471
                                                      ------ ------   ------
         Net current deferred tax liabilities........  1,420  1,569    2,491
     Non-current deferred tax liabilities:
       Property and equipment........................     71     85       95
                                                      ------ ------   ------
     Net deferred tax liability...................... $1,491 $1,654   $2,586
                                                      ====== ======   ======

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                  Three Months
                                                  Year Ended       Ended March
                                                 December 31,          31,
                                                ----------------  ---------------
                                                1996  1997  1998   1998     1999
                                                ----  ----  ----  ------   ------
                                                                   (Unaudited)
     U.S. federal statutory rate...............  35%   35%   35%      35%      35%
     Other.....................................  (2)    2     2        2        2
                                                ---   ---   ---   ------   ------
     Effective income tax rate.................  33%   37%   37%      37%      37%
                                                ===   ===   ===   ======   ======

NOTE 8--LEASE COMMITMENTS

      The Company leases office facilities under a noncancelable lease agreement, which expires in 2002. This lease allows the Company, at its option, to extend the lease term at the end of the lease term, generally at

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)

fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

                                                                       Operating
                                                                        Leases
                                                                       ---------
     1999.............................................................  $  603
     2000.............................................................     621
     2001.............................................................     621
     2002.............................................................     103
                                                                        ------
     Total minimum lease payments.....................................  $1,948
                                                                        ======

      Rent expense for this operating lease for the fiscal years ended December 31, 1996, 1997 and 1998 and the three months ended March 31, 1998 and 1999 was $257, $429, $530, $112 (unaudited) and $164 (unaudited), respectively.

NOTE 9--EMPLOYEE BENEFIT PLAN

401(k) Plan:

      The Company sponsors a 401(k) savings plan for the benefit of its employees. Generally, employees who have attained the age of 21 and have one year's creditable service may make salary deferrals to the plan, up to 6 percent of their salary on a pre-tax basis and up to 15 percent of their salary on an after-tax basis. The Company, at its discretion, may make matching contributions from its earnings. Contributions for each of the three years ended December 31, 1996, 1997 and 1998 and the three months ended March 31, 1998 and 1999 were $33, $61, $67, $15 (unaudited) and $20 (unaudited), respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company will convert from a professional corporation to a business corporation by adopting a plan of conversion and amending its organizational documents (the "MFSL Company"). Thereafter, a wholly-owned subsidiary of CenterPoint will merge with and into MFSL Company. All of the MFSL Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
Follmer, Rudzewicz & Company, P.C.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Follmer, Rudzewicz and Company, P.C. and its subsidiary at May 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 4, 1999

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                     May 31,
                                                 ----------------  February 28,
                                                  1997     1998        1999
                                                 -------  -------  ------------
                                                                   (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents..................... $   253  $   771    $   277
  Funds held in trust for clients...............       8       10         70
  Fees receivable, less allowance for doubtful
   accounts of $885, $693 and $793 (unaudited),
   respectively.................................   4,988    5,553      4,954
  Unbilled fees, at net realizable value........   3,062    2,334      3,970
  Prepaid expenses and other current assets.....     846      294        131
                                                 -------  -------    -------
    Total current assets........................   9,157    8,962      9,402
Property and equipment, net.....................   1,418    1,234      1,306
Cash surrender value, life insurance............   2,188    2,832      3,153
Deferred income taxes...........................     622    1,066      1,424
Other assets....................................     126      106         76
                                                 -------  -------    -------
    Total assets................................ $13,511  $14,200    $15,361
                                                 =======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................... $   643  $   345    $   350
  Notes payable to shareholders.................   1,316    1,693        293
  Accounts payable and other accrued expenses...     139       55        178
  Accrued compensation and related costs to
   shareholders.................................   4,535    4,080      6,529
  Accrued compensation and related costs to
   employees....................................   1,060    1,239      1,051
  Income taxes payable..........................     --       --         575
  Deferred income taxes.........................   1,230    1,245        561
                                                 -------  -------    -------
    Total current liabilities...................   8,923    8,657      9,537
Long-term debt..................................     414      371        --
Retirement plan.................................   1,770    2,978      3,953
                                                 -------  -------    -------
    Total liabilities...........................  11,107   12,006     13,490
                                                 -------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 50,000 shares
   authorized, 10,000, 10,400 and 10,400
   (unaudited) shares issued and outstanding at
   May 31, 1997 and 1998 and February 28, 1999,
   respectively.................................      10       10         10
  Additional paid-in-capital....................   1,082    1,210      1,210
  Treasury stock, 90, 250 and 250 (unaudited)
   shares at May 31, 1997 and 1998 and February
   28, 1999, respectively.......................    (230)    (140)      (140)
  Retained earnings.............................   1,542    1,114        791
                                                 -------  -------    -------
    Total shareholders' equity..................   2,404    2,194      1,871
                                                 -------  -------    -------
    Total liabilities and shareholders' equity.. $13,511  $14,200    $15,361
                                                 =======  =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (In Thousands)

                                                                 Nine Months
                                       Fiscal Year Ended       Ended February
                                            May 31,                  28,
                                    -------------------------  ----------------
                                     1996     1997     1998     1998     1999
                                    -------  -------  -------  -------  -------
                                                                 (Unaudited)
Revenues:
  Professional services...........  $15,528  $17,954  $19,417  $13,308  $15,357
                                    -------  -------  -------  -------  -------
Expenses:
  Shareholder compensation and
   related costs..................    4,833    6,646    7,339    4,290    5,095
  Employee compensation and
   related costs..................    6,649    7,567    8,225    5,858    6,710
  Occupancy costs.................      908    1,045      990      694      828
  Office operating expenses.......      790      861      870      645      759
  Depreciation and amortization...      362      394      475      305      353
  Other selling, general and
   administrative expenses........    1,721    1,742    1,556    1,375    1,584
                                    -------  -------  -------  -------  -------
                                     15,263   18,255   19,455   13,167   15,329
                                    -------  -------  -------  -------  -------
    Operating (loss) income.......      265     (301)     (38)     141       28
                                    -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense................      105       79      101       85       91
  Interest income.................      (19)     (51)     (22)      12      (14)
  Other...........................       34     (156)    (192)     (41)     186
                                    -------  -------  -------  -------  -------
                                        120     (128)    (113)      56      263
                                    -------  -------  -------  -------  -------
Income (loss) before provision for
 income taxes.....................      145     (173)      75       85     (235)
Provision (benefit) for income
 taxes............................      316      191      286      190       88
                                    -------  -------  -------  -------  -------
Net loss..........................  $  (171) $  (364) $  (211) $  (105) $  (323)
                                    =======  =======  =======  =======  =======



          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                 (In Thousands)

                                                    Treasury
                         Common Stock  Additional     Stock                    Total
                         -------------  Paid-in-  --------------  Retained Shareholders'
                         Shares Amount  Capital   Shares  Amount  Earnings    Equity
                         ------ ------ ---------- ------  ------  -------- -------------
Balance at May 31,
 1995...................   10    $10     $  862       90  $ (230)  $2,077     $2,719
  Capital contribution..  --     --         220      --      --       --         220
  Purchases of treasury
   stock................  --     --         --     2,900    (959)     --        (959)
  Net loss..............  --     --         --       --      --      (171)      (171)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1996...................   10     10      1,082    2,990  (1,189)   1,906      1,809
  Reissuances of
   treasury stock.......  --     --         --    (2,900)    959      --         959
  Net loss..............  --     --         --       --      --      (364)      (364)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1997...................   10     10      1,082       90    (230)   1,542      2,404
  Issuances of common
   stock................  --     --         141      --      --       --         141
  Purchases of treasury
   stock................  --     --         --       250    (140)     --        (140)
  Retirement of treasury
   stock................  --     --         (13)     (90)    230     (217)       --
  Net loss..............  --     --         --       --      --      (211)      (211)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1998...................   10     10      1,210      250    (140)   1,114      2,194
  Net loss (unaudited)..  --     --         --       --      --      (323)      (323)
                          ---    ---     ------   ------  ------   ------     ------
Balance at February 28,
 1999
 (unaudited)............   10    $10     $1,210      250  $ (140)  $  791     $1,871
                          ===    ===     ======   ======  ======   ======     ======




          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Nine Months
                                           Fiscal Year         Ended February
                                          Ended May 31,              28,
                                       ----------------------  ----------------
                                       1996    1997     1998    1998     1999
                                       -----  -------  ------  -------  -------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net loss...........................  $(171) $  (364) $ (211) $  (105) $  (323)
  Adjustments to reconcile income to
   net cash provided by operating
   activities:
    Depreciation and amortization....    362      394     466      305      353
    Change in deferred taxes.........   (154)     (85)   (429)  (1,043)  (1,042)
    Loss on disposal of property and
     equipment.......................     25        5       1        1        8
    Changes in operating assets and
     liabilities:
      Funds held in trust............      8        9      (2)     (53)     (60)
      Fees receivable................   (316)    (154)   (565)     292      599
      Unbilled fees..................   (222)  (1,059)    728     (551)  (1,636)
      Prepaid expenses and other
       current assets................    (85)    (654)    552      631      163
      Account payable................     24       25     (87)      (1)     123
      Accrued compensation and
       related costs.................    420    1,118    (276)   1,475    2,261
      Income taxes payable...........     (5)    (256)    --       971      575
      Retirement plans...............    658    1,015   1,208      906      975
      Other..........................   (258)     232      23        6       30
                                       -----  -------  ------  -------  -------
        Net cash provided by
         operating activities........    286      226   1,408    2,834    2,026
                                       -----  -------  ------  -------  -------
Cash flows from investing activities:
  Purchase of property and
   equipment.........................   (632)    (646)   (307)    (296)    (433)
  Proceeds from sale of property and
   equipment.........................    --        36      24       27      --
  Increase in cash surrender value...   (326)    (612)   (644)    (319)    (321)
                                       -----  -------  ------  -------  -------
        Net cash used in investing
         activities..................   (958)  (1,222)   (927)    (588)    (754)
                                       -----  -------  ------  -------  -------
Cash flows from financing activities:
  Proceeds from issuance of long-term
   debt..............................    750      --      500      500      200
  Payments of long-term debt.........    (88)    (139)   (481)    (889)    (566)
  Proceeds from (payments of) short-
   term debt, net....................    --       500    (500)              --
  Advances (repayments) to
   shareholders......................   (941)     857     377   (1,323)  (1,400)
  Acquisition of treasury stock......    --       --      --                --
  Proceeds from issuance of stock....    220      --      141      141      --
                                       -----  -------  ------  -------  -------
        Net cash provided by (used
         in) financing activities....    (59)   1,218      37   (1,571)  (1,766)
                                       -----  -------  ------  -------  -------
Net increase (decrease) in cash and
 cash equivalents....................   (731)     222     518      675     (494)
Cash and cash equivalents at
 beginning of period.................    762       31     253      253      771
                                       -----  -------  ------  -------  -------
Cash and cash equivalents at end of
 period..............................  $  31  $   253  $  771  $   928  $   277
                                       =====  =======  ======  =======  =======
Supplemental disclosures of cash flow
 information:
  Interest paid......................  $  57  $    75  $  101  $    84  $    91
  Income taxes paid..................  $ 168  $   347  $  841  $   --   $   188

Noncash transactions:

   During 1998, the Company reacquired 200 shares of treasury stock in the amount of $140 through issuance of a note payable to shareholder. The Company also retired 90 shares of treasury stock in the amount of $230 in 1998.
   During 1997, the Company issued 2,900 shares of treasury stock in the amount of $959 through retirement of a note payable to shareholder.
   During 1996, the Company reacquired 2,900 shares of treasury stock in the amount of $959 through issuance of a note payable to the shareholder.

          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Follmer, Rudzewicz & Company (the Company) is a full service firm of professional accountants and business advisors to privately held companies and their owners. The Company was founded in 1968 and primarily operates in Michigan.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Bridgeco, Inc. All significant intercompany transactions and accounts are eliminated in consolidation.

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Funds Held in Trust for Clients:

      Funds held in trust for clients are restricted amounts held for client trust fund. A corresponding liability is recorded by the Company and is included in other long-term liabilities.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 39 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                    (Dollars In Thousands, Except Per Share)

betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through November 30, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at February 28, 1999, and the results of its operations and its cash flows for the nine months ended February 28, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                      FOLLMER, RUDZEWICZ & COMPANY, P.C.

                            (Dollars In Thousands)


NOTE 3--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                    May 31,
                                                ----------------  February 28,
                                                 1997     1998        1999
                                                -------  -------  ------------
                                                                  (Unaudited)
     Property and equipment, net
        Furniture and fixtures................. $   663  $   729    $   725
       Computer equipment......................   1,538    1,729      2,015
       Automobiles.............................      31      --          41
       Leasehold improvements..................     249      261        269
                                                -------  -------    -------
                                                  2,481    2,719      3,050
       Less accumulated depreciation and
        amortization...........................  (1,063)  (1,485)    (1,744)
                                                -------  -------    -------
                                                $ 1,418  $ 1,234    $ 1,306
                                                =======  =======    =======

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                        Fiscal Year          Nine Months
                                       Ended May 31,      Ended February 28,
                                     -------------------  ------------------
                                     1996   1997   1998     1998       1999
                                     -----  -----  -----  ---------  ---------
                                                             (Unaudited)
     Balance at beginning of peri-
      od............................ $ 474  $ 598  $ 885  $     885  $    693
     Additions to costs and ex-
      penses........................   619    579    375        471       477
     Less write-offs................  (495)  (292)  (567)      (288)     (377)
                                     -----  -----  -----  ---------  --------
     Balance at end of period....... $ 598  $ 885  $ 693  $   1,068  $    793
                                     =====  =====  =====  =========  ========

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                           May 31,
                                                          --------- February 28,
                                                          1997 1998     1999
                                                          ---- ---- ------------
                                                                    (Unaudited)
     Line of credit...................................... $500 $--      $ --
     Current maturities of long-term debt................  143  345      350
                                                          ---- ----     ----
         Total short-term debt........................... $643 $345     $350
                                                          ==== ====     ====

      The Company has available a $1,500 line of credit with Comerica Bank, used to finance short-term cash flow needs. Interest on the line is payable monthly at prime rate, and is collateralized by any of the Company's assets in the bank's possession. There are no significant covenants related to this line.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


Long-Term Debt:

      Long-term debt consists of the following:

                                                        May 31,
                                                      ------------  February 28,
                                                      1997   1998       1999
                                                      -----  -----  ------------
                                                                    (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rates ranging from 8% to
      10%, maturities from August 2000 through
      December 2002.................................  $ 557  $ 716     $ 350
     Less current maturities of long-term debt......   (143)  (345)     (350)
                                                      -----  -----     -----
         Total long-term debt.......................  $ 414  $ 371     $ --
                                                      =====  =====     =====

      Maturities of long-term debt are as follows:

     Fiscal Year:
     ------------
     1999................................................................. $345
     2000.................................................................  201
     2001.................................................................  123
     2002.................................................................   32
     2003.................................................................   15
                                                                           ----
         Total maturities of long-term debt............................... $716
                                                                           ====

NOTE 6--INCOME TAXES

      The provision for income taxes consists of:

                                               Fiscal Year        Nine Months
                                                  Ended              Ended
                                                 May 31,         February 28,
                                             ------------------  --------------
                                             1996   1997  1998    1998    1999
                                             -----  ----  -----  ------  ------
                                                                  (Unaudited)
     Income taxes currently payable
        Federal............................. $ 272  $ 90  $ 493  $1,026  $  897
       State................................   198   186    222     207     233
                                             -----  ----  -----  ------  ------
                                               470   276    715   1,233   1,130
     Deferred income tax benefit:
       Federal..............................  (146)  (80)  (406)   (989)   (986)
       State................................    (8)   (5)   (23)    (54)    (56)
                                             -----  ----  -----  ------  ------
         Total provision for taxes.......... $ 316  $191  $ 286  $  190  $   88
                                             =====  ====  =====  ======  ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


    Deferred taxes are comprised of the following:

                                                     May 31,
                                                 ----------------  February 28,
                                                  1997     1998        1999
                                                 -------  -------  ------------
                                                                   (Unaudited)
     Current deferred tax liabilities:
       Accrual to cash adjustment............... $(1,230) $(1,245)    $ (561)
     Long-term deferred tax liabilities:
       Property and equipment...................     (33)     (36)       (39)
       Supplemental Executive Retirement Plan...     655    1,102      1,463
                                                 -------  -------     ------
         Total long-term deferred tax asset.....     622    1,066      1,424
                                                 -------  -------     ------
     Net deferred tax (liability) asset......... $  (608) $  (179)    $  863
                                                 =======  =======     ======

      The Company's income tax expense varied from the amounts resulting from applying the applicable U.S. federal statutory tax rate to pre-tax income as follows:

                                                                Nine Months
                                               Fiscal Year         Ended
                                              Ended May 31,     February 28,
                                              ----------------  -------------
                                              1996  1997  1998  1998    1999
                                              ----  ----  ----  ------ ------
                                                                (Unaudited)
     Tax provision (benefit) at U.S. federal
      statutory rate........................  $ 51  $(61) $ 26  $ (23) $ (144)
     Net increase in life insurance cash
      surrender value.......................   (14)  (15)  (14)   (12)    (11)
     Nondeductible expenses.................    89    90    83     72      66
     State tax rate.........................     3    (3)    2     (2)     (5)
     State permanent differences............   187   180   189    155     182
                                              ----  ----  ----  -----  ------
     Total provision for taxes..............  $316  $191  $286  $ 190  $   88
                                              ====  ====  ====  =====  ======

NOTE 7--LEASE COMMITMENTS

      The Company leases various office facilities and vehicles under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option, to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $1,042
     2000...............................................................  1,073
     2001...............................................................  1,090
     2002...............................................................  1,065
     2003...............................................................  1,091
     Thereafter.........................................................  1,276
                                                                         ------
     Total minimum lease payments....................................... $6,637
                                                                         ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)

      Rent expense for all operating leases for the fiscal years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999 was $993, $1,077, $1,129, $766 (unaudited) and $865 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLANS

401(k) Plan:

      The Company has a contributory defined contribution benefit plan covering substantially all employees who have completed one year of service and have attained the age of 21. Company contributions are discretionary and amounted to $150, $150, $115, $108 (unaudited) and $131 (unaudited) for the fiscal years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, respectively.

Supplemental Executive Retirement Plan:

      During November 1995, the Company adopted a Supplemental Executive Retirement Plan (SERP) to provide benefits to certain shareholders and employees (the Participants) or their beneficiaries. A Participant becomes eligible to participate in the SERP on June 1 of the year following the Participant's second anniversary as an account executive.

      If the Participants retire from employment with the Company on or after attaining age 65, they are entitled to an annual SERP benefit of 66.67% of their highest three year average compensation for the period following their eligibility to participate in the SERP. If the Participant retires from the Company prior to obtaining age 65, the benefit otherwise payable is multiplied by a scheduled vesting factor corresponding to the Participant's total years of service. If the Participant retires as a result of a total and permanent disability or dies before retiring, the Participant's (or their beneficiaries') supplemental disability benefit is deemed to be 33.33% of the Participant's highest three year average compensation for the period following their eligibility to participate in the SERP, multiplied by a scheduled vesting factor corresponding to the Participant's total years of service. In all cases, SERP benefits are payable for a period of seven years.

      The Company may terminate or freeze benefits under the SERP at any time, provided it commences payment of the present value of the Participant's vested benefit at the time of such termination.

      Net deferred compensation cost for the Company includes the following components:

                                                             Fiscal Year Ended
                                                                  May 31,
                                                             ------------------
                                                             1996  1997   1998
                                                             ---- ------ ------
     Service cost........................................... $203 $  344 $  384
     Interest cost..........................................  236    420    476
     Amortization of prior service cost.....................  219    348    348
                                                             ---- ------ ------
     Net deferred compensation cost......................... $658 $1,112 $1,208
                                                             ==== ====== ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


      Assumptions used in the development of pension data follow:

                                                         Fiscal Year Ended
                                                              May 31,
                                                         ---------------------
                                                         1996    1997    1998
                                                         -----   -----   -----
     Discount rate......................................   7.0%    7.0%    7.0%
     Rates of increase in compensation levels...........   4.0%    4.0%    4.0%

      The Company's SERP is currently unfunded. However, the Company does maintain life insurance policies on the SERP's participants. The following table presents the status of the Company's SERP benefits:

                                                             May 31,
                                                      ------------------------
                                                       1996    1997     1998
                                                      ------  -------  -------
     Projected benefit obligation:
       Active plan participants...................... $5,655  $ 6,419  $ 7,291
       Retirees......................................    --       --       --
                                                      ------  -------  -------
     Funded status................................... (5,655)  (6,419)  (7,291)
     Unrecognized prior service cost.................  4,997    4,649    4,301
     Unrecognized gain...............................    --       --        12
                                                      ------  -------  -------
     Accrued SERP cost............................... $ (658) $(1,770) $(2,978)
                                                      ======  =======  =======

NOTE 9--CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 10--RELATED PARTY TRANSACTIONS

      Report Systems, Inc. (Report Systems) (which is owned by the shareholders of the Company) provides bookkeeping services to certain clients of the Company. Through the end of fiscal year 1997, the Company had leased computer equipment from Report Systems. Additionally, Report Systems provides certain bookkeeping services to the Company. The cost of these services were negotiated on an arms length basis and amounted to $130, $64, $10, $9 (unaudited) and $5 (unaudited) for the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, respectively.

      Notes payable to shareholders represent amounts due under the partner bonus program. Partner bonuses are accrued at fiscal year end and repaid, together with interest, over the six month period ending December 31. The notes accrue interest at 8.25 percent.

      There are notes receivable from certain shareholders in the aggregate amount of $15, $10 and $19 (unaudited) at May 31, 1997 and 1998 and February 28, 1999, respectively, which are included with other assets.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


      The Company leases its Southfield, Michigan space from Lincoln Development Corporation, a company which is 50 percent owned by Follmer Rudzewicz Development. Follmer Rudzewicz Development is a limited partnership which is owned in part by Anthony P. Frabotta. The lease term began in 1988 and expires in 2004. The current annual rent is approximately $680, which increases over the term of the lease. The annual rent for the 2003 to 2004 term is approximately $736.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company stockholders will create FRF Holding LLC and capitalize it with their stock of the Company. The Company will convert from a professional corporation to a business corporation. Thereafter, a wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In connection with the merger described in the previous paragraph, the shareholders have tentatively agreed to rescind all shareholders' benefits related to the SERP Plan described in Note 8.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Berry, Dunn, McNeil & Parker, Chartered

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Berry, Dunn, McNeil & Parker, Chartered at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 9, 1999

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      June 30,
                                                   ---------------  March  31,
                                                    1997    1998       1999
                                                   ------  -------  -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents....................... $1,167  $ 2,013    $    36
  Fees receivable, less allowance for doubtful
   accounts of $814, $924 and $935 (unaudited),
   respectively...................................  3,829    4,349      3,964
  Unbilled fees, at net realizable value..........  1,240    1,341      2,943
  Prepaid expenses and other current assets.......    353      183        129
                                                   ------  -------    -------
    Total current assets..........................  6,589    7,886      7,072
Property and equipment, net.......................  1,672    1,763      2,023
Intangible assets, net............................    708    1,058      1,231
Deferred income taxes.............................    460      423        423
Other assets......................................     43       15         25
                                                   ------  -------    -------
    Total assets.................................. $9,472  $11,145    $10,774
                                                   ======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt................................. $2,268  $ 2,612    $ 1,561
  Due to principals...............................  3,721    4,906      5,127
  Accounts payable................................    204       99        817
  Accrued employee compensation and related
   costs..........................................    635      785        597
  Deferred compensation...........................    380      619        541
  Deferred income taxes...........................    690      653        653
  Other accrued liabilities.......................    222      208        197
                                                   ------  -------    -------
    Total current liabilities.....................  8,120    9,882      9,493
Deferred compensation.............................    628      542        517
Other long-term liabilities.......................    --         4         56
                                                   ------  -------    -------
    Total liabilities.............................  8,748   10,428     10,066
                                                   ------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Common stock and contributed capital, no par
   value; 10,000 shares authorized, 31, 32 and 31
   (unaudited) common shares issued and
   outstanding at June 30, 1997 and 1998 and March
   31, 1999, (unaudited) respectively.............  1,167    1,222      1,358
  Accumulated deficit.............................   (216)    (216)      (216)
  Treasury stock, at cost: one share at March 31,
   1999 (unaudited)...............................    --       --        (204)
  Related party advances..........................   (227)    (289)      (230)
                                                   ------  -------    -------
    Total shareholders' equity....................    724      717        708
                                                   ------  -------    -------
    Total liabilities and shareholders' equity.... $9,472  $11,145    $10,774
                                                   ======  =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                         Fiscal Year            Nine Months
                                       Ended June 30,         Ended March 31,
                                   -------------------------  ----------------
                                    1996     1997     1998     1998     1999
                                   -------  -------  -------  -------  -------
                                                                (Unaudited)
Revenues:
  Professional services........... $14,844  $16,812  $17,916  $14,201  $14,692
                                   -------  -------  -------  -------  -------
Expenses:
  Shareholder compensation and
   related costs..................   5,024    6,214    7,113    5,986    5,611
  Employee compensation and
   related costs..................   6,037    6,441    6,318    4,712    5,196
  Occupancy costs.................   1,188    1,248    1,256      873      982
  Office operating expenses.......   1,434    1,690    1,811    1,175    1,225
  Other selling, general and
   administrative expenses........   1,105    1,175    1,338    1,323    1,449
                                   -------  -------  -------  -------  -------
                                    14,788   16,768   17,836   14,069   14,463
                                   -------  -------  -------  -------  -------
    Operating income..............      56       44       80      132      229
                                   -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense................     275      291      326      310      239
  Interest income.................    (215)    (254)    (261)    (185)    (203)
  Other...........................      (4)       7       15        7      193
                                   -------  -------  -------  -------  -------
                                        56       44       80      132      229
                                   -------  -------  -------  -------  -------
Net income........................ $   --   $   --   $   --   $   --   $   --
                                   =======  =======  =======  =======  =======




          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                         Common Stock                        Related      Total
                         -------------  Accumulated Treasury  Party   Shareholders'
                         Shares Amount    Deficit    Stock   Advances    Equity
                         ------ ------  ----------- -------- -------- -------------
Balance at June 30,
 1995...................   21   $  857     $(216)      --     $(513)      $128
  Capital contributed by
   principals...........    6      166       --        --       --         166
  Net decrease in
   related party
   advances.............  --       --        --                  88         88
                          ---   ------     -----     -----    -----       ----
Balance at June 30,
 1996...................   27    1,023      (216)      --      (425)       382
  Capital contributed by
   principals...........    4      144       --        --       --         144
  Net decrease in
   related party
   advances.............  --       --        --        --       198        198
                          ---   ------     -----     -----    -----       ----
Balance at June 30,
 1997...................   31    1,167      (216)      --      (227)       724
  Capital contributed by
   principals...........    2       92       --        --       --          92
  Redemption of capital
   contributed by
   principals...........   (1)     (37)      --        --       --         (37)
  Net increase in
   related party
   advances.............  --       --        --        --       (62)       (62)
                          ---   ------     -----     -----    -----       ----
Balance at June 30,
 1998...................   32    1,222      (216)              (289)       717
Unaudited data:
  Capital contributed by
   principals...........  --       211       --        --       --         211
  Redemption of capital
   contributed by
   principals...........   (1)     (75)      --        --       --         (75)
  Payment to acquire
   treasury stock.......  --       --        --       (204)     --        (204)
  Net decrease in
   related party
   advances.............  --       --        --        --        59         59
                          ---   ------     -----     -----    -----       ----
Balance at March 31,
 1999 (unaudited).......   31   $1,358     $(216)    $(204)   $(230)      $708
                          ===   ======     =====     =====    =====       ====




          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Nine Months
                                           Fiscal Year           Ended March
                                         Ended June 30,              31,
                                     -------------------------  --------------
                                      1996     1997     1998     1998    1999
                                     -------  -------  -------  ------  ------
                                                                 (Unaudited)
Cash flows from operating
 activities:
  Net income........................ $   --   $   --   $   --   $  --   $  --
  Adjustments to reconcile net
   income to net cash provided by
   (used in) operating activities:
    Depreciation and amortization...     599      810      908     606     863
    Provision for uncollectible fees
     receivable.....................     233      210      278     210     148
    Loss on disposal of property and
     equipment......................     --       --       --      --      127
    Changes in operating assets and
     liabilities:
      Fees receivable...............  (1,254)    (735)    (798)   (575)    237
      Unbilled fees.................     (12)    (233)    (101) (2,020) (1,602)
      Prepaid expenses and other
       current assets...............     (26)    (238)     (87)    203      54
      Due to principals.............     541    1,232    1,185   1,293     221
      Accounts payable..............     115      (26)    (105)     27     718
      Other accrued liabilities.....       5      154      (15)     49     (11)
      Accrued compensation and
       related costs................    (181)     121      150     (29)   (188)
      Other.........................       9     (239)     157     201     (51)
                                     -------  -------  -------  ------  ------
        Net cash provided by (used
         in) operating activities...      29    1,056    1,572     (35)    516
                                     -------  -------  -------  ------  ------
Cash flows from investing
 activities:
  Business acquisitions.............    (300)    (453)    (390)   (157)   (244)
  Purchase of property and
   equipment........................    (954)    (665)    (702)   (792) (1,179)
  Other.............................     (19)     (15)      29      11     (10)
                                     -------  -------  -------  ------  ------
        Net cash used in investing
         activities.................  (1,273)  (1,133)  (1,063)   (938) (1,433)
                                     -------  -------  -------  ------  ------
Cash flows from financing
 activities:
  Repayments (advances) to related
   parties..........................      88      198      (62)     (3)     59
  Proceeds from (payments of) short-
   term debt, net...................     247      776      344     258  (1,051)
  Redemption of capital contributed
   by principals....................     --       --       (37)    (37)    (75)
  Capital contributed by
   principals.......................     166      144       92      92     211
  Payment to acquire treasury
   stock............................     --       --       --      --     (204)
                                     -------  -------  -------  ------  ------
        Net cash provided by (used
         in) financing activities...     501    1,118      337     310  (1,060)
                                     -------  -------  -------  ------  ------
Net increase (decrease) in cash and
 cash equivalents...................    (743)   1,041      846    (663) (1,977)
Cash and cash equivalents at
 beginning of period................     869      126    1,167   1,167   2,013
                                     -------  -------  -------  ------  ------
Cash and cash equivalents at end of
 period............................. $   126  $ 1,167  $ 2,013  $  504  $   36
                                     =======  =======  =======  ======  ======
Supplemental disclosures of cash
 flow information:
  Interest paid..................... $   275  $   291  $   326  $  310  $  349

          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Berry, Dunn, McNeil & Parker, Chartered (the Company) provides professional accounting, auditing, tax and consulting services primarily in northern New England.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, BDMP Decision Development, LLC. All significant intercompany transactions and accounts are eliminated in consolidation.

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value of services provided by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives or the shorter of asset life or lease term for leasehold improvements, generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments that do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation (amortization) accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment loss is recognized to the extent

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)

that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized by the Company.

Intangible Assets:

      Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Investments:

      Investments in companies in which the Company has significant ownership and influence, but not control, are included in the consolidated financial statements under the equity method of accounting. Other investments in companies are stated at cost.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, unbilled fees, depreciation and amortization and income taxes.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the nine months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--BUSINESS COMBINATIONS

      On January 10, 1995, the Company acquired the firm of Brooks & Carter (B&C) for one dollar and additional contingent consideration. The additional contingent consideration is based on actual cash receipts of future gross billings to former B&C clients for each calendar quarter during the period 1995 through 1999. However, the agreement limits the Company's payments to the former owners of B&C based on amounts that B&C had collected from its clients during 1994. Total payments made to the former owners of B&C for the years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1999 were approximately $19, $30, $34 and $21 (unaudited), respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

      On January 31, 1995, the Company acquired the firm of Smith, Batchelder & Rugg ("SBR") for $117 and other consideration as described below. In addition, the Company paid a $425 note payable from SBR to State Street Bank and Trust Co. The purchase price consideration also includes payments of $38 per year for five years, plus variable percentages of cash receipts of future gross billings to former clients of SBR for and during the five year period starting February 1, 1995 and terminating January 31, 2000. Excluding the initial acquisition payment of $117, the maximum amount payable to the former owners of SBR under the terms of the purchase agreement is $1,688. Total payments made to the former owners of SBR for the years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1999 , were approximately $134, $245, $270 and $134 (unaudited), respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

      On January 1, 1996, the Company acquired the firm of Ade & Associates
(Ade) for $45 and additional contingent consideration. The additional contingent consideration is based on actual cash receipts of future gross billings to former Ade clients for and during the seven year period commencing January 1, 1996, and terminating December 31, 2002, including all work-in-process as of December 31, 2002, for former clients of Ade, if and when collected by the Company. Total contingent payments made to the former owners of Ade for the years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1999 were approximately $103, $178, $86 and $89 (unaudited), respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                            (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

      Additional information concerning consolidated financial statement accounts include the following:

                                                    June 30,
                                                 ----------------   March 31,
                                                  1997     1998       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures................... $ 3,001  $ 2,942    $ 1,574
       Computer equipment.......................     450      828      1,423
       Automobiles..............................     579      839        798
       Leasehold improvements...................     463      652        777
                                                 -------  -------    -------
                                                   4,493    5,261      4,572
       Less accumulated depreciation and
        amortization............................  (2,821)  (3,498)    (2,549)
                                                 -------  -------    -------
                                                 $ 1,672  $ 1,763    $ 2,023
                                                 =======  =======    =======
     Intangible assets, net:
       Goodwill................................. $   744  $ 1,134    $ 1,378
       Less accumulated amortization............     (36)     (76)      (147)
                                                 -------  -------    -------
                                                 $   708  $ 1,058    $ 1,231
                                                 =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                               Fiscal Year Ended      Nine Months
                                   June 30,         Ended March 31,
                              --------------------  -----------------
                              1996   1997    1998   1998   1999
                              ----- ------  ------  -----  -----
                                                    (Unaudited)
     Balance at beginning of
      period................. $ 536 $  789  $  814  $ 814  $ 924
     Additions to costs and
      expenses...............   233    210     278    210    148
     Less (write-offs)
      recoveries.............    20   (185)   (168)   (92)  (137)
                              ----- ------  ------  -----  -----
     Balance at end of
      period................. $ 789 $  814  $  924  $ 932  $ 935
                              ===== ======  ======  =====  =====

NOTE 6--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of notes payable to shareholders' and shareholders' families, which bear interest at a variable rate of prime plus
1.5 percent and 1.0 percent, respectively. Amounts are due upon demand. The prime rate was 8.5 percent, 8.5 percent and 7.75 percent at June 30, 1997, 1998 and December 31, 1998, respectively.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)

      In addition, the Company has a $3 million line of credit with Peoples Heritage Bank, with interest payable monthly at prime plus 0.5 percent, expiring November 1, 1999. At June 30, 1997 and 1998, there were no borrowings outstanding under the line of credit. At March 31, 1999, there was $44 (unaudited) outstanding under the line of credit. The line of credit is collateralized by substantially all assets of the Company, and guaranteed by the Company's shareholders.

NOTE 7--INCOME TAXES

      Deferred taxes are comprised of the following:

                                                           June 30,
                                                           ---------  March 31,
                                                           1997 1998    1999
                                                           ---- ---- -----------
                                                                     (Unaudited)
     Long-term deferred tax assets:
       Deferred compensation.............................. $252 $225    $225
       Net operating loss carryforward....................  159  141     141
       Property and equipment.............................   49   57      57
                                                           ---- ----    ----
         Total long-term deferred tax assets..............  460  423     423
     Current deferred tax liabilities:
       Intangible assets..................................  166  119     119
       Accrual to cash adjustment.........................  524  534     534
                                                           ---- ----    ----
         Total current deferred tax liabilities...........  690  653     653
                                                           ---- ----    ----
     Net deferred tax liability........................... $230 $230    $230
                                                           ==== ====    ====

NOTE 8--LEASE COMMITMENTS

      The Company leases various office facilities and equipment under noncancelable lease agreements, which expire at various dates through November 2011. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $  707
     2000...............................................................    707
     2001...............................................................    735
     2002...............................................................    681
     2003...............................................................    608
     Thereafter.........................................................  3,353
                                                                         ------
     Total minimum lease payments....................................... $6,791
                                                                         ======

      Rent expense for all operating leases for the fiscal years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1998 and 1999 was $717, $603, $806, $598 (unaudited) and $652 (unaudited), respectively.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


NOTE 9--EMPLOYEE BENEFIT PLANS

401(k) and Profit Sharing Plan:

      The Company has a contributory defined contribution benefit plan covering substantially all employees. Total Company contributions to the plan for the fiscal years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1998 and 1999 was $504, $493, $503, $429 (unaudited) and $417
(unaudited), respectively.

Deferred Compensation Plan:

      The Company has a nonqualified deferred compensation plan with its retired principals for retirement benefits earned by the retired principals through 1985 under a benefit plan which is no longer in place, and undistributed shareholder income related to a change in the Company's fiscal year end during 1990. The benefit to retired principals is paid in 120 equal monthly instalments. In addition, unpaid salaries and bonuses payable to the retired principals are included in the deferred compensation balances. These amounts bear interest at prime plus 1.5 percent.

NOTE 10--SHAREHOLDERS' EQUITY

      Each shareholder of the Company (Shareholder) is issued one share of the Company's no par common stock upon admission as a shareholder. The price of each share is determined by the Board of Directors. After five years as a principal, a Shareholder is required to have a capital contribution equal to 50 percent of their salary. Upon retirement, resignation, death, or other defined events, each Shareholder or Shareholder beneficiary has the right to receive the amount paid to the Company by each Shareholder for his/her share of common stock.

NOTE 11--COMMITMENTS AND CONTINGENCIES

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 12--RELATED PARTY TRANSACTIONS

      Prior to June 30, 1996, the Company loaned $438 to BDMP Realty LLC
(BDMP), a related party owned by the Company's principals, for the purchase of certain real property. The loan bears interest at prime and does not require scheduled payments. The Company also periodically advances funds to its shareholders.

      Loans to BDMP and advances to shareholders have been included in the consolidated balance sheet as related party advances.

      The Company also leases the Bangor office from BDMP under a 15-year lease. Annual rent is $230 and the lease is renewable for two periods of five years each.

      As described in Note 7, the Company periodically receives loans from the Company's Shareholders and Shareholders' families.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


      Amounts due to principals consist of accrued bonuses and accrued salaries. Accrued bonuses and salaries earn interest at prime plus 1.5 percent.

NOTE 13--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company stockholders will transfer their Company shares to a newly formed Maine limited liability company ("BDM&P Holdings"). The Company will be converted from a professional corporation to a business corporation. A wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Urbach Kahn & Werlin PC

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Urbach Kahn & Werlin PC at October 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 9, 1999

                            URBACH KAHN & WERLIN PC

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                    October 31,
                                                  ----------------  January 31,
                                                   1997     1998       1999
                                                  -------  -------  -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...................... $    18  $   189    $    25
  Marketable securities..........................   1,028    1,152      1,292
  Fees receivable, less allowance for doubtful
   accounts of $1,070,
   $1,177 and $1,294 (unaudited), respectively...   6,905    7,741      7,656
  Unbilled fees, at net realizable value.........     138      299        836
  Due from shareholders..........................     394      570        799
  Prepaid expenses and other current assets......     821      829        709
                                                  -------  -------    -------
    Total current assets.........................   9,304   10,780     11,317
Property and equipment, net......................     778      699        982
Investments......................................     667      927      1,048
Deferred income taxes............................   2,075    2,188      2,248
Other assets.....................................     239      319        347
                                                  -------  -------    -------
    Total assets................................. $13,063  $14,913    $15,942
                                                  =======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt................................ $   429  $   946    $   721
  Accounts payable...............................     407      340      1,593
  Accrued compensation and related costs to
   employees.....................................     265      249        261
  Accrued compensation and related costs to
   shareholders..................................     882    1,337      1,076
  Deferred compensation..........................     294      262        257
  Deferred income taxes..........................   2,353    2,603      2,805
  Other accrued liabilities......................     159      564        464
                                                  -------  -------    -------
    Total current liabilities....................   4,789    6,301      7,177
Long-term debt...................................   2,068    1,622      1,513
Deferred compensation............................   4,475    4,805      4,896
Other............................................     --       149        149
                                                  -------  -------    -------
    Total liabilities............................  11,332   12,877     13,735
                                                  -------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $.01 par value; 100,000 shares
   authorized,
   17,690, 18,425 and 18,425 (unaudited) common
   shares issued
   and outstanding at October 31, 1997 and 1998
   and January 31,
   1999, respectively............................     --       --         --
  Additional paid-in-capital.....................   2,958    3,186      3,199
  Accumulated other comprehensive income.........      91      151        232
  Accumulated deficit............................  (1,318)  (1,301)    (1,224)
                                                  -------  -------    -------
    Total shareholders' equity...................   1,731    2,036      2,207
                                                  -------  -------    -------
    Total liabilities and shareholders' equity... $13,063  $14,913    $15,942
                                                  =======  =======    =======

                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                              STATEMENT OF INCOME

                                 (In Thousands)

                                           Fiscal Year        Three Months
                                        Ended October 31,   Ended January 31,
                                        ------------------  ------------------
                                          1997      1998      1998      1999
                                        --------  --------  --------  --------
                                                               (Unaudited)
Revenues:
  Professional services................ $ 16,012  $ 17,085  $  3,678  $  4,346
                                        --------  --------  --------  --------
Expenses:
  Shareholder compensation and related
   costs...............................    4,798     4,853       752     1,221
  Employee compensation and related
   costs...............................    6,590     7,147     1,674     1,817
  Occupancy costs......................    1,036     1,136       280       282
  Office operating expenses............      674       736       188       171
  Depreciation and amortization........      222       261        60        79
  Other selling, general and
   administrative expenses.............    2,385     2,727       679       605
                                        --------  --------  --------  --------
                                          15,705    16,860     3,633     4,175
                                        --------  --------  --------  --------
    Operating income...................      307       225        45       171
                                        --------  --------  --------  --------
Other (income) expense:
  Interest expense.....................      594       643       127       148
  Interest income......................      (78)     (108)      (12)      (13)
  Other................................     (489)     (435)      (73)     (124)
                                        --------  --------  --------  --------
                                              27       100        42        11
                                        --------  --------  --------  --------
Income before provision for income
 taxes.................................      280       125         3       160
Provision for income taxes.............      172       105        12        83
                                        --------  --------  --------  --------
Net income (loss)...................... $    108  $     20  $     (9) $     77
                                        ========  ========  ========  ========



                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                                                 Accumulated
                          Common Stock   Additional                 Other         Total         Total
                          --------------  Paid-in-  Accumulated Comprehensive Shareholders' Comprehensive
                          Shares  Amount  Capital     Deficit      Income        Equity        Income
                          ------  ------ ---------- ----------- ------------- ------------- -------------
Balance at October 31,
 1996...................  17,835   $--     $2,944     $(1,299)      $--          $1,645
  Cash dividends, $.17
   per share............     --     --        --           (3)       --              (3)
  Issuances of common
   stock/ payments of
   subscriptions........   1,125    --        333         --         --             333
  Retirement of common
   stock................  (1,270)   --       (319)       (124)       --            (443)
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          91             91         $ 91
  Net income............     --     --        --          108        --             108          108
                          ------   ----    ------     -------       ----         ------         ----
   Total comprehensive
    income..............     --     --        --          --         --             --          $199
                                                                                                ====
Balance at October 31,
 1997...................  17,690    --      2,958      (1,318)        91          1,731
  Cash dividends, $.17
   per share............     --     --        --           (3)       --              (3)
  Issuances of common
   stock/ payments of
   subscriptions........     735    --        228         --         --             228
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          60             60         $ 60
  Net income............     --     --        --           20        --              20           20
                          ------   ----    ------     -------       ----         ------         ----
   Total comprehensive
    income..............     --     --        --          --         --             --          $ 80
                                                                                                ====
Balance at October 31,
 1998...................  18,425    --      3,186      (1,301)       151          2,036
Unaudited data:
  Issuances of common
   stock/ payments of
   subscriptions........     --     --         13         --         --              13
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          81             81         $ 81
  Net income............     --     --        --           77        --              77           77
                          ------   ----    ------     -------       ----         ------         ----
   Total comprehensive
    income..............     --     --        --          --         --             --          $158
                                                                                                ====
Balance at January 31,
 1999 (unaudited).......  18,425   $--     $3,199     $(1,224)      $232         $2,207
                          ======   ====    ======     =======       ====         ======


                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                     Three
                                                   Fiscal Year      Months
                                                      Ended          Ended
                                                   October 31,    January 31,
                                                  --------------  ------------
                                                   1997    1998   1998   1999
                                                  -------  -----  -----  -----
                                                                  (Unaudited)
Cash flows from operating activities:
  Net income (loss).............................. $   108  $  20  $  (9) $  77
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Depreciation and amortization................     222    261     60     79
    Change in deferred income taxes..............     148    105     11     83
    Increase in related entities' and investment
     equity......................................    (367)  (346)   (84)  (121)
    Changes in current assets and liabilities:
      Fees receivable............................     126   (836)   (11)    85
      Unbilled fees..............................      92   (161)  (626)  (537)
      Prepaid expenses and other current assets..    (253)    (8)   225    120
      Accounts payable...........................    (607)   (67)   178  1,253
      Accrued liabilities........................     (74)   405    245   (101)
      Accrued compensation and related costs to
       employees.................................    (173)   (16)   (39)    12
      Accrued compensation and related costs to
       shareholders..............................      45    455     (2)  (261)
      Deferred compensation......................     602    298    117     86
      Other......................................     140     47      2      1
                                                  -------  -----  -----  -----
        Net cash provided by operating
         activities..............................       9    157     67    776
                                                  -------  -----  -----  -----
Cash flows from investing activities:
  Due from shareholders..........................      41   (176)  (153)  (229)
  Purchase of property and equipment.............    (283)  (187)   (48)  (362)
  Dividends from corporate joint venture equity
   investment....................................     176     85    --     --
  Purchase of investments........................     (37)   (31)   --     --
  Other..........................................     (75)   (40)   --     (28)
                                                  -------  -----  -----  -----
        Net cash used in investing activities....    (178)  (349)  (201)  (619)
                                                  -------  -----  -----  -----
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.......   1,700    --     --     --
  Payments of long-term debt.....................    (296)  (429)  (106)  (109)
  Proceeds from (payments of) short-term debt,
   net...........................................  (1,100)   500    351   (225)
  Payments of dividends..........................      (3)    (3)   --     --
  Proceeds from issuance of common stock/payments
   of subscriptions..............................     333    228     15     13
  Payments to retire common stock................    (443)   --     --     --
  Other..........................................     (10)    67    --     --
                                                  -------  -----  -----  -----
        Net cash provided by (used in) financing
         activities..............................     181    363    260   (321)
                                                  -------  -----  -----  -----
Net increase (decrease) in cash and cash
 equivalents.....................................      12    171    126   (164)
Cash and cash equivalents at beginning of
 period..........................................       6     18     18    189
                                                  -------  -----  -----  -----
Cash and cash equivalents at end of period....... $    18  $ 189  $ 144  $  25
                                                  =======  =====  =====  =====
Supplemental disclosures of cash flow
 information:
  Interest paid.................................. $   238  $ 254  $  46  $  48
  Income taxes paid.............................. $    11  $  34  $   9  $   6

                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

The Company:

      Urbach Kahn & Werlin PC (the Company or UKW), which was founded in 1964, is a professional accountancy corporation engaged in providing tax, accounting and auditing, and consulting services. The Company is headquartered in Albany, New York and also conducts its practice in five other operating offices, which are located in: Glens Falls, NY; Poughkeepsie, NY; New York, NY; Los Angeles, CA; and Washington, DC.

NOTE 2--RELATED ENTITIES AND INVESTMENTS

      The accounts and operations of several entities which are affiliated with the Company through partnership arrangements and/or common stock investments are not material, are generally carried at the Company's net equity and are classified as investments. The Company's interest in a corporate joint venture, which provides malpractice insurance to its members, is also carried at net equity in underlying net assets and is also classified as an investment.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Marketable Securities:

      The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)

      Marketable securities consisted of investments in equity securities and are classified as available for sale securities. At October 31, 1997 and 1998 and January 31, 1999, the fair market value of the marketable securities exceeds the adjusted cost. The unrealized gains, net of deferred income taxes, are reported as an increase to shareholders' equity.

      Marketable securities consisted of:

                                                        October 31,
                                                       ------------- January 31,
                                                        1997   1998     1999
                                                       ------ ------ -----------
                                                                     (Unaudited)
     Adjusted cost.................................... $  889 $  920   $  920
     Unrealized holding gains.........................    139    232      372
                                                       ------ ------   ------
     Fair market value................................ $1,028 $1,152   $1,292
                                                       ====== ======   ======

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 4 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Intangible Assets:

      Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in practice acquisitions accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through October 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)

tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization, income taxes and deferred compensation liability.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at January 31, 1999, and the results of its operations and its cash flows for the three months ended January 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                            URBACH KAHN & WERLIN PC

                            (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

      Additional information concerning consolidated financial statement accounts include the following:

                                                    October 31,
                                                   --------------  January 31,
                                                    1997    1998      1999
                                                   ------  ------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures..................... $3,656  $3,795    $4,153
       Leasehold improvements.....................    648     696       700
                                                   ------  ------    ------
                                                    4,304   4,491     4,853
       Less accumulated depreciation and
        amortization.............................. (3,526) (3,792)   (3,871)
                                                   ------  ------    ------
                                                   $  778  $  699    $  982
                                                   ======  ======    ======
     Prepaid expenses and other current assets:
       Prepaid insurance.......................... $  299  $  306    $  169
       Prepaid taxes..............................     81      65       106
       Prepaid rent...............................    150     166       --
       Other receivables..........................    128     138       121
       Notes receivables..........................     75      83        60
       Other......................................     88      71       253
                                                   ------  ------    ------
                                                   $  821  $  829    $  709
                                                   ======  ======    ======
     Other accrued liabilities:
       401K employer matching contribution........ $   60  $  245    $  259
       Other......................................     99     319       205
                                                   ------  ------    ------
                                                   $  159  $  564    $  464
                                                   ======  ======    ======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                                Fiscal Year Ended   Three Months
                                                   October 31,         Ended
                                                ------------------  January 31,
                                                  1997      1998        1999
                                                --------  --------  ------------
                                                                    (Unaudited)
     Balance at beginning of period............ $  1,385  $  1,070     $1,177
     Additions to costs and expenses...........      174       420        117
     Less write-offs...........................     (489)     (313)       --
                                                --------  --------     ------
     Balance at end of period.................. $  1,070  $  1,177     $1,294
                                                ========  ========     ======

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 6--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                            October
                                                              31,
                                                           --------- January 31,
                                                           1997 1998    1999
                                                           ---- ---- -----------
                                                                     (Unaudited)
     Lines of credit...................................... $--  $500    $275
     Current maturities of long-term debt.................  429  446     446
                                                           ---- ----    ----
       Total short-term debt.............................. $429 $946    $721
                                                           ==== ====    ====

      The Company has several bank lines of credit with borrowing capacity of $6,000. The interest rates range from prime plus .25 percent to prime minus
1.25 percent. The lines of credit are unsecured. The most significant covenant related to these lines is a debt to equity ratio.

Long-Term Debt:

      Long-term debt consists of the following:

                                                     October 31,
                                                    --------------  January 31,
                                                     1997    1998      1999
                                                    ------  ------  -----------
                                                                    (Unaudited)
     Note payable, unsecured, interest rates
      ranging from 8% to 8.5%. Maturities from
      April 2001 through July 2004................. $2,497  $2,068    $1,959
     Less current maturities of long-term debt.....   (429)   (446)     (446)
                                                    ------  ------    ------
       Total long-term debt........................ $2,068  $1,622    $1,513
                                                    ======  ======    ======

      Maturities on long-term debt as of October 31, 1998, including capital lease obligations, are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $  446
     2000...............................................................    467
     2001...............................................................    364
     2002...............................................................    264
     2003...............................................................    287
     Thereafter.........................................................    240
                                                                         ------
       Total maturities of long-term debt............................... $2,068
                                                                         ======

                            URBACH KAHN & WERLIN PC

                            (Dollars In Thousands)


NOTE 7--INCOME TAXES

      The provision for income taxes consists of:

                                                      Fiscal Year Three Months
                                                         Ended    Ended January
                                                      October 31,      31,
                                                      ----------- -------------
                                                      1997  1998   1998   1999
                                                      ----- ----- ------ ------
                                                                   (Unaudited)
     Income taxes currently payable:
       State......................................... $  24 $ --  $   1  $  --
                                                      ----- ----- -----  ------
                                                         24   --      1     --
     Deferred income tax expense (benefit):
       Federal.......................................   128    81     9      67
       State.........................................    20    24     2      16
                                                      ----- ----- -----  ------
         Total provision for income taxes............ $ 172 $ 105 $  12  $   83
                                                      ===== ===== =====  ======

      Deferred taxes are comprised of the following:

                                                      October 31,
                                                     ------------- January 31,
                                                      1997   1998     1999
                                                     ------ ------ -----------
                                                                   (Unaudited)
     Long-term deferred tax assets:
       Deferred compensation........................ $1,880 $2,018   $2,078
       Fixed assets.................................    112    120      120
       Net operating loss and tax credit
        carryforwards...............................     83     50       50
                                                     ------ ------   ------
         Total long-term deferred tax assets........  2,075  2,188    2,248
                                                     ------ ------   ------
     Current deferred tax liabilities:
       Accrual to cash adjustments..................  2,305  2,522    2,665
       Unrealized gains on investments..............     48     81      140
                                                     ------ ------   ------
         Total current deferred tax liabilities.....  2,353  2,603    2,805
                                                     ------ ------   ------
     Net deferred tax liability..................... $  278 $  415   $  557
                                                     ====== ======   ======

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                      Fiscal Year
                                                         Ended    Three Months
                                                      October 31,    Ended
                                                      ----------- January 31,
                                                      1997  1998      1999
                                                      ----- ----- ------------
                                                                  (Unaudited)
     Income taxes currently payable:
       U.S. federal statutory rate................... $  98 $  44     $55
       State income taxes, net of federal income tax
        benefit......................................    44    24      16
       Non-deductible expenses.......................    30    37      12
                                                      ----- -----     ---
     Actual income tax provision..................... $ 172 $ 105     $83
                                                      ===== =====     ===

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 8--LEASE COMMITMENTS

      The Company leases its office facilities under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option, to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows as of October 31, 1998:

     Fiscal Year:
     ------------
     1999............................................................... $  827
     2000...............................................................    682
     2001...............................................................    682
     2002...............................................................    635
     2003...............................................................    535
     Thereafter.........................................................    871
                                                                         ------
       Total minimum lease payments..................................... $4,232
                                                                         ======

      Rent expense for all operating leases for the fiscal years ended October 31, 1997 and 1998 and the three months ended January 31, 1998 and 1999 was $915, $1,043, $253 (unaudited) and $264 (unaudited), respectively.

NOTE 9--EMPLOYEE BENEFIT PLANS

401(k) Plan:

      The Company contributes to a 401(k) employee retirement plan based upon requirements to fund benefits for covered employees. The Company matches ten percent of an employee's contribution up to six percent of an employee's salary.

Deferred Compensation:

      The Company is liable, under the terms of its wage continuation plan, for deferred benefits to active shareholders and retired shareholders or beneficiaries of deceased shareholders. The benefits are based on years of service and average annual compensation levels, as defined.

      The Company is required to purchase all shares of stock held by a retiring shareholder at the close of the fiscal year in which the separation takes place.

      Net deferred compensation cost for the Company includes the following components:

                                                                    Fiscal Year
                                                                       Ended
                                                                    October 31,
                                                                    -----------
                                                                    1997  1998
                                                                    ----- -----
     Service cost.................................................. $ 141 $ 144
     Interest cost.................................................   355   389
     Amortization of prior service cost............................    58    58
                                                                    ----- -----
     Net deferred compensation cost................................ $ 554 $ 591
                                                                    ===== =====

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


      Assumptions used in the development of pension data follow:

                                                                     Fiscal Year
                                                                        Ended
                                                                     October 31,
                                                                     -----------
                                                                     1997  1998
                                                                     ----- -----
     Discount rate..................................................  7.5%  7.5%
     Rates of increase in compensation levels.......................  4.0%  4.0%

      The Company's deferred compensation plan is not funded. The following table presents the status of the Company's deferred compensation benefits:

                                                                October 31,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
     Projected benefit obligation:
       Retirees.............................................. $ 1,393  $ 1,223
       Active participants...................................   3,387    3,796
                                                              -------  -------
     Funded status...........................................  (4,780)  (5,019)
     Unrecognized prior service cost.........................     234      175
     Unrecognized gain.......................................    (223)    (223)
                                                              -------  -------
     Accrued deferred compensation cost...................... $(4,769) $(5,067)
                                                              =======  =======

NOTE 10--SHAREHOLDERS' EQUITY

      Shareholders' equity accounts are reported net of related amounts due from the respective individuals for the portion of common stock that the Company considers subscribed. The terms of subscription arrangements with shareholders generally provide for payments (with interest) over a five-year term. The number of common shares recognized as issued (1,125 shares in 1997 and 735 shares in 1998) were substantially all subscribed shares. Additional paid-in capital is only recognized as cash payments are made.

      On November 1, 1997, Common Stock (1,125 shares) was issued to new shareholders in the amount of $333, including payments of subscriptions. Also in 1997, Common Stock (1,270 shares) was acquired and retired on April 1 and August 1 for consideration totaling $443.

      On November 1, 1998, Common Stock (735 shares) was issued to new shareholders in the amount of $228, including payments of subscriptions.

      Dividends were declared and paid in both 1997 and 1998 in the amounts of $3.

NOTE 11--CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 12--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its shareholders entered into a definitive agreement with a newly formed Massachusetts corporation (the "UKW Company"). The shareholders of UKW Company will exchange all their stock for proportionate membership interests in a newly formed Delaware limited liability company ("UKW LLC"). Thereafter, CenterPoint will merge with and into UKW LLC. All of the UKW LLC interests will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former shareholders of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Self Funded Benefits, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Self Funded Benefits, Inc. d/b/a Insurance Design Administrators at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 5, 1999

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      December 31,
                                                      -------------  March 31,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  194 $  857   $1,006
  Restricted cash....................................    190    --       --
  Administration fees and commissions receivable.....    708    675      969
  Funds held for customers...........................    612    660      499
  Prepaid expenses and other current assets..........     28    160       67
  Due from principal.................................    --     164      --
                                                      ------ ------   ------
    Total current assets.............................  1,732  2,516    2,541
Property and equipment, net..........................    966    747      747
Due from principal...................................    155    --       --
Other assets-security deposits.......................     43     38       38
                                                      ------ ------   ------
    Total assets..................................... $2,896 $3,301   $3,326
                                                      ====== ======   ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................. $  200 $  153   $  138
  Accounts payable...................................     53    123      129
  Accrued liabilities................................    266    185      305
  Accrued compensation and related costs.............     62     91       70
  Deferred income....................................     69    --        67
  Current portion of customer deposits...............    526    660      499
                                                      ------ ------   ------
    Total current liabilities........................  1,176  1,212    1,208
Long-term debt, less current portion.................    309    154      125
Customer deposits, less current portion..............     86    --       --
                                                      ------ ------   ------
    Total liabilities................................  1,571  1,366    1,333
                                                      ------ ------   ------
Commitments and contingencies
Shareholders' equity:
  Common stock, no par value; 200 shares authorized,
   150 common shares issued and outstanding at
   December 31, 1997 and 1998........................    --     --       --
  Common stock--Class A (voting common stock), no par
   value; 150 shares authorized, 150 shares issued
   and 149 outstanding at March 31, 1999 (unaudited).
   No shares authorized, issued or outstanding at
   December 31, 1997 and 1998........................    --     --       --
  Common stock--Class B (non-voting common stock), no
   par value; 14,850 shares authorized, 14,850 shares
   issued and 14,660 outstanding at March 31, 1999
   (unaudited). No shares authorized, issued or
   outstanding at December 31, 1997 and 1998.........    --     --       --
  Treasury stock.....................................    --     --      (164)
  Additional paid-in-capital.........................    208    208      208
  Retained earnings..................................  1,117  1,727    1,949
                                                      ------ ------   ------
    Total shareholders' equity.......................  1,325  1,935    1,993
                                                      ------ ------   ------
    Total liabilities and shareholders' equity....... $2,896 $3,301   $3,326
                                                      ====== ======   ======

                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                Three Months
                                                 Year Ended         Ended
                                                December 31,      March 31,
                                               ---------------  --------------
                                                1997    1998     1998    1999
                                               ------  -------  ------  ------
                                                                 (Unaudited)
Revenues:
  Administration fees......................... $6,583  $ 6,703  $1,881  $1,921
  Reinsurance commissions.....................  1,960    1,343     409     291
  Other.......................................  1,213    2,887     612     766
                                               ------  -------  ------  ------
                                                9,756   10,933   2,902   2,978
                                               ------  -------  ------  ------
Expenses:
  Employee compensation and related costs.....  6,047    6,361   1,394   1,557
  Occupancy costs.............................    296      299      64      69
  Other operating expenses....................  1,121    1,132     437     461
  Depreciation and amortization...............    206      242      53      50
  Other selling, general and administrative
   expenses...................................  1,045    1,377     519     422
                                               ------  -------  ------  ------
                                                8,715    9,411   2,467   2,559
                                               ------  -------  ------  ------
    Operating income..........................  1,041    1,522     435     419
                                               ------  -------  ------  ------
Other (income) expense:
  Interest expense............................     28       32       9       6
  Interest income.............................    (80)     (77)    (17)    (15)
  Other.......................................    132       82     --      --
                                               ------  -------  ------  ------
                                                   80       37      (8)     (9)
                                               ------  -------  ------  ------
Income before provision for income taxes......    961    1,485     443     428
Provision for income taxes....................     31       25      11       6
                                               ------  -------  ------  ------
Net income.................................... $  930  $ 1,460  $  432  $  422
                                               ======  =======  ======  ======



                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                        Common Stock  Common Stock
                          Common Stock     Class A       Class B              Additional              Total
                          ------------- ------------- -------------- Treasury  Paid-in-  Retained Shareholders'
                          Shares Amount Shares Amount Shares  Amount  Stock    Capital   Earnings    Equity
                          ------ ------ ------ ------ ------  ------ -------- ---------- -------- -------------
Balance at January 1,
 1997...................    150   $--    --     $--      --    $--    $ --       $208     $1,167     $1,375
 Cash dividends, $6,533
  per share.............    --     --    --      --      --     --      --        --        (980)      (980)
 Net income.............    --     --                                             --         930        930
                           ----   ----   ---    ----  ------   ----   -----      ----     ------     ------
Balance at December 31,
 1997...................    150    --    --      --      --     --      --        208      1,117      1,325
 Cash dividends, $5,666
  per share.............    --     --    --      --      --     --      --        --        (850)      (850)
 Net income.............    --     --    --      --      --     --      --        --       1,460      1,460
                           ----   ----   ---    ----  ------   ----   -----      ----     ------     ------
Balance at December 31,
 1998...................    150    --    --      --      --     --      --        208      1,727      1,935
Unaudited Data:
 Issuance of Class A
  Common Stock and
  Class B Common Stock
  in exchange for Common
  Stock.................   (150)   --    150     --   14,850    --      --        --         --         --
 Repurchase of Class A
  Common Stock and Class
  B Common Stock........    --     --     (1)    --     (190)   --     (164)      --         --        (164)
 Cash dividends, $1,333
  per share.............    --     --    --      --      --     --      --        --        (200)      (200)
 Net income.............    --     --    --      --      --     --      --        --         422        422
                           ----   ----   ---    ----  ------   ----   -----      ----     ------     ------
Balance at March 31,
 1999 (unaudited).......    --    $--    149    $--   14,660   $--    $(164)     $208     $1,949     $1,993
                           ====   ====   ===    ====  ======   ====   =====      ====     ======     ======



                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                  Three Months
                                                   Year Ended        Ended
                                                  December 31,     March 31,
                                                  --------------  -------------
                                                  1997    1998    1998    1999
                                                  -----  -------  -----  ------
                                                                  (Unaudited)
Cash flows from operating activities:
  Net income....................................  $ 930  $ 1,460  $ 432  $  422
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...............    206      242     53      50
    Loss on disposal of property and equipment..     49       82    --      --
    Changes in current assets and liabilities:
      Administration fees and commissions
       receivable...............................   (215)      33   (104)   (294)
      Funds held for customers..................    190      (48)    54     161
      Restricted cash...........................     (6)     190    --      --
      Prepaid expenses and other current
       assets...................................    (11)    (132)     3      93
      Accounts payable..........................     19       70     36       6
      Accrued liabilities.......................    216      (81)   (46)    120
      Accrued compensation and related costs....     26       29    (20)    (21)
      Deferred income...........................    (47)     (69)     8      67
      Customer deposits.........................   (275)      48    (54)   (161)
      Other.....................................    (86)      (4)   --      --
                                                  -----  -------  -----  ------
        Net cash provided by operating
         activities.............................    996    1,820    362     443
                                                  -----  -------  -----  ------
Cash flows from investing activities:
  Purchase of property and equipment............   (451)    (105)    (2)    (50)
                                                  -----  -------  -----  ------
        Net cash used in investing activities...   (451)    (105)    (2)    (50)
                                                  -----  -------  -----  ------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt......    400      --     --      --
  Payments of long-term debt....................   (150)    (202)   (57)    (44)
  Payments of dividends.........................   (980)    (850)  (150)   (200)
                                                  -----  -------  -----  ------
        Net cash used in financing activities...   (730)  (1,052)  (207)   (244)
                                                  -----  -------  -----  ------
Net increase (decrease) in cash and cash
 equivalents....................................   (185)     663    153     149
Cash and cash equivalents at beginning of year..    379      194    194     857
                                                  -----  -------  -----  ------
Cash and cash equivalents at end of year........  $ 194  $   857  $ 347  $1,006
                                                  =====  =======  =====  ======
Supplemental disclosures of cash flow
 information:
  Interest paid.................................  $  28  $    32  $   9  $    6
  Income taxes paid.............................  $  29  $    27  $  11  $    6
Non-cash transaction:
  Retirement of an amount due from principal for
   treasury stock...............................  $ --   $   --   $ --   $  164


                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Self Funded Benefits, Inc. d/b/a Insurance Design Administrators (the Company) administers self-funded benefit plans of employees of their customers in both the public sector and private industry primarily in New Jersey.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills administration fees for administering their customers' self-insured health plans. Administration fees are based on a fixed amount per eligible life per month. The Company receives reinsurance commissions from the various reinsurance carriers utilized. The reinsurance commissions are determined by the terms of the reinsurance carrier agreements. Reinsurance commissions and contingent commissions are recorded when received. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts. As of December 31, 1997 and 1998 and March 31, 1999 (unaudited), the Company has determined that no allowance for doubtful accounts was necessary.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterment's which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, administration fees and commissions receivable, accounts payable, accrued liabilities and debt approximate fair value.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

Income Taxes:

      During the year ended December 31, 1995, the Company elected S corporation status for Federal and New Jersey income tax purposes. The Company received a tax determination letter approving the S corporation status from the Internal Revenue Service. This election resulted in an elimination of Federal income taxes and a reduction of New Jersey income taxes at the corporation level.

      State income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Customer Deposits:

      The Company holds client funds as deposits to pay claims of participants in various self insurance plans. The related asset is accounted for as funds held for customers and the corresponding liability is accounted for as customer deposits on the balance sheet.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of administration fees and commissions receivable. Receivables are not collateralized and, as a result, management continually monitors the financial condition of its clients and requires customer deposits for certain customers to reduce the risk of loss.

Sales Concentration:

      A significant portion of the Company's total revenue comes from several major customers. The following is a summary of the customers and corresponding revenue for customers which consists of 10 percent or more of the Company's total revenue for the years ended December 31, 1997 and 1998:

                                                                  December 31,
                                                                  -------------
     Customer                                                      1997   1998
     --------                                                     ------ ------
     County of Bergen............................................ $1,228 $  995
     Trump Casino Services, LLC..................................  1,583  1,556
     North Jersey School.........................................  1,212  1,199
                                                                  ------ ------
                                                                  $4,023 $3,750
                                                                  ====== ======

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual

       SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                            (Dollars In Thousands)

results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                   December 31,
                                                  ---------------   March 31,
                                                   1997    1998       1999
                                                  ------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures.................... $  349  $   284    $  287
       Computer equipment and software...........  1,444    1,626     1,218
       Automobiles...............................     14       14        14
       Leasehold improvements....................     74       70        70
                                                  ------  -------    ------
                                                   1,881    1,994     1,589
       Less accumulated depreciation and
        amortization.............................   (915)  (1,247)     (842)
                                                  ------  -------    ------
                                                  $  966  $   747    $  747
                                                  ======  =======    ======

NOTE 4--LONG-TERM DEBT

      Long-term debt consists of the following:

                                                      December
                                                         31,
                                                      ---------  March 31,
                                                      1997 1998    1999
                                                      ---- ---- -----------
                                                                (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rate 7.5% to 11.5%,
      maturities from 1999 through 2002.............  $506 $307    $263
     Other..........................................     3  --      --
                                                      ---- ----    ----
                                                       509  307     263
     Less current maturities of long-term debt......   200  153     138
                                                      ---- ----    ----
       Total long-term debt.........................  $309 $154    $125
                                                      ==== ====    ====

      Maturities on long-term debt are as follows:

     1999.....................................................     $153
     2000.....................................................      106
     2001.....................................................       34
     2002.....................................................       14
                                                                   ----
     Total maturities of long-term debt.......................     $307
                                                                   ====

NOTE 5--LEASE COMMITMENTS

      The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable operating lease agreements, which expire at various dates. Certain of these leases allow the

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  285
     2000...............................................................    255
     2001...............................................................    253
     2002...............................................................    230
     2003...............................................................    230
     Thereafter.........................................................    211
                                                                         ------
       Total minimum lease payments..................................... $1,464
                                                                         ======

      Rent expense for all operating leases for the fiscal years ended December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 was $253, $269, $54 (unaudited) and $65 (unaudited), respectively.

NOTE 6--EMPLOYEE BENEFIT PLAN

401(k) Plan:

      The Company has a 401(K) plan in which all full time employees can participate. Employees can contribute up to 15 percent of their earnings. The Company matches 40 percent of the employees' contributions up to a maximum of 5 percent of compensation. The 401(K) employee benefit expense for the fiscal years ended December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 was $39, $37, $11 (unaudited) and $12 (unaudited), respectively.

NOTE 7--COMMITMENTS AND CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Letter of Credit:

      The Company obtained a letter of credit from Bergen Commercial Bank for the benefit of a health insurance carrier on January 5, 1993 for $250. On January 5, 1998, the letter of credit was reduced to $200. The letter of credit was secured by a restricted money market account at the bank and expired on December 31, 1998. Letter of credit fees incurred by the Company for each of the years ended December 31, 1997 and 1998 were $1.

NOTE 8--RELATED PARTY TRANSACTIONS

      The Company purchased certain leasehold improvements and travel related services from two companies owned by a shareholder of the Company. During the fiscal years ended December 31, 1997 and

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

1998 and the three months ended March 31, 1998 and 1999, these expenditures totaled $74, $14, $1 (unaudited) and $4 (unaudited), respectively. There were no outstanding payable balances related to these purchased items or services as of December 31, 1997 and 1998.

      The Company has a loan receivable balance due from a shareholder of the Company. The outstanding balance of the loan as of December 31, 1997 and 1998 was $155 and $164, respectively. The loan bears interest at 5.63 percent and
5.85 percent as of December 31, 1997 and 1998, respectively.

NOTE 9--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which a wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      On March 16, 1999, the Company's certificate of incorporation was amended to create a Class A and Class B Common Stock of the Company. The Class A Voting Common Stock has 150 authorized shares with no par value. The Class B Non-Voting Common Stock has 14,850 authorized shares with no par value. The Shareholders and Board of Directors resolved that once the amendment to the Company's certificate of incorporation has been filed, the Company will be able to issue one (1) share of Class A Voting Common Stock and ninety-nine (99) shares of Class B Non-Voting Common Stock in exchange for each share of the Company's common stock which is returned to the Company.

      On March 16, 1999, the two shareholders of the Company redeemed their shares of the Company's common stock in exchange for shares of Class A and Class B Common Stock as described above.

      On March 26, 1999, the two shareholders of the Company entered into a Reversion Agreement. As part of this agreement, the shareholders have agreed to cause the Company to cancel advances due from one shareholder in exchange for the redemption by this shareholder of one (1) share of Class A Voting Common Stock and 190 shares of Class B Non-Voting Common Stock owned by that shareholder. In the event that the CenterPoint transaction, as described above, does not occur, the shareholders will revert to their prior position.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Grace & Company, P.C.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Grace & Company, P.C. at December 31, 1998, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 12, 1999

                             GRACE & COMPANY, P.C.

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash................................................    $    6      $  191
  Fees receivable, less allowance for doubtful
   accounts of $761 and $796 (unaudited),
   respectively.......................................     1,531       2,003
  Unbilled fees, at net realizable value..............       815       2,085
  Prepaid expenses and other current assets...........       204         264
                                                          ------      ------
    Total current assets..............................     2,556       4,543
Property and equipment, net...........................       515         501
Cash surrender value of life insurance................       993         995
Deferred income taxes.................................        11          11
Other assets..........................................        30          34
                                                          ------      ------
    Total assets......................................    $4,105      $6,084
                                                          ======      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $  742      $1,497
  Due to shareholders.................................       601         473
  Accounts payable....................................       160         163
  Accrued compensation and related costs..............       530         949
  Deferred income taxes...............................       766       1,142
  Other accrued liabilities...........................        93          91
                                                          ------      ------
    Total current liabilities.........................     2,892       4,315
Long-term debt........................................       419         413
                                                          ------      ------
    Total liabilities.................................     3,311       4,728
                                                          ------      ------
Commitments
Shareholders' equity:
  Common stock, $1 stated value; 30,000 shares
   authorized, 16,500 shares issued and 15,000
   outstanding at December 31, 1998 and March 31, 1999
   (unaudited), respectively..........................        17          17
  Additional paid-in-capital..........................       350         350
  Treasury stock, 1,500 shares at December 31, 1998
   and March 31, 1999 (unaudited), respectively.......       (89)        (89)
  Retained earnings...................................       516       1,078
                                                          ------      ------
    Total shareholders' equity........................       794       1,356
                                                          ------      ------
    Total liabilities and shareholders' equity........    $4,105      $6,084
                                                          ======      ======


                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                Three Months
                                                                    Ended
                                                    Year Ended    March 31,
                                                   December 31, --------------
                                                       1998      1998    1999
                                                   ------------ ------  ------
                                                                 (Unaudited)
Revenues:
  Professional services...........................    $9,691    $3,380  $3,687
Expenses:
  Member compensation and related costs...........     2,709       711     733
  Employee compensation and related costs.........     5,075     1,445   1,542
  Occupancy costs.................................       406        96     119
  Office operating expenses.......................        95        27      47
  Depreciation and amortization...................       190        47      52
  Other selling, general and administrative
   expenses.......................................       689       215     212
                                                      ------    ------  ------
                                                       9,164     2,541   2,705
                                                      ------    ------  ------
    Operating income..............................       527       839     982
                                                      ------    ------  ------
Other (income) expense:
  Interest expense................................       122        38      46
  Interest income.................................       (23)       (3)     (2)
  Other...........................................      (135)       (5)    --
  Loss on equity investment.......................        40       --      --
                                                      ------    ------  ------
                                                           4        30      44
                                                      ------    ------  ------
Income before provision for income taxes..........       523       809     938
Provision for income taxes........................       232       356     376
                                                      ------    ------  ------
Net income........................................    $  291    $  453  $  562
                                                      ======    ======  ======



                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                                    Treasury
                         Common Stock  Additional     Stock                  Total
                         -------------  Paid-in-  ------------- Retained Shareholders'
                         Shares Amount  Capital   Shares Amount Earnings    Equity
                         ------ ------ ---------- ------ ------ -------- -------------
Balance at December 31,
 1997................... 13,500  $14      $182    1,500   $(89)  $  225     $  332
  Issuances of common
   stock................  3,000    3       168      --     --       --         171
  Net income............    --   --        --       --     --       291        291
                         ------  ---      ----    -----   ----   ------     ------
Balance at December 31,
 1998................... 16,500   17       350    1,500    (89)     516        794
                         ------  ---      ----    -----   ----   ------     ------
  Net income
   (unaudited)..........    --   --        --       --     --       562        562
                         ------  ---      ----    -----   ----   ------     ------
Balance at March 31,
 1999 (unaudited)....... 16,500  $17      $350    1,500   $(89)  $1,078     $1,356
                         ======  ===      ====    =====   ====   ======     ======





                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Three Months
                                                                     Ended
                                                     Year Ended    March 31,
                                                    December 31, --------------
                                                        1998     1998    1999
                                                    ------------ -----  -------
                                                                  (Unaudited)
Cash flows from operating activities:
  Net income......................................     $ 291     $ 453  $   562
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization.................       190        47       52
    Change in deferred income taxes...............       127       356      376
    Changes in operating assets and liabilities:
      Fees receivable.............................      (581)     (420)    (472)
      Unbilled fees...............................       113      (846)  (1,270)
      Prepaid expenses and other current assets...        44        (5)     (60)
      Other assets................................       (15)       (4)      (4)
      Accounts payable............................        (3)       15        3
      Accrued compensation and related costs......       (13)      366      419
      Other accrued liabilities...................        84        (1)      (2)
                                                       -----     -----  -------
        Net cash provided by (used in) operating
         activities...............................       237       (39)    (396)
                                                       -----     -----  -------
Cash flows from investing activities:
  Purchase of property and equipment..............      (328)      (12)     (38)
  Proceeds from sale of property and equipment....         6       --       --
  Increase in cash surrender value................      (171)      (15)      (2)
                                                       -----     -----  -------
        Net cash used in investing activities.....      (493)      (27)     (40)
                                                       -----     -----  -------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt........       450       --        50
  Payments of long-term debt......................       (77)      (49)     (56)
  Payments (decrease) of short-term debt, net.....      (292)      106      627
  Issuance of common stock........................       171       --       --
                                                       -----     -----  -------
        Net cash provided by financing
         activities...............................       252        57      621
                                                       -----     -----  -------
Net decrease in cash..............................        (4)       (9)     185
Cash at beginning of period.......................        10        10        6
                                                       -----     -----  -------
Cash at end of period.............................     $   6     $   1  $   191
                                                       =====     =====  =======
Supplemental disclosures of cash flow information:
  Interest paid...................................     $ 134     $  38  $    46
  Income taxes paid...............................     $  20     $   1  $    34



                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Grace & Company, P.C. (the Company) is a full service firm of professional accountants and business advisors serving privately-held companies and their owners and is based in St. Louis, Missouri.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash, fees receivable, accounts payable, notes payable, accrued liabilities and debt approximate fair value.

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)

Income Taxes:

      Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowance for doubtful accounts, net realizability of unbilled fees, depreciation and amortization, and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999 and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheets is comprised of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
Property and equipment, net:
  Furniture and fixtures...............................   $   663      $   626
  Computer equipment...................................     1,079        1,087
  Automobiles..........................................        47           47
  Leasehold improvements...............................        56           56
                                                          -------      -------
                                                            1,845        1,816
  Less accumulated depreciation and amortization.......    (1,330)      (1,315)
                                                          -------      -------
                                                          $   515      $   501
                                                          =======      =======

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The rollforward of activity within the allowance for doubtful accounts is as follows:

                                                                    Three Months
                                                        Year Ended     Ended
                                                       December 31,  March 31,
                                                           1998         1999
                                                       ------------ ------------
                                                                    (Unaudited)
     Balance at beginning of period...................     $903         $761
     Additions to costs and expenses..................       96           43
     Recoveries of previously reserved amounts........     (105)         --
     Less write-offs..................................     (133)          (8)
                                                           ----         ----
     Balance at end of period.........................     $761         $796
                                                           ====         ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit....................................     $595       $1,350
     Current maturities of long-term debt..............      147          147
                                                            ----       ------
       Total short-term debt...........................     $742       $1,497
                                                            ====       ======

      The Company has a $1,600 line of credit with Commerce Bank, N.A. with interest payable monthly at the Federal Funds rate plus 2.75 percent expiring April 30, 1999. The line of credit is collateralized by accounts receivable, unbilled fees and all fixed assets. The line of credit is also partially guaranteed by nine shareholders of the Company. Each shareholder has guaranteed $100. The most significant covenant related to this line requires the Company to maintain a minimum tangible net worth of not less than $1,100.

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


Long-Term Debt:

      Long-term debt consists of the following:

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rate 7.90% to 8.33%,
      maturities from April 2001 through October
      2002............................................    $ 566        $ 560
     Less current maturities of long-term debt........     (147)        (147)
                                                          -----        -----
       Total long-term debt...........................    $ 419        $ 413
                                                          =====        =====

     The notes payable include $118 at December 31, 1998 and $107
      (unaudited) at March 31, 1999 due to former shareholders of the Company.

     Maturities of long-term debt are as follows:
     Fiscal Year:
       1999...........................................    $ 147
       2000...........................................      148
       2001...........................................      197
       2002...........................................       49
       2003...........................................        5
       Thereafter.....................................       20
                                                          -----
         Total maturities of long-term debt...........    $ 566
                                                          =====

NOTE 6--INCOME TAXES

      The provision for income taxes consists of:

                                                                       Three
                                                                      Months
                                                                       Ended
                                                        Year Ended   March 31,
                                                       December 31, -----------
                                                           1998     1998  1999
                                                       ------------ ----- -----
                                                                    (Unaudited)
     Income taxes currently payable:
       Federal........................................     $ 94     $ --  $ --
       State..........................................       11       --    --
                                                           ----     ----- -----
     Deferred income tax expense:
       Federal........................................      114       322   337
       State..........................................       13        34    39
                                                           ----     ----- -----
         Total provision for income taxes.............     $232     $ 356 $ 376
                                                           ====     ===== =====

                             GRACE & COMPANY, P.C.

                            (Dollars In Thousands)


      Deferred taxes are comprised of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Long-term deferred tax assets:
       Property and equipment/intangible assets........    $  11       $    11
                                                           -----       -------
         Total long-term deferred tax assets...........       11            11
     Current deferred tax liabilities:
       Accrual to cash.................................     (766)       (1,142)
                                                           -----       -------
         Total current deferred tax liabilities........     (766)       (1,142)
                                                           -----       -------
     Net deferred tax liability........................    $(755)      $(1,131)
                                                           =====       =======

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                  Three
                                                                 Months
                                                                  Ended
                                                   Year Ended   March 31,
                                                  December 31, -------------
                                                      1998     1998    1999
                                                  ------------ -----   -----
                                                               (Unaudited)
     U.S. federal statutory rate.................      35%        35%     35%
     State income taxes, net of federal income
      tax benefit................................       4          4       4
     Meals and entertainment.....................       5          5       1
                                                      ---      -----   -----
     Effective income tax rate...................      44%        44%     40%
                                                      ===      =====   =====

NOTE 7--LEASE COMMITMENTS

      The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
       1999............................................................. $  576
       2000.............................................................    576
       2001.............................................................    552
       2002.............................................................    561
       2003.............................................................    505
       Thereafter.......................................................  1,115
                                                                         ------
       Total minimum lease payments..................................... $3,885
                                                                         ======

      Rent expense for all operating leases for the year ended December 31, 1998 was $399 and for the three months ended March 31, 1998 and 1999 was $96 (unaudited) and $119 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLAN

401(k) Plan:

      The Company offers a qualified contributory 401k plan (the Plan) to all its employees. Employee participation in the Plan is optional; participants contribute at least one percent but no more than 18 percent of

                             GRACE & COMPANY, P.C.

                            (Dollars In Thousands)

base compensation. The Company makes a matching contribution based on the amount of eligible employee contributions. The Company matches 50 percent of the first 4 percent of the eligible contributions made by employees. The Company's total expense for this plan was $112 for 1998 and for the three months ended March 31, 1998 and 1999 was $34 (unaudited) and $27 (unaudited), respectively.

NOTE 9--COMMITMENTS

      The Company entered into an agreement with a current non-equity principal to guarantee that principal's base salary through September 30, 2004.

NOTE 10--RELATED PARTY TRANSACTIONS

      In September 1998, the Company invested $40 in Better Business Methods
(BBM). The Company subsequently loaned $184 to BBM for working capital needs. The Company also had an obligation to guarantee or loan up to an additional $176. For the period from investment through disposition, the Company recorded its 50 percent equity share in BBM's net losses substantially eliminating the carrying value of the investment.

      Effective December 1, 1998, the Company sold its investment and note receivable to Grace Capital, LLP whose partners are largely comprised of shareholders of the Company. Both transactions were consummated at net book value. In connection with this sale, the Company was relieved of all obligations for additional funding to BBM.

      The Company has a receivable of $11 at December 31, 1998 and March 31, 1999 (unaudited) from employees for expense advances.

      The Company has a note payable of $21 on behalf of shareholders which was paid in January 1999.

      The Company has $840 at December 31, 1998 and $870 (unaudited) at March 31, 1999 in notes payable to shareholders and principals of the Company. The notes payable are offset by receivables from the shareholders of $55 at December 31, 1998 and $2 (unaudited) at March 31, 1999. These notes are payable on demand and, if no demand is made, then payable in full on December 31, 1999.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its shareholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the stockholders of the Company have transferred their Company shares to a newly formed Missouri limited liability partnership ("Grace Capital"). The Company will be converted from a professional corporation to a business corporation. Thereafter, a wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Holthouse Carlin & Van Trigt LLP

In our opinion, the accompanying balance sheet and the related statements of income, of partners' capital equity and of cash flows present fairly, in all material respects, the financial position of Holthouse Carlin & Van Trigt LLP at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 31, 1999

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                                 BALANCE SHEET

                                 (In Thousands)

                                                      December 31,   March 31,
                                                      ------------- -----------
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  524 $  644   $  129
  Marketable securities..............................    273    285      287
  Fees receivable, less allowance for doubtful
   accounts of $443, $655 and $529 (unaudited),
   respectively......................................  1,394  1,816    2,469
  Unbilled fees, at net realizable value.............    493    610    1,365
  Prepaid expenses and other current assets..........     63     15       78
                                                      ------ ------   ------
    Total current assets.............................  2,747  3,370    4,328
Property and equipment, net..........................    219    276      318
Other assets.........................................     28     44       44
                                                      ------ ------   ------
    Total assets..................................... $2,994 $3,690   $4,690
                                                      ====== ======   ======
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable................................... $   63 $   71   $   36
  Accrued compensation and related costs.............     26     72       56
  Accrued vacation...................................     58    104      112
                                                      ------ ------   ------
    Total current liabilities........................    147    247      204
                                                      ------ ------   ------
Commitments and contingencies
Partners' equity
    Total partners' capital accounts.................  2,847  3,443    4,486
                                                      ------ ------   ------
    Total liabilities and partners' equity........... $2,994 $3,690   $4,690
                                                      ====== ======   ======


                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                Three Months
                                                 Year Ended         Ended
                                                December 31,      March 31,
                                                --------------  --------------
                                                 1997    1998    1998    1999
                                                ------  ------  ------  ------
                                                                 (Unaudited)
Revenues:
  Professional services........................ $7,720  $9,446  $2,848  $3,234
                                                ------  ------  ------  ------
Expenses:
  Employee compensation and related costs......  2,617   3,089     745     839
  Occupancy costs..............................    286     360      75      84
  Office operating expenses....................    306     326     220     250
  Depreciation and amortization................     55      73      18      14
  Other selling, general and administrative
   expenses....................................    801     819     103     (59)
                                                ------  ------  ------  ------
                                                 4,065   4,667   1,161   1,128
                                                ------  ------  ------  ------
    Operating income...........................  3,655   4,779   1,687   2,106
                                                ------  ------  ------  ------
Other (income) expense:
  Interest income..............................    (31)    (25)     (9)     (5)
  Other........................................      5     --      --        6
                                                ------  ------  ------  ------
                                                  (26)     (25)     (9)      1
                                                ------  ------  ------  ------
Net income..................................... $3,681  $4,804  $1,696  $2,105
                                                ======  ======  ======  ======



                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                         STATEMENT OF PARTNERS' EQUITY

                                 (In Thousands)

                                                                         Total
                                                                       Partners'
                                                                        Equity
                                                                       ---------
Balance at December 31, 1996..........................................  $2,696
  Net income..........................................................   3,681
  Partners' withdrawals...............................................  (3,530)
                                                                        ------
Balance at December 31, 1997..........................................   2,847
  Net income..........................................................   4,804
  Partners' withdrawals...............................................  (4,238)
  Capital contribution................................................      30
                                                                        ------
Balance at December 31, 1998..........................................   3,443
Unaudited data:
  Net income..........................................................   2,105
  Partners' withdrawals...............................................  (1,062)
                                                                        ------
Balance at March 31, 1999 (Unaudited).................................  $4,486
                                                                        ======




                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Three Months
                                                Year Ended          Ended
                                               December 31,       March 31,
                                              ----------------  ---------------
                                               1997     1998     1998    1999
                                              -------  -------  ------  -------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net income................................  $ 3,681  $ 4,804  $1,696  $ 2,105
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...........       55       73      18       14
    Bad debt expense........................      281      340     205     (124)
    Changes in current assets and
     liabilities:
      Fees receivable.......................     (309)    (762)   (606)    (527)
      Unbilled fees.........................      (77)    (117)   (720)    (755)
      Prepaid expenses and other assets.....        9       31      43      (63)
      Accounts payable......................       11        8      (8)     (35)
      Accrued compensation and related
       costs................................      (18)      46      95      (16)
      Accrued vacation......................       58       46      26        8
                                              -------  -------  ------  -------
        Net cash provided by operating
         activities.........................    3,691    4,469     749      607
                                              -------  -------  ------  -------
Cash flows from investing activities:
  Purchase of property and equipment........     (104)    (130)    (15)     (57)
  Purchase of investments...................     (178)    (148)     (6)      (3)
  Proceeds from sale of investments.........      167      136     --       --
                                              -------  -------  ------  -------
        Net cash used in investing
         activities.........................     (115)    (142)    (21)     (60)
                                              -------  -------  ------  -------
Cash flows from financing activities:
  Payments of partner capital...............   (3,531)  (4,237)   (990)  (1,062)
  Capital contributed by principals.........      --        30     --       --
                                              -------  -------  ------  -------
        Net cash used in financing
         activities.........................   (3,531)  (4,207)   (990)  (1,062)
                                              -------  -------  ------  -------
Net increase in cash and cash equivalents...       45      120    (262)    (515)
Cash and cash equivalents at beginning of
 period.....................................      479      524     524      644
                                              -------  -------  ------  -------
Cash and cash equivalents at end of period..  $   524  $   644  $  262  $   129
                                              =======  =======  ======  =======


                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      Holthouse Carlin & Van Trigt LLP (the Company) was formed in 1991 as a general partnership pursuant to the provisions of the California Uniform Partnership Act and provides tax, accounting and consulting services for closely-held businesses and the related individuals primarily in the southern California region. In 1996, the Company elected to convert from a general partnership to a registered limited liability partnership pursuant to the California Corporations Code.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Marketable Securities:

      The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

      Marketable securities consisted of investments in various state and local city debt securities and are classified as available for sale. At December 31, 1997 and 1998, the fair market value of the securities approximated their original cost.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities approximate fair value.

Income Taxes:

      The Company is a limited liability partnership. As such, the Company has no current or deferred income tax assets or liabilities outstanding at December 31, 1997 and 1998 as the taxes associated with net income of the Company is borne by the individual partners.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowance for doubtful accounts, unbilled fees, depreciation and amortization and the valuation of investments.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

NOTE 3--SELECTED FINANCIAL STATEMENT INFORMATION

      Additional information concerning financial statement accounts include the following:

                                                   December 31,     March 31,
                                                   --------------  -----------
                                                    1997    1998      1999
                                                   ------  ------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures..................... $  206  $  268     $ 280
       Computer equipment.........................    173     241       286
                                                   ------  ------     -----
                                                      379     509       566
       Less accumulated depreciation and
        amortization..............................   (160)   (233)     (248)
                                                   ------  ------     -----
                                                   $  219  $  276     $ 318
                                                   ======  ======     =====
     Prepaid expenses and other current assets:
       Prepaid expenses........................... $   35  $    2     $  68
       Employee receivables.......................     28      13        10
                                                   ------  ------     -----
                                                   $   63  $   15     $  78
                                                   ======  ======     =====

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                                                  Three Months
                                                   Year Ended        Ended
                                                  December 31,     March 31,
                                                  --------------  ------------
                                                   1997    1998       1999
                                                  ------  ------  ------------
                                                                  (Unaudited)
     Balance at beginning of period.............. $  309  $  443      $655
     Additions (reductions) to costs and
      expenses, net..............................    282     343       (73)
     Write-offs..................................   (148)   (131)      (53)
                                                  ------  ------      ----
     Balance at end of period.................... $  443  $  655      $529
                                                  ======  ======      ====

NOTE 5--LEASE COMMITMENTS

      The Company leases various office facilities under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term at the end of the original lease term, generally at fair market rates. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  347
     2000...............................................................    357
     2001...............................................................    316
     2002...............................................................    233
     2003...............................................................    175
                                                                         ------
        Total minimum lease payments.................................... $1,428
                                                                         ======

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

      Rent expense for all operating leases for the fiscal years ended December 31, 1997 and 1998, and the three months ended March 31, 1998 and 1999 was $242, $291, $75 (unaudited) and $84 (unaudited), respectively,

NOTE 6--LINE OF CREDIT

      The Company has a line of credit available with Union Bank of California at December 31, 1997 and 1998 in the amount of $250. There were no balances outstanding on this line at December 31, 1997 or 1998.

NOTE 7--EMPLOYEE BENEFIT PLAN

401(K):

      The Company sponsors the Holthouse Carlin & Van Trigt 401(K) Plan which is available to all of its employees. The employees are eligible to participate in the plan after 90 days of employment. The plan is contributory by the employee only as the Company makes no matching contribution.

NOTE 8--PARTNERS' EQUITY

      The Company is a California Registered limited liability partnership with seven common partners, one of which is the managing partner. In accordance with the Partnership agreement each partner contributed $30 to the partners' applicable capital account upon acceptance. One new partner was accepted during 1998 increasing the total number of partners from six partners in 1997 to seven partners in 1998.

NOTE 9--CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 10--RELATED PARTY TRANSACTIONS

      The Company has loans outstanding to certain of its employees, excluding partners, during 1997 and 1998. These loans are for the employees' personal uses and are collected via monthly payroll deductions since inception. The Company decided to eliminate the issuance of such loans during 1998. Employee loans totaled $28, $13 and $10 (unaudited) at December 31, 1997 and 1998 and March 31, 1999, respectively.

      One of the Company's partners is a partial owner of a legal service firm located in Orange County, California. This legal service firm is a client of the Company during 1997 and 1998. There were no material transactions with this legal service firm during 1997 or 1998.

      Certain partners of the Company are investors in business ventures conducted by certain of the Company's clients. All of these clients receive only tax consultation services from the Company. The respective partners' investments are made and held individually rather than by the Company at December 31, 1997 and 1998.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

NOTE 11--SUBSEQUENT EVENTS

      Effective January 1, 1999, the Company admitted William L. Warburton as a probationary partner bringing the total number of partners to eight. As a probationary partner, Mr. Warburton does not have voting privileges for a period of two years, other than the right to vote on any prospective partner.

Cornerstone Transaction (Unaudited):

      In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company will transfer all of its assets to a newly formed Delaware limited liability company ("HCVT Company") followed by a dissolution of the Company. Thereafter, seven wholly-owned subsidiaries and one wholly-owned limited liability company of CenterPoint will merge with and into the seven corporate members of HCVT Company and the sole limited liability company member of HCVT Company, respectively. All of the Company's outstanding partnership interests will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company divest its attest functions prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of The Reppond Companies

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of The Reppond Company, Inc., the Reppond Administrators L.L.C. and Verasource Excess Risk Ltd. (collectively, The Reppond Companies or the Company) at December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                             THE REPPOND COMPANIES

                             COMBINED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...........................    $  148      $  174
  Accounts receivable.................................       842         885
  Prepaid expenses....................................        77          94
                                                          ------      ------
    Total current assets..............................     1,067       1,153
Property and equipment, net...........................       792         837
Deferred income taxes.................................         7           7
Other assets..........................................        27          30
                                                          ------      ------
    Total assets......................................    $1,893      $2,027
                                                          ======      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $  368      $  673
  Accounts payable....................................       248         229
  Accrued compensation and related costs..............       243         148
  Income taxes payable................................       103          20
  Deferred income taxes...............................       120         107
  Other accrued liabilities...........................         5         --
                                                          ------      ------
    Total current liabilities.........................     1,087       1,177
Long-term debt........................................       130          84
                                                          ------      ------
    Total liabilities.................................     1,217       1,261
                                                          ------      ------
Commitments
Shareholders' equity:
  Members' equity of the Reppond Administrators
   L.L.C..............................................       (26)         13
  Common stock of The Reppond Company, $1 par value;
   50,000 shares authorized; 500 shares issued and
   outstanding at December 31, 1998 and March 31, 1999
   (unaudited)........................................         1           1
  Common stock of Verasource Excess Risk Ltd., $1 par
   value; 50,000 shares authorized; 250 shares issued
   and outstanding at December 31, 1998 and March 31,
   1999 (unaudited)...................................       --          --
  Additional paid-in capital..........................        56          56
  Note receivable from shareholder....................       (28)        (28)
  Retained earnings...................................       673         724
                                                          ------      ------
    Total shareholders' equity........................       676         766
                                                          ------      ------
    Total liabilities and shareholders' equity........    $1,893      $2,027
                                                          ======      ======

            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                          COMBINED STATEMENT OF INCOME

                                 (In Thousands)

                                                                 Three Months
                                                                     Ended
                                                     Year Ended    March 31,
                                                    December 31, -------------
                                                        1998      1998   1999
                                                    ------------ ------ ------
                                                                  (Unaudited)
Revenue:
  Commission.......................................    $6,423    $1,562 $1,788
  Fee for service..................................     1,469       347    403
                                                       ------    ------ ------
                                                        7,892     1,909  2,191
                                                       ------    ------ ------
Expenses:
  Producer compensation and related costs..........     2,359       635    674
  Employee compensation and related costs..........     2,708       586    646
  Occupancy costs..................................       391        98    111
  Office operating expenses........................       501        77    124
  Depreciation and amortization....................       332        76     76
  Other selling, general and administrative
   expenses........................................     1,090       227    401
                                                       ------    ------ ------
                                                        7,381     1,699  2,032
                                                       ------    ------ ------
    Operating income...............................       511       210    159
                                                       ------    ------ ------
Other (income) expense:
  Interest expense.................................        72        23     10
  Interest income..................................       (43)      --      (1)
  Other............................................        22         7    --
                                                       ------    ------ ------
                                                           51        30      9
                                                       ------    ------ ------
Income before provision for income taxes...........       460       180    150
Provision for income taxes.........................       113        45     60
                                                       ------    ------ ------
Net income.........................................    $  347    $  135 $   90
                                                       ======    ====== ======


            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                      Members'
                     Common Stock  Equity of the  Common Stock
                        of the        Reppond     of Verasource
                        Reppond    Administrators Excess Risk,                         Note      Accumulated
                        Company        L.L.C.         Ltd.      Additional          Receivable      Other         Total
                     ------------- -------------- -------------  Paid-in   Retained    from     Comprehensive Shareholders'
                     Shares Amount     Amount     Shares Amount  Capital   Earnings Shareholder Income (Loss)    Equity
                     ------ ------ -------------- ------ ------ ---------- -------- ----------- ------------- -------------
Balance at January
 1, 1998...........   500    $ 1       $(215)      313    $--      $70       $518      $(28)        $(10)         $336
 Repurchase of
  62.5 shares of
  Verasource
  stock............   --     --          --        (63)    --      (14)        (3)      --           --            (17)
 Unrealized loss
  on marketable
  securities.......   --     --          --        --      --      --         --        --            10            10
 Net income........   --     --          189       --      --      --         158       --           --            347
                      ---    ---       -----       ---    ----     ---       ----      ----         ----          ----
   Total
    comprehensive
    income.........
Balance at December
 31, 1998..........   500      1         (26)      250     --       56        673       (28)         --            676
Unaudited data:
 Net income........   --     --           39       --      --      --          51       --           --             90
                      ---    ---       -----       ---    ----     ---       ----      ----         ----          ----
 Total
  comprehensive
  income...........
Balance at March
 31, 1999
 (unaudited).......   500    $ 1       $  13       250    $--      $56       $724      $(28)        $--           $766
                      ===    ===       =====       ===    ====     ===       ====      ====         ====          ====
                         Total
                     Comprehensive
                        Income
                     -------------
Balance at January
 1, 1998...........
 Repurchase of
  62.5 shares of
  Verasource
  stock............
 Unrealized loss
  on marketable
  securities.......      $ 10
 Net income........       490
                     -------------
   Total
    comprehensive
    income.........       500
                     =============
Balance at December
 31, 1998..........
Unaudited data:
 Net income........        90
                     -------------
 Total
  comprehensive
  income...........      $ 90
                     =============
Balance at March
 31, 1999
 (unaudited).......



            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                        COMBINED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                             Three Months
                                                                Ended
                                                 Year Ended   March 31,
                                                December 31, -------------
                                                    1998     1998      1999
                                                ------------ ------------------
                                                             (Unaudited)
Cash flows from operating activities:
  Net income...................................    $ 347     $ 135  $   90
  Adjustments to reconcile net income to net
   cash provided by (used in ) operating
   activities:
   Depreciation and amortization...............      332        76      76
   Changes in current operating assets and
    liabilities:
      Accounts receivable......................       41        29     (43)
      Prepaid expenses.........................      (38)      (35)    (17)
      Accounts payable.........................      102        (7)    (19)
      Accrued compensation and related costs...       78        (7)    (95)
      Income taxes payable.....................      184        (5)    (83)
      Deferred income taxes....................      (67)      (19)    (13)
      Other assets and liabilities.............      (20)       15      (8)
                                                   -----     -----  ------
        Net cash provided by (used in)
         operating activities..................      959       182    (112)
                                                   -----     -----  ------
Cash flows from investing activities:
  Purchase of property and equipment...........     (301)      (48)   (121)
                                                   -----     -----  ------
        Net cash used in investing activities..     (301)      (48)   (121)
                                                   -----     -----  ------
Cash flows from financing activities:
  Payments of long-term debt...................     (346)      (46)    (46)
  Repurchase of common stock...................      (17)      (17)    --
  Proceeds from (payments of) short-term debt,
   net.........................................     (185)      (18)    305
                                                   -----     -----  ------
        Net cash (used in) provided by
         financing activities..................     (548)      (81)    259
                                                   -----     -----  ------
Net increase in cash and cash equivalents......      110        53      26
Cash and cash equivalents at beginning of
 period........................................       38        38     148
                                                   -----     -----  ------
Cash and cash equivalents at end of year.......    $ 148     $  91  $  174
                                                   =====     =====  ======
Supplemental disclosures of cash flow
 information:
  Interest paid................................    $  72     $  23  $   10
  Income taxes paid............................    $ 111     $  51  $  160

            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

      The Reppond Companies (the Company) comprises three business entities, The Reppond Company, Inc. (TRC), Reppond Administrators L.L.C. (RA) and Verasource Excess Risk Ltd. (VS).

      TRC is a group insurance brokerage firm in the Pacific Northwest primarily marketing group medical, dental and life insurance products. Ben Reppond and Louis Baransky own 75 percent and 25 percent of TRC, respectively. TRC represents 77 percent of the Company's total revenues for the year ended December 31, 1998.

      RA provides administrative services for a fee primarily to TRC's client base. RA administers COBRA plans, flexible spending accounts, direct dental reimbursement and single billing. Ben and Deborah Reppond (husband and wife) and Louis Baransky own 99 percent and 1 percent of RA, respectively. RA represents 19 percent of the Company's total revenues for the year ended December 31, 1998.

      VS is a reinsurance brokerage firm marketing stop loss coverage to mid-size companies that wish to limit losses related to its self-insured plans. Ben Reppond and Scott Perry each own 50 percent of VS. VS represents 4 percent of the Company's total revenues for the year ended December 31, 1998.

NOTE 2--BASIS OF PRESENTATION

      The combined financial statements present the combined financial position and results of operations of TRC, RA and VS. TRC, RA and VS are related through common management. In view of their close operating and financial relationships, the preparation of combined financial statements is considered appropriate. The combined statements, however, do not refer to a legal entity. All significant transactions and accounts among TRC, RA and VS have been eliminated.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes commission income on the later of the effective date of the policy or the billing date. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is over the period in which the services are provided.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on a straight-line basis over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

      Income taxes have been computed using the asset and liability approach for TRC and VS. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

      RA's members elected to treat RA as a partnership for federal and state income tax purposes. Under the election, RA's results of operations are passed through to, and taken into account by, its members in computing their individual tax liabilities. These items are not taxed at the entity's level; thus, no provision for income taxes has been made, with respect to RA, in the combined financial statements.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the combined financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for accounts receivable, depreciation and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all the adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999 and the results of its operations and its cash flow for the three months ended March 31, 1999 and 1998, as presented in the accompanying unaudited interim financial statements.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
     Property and equipment:
       Furniture and fixtures.........................   $   438      $   446
       Computer equipment.............................       823          931
       Leasehold improvements.........................       103          103
       Office equipment...............................       302          307
       Vehicles.......................................        19           19
       Computer software..............................       286          286
                                                         -------      -------
                                                           1,971        2,092
     Less accumulated depreciation and amortization...    (1,179)      (1,255)
                                                         -------      -------
                                                         $   792      $   837
                                                         =======      =======

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit....................................     $183        $488
     Current maturities of long-term debt..............      185         185
                                                            ----        ----
       Total short-term debt...........................     $368        $673
                                                            ====        ====

      The Company has a $525 line of credit with The Commerce Bank of Washington, N.A. with interest payable monthly at prime (7.75 percent at December 31, 1998) plus 0.25 percent expiring April 30, 1999. The line of credit is collateralized by substantially all assets.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

Long-Term Debt:

      Long-term debt consists of the following:

                                                      December 31,  March 31,
                                                          1998        1999
                                                      ------------ -----------
                                                                   (Unaudited)
     Note payable, secured by certain assets of the
      Company, interest rate of prime (7.75 percent
      at December 31, 1998) plus 0.25 percent........     $315        $269
     Less current maturities of long-term debt.......      185         185
                                                          ----        ----
         Total long-term debt........................     $130        $ 84
                                                          ====        ====
     Maturities on long-term debt, are as follows:
     1999............................................     $185
     2000............................................      130
                                                          ----
         Total maturities of long-term debt..........     $315
                                                          ====

NOTE 6--INCOME TAXES

      The provision for income taxes consists of:

                                                                 Three Months
                                                     Year Ended      Ended
                                                    December 31,   March 31,
                                                        1998      1998    1999
                                                    ------------ ------  ------
                                                                  (Unaudited)
     Income taxes currently payable:
       Federal.....................................     $180     $   64  $   73
                                                        ----     ------  ------
     Deferred income tax expense (benefit):
       Federal.....................................      (67)       (19)    (13)
                                                        ----     ------  ------
         Total provision for income taxes..........     $113     $   45  $   60
                                                        ====     ======  ======

      Deferred taxes are comprised of the following:

                                                                    Three Months
                                                                       Ended
                                                       December 31,  March 31,
                                                           1998         1999
                                                       ------------ ------------
                                                                    (Unaudited)
     Non-current deferred tax assets:
       Property and equipment.........................     $  7         $  7
                                                           ====         ====
     Current deferred tax liabilities:
       Accrual to cash differences....................     $116         $103
       Unrealized losses..............................        4            4
                                                           ----         ----
                                                           $120         $107
                                                           ====         ====

                             THE REPPOND COMPANIES

                            (Dollars In Thousands)

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                              Three Months
                                                                  Ended
                                                  Year Ended    March 31,
                                                 December 31, ---------------
                                                     1998      1998     1999
                                                 ------------ ------   ------
                                                               (Unaudited)
     U.S. federal statutory rate................      34%         34%      34%
     Limited liability company income not
      subject to level taxation.................     (14)        (14)      (9)
     Meals and entertainment....................       4           4        3
     Merger costs...............................     --          --        10
     Other......................................       1           1        1
                                                     ---      ------   ------
                                                      25%         25%      39%
                                                     ===      ======   ======

NOTE 7--LEASE COMMITMENTS

      The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  325
     2000...............................................................    369
     2001...............................................................    382
     2002...............................................................    388
     2003...............................................................    388
                                                                         ------
     Total minimum lease payments....................................... $1,852
                                                                         ======

      Rent expense for all operating leases for the fiscal year ended December 31, 1998, and for the three months ended March 31, 1998 and 1999 was $386, $97 (unaudited), and $110 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLAN

      The Company sponsors a defined contribution pension plan covering substantially all employees. At its discretion, the Company may make contributions to the plan up to 6 percent of employees wages. Contributions for the year ended December 31, 1998 were $25.

NOTE 9--RELATED PARTY TRANSACTIONS

      The December 31, 1998 accounts receivable balance includes a $17 receivable from a related party. This amount represents expenses that were paid by the Company on behalf of the related party.

      The Company is a party to a sublicense agreement in which it pays a related party approximately $25 per year for the use of a luxury box at the Key Arena in Seattle, Washington.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its shareholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which three wholly owned subsidiaries of CenterPoint will merge with and into The Reppond Company, Inc., Reppond Administrators L.L.C. and Vera Source Excess Risk Ltd., respectively. All of the Company's outstanding shares and membership interests will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In April 1999, the Company obtained a note payable from The Commerce Bank of Washington, N.A. with a borrowing limit of $600,000. The Note bears interest at prime plus 0.25 percent and expires in April of 2004. The Note is collateralized by substantially all assets of the Company. The Company has borrowed $350,000 on the Note through May 17, 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Members of Simione, Scillia, Larrow & Dowling LLC

In our opinion, the accompanying balance sheet and the related statements of income, of members' equity and of cash flows present fairly, in all material respects, the financial position of Simione, Scillia, Larrow & Dowling LLC at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                                 BALANCE SHEET

                                 (In Thousands)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...........................    $  169      $  235
  Fees receivable, less allowance for doubtful
   accounts of $177 and $177 (unaudited)..............     1,562       2,265
  Notes receivable....................................        12          12
  Unbilled fees, at net realizable value..............       254         487
  Prepaid expenses and other current assets...........        23          75
                                                          ------      ------
    Total current assets..............................     2,020       3,074
Property and equipment, net...........................       133         125
Fees receivable.......................................        43          43
Notes receivable......................................        46          46
                                                          ------      ------
    Total assets......................................    $2,242      $3,288
                                                          ======      ======
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $1,101      $1,171
  Loans from members..................................        26          22
  Due to managers.....................................       152         186
  Accounts payable....................................       115         216
  Accrued expenses....................................       142         139
                                                          ------      ------
    Total current liabilities.........................     1,536       1,734
Long-term debt........................................       153         120
Deferred rent.........................................       113         115
                                                          ------      ------
    Total liabilities.................................     1,802       1,969
                                                          ------      ------
Commitments and contingencies
Members' equity:
  Members.............................................       --          --
  Managers............................................       440       1,319
                                                          ------      ------
    Total members' equity.............................       440       1,319
                                                          ------      ------
    Total liabilities and members' equity.............    $2,242      $3,288
                                                          ======      ======

                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                            Three Months Ended
                                                Year Ended       March 31,
                                               December 31, ------------------
                                                   1998       1998      1999
                                               ------------ --------- ---------
                                                                (Unaudited)
Revenues:
  Professional services.......................    $6,217    $   1,983 $   2,478
                                                  ------    --------- ---------
Expenses:
  Members' and managers' compensation and
   related costs..............................     2,306          570       627
  Employee compensation and related costs.....     2,090          588       574
  Occupancy costs.............................       372           86        86
  Office operating expenses...................       494          129       131
  Depreciation and amortization...............        31            8         8
  Other selling, general and administrative
   expenses...................................       467          104       108
                                                  ------    --------- ---------
                                                   5,760        1,485     1,534
                                                  ------    --------- ---------
    Operating income..........................       457          498       944
                                                  ------    --------- ---------
Other expense:
  Interest expense............................       130           30        35
  Other.......................................        50          --         30
                                                  ------    --------- ---------
                                                     180           30        65
                                                  ------    --------- ---------
Net income....................................    $  277    $     468 $     879
                                                  ======    ========= =========



                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                          STATEMENT OF MEMBERS' EQUITY

                                 (In Thousands)

                                                                         Total
                                                     Members' Managers' Members'
                                                      Equity   Equity    Equity
                                                     -------- --------- --------
Balance at January 1, 1998..........................   $--     $  163    $  163
Net income..........................................    --        277       277
                                                       ----    ------    ------
Balance at December 31, 1998........................    --        440       440
                                                       ----    ------    ------
Net income (unaudited)..............................    --        879       879
                                                       ----    ------    ------
Balance at March 31, 1999 (unaudited)...............   $--     $1,319    $1,319
                                                       ====    ======    ======




                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                          Three Months Ended
                                              Year Ended       March 31,
                                             December 31, ------------------
                                                 1998       1998       1999
                                             ------------ ---------  ---------
                                                              (Unaudited)
Cash flows from operating activities:
  Net income................................    $ 277     $     468  $     879
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...........       31             8          8
    Provision for losses on accounts
     receivable.............................       56             4         15
    Changes in deferred rent expense........       17           --           2
    Changes in current assets and
     liabilities:
      Fees receivable.......................     (266)         (197)      (718)
      Unbilled fees.........................     (159)         (287)      (233)
      Prepaid expenses and other current
       assets...............................       (2)          (69)       (52)
      Due to managers.......................      152           --          34
      Accounts payable......................      (10)           87        101
      Accrued expenses......................       33            43         (3)
                                                -----     ---------  ---------
        Net cash provided by operating
         activities.........................      129            57         33
                                                -----     ---------  ---------
Cash flows from investing activities:
  Purchase of property and equipment........      (11)           (6)       --
                                                -----     ---------  ---------
        Net cash used in investing
         activities.........................      (11)           (6)       --
                                                -----     ---------  ---------
Cash flows from financing activities:
  Payments of long-term debt................     (133)          (33)       (33)
  Proceeds from short-term debt.............      197            10         70
  Payments of loans from members............      (16)           (4)        (4)
                                                -----     ---------  ---------
        Net cash provided by (used in)
         financing activities...............       48           (27)        33
                                                -----     ---------  ---------
Net increase in cash........................      166            24         66
Cash and cash equivalents at beginning of
 year.......................................        3             3        169
                                                -----     ---------  ---------
Cash and cash equivalents at end of year....    $ 169     $      27  $     235
                                                =====     =========  =========
Supplemental disclosure of cash flow
 information:
  Interest paid.............................    $ 130     $      30  $      35


                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

Nature of Operations and Organization:

      Simione, Scillia, Larrow & Dowling LLC (the Company) is a limited liability company engaged in the practice of providing audit, accounting, tax, and management consulting services. The Company has offices in New Haven, Hartford, and Hamden, Connecticut. The primary area is Connecticut, although the Company has clients throughout the United States. The Company specializes in providing services for small and mid-sized privately owned business and governmental clients. More than half of the Company's revenue is derived from audit and accounting services.

      The Company was formed pursuant to the Connecticut Limited Liability Company Act. The term of the Company began as of January 1, 1996 and shall continue until December 31, 2046 unless sooner terminated in accordance with the Operating Agreement. Ownership in the Company consists of members, certain of which are designated as managers. Members have limited personal liability for the obligations or debts of the Company. The managers are responsible for the business, property, and affairs of the Company. Each individual who becomes a manager of the Company shall have capital in the Company to the extent of:
(i) capital contributions actually made, and (ii) the amount of guaranteed payments (as defined) "contributed" in relation to total guaranteed payments "contributed" by all managers, with such percentage interest applied to unallocated capital of the Company.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

      The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

      Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

      The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

Property and Equipment:

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Income Taxes:

      The Company is treated as a partnership for income tax purposes. As such, the Company has no current or deferred income tax assets or liabilities outstanding at December 31, 1998 as the taxes associated with net income of the Company is borne by the individual members.

Asset Impairment Assessments:

      The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

      The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Concentration of Credit Risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts and deprecation.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                    SIMIONE, SCILLIA, LARROW & DOWLING LLC

                            (Dollars In Thousands)

NOTE 3--PROPERTY AND EQUIPMENT

      Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                      December 31,  March 31,
                                                          1998        1999
                                                      ------------ -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures........................     $197        $197
       Computer equipment............................       19          19
                                                          ----        ----
                                                           216         216
       Less accumulated depreciation and
        amortization.................................      (83)        (91)
                                                          ----        ----
                                                          $133        $125
                                                          ====        ====

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                                     Year Ended   Three Months
                                                    December 31, Ended March 31,
                                                        1998          1999
                                                    ------------ ---------------
                                                                   (Unaudited)
     Balance at beginning of period................     $255          $177
     Additions to costs and expenses...............       56            15
     Less write-offs...............................     (134)          (15)
                                                        ----          ----
     Balance at end of period......................     $177          $177
                                                        ====          ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

      Short-term debt consists of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit borrowings.........................    $  969      $1,039
     Current maturities of long-term debt..............       132         132
                                                           ------      ------
       Total short-term debt...........................    $1,101      $1,171
                                                           ======      ======

      Line of credit borrowings consist of amounts outstanding under the Company's $1,500 commercial note and revolving loan agreement with a bank. That note and loan agreement bears interest at the bank's prime rate (as defined) plus .5 percent (8.25 percent at December 31, 1998). The line of credit borrowings are secured by all assets of the Company and are personally guaranteed by the Managers. To the extent the line of credit borrowings exceed $1,000, such borrowings cannot exceed 85 percent of the Company's eligible accounts receivable (as defined). The revolving line of credit matures on April 30, 1999.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)


      As a condition of the line of credit borrowings, the Company is required to comply with certain loan covenants. The financial covenants require the Company to cause its members' equity to increase by a minimum of $250 for the fiscal year ending December 31, 1998 and for each year thereafter.

Long-Term Debt:

      Long-term debt consists of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Commercial promissory note, due in 48 monthly
      principal installments of $11 plus interest at
      the bank's prime rate (as defined) plus
      .5%(8.25% at December 31, 1998) through March 1,
      2001. The note is secured by all assets of the
      Company.........................................      $285        $252
     Less current maturities of long-term debt........      (132)       (132)
                                                            ----        ----
         Total long-term debt.........................      $153        $120
                                                            ====        ====
       Maturities on long-term debt as of December 31,
        1998 are as follows:
     1999.............................................      $132
     2000.............................................       132
     2001.............................................        21
                                                            ----
         Total........................................      $285
                                                            ====

NOTE 6--LEASE COMMITMENTS

      The Company leases office equipment and office space under operating leases expiring at various dates through April 2006. The office space lease has a renewal option and requires the Company to pay a proportionate share of common area costs in addition to the base rental amount. Further, the office space lease includes scheduled base rent increases over the term of the lease. The total amount of the base rent payments is being charged to expense on the straight-line method over the term of the lease. The Company has recorded a deferred credit as a long-term liability to reflect the excess of rent expense over cash payments since inception of the lease. Rent expense totaled approximately $505, $83 (unaudited) and $125 (unaudited) for the fiscal year ended December 31, 1998 and for the three months ended March 31, 1998 and 1999, respectively.

      Total future minimum rental payments under noncancelable operating leases at December 31, 1998 were as follows:

     1999................................................................ $  444
     2000................................................................    416
     2001................................................................    336
     2002................................................................    311
     2003................................................................    311
     Thereafter..........................................................    726
                                                                          ------
                                                                          $2,544
                                                                          ======

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

NOTE 7--EMPLOYEE BENEFIT PLAN

      The Company has a defined contribution 401(k) savings plan. The plan is available to all full time employees and members who have completed one year of employment and worked a minimum of 1,000 hours. The Company contributes an amount equal to 15 percent of the compensation earned by each eligible participant up to $1. At its discretion, the Company may also contribute a portion of its net income. No discretionary contributions were made to the plan during 1998. Contributions to the plan by the Company amounted to $22, $8 (unaudited) and $7 (unaudited) for the fiscal year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

NOTE 8--RELATED PARTY TRANSACTIONS

      The Company is indebted to a partnership comprised of certain managers of the Company. The unsecured note payable is due in 36 monthly installments of $2, including interest at 10 percent through April 1, 2000.

      The Company leases office space from a partnership, including two of the managers. The lease is classified as an operating lease and provides for month to month rentals of $1.

NOTE 9--CONTINGENCIES

Litigation:

      The Company, two managers, and two predecessor firms are defendants in a lawsuit filed by a former client claiming fraud, negligence, and breach of fiduciary duty, among other allegations. The plaintiff seeks unspecified damages but has indicated through responses to discovery that damages could exceed $1,000. The Company and outside counsel for the Company believe the suit to be without merit and intend to defend the suit vigorously.

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its members entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company will transfer all of its assets and liabilities other than the assets and liabilities relating to the provision of attest services to a newly formed Delaware limited liability company ("SSLD LLC"). Thereafter, SSLD LLC will merge with and into a wholly-owned subsidiary of CenterPoint. All of the members' equity in SSLD LLC will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former members of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      Through and including           , 1999 (the 25th day after the date of
this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       Shares

                           CenterPoint Advisors, Inc.

                                  Common Stock

                               ----------------

                                   PROSPECTUS

                               ----------------

                              Merrill Lynch & Co.

                                Lehman Brothers

                           Thomas Weisel Partners LLC

                               CIBC World Markets

                                         , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by CenterPoint in connection with the issuance and distribution of the common stock pursuant to the prospectus contained in this Registration Statement. CenterPoint will pay all of these expenses.

                                                                     Approximate
                                                                       Amount
                                                                     -----------
     Securities and Exchange Commission registration fee............   50,353
     NASD filing fee................................................   18,613
     NYSE listing fee...............................................      *
     Accountants' fees and expenses.................................      *
     Blue Sky fees and expenses.....................................      *
     Legal fees and expenses........................................      *
     Transfer Agent and Registrar fees and expenses.................      *
     Printing and engraving.........................................      *
     Miscellaneous expenses.........................................      *
                                                                       ------
         Total......................................................   $ *
                                                                       ======

--------
*To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

      CenterPoint's certificate of incorporation provides that CenterPoint shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

      Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to be indemnified for such expenses despite such adjudication of liability.

      CenterPoint's certificate of incorporation provides that CenterPoint's directors will not be personally liable to CenterPoint or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to CenterPoint or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 164 of the Delaware General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock repurchase or redemptions or (d) for transactions from which directors derive improper personal benefit.

      Section    of the underwriting agreement filed as Exhibit 1.1 provides that the Underwriters named therein will indemnify and hold harmless CenterPoint and each director, officer or controlling person of CenterPoint from and against certain liabilities, including liabilities under the Securities Act. CenterPoint expects to have director and officer insurance coverage concurrently with the consummation of this offering.

Item 15. Recent Sales of Unregistered Securities.

      The following information relates to securities of CenterPoint issued or sold by CenterPoint since inception that were not registered under the Securities Act:

    1. CenterPoint was incorporated on November 9, 1998 and issued 2,992 shares of its common stock to its founders at a price of $10.00 per share. Of such shares, 100 were issued to BGL Capital Partners, L.L.C. ("BGL Capital") and 2,892 were issued to Robert C. Basten.

    2. On December 30, 1998, CenterPoint issued 333 shares to Rondol E. Eagle at $10.00 per share.

    3. On February 1, 1999, CenterPoint issued 12,400 shares to CPA Holdings LLC for total consideration of $108,000 in cash and 40 shares of common stock of Professional Service Group, Inc.

    4. On February 15, 1999, CenterPoint issued 150 shares to Dennis W. Bikun at a price of $40.00 per share.

    5. On March 8, 1999, CenterPoint issued an aggregate of 625 shares to Jonathan R. Rutenberg and Reznick, Fedder & Silverman, C.P.A.s, L.L.C. at a price of $10.00 per share.

    6. On March 9, 1999, CenterPoint issued 1,000 shares to DeAnn L. Brunts at a price of $40.00 per share.

      The offer and sale of these shares were exempt from registration under the Securities Act in reliance on the exemption provided by Section 4(2) thereof. Prior to the completion of the offering, the number of these shares will be increased to 3,681,309 by the approximately 210.3605-for-one stock split.

      Simultaneously with the closing of the offering, CenterPoint will issue 3,074,361 unregistered shares of common stock to owners of the CenterPoint Companies. Such shares were offered and will be sold in reliance on the exemption provided by Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

      (a) Exhibits.

      1.1*    Form of Underwriting Agreement.

      2.1**   Merger Agreement between CenterPoint, Reznick Fedder & Silverman,
              Inc., Reznick Mergersub Inc., Reznick, Fedder & Silverman,
              C.P.A.s, L.L.C., and the members of Reznick, Fedder & Silverman,
              C.P.A.s, L.L.C., dated as of March 31, 1999.

      2.2     Merger Agreement between CenterPoint, Robert F. Driver Co., Inc.,
              RFD Mergersub, Inc. and the stockholders of Robert F. Driver Co.,
              Inc., dated as of March 31, 1999.

      2.3**   Merger Agreement between CenterPoint, Follmer, Rudzewicz &
              Company, P.C., FRF Holding, LLC, FRC Mergersub Inc. and the stockholders of Follmer Rudzewicz & Co., P.C., dated as of March
              31, 1999.

      2.4**   Merger Agreement between CenterPoint, Mann Frankfort Stein &
              Lipp, P.C., MFSL Mergersub Inc. and the stockholders of Mann
              Frankfort & Stein & Lipp, P.C., dated as of March 31, 1999.


      2.5**   Merger Agreement between CenterPoint, Berry, Dunn, McNeil &
              Parker, Chartered, Berry Dunn Mergersub Inc., BDM&P Holdings, LLC and certain members of BDM&P Holdings, LLC, dated as of March 31, 1999.

      2.6**   Merger Agreement between CenterPoint, Urbach Kahn & Werlin, PC, a
              New York professional corporation, Urbach, Kahn & Werlin, P.C.,
              UKW Mergersub Inc., UKW Management LLC and the members of UKW
              LLC, dated as of March 31, 1999.

      2.7**   Merger Agreement between CenterPoint, Self Funded Benefits, Inc.
              (d/b/a Insurance Design Administrators), IDA Mergersub Inc. and the stockholders of Self Funded Benefits, Inc. (d/b/a Insurance
              Design Administrators), dated as of March 31, 1999.

      2.8**   Merger Agreement between CenterPoint, Holthouse Carlin & Van
              Trigt LLP, certain merger subsidiaries of CenterPoint, the partners of Holthouse Carlin & Van Trigt LLP, the members of the LLC Partner and the stockholders of the Corporate Partners, dated as of March 31, 1999.

      2.9**   Merger Agreement between CenterPoint, Grace & Company, P.C.,
              Grace Capital, LLP, Grace Mergersub Inc. and the partners of
              Grace Capital, LLP, dated as of March 31, 1999.

      2.10**  Merger Agreement between CenterPoint, The Reppond Company Inc.,
              Reppond Administrators, LLC and Vera Source Excess Risk Ltd.,
              Reppond Mergersub Inc., RA Mergersub LLC and Verasource Mergersub
              Inc., dated as of March 31, 1999.

      2.11**  Merger Agreement between CenterPoint, Simione, Scillia, Larrow &
              Dowling LLC, SSLD Mergersub LLC and the members of Simione,
              Scillia, Larrow & Dowling LLC, dated as of March 31, 1999.

      2.12 Voting Agreement by and among CenterPoint and named members of Reznick, Fedder & Silverman, C.P.A.s, L.L.C., dated March 31,
              1999.

      2.13 Voting Agreement by and among CenterPoint and named stockholders of Robert F. Driver Co., Inc., dated March 31, 1999.

      2.14 Voting Agreement by and among CenterPoint and named stockholders of Follmer, Rudzewicz & Company, P.C., dated March 31, 1999.

      2.15 Voting Agreement by and among CenterPoint and named stockholders of Mann Frankfort Stein & Lipp, P.C., dated March 31, 1999.

      2.16 Voting Agreement by and among CenterPoint and named stockholders of Berry, Dunn, McNeil & Parker, Chartered, dated March 31, 1999.

      2.17 Voting Agreement by and among CenterPoint and named stockholders of Urbach, Kahn & Werlin, P.C., dated March 31, 1999.

      2.18 Voting Agreement by and among CenterPoint and named stockholders of Self Funded Benefits, Inc. (d/b/a Insurance Design
              Administrators), dated March 31, 1999.

      2.19 Voting Agreement by and among CenterPoint and the partners of Holthouse Carlin & Van Trigt LLP, dated March 31, 1999.

      2.20 Voting Agreement by and among CenterPoint and named partners of Grace & Company, P.C., dated March 31, 1999.

      2.21 Voting Agreement by and among CenterPoint and the stockholders of The Reppond Company, Inc., dated March 31, 1999.

      2.22 Voting Agreement by and among CenterPoint and the members of Reppond Administrators, L.L.C., dated March 31, 1999.


      2.23 Voting Agreement by and among CenterPoint and the stockholders of VeraSource Excess Risk Ltd., dated March 31, 1999.

      2.24    Voting Agreement by and among CenterPoint, Simione, Scillia,
              Larrow & Dowling LLC, and the managers of Simione, Scillia,
              Larrow & Dowling LLC, dated March 31, 1999.

      3.1**   Form of Amended and Restated Certificate of Incorporation of the
              Registrant.

      3.2**   Form of Amended and Restated Bylaws of the Registrant.

      4.1*    Specimen stock certificate representing common stock.

      5 Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).

     10.1*    Form of Employment Agreement between CenterPoint and Robert C.
              Basten.

     10.2*    Form of Employment Agreement between CenterPoint and DeAnn L.
              Brunts.

     10.3*    Form of Employment Agreement between CenterPoint and Rondol E.
              Eagle.

     10.4*    Form of Employment Agreement between CenterPoint and Dennis W.
              Bikun.

     10.5     Form of Employment Agreement between Self Funded Benefits, Inc.
              (d/b/a Insurance Design Administrators) and Robert F. Gallo.

     10.6     Form of Employment Agreement between CenterPoint, Robert F.
              Driver Co., Inc. and Thomas W. Corbett.

     10.7**   Form of Stockholders' Agreement.

     10.8**   Form of Incentive Compensation Agreement.

     10.9**   Form of Separate Practice Agreement.

     10.10**  Form of Services Agreement.

     10.11    Form of Employee Incentive Compensation Plan.

     10.12    Form of Stock Purchase Plan.

     23.1     Consent of PricewaterhouseCoopers LLP.

     23.2     Consent of KPMG LLP.

     23.3 Consent of Katten Muchin & Zavis (contained in its opinion to be filed as Exhibit 5 hereto).

     23.4**   Consent to be named as prospective director (David Reznick)

     23.5**   Consent to be named as prospective director (Thomas W. Corbett)

     23.6**   Consent to be named as prospective director (Richard H. Stein)

     23.7**   Consent to be named as prospective director (Anthony P. Frabotta)

     23.8**   Consent to be named as prospective director (Charles H. Roscoe)

     23.9**   Consent to be named as prospective director (Steven N. Fischer)

     23.10**  Consent to be named as prospective director (Robert F. Gallo)

     23.11**  Consent to be named as prospective director (Wayne J. Grace)

     23.12**  Consent to be named as prospective director (Philip J. Holthouse)

     23.13**  Consent to be named as prospective director (Anthony P. Scillia)


     23.14**  Consent to be named as prospective director (Louis C. Fornetti)

     23.15**  Consent to be named as prospective director (William J. Lynch)

     24**     Power of Attorney (see signature page).

--------
*To be filed by amendment.

 **Previously filed.

      (b) Financial Statement Schedules.

      Not applicable.

Item 17. Undertakings.

      The Registrant hereby undertakes:

          (1) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by CenterPoint pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 21st day of May, 1999.

                                          CenterPoint Advisors, Inc.

                                                  /s/ Robert C. Basten
                                          By: _________________________________
                                                      Robert C. Basten
                                               President and Chief Executive
                                                          Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Name                             Title                    Date
                ----                             -----                    ----

      /s/ Robert C. Basten           Chairman of the Board,           May 21, 1999
____________________________________  President and Chief
          Robert C. Basten            Executive Officer

                 *                   Executive Vice President,        May 21, 1999
____________________________________  Chief Financial Officer and
          DeAnn L. Brunts             a Director

                 *                   Vice President and               May 21, 1999
____________________________________  Chief Accounting Officer
          Dennis W. Bikun

                 *                   Director                         May 21, 1999
____________________________________
           Scott H. Lang

      /s/ Robert C. Basten                                            May 21, 1999

*By: _____________________

     Robert C. Basten

     Attorney-in-fact